                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           NEW CENTURY ENERGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[NEW CENTURY ENERGIES, INC. ADDRESS LOGO]
Dear Shareholder:


You are cordially invited to attend a special meeting of shareholders of New Century Energies, Inc. which will be held on June 28, 1999 at the Arvada Center for the Arts and Humanities, 6901 Wadsworth Boulevard, Arvada, Colorado. The meeting will start at 10:00 a.m. local time.



At this important meeting, you will be asked to approve a merger of equals between New Century Energies and Northern States Power. The combined company will be renamed at the time of the merger and will be a holding company for the combined assets of both companies. We intend to select a new name for the combined company which will identify it as a leading energy company. We expect to announce the new name before our special meeting of shareholders. This merger creates one of the top ten utilities in the United States with over 3 million electric and 1.5 million gas customers, serving twelve states. The combined company will have additional operations outside the U.S. in central Europe, the United Kingdom, Australia, and South America.


In the merger, each New Century Energies common share will be converted into the right to receive 1.55 shares of common stock of the combined company. Northern States Power common and preferred shares will remain outstanding after the merger on a one-for-one basis as shares of the combined company. At the close of the merger, New Century Energies shareholders would own approximately 54% of the common stock in the combined company.

Your Board of Directors believes that this merger of equals will benefit shareholders and customers by creating a financially strong company with a diversified asset mix, enhanced growth potential, significant cost savings, and the scale and scope to compete effectively in the deregulating energy industry. Your Board of Directors has carefully reviewed and considered the terms and conditions of the merger and believes that they are in the best interests of New Century Energies and its shareholders. Your Board has unanimously approved the merger agreement and recommends that you vote FOR approval of the merger.

The attached joint proxy/prospectus gives you detailed information about the meeting and the proposed merger. We encourage you to read this document carefully. IN PARTICULAR, YOU SHOULD READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 21 FOR A DESCRIPTION OF VARIOUS RISKS YOU SHOULD CONSIDER IN EVALUATING THE MERGER. The merger requires the approval of shareholders representing at least 50% of the outstanding shares. YOUR VOTE IS IMPORTANT - no matter how many shares you hold.

On behalf of your Board of Directors, we thank you for your support.

                                          Sincerely,
                                          /s/ Bill D. Helton
                                          BILL D. HELTON
                                          Chairman of the Board and
                                          Chief Executive Officer


     The joint proxy statement/prospectus is dated May 19, 1999, and was first mailed to the shareholders of Northern States Power and the shareholders of New Century Energies on or about May 24, 1999.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THE JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED WHETHER THE JOINT PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           NEW CENTURY ENERGIES, INC.
                            1225 SEVENTEENTH STREET
                             DENVER, COLORADO 80202
                                 (303) 571-7511

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                            Date: June 28, 1999


                            Time: 10:00 a.m., local time


                            Place: The Arvada Center for the Arts and Humanities


                                   6901 Wadsworth Boulevard


                                   Arvada, Colorado


PURPOSE OF THE MEETING:

     - To consider and vote upon the Agreement and Plan of Merger, dated as of March 24, 1999, between New Century Energies, Inc. and Northern States Power Company (including the plan of merger that is part of the merger agreement) and the merger of New Century Energies and Northern States Power contemplated thereby.

     - To consider any other matters that may be properly brought before the special meeting or any adjournment of the special meeting.


     Only shareholders who owned stock at the close of business on May 18, 1999, are entitled to notice of, and to vote at, this special meeting or any adjournment of the special meeting.



     THE BOARD OF DIRECTORS OF NEW CENTURY ENERGIES HAS UNANIMOUSLY ADOPTED AND APPROVED THE MERGER AGREEMENT AND THE MERGER AS IN THE BEST INTERESTS OF NEW CENTURY ENERGIES AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.


     The merger is explained in the accompanying joint proxy statement/prospectus, which you are urged to read carefully. A copy of the Agreement and Plan of Merger is attached as Appendix A to the joint proxy statement/prospectus.

     YOUR VOTE IS VERY IMPORTANT TO US. Whether or not you plan to attend the special meeting, please act promptly to vote your shares on the proposals described above. You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the return envelope provided, which requires no postage if mailed in the United States. You may also vote your shares by telephone or through the Internet by following the instructions we have provided on the enclosed proxy card. If you attend the special meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or through the Internet.

                                          By order of the Board of Directors
                                     /s/ Cathy J. Hart
                                          Cathy J. Hart
                                          Secretary


May 19, 1999

                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1
SUMMARY.....................................................      5
     The Companies..........................................      5
     The New Century Energies Special Meeting...............      6
     The Northern States Power Special Meeting..............      6
     Charter Amendment......................................      7
     The Merger and the Merger Agreement....................      7
     Our Reasons for the Merger.............................      7
     Our Recommendations to Shareholders....................      7
     Fairness Opinions......................................      8
     Material Federal Income Tax Consequences...............      8
     Board of Directors, Management and Headquarters of the
      Combined Company After the Merger.....................      8
     Interests of Directors and Officers in the Merger......      9
     Accounting Treatment...................................      9
     Regulatory Approvals...................................      9
     Northern States Power Restructuring....................      9
     Completion of the Merger...............................     10
     Termination and Termination Fees.......................     10
     Appraisal Rights for Dissenting Shareholders...........     11
     Comparative Per Share Market Price and Dividend
      Information...........................................     11
     Selected Historical Financial Information..............     14
     Unaudited Selected Pro Forma Combined Condensed
      Financial Information.................................     17
     Comparative Per Share Data.............................     18
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...     19
RISK FACTORS................................................     21
     Transaction Risks......................................     21
     Operational Risks......................................     21
THE COMPANIES...............................................     22
     New Century Energies...................................     22
     Northern States Power..................................     23
THE NEW CENTURY ENERGIES SPECIAL MEETING....................     25
     General................................................     25
     Record Date and Voting.................................     25
     Voting and Revocation of Proxies.......................     25
THE NORTHERN STATES POWER SPECIAL MEETING...................     27
     General................................................     27
     Record Date and Voting.................................     27
     Voting and Revocation of Proxies.......................     28

                                                                PAGE
                                                                ----
THE MERGER..................................................     30
     Background.............................................     30
     New Century Energies' Reasons for the Merger;
      Recommendation of the New Century Energies Board......     35
     Northern States Power's Reasons for the Merger;
      Recommendation of the Northern States Power Board.....     37
     Potential Cost Savings and Cost Avoidances Resulting
      from the Merger.......................................     39
     Opinion of the Financial Advisor to the New Century
      Energies Board........................................     40
     Opinion of the Financial Advisor to the Northern States
      Power Board...........................................     45
     Effective Time of the Merger...........................     53
     Articles of Incorporation and Bylaws...................     53
     Directors and Officers.................................     54
     Headquarters and Other Significant Operating
      Locations.............................................     54
     Material Federal Income Tax Consequences...............     54
     Accounting Treatment...................................     56
     Regulatory Approvals...................................     56
     Listing of the Combined Company Common Stock on Stock
      Exchanges.............................................     60
     Resale of Shares Issued in the Merger; Affiliates......     60
     Interests of Certain Persons in the Merger.............     60
     Amendments to New Century Energies' Shareholder Rights
      Plan..................................................     64
RIGHTS OF DISSENTING NORTHERN STATES POWER SHAREHOLDERS.....     65
THE MERGER AGREEMENT........................................     68
     The Merger.............................................     68
     Merger Consideration...................................     68
     Conversion of NCE Common Shares........................     68
     Representations and Warranties.........................     69
     Conduct of Business Pending the Merger.................     70
     No Solicitation........................................     71
     Workforce and Employee Benefit Matters.................     72
     Treatment of Incentive, Stock and Other Plans..........     73
     Insurance and Indemnification..........................     73
     Amendment of Articles of Incorporation.................     74
     Conditions to the Merger...............................     74
     Termination............................................     75
     Expenses...............................................     78
     Amendment and Waiver...................................     78
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  INFORMATION...............................................     79
SECURITY OWNERSHIP OF MANAGEMENT............................     87
     New Century Energies...................................     87
     Northern States Power..................................     88

                                                                PAGE
                                                                ----
DESCRIPTION OF NORTHERN STATES POWER COMMON SHARES..........     89
COMPARATIVE RIGHTS OF NEW CENTURY ENERGIES SHAREHOLDERS AND
  NORTHERN STATES POWER SHAREHOLDERS........................     92
     Business Combinations..................................     92
     State Takeover Legislation.............................     92
     Rights of Dissenting Shareholders......................     94
     Amendments to Charters.................................     94
     Amendments to Bylaws...................................     95
     Shareholder Action.....................................     95
     Shareholder Proposals..................................     95
     Special Meetings of Shareholders.......................     96
     Cumulative Voting......................................     96
     Number and Election of Directors.......................     96
     Removal of Directors...................................     97
     Indemnification of Directors and Officers..............     97
     Limitation of Personal Liability of Directors..........     98
     Shareholder Rights Plans...............................     98
CERTAIN ANTITAKEOVER EFFECTS OF CERTAIN CHARTER AND BYLAWS
  PROVISIONS................................................    100
     General................................................    100
     Classified Board of Directors..........................    101
     Advance Notice Provisions for Shareholder Proposals....    101
     Preferred Stock........................................    101
     Common Stock...........................................    102
     Antitakeover Legislation...............................    102
LEGAL OPINIONS..............................................    103
EXPERTS.....................................................    103
SHAREHOLDER PROPOSALS FOR THE 2000 NORTHERN STATES POWER
  ANNUAL MEETING AND THE 2000 NEW CENTURY ENERGIES ANNUAL
  MEETING...................................................    103
WHERE YOU CAN FIND MORE INFORMATION.........................    105
LIST OF DEFINED TERMS.......................................    106


APPENDICES

Appendix A  Agreement and Plan of Merger................................  A-1
Appendix B  Opinion of SG Barr Devlin...................................  B-1
Appendix C  Opinion of The Blackstone Group L.P. .......................  C-1
Appendix D  Sections 302A.471 and 302A.473 of the Minnesota Business
            Corporation Act.............................................  D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.   WHAT IS THE PROPOSED TRANSACTION?


A. New Century Energies and Northern States Power will combine in a merger of equals. We expect to accomplish this merger of equals and the creation of the combined company by moving Northern States Power's utility assets to a new subsidiary and then by merging New Century Energies and Northern States Power. For regulatory reasons, Northern States Power will be the surviving corporate entity in the merger and will be a holding company for the combined assets and operations of Northern States Power and New Century Energies. In this joint proxy statement/prospectus, we refer to the holding company after the merger and the reorganization of Northern States Power's utility assets as the "combined company." We intend to select a new name for the combined company which will identify it as a leading energy company. We expect to announce the new name before our special meetings.


Q.   WHAT WILL I RECEIVE IN THE MERGER?

A. You will be a holder of common stock of the combined company after the merger.

     - Each holder of New Century Energies common shares will own 1.55 common shares in the combined company for each common share of New Century Energies owned at the time of the merger.

     - If you own Northern States Power common shares or preferred shares, your shares will remain outstanding after the merger on a one-for-one basis as common shares and preferred shares of the combined company.


     After the merger, the holders of New Century Energies common shares will own approximately 54% of the common shares of the combined company and the holders of Northern States Power common shares will own approximately 46% of the common shares of the combined company, based on the number of outstanding New Century Energies common shares and Northern States Power common shares on March 24, 1999.


Q.   HOW WILL THE MERGER AFFECT MY STOCK DIVIDENDS?

A. The dividend payment level of the combined company after the merger will be determined by the board of directors of the combined company. We anticipate that the combined company will adopt an initial dividend policy which:


     - would maintain a dividend level equivalent to the current dividend for New Century Energies shareholders after giving effect to the conversion ratio of 1.55 common shares of the combined company for each New Century Energies common share, and


     - would represent a slight dividend increase for Northern States Power shareholders from the current dividend.

Q.   WHAT DO I NEED TO DO TO GET MY SHARES OF THE COMBINED COMPANY?

A. After the merger is completed, we will send New Century Energies shareholders written instructions for exchanging their shares for shares of the combined company. If you hold New Century Energies shares in certificate form, you should not send in your share certificates now.

     Northern States Power shareholders will not be required to exchange their share certificates. These certificates will continue to represent the same number of shares in the combined company.

Q. CAN THE VALUE OF THE TRANSACTION CHANGE BETWEEN NOW AND THE TIME THE MERGER IS COMPLETED?

A. Yes. Both holders of New Century Energies common shares and holders of Northern States Power common shares will own a fixed number of shares of the combined company following the merger. At the time of the merger, the market value of shares of the combined company will reflect the valuation of the combined company rather than independent valuations of New Century Energies and Northern States Power. Therefore the value of the combined company's common shares at the time of the merger will reflect changes in the financial position of both New Century Energies and Northern States Power that occur before the merger, whether positive or negative.

Q.   WHAT ARE MY TAX CONSEQUENCES AS A RESULT OF THE MERGER?

A. New Century Energies Shareholders: The merger is structured so that we may obtain an opinion of legal counsel that you will not recognize any gain or loss in exchanging your New Century Energies shares for common shares of the combined company (except with respect to cash that you receive instead of any fractional share interest in the combined company's common shares). Your tax basis in the common shares of the combined company received in exchange for your New Century Energies shares will be the same as your tax basis in your exchanged New Century Energies shares, less an amount that you must allocate to cash that you receive instead of any fractional share interest.

     Northern States Power Shareholders: The merger will not have any tax consequences for you unless you exercise your dissenters' rights of appraisal.

     For more detail, see page 54 of this joint proxy statement/prospectus.

Q.   HOW DO I VOTE?

A. You may vote by indicating on the enclosed proxy form how you want to vote, and signing and mailing the proxy form in the enclosed prepaid return envelope. You may also vote by telephone or through the Internet by following the instructions provided on the enclosed proxy form. Please vote as soon as possible to ensure that your shares are represented at your special meeting.

Q.   WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?

A.   The merger must be approved by:

     - A majority of the outstanding New Century Energies common shares, and

     - A majority of the outstanding Northern States Power common shares and preferred shares voting together and a majority of the outstanding Northern States Power common shares voting as a separate class.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. Your broker will vote your shares only if you provide your broker instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the same effect as voting against the merger.

Q. CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY OR VOTED BY TELEPHONE OR THROUGH THE INTERNET?

A. Yes. You can change your vote at any time before we vote your proxy at your company's special meeting in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy to the Secretary of your company at the address below. Second, you can complete a new proxy form and send it to the Secretary of your company, and the new proxy form will automatically replace any earlier proxy form you returned. Third, you can attend, and vote in person at, your company's special meeting. If you voted by telephone or through the Internet, you can also change your vote by any of these three methods or you can revote by following the instructions on the enclosed proxy form.


     Northern States Power Shareholders: You should send any written notice or new proxy to the Secretary of Northern States Power at the following address: John P. Moore, Jr., Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota, 55401, Tel: (612) 330-7550.



     New Century Energies Shareholders: You should send any written notice or new proxy to the Secretary of New Century Energies at the following address: Cathy J. Hart, New Century Energies, Inc., 1225 17(th) Street, Denver, Colorado 80202, Tel: (303) 571-7511.


Q.   DO I HAVE THE RIGHT TO DISSENT?

A. Northern States Power shareholders do have a right to dissent under Minnesota law, but New Century Energies shareholders do not have a right to dissent under Delaware law. If you are a Northern States Power shareholder and you wish to dissent, you must strictly follow certain procedures in order to do so. For a description of these procedures, see page 65 and Appendix D of this joint proxy statement/prospectus.

Q.   WHEN DO YOU HOPE TO COMPLETE THE MERGER?

A. We hope to complete the merger within 12 to 18 months. Numerous federal and state regulators must approve the merger before we can complete it, and we believe it will take about this long to obtain all of the required regulatory approvals.

Q.   WILL MY RIGHTS AS A SHAREHOLDER CHANGE AS A RESULT OF THE MERGER?


A. Currently, the rights of New Century Energies shareholders are governed by Delaware law and New Century Energies' certificate of incorporation and bylaws. After the merger, the articles of incorporation and bylaws of Northern States Power will continue as the articles of incorporation and bylaws of the combined company. These organizational documents and Minnesota law will govern the rights of shareholders of the combined company. For a summary of material differences between the rights of New Century Energies shareholders and the rights they will have as shareholders of the combined company, see page 92 of this joint proxy statement/ prospectus.


     The rights of shareholders of Northern States Power will remain unchanged after the merger, except that the combined company will be authorized to issue an additional 650 million common shares as a result of an amendment to the combined company's articles of incorporation when the merger occurs.

Q. WHERE CAN I FIND MORE INFORMATION ABOUT NORTHERN STATES POWER AND NEW CENTURY ENERGIES?


A. You can find more information about Northern States Power and New Century Energies from various sources described under "WHERE YOU CAN FIND MORE INFORMATION" on page 105 of this joint proxy statement/prospectus.

                         WHO CAN ANSWER YOUR QUESTIONS?


If you would like additional copies of this joint proxy statement/prospectus or if you have additional questions, you should contact:


                      NORTHERN STATES POWER SHAREHOLDERS:
                         Northern States Power Company
                               414 Nicollet Mall
                          Minneapolis, Minnesota 55401

                       Attention: Shareholders Department


                        Telephone Number: (612) 330-5560


                         Call Toll Free: 1-800-527-4677


                       NEW CENTURY ENERGIES SHAREHOLDERS:
                           New Century Energies, Inc.
                                1225 17th Street
                             Denver, Colorado 80202

             Attention: Dianne Perry, Shareholder Services Analyst

                        Telephone Number: (303) 294-2566
                         ------------------------------


                             You may also contact:


                      NORTHERN STATES POWER SHAREHOLDERS:
                            Georgeson & Company Inc.
                               Wall Street Plaza
                            New York, New York 10005
                 Banks and Brokers call collect (212) 440-9800
                         Call Toll Free: 1-800-223-2064

                       NEW CENTURY ENERGIES SHAREHOLDERS:
                           Innisfree M&A Incorporated
                               501 Madison Avenue
                                   20th Floor
                            New York, New York 10022
                 Banks and Brokers call collect (212) 750-5833
                         Call Toll Free: 1-877-750-5836

                                    SUMMARY


     This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire joint proxy statement/prospectus and the documents to which we have referred you. See "WHERE YOU CAN FIND MORE INFORMATION" on page 105 of this joint proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that item.


THE COMPANIES

NEW CENTURY ENERGIES, INC. (SEE PAGE 22)
1225 17th Street
Denver, Colorado 80202
Tel: (303) 571-7511

     New Century Energies is a public utility holding company which, through its utility subsidiaries, engages in the generation, purchase, transmission, distribution and sale of electricity and in the purchase, transportation, distribution and sale of natural gas. In addition, New Century Energies has investments in a number of diversified energy related businesses.


     New Century Energies serves approximately 1.6 million electricity customers and more than a million natural gas customers in Colorado, Texas, New Mexico, Wyoming, Kansas and Oklahoma. New Century Energies has four utility subsidiaries: Public Service Company of Colorado, Southwestern Public Service Company, Cheyenne Light, Fuel & Power Company and WestGas InterState. New Century Energies' wholly owned subsidiary, New Century International, owns a 50% interest in Yorkshire Power Group in the United Kingdom. Other wholly owned subsidiaries include Utility Engineering Corporation, which provides engineering, design, construction, management and other related services to utilities; Quixx Corporation, which invests in and develops cogeneration and other energy related projects; The Planergy Group, which provides energy management, consulting and demand-side management services; e prime, inc., which is a commodity marketing affiliate engaged in gas and electricity brokering, marketing and trading; and New Century Cadence, which, through a partnership, provides national chain accounts with energy management and information services. Internet users can obtain information about New Century Energies and its services at http://www.ncenergies.com


NORTHERN STATES POWER COMPANY (SEE PAGE 23)
414 Nicollet Mall
Minneapolis, Minnesota 55401
Tel: (612) 330-5500

     Northern States Power is predominantly an operating public utility which, through several utility companies, is engaged in the generation, transmission and distribution of electricity and in the transportation, storage and distribution of natural gas. In addition, Northern States Power owns, operates and has investments in many energy related nonregulated businesses throughout the world.

     Northern States Power provides electricity to about 1.5 million customers in portions of Minnesota, Wisconsin, North Dakota, Michigan and South Dakota. It distributes natural gas to more than 475,000 customers in Minnesota, Wisconsin, North Dakota, Michigan and Arizona. Northern States Power has three utility companies: Northern States Power Company-Minnesota, Northern States Power Company-Wisconsin, and Viking Gas Transmission Company. Other wholly owned subsidiaries include: NRG Energy, which operates and has ownership interests in nonregulated energy businesses around the world, with major projects in the United States, Germany and Australia; Energy Masters International, an energy services company; Seren Innovations, which builds communication networks to deliver telephone, cable TV and high-speed Internet and data services; and Eloigne Company, which has interests in affordable housing projects. Internet users can obtain information about Northern States Power and its services at http://www.nspco.com

THE NEW CENTURY ENERGIES SPECIAL MEETING (SEE PAGE 25)


     The special meeting of New Century Energies shareholders will be held at the Arvada Center for the Arts and Humanities, 6901 Wadsworth Boulevard, Arvada, Colorado, on June 28, 1999, at 10:00 a.m., local time.


     At the special meeting, New Century Energies shareholders will be asked to vote on a proposal to approve the merger agreement between Northern States Power and New Century Energies and the merger of Northern States Power and New Century Energies described in the merger agreement. Approval of the merger agreement and the merger requires the favorable vote of a majority of the outstanding New Century Energies common shares.


     You can vote at the special meeting of New Century Energies shareholders if you owned New Century Energies common shares at the close of business on the record date, May 18, 1999. As of May 18, 1999, directors and executive officers of New Century Energies and their affiliates beneficially owned approximately 1.09% of the outstanding New Century Energies common shares.


     If you do not vote your shares, the effect will be a vote against the merger agreement and the merger.

THE NORTHERN STATES POWER SPECIAL MEETING (SEE PAGE 27)


     The special meeting of Northern States Power shareholders will be held at Northern States Power's corporate headquarters, 414 Nicollet Mall, Minneapolis, Minnesota, on June 28, 1999, at 8:00 a.m., local time.


     At the special meeting, Northern States Power shareholders will be asked to vote on a proposal to approve the merger agreement between Northern States Power and New Century Energies and the merger of Northern States Power and New Century Energies described in the merger agreement. Approval of the merger agreement and the merger requires:

     - the favorable vote of shares representing a majority of the votes eligible to be cast by holders of outstanding Northern States Power common shares and Northern States Power preferred shares, voting together; and

     - the favorable vote of a majority of the outstanding Northern States Power common shares, voting as a separate class.


     You can vote at the special meeting of Northern States Power shareholders if you owned Northern States Power common shares or preferred shares at the close of business on the record date, May 18, 1999. As of May 18, 1999, directors and executive officers of Northern States Power and their affiliates beneficially owned shares representing approximately 0.67% of the votes entitled to be cast by holders of outstanding Northern States Power common shares and preferred shares, and approximately 0.67% of the outstanding Northern States Power common shares.


     If you do not vote your shares, the effect will be a vote against the merger agreement and the merger.

CHARTER AMENDMENT (SEE PAGE 53)



     When we complete the merger, Northern States Power's articles of incorporation, which will be the articles of incorporation of the combined company, will be amended to increase the number of authorized common shares of the combined company from 350 million to one billion.



     This amendment does not require a separate vote by shareholders of Northern States Power under Minnesota law because it is an integral part of the merger agreement. Thus, by voting to approve the merger agreement and the merger, Northern States Power shareholders are also voting to approve the amendment.



THE MERGER AND THE MERGER AGREEMENT (SEE PAGES 30 AND 68)



     Northern States Power and New Century Energies will combine in a merger of equals. We expect to announce a new name for the combined company before our special meetings. The merger agreement is the legal document that governs the merger. The merger agreement is attached as Appendix A to this joint proxy statement/prospectus, and we encourage you to read it carefully.


OUR REASONS FOR THE MERGER

     NEW CENTURY ENERGIES (SEE PAGE 35):

     The New Century Energies Board of Directors believes that the merger will provide opportunities to achieve benefits for its shareholders and customers that would not be available in the absence of a business combination with Northern States Power. The complementary combination of New Century Energies' growing core utility business with Northern States Power's sizable, non-regulated business activities, primarily NRG Energy, provides a foundation for incremental growth that New Century Energies believes could not be achieved on a stand-alone basis. The New Century Energies Board believes that the common vision shared by both companies, in combination with New Century Energies' and Northern States Power's management, personnel, technical expertise and financial strength, will create a combined company with the capabilities and resources required to succeed and grow in the new competitive energy marketplace.

     NORTHERN STATES POWER (SEE PAGE 37):

     The Northern States Power Board of Directors believes that the merger will provide the combined company a strong platform for assuring low-cost, quality services during a time of rapid change in the utility industry and the financial strength and stability to make planned investments to grow the company's regulated and nonregulated businesses. The Board further believes that the combined company will integrate two strong companies with similar demographics within a single region, creating more growth in shareholder value than Northern States Power would realize as a stand-alone company.

OUR RECOMMENDATIONS TO SHAREHOLDERS

     NEW CENTURY ENERGIES (SEE PAGE 36):


     All of the members of the Board of Directors of New Century Energies recommend that shareholders vote "FOR" the proposal to approve the merger agreement and the merger.

     NORTHERN STATES POWER (SEE PAGE 38):


     All of the members of the Board of Directors of Northern States Power recommend that shareholders vote "FOR" the proposal to approve the merger agreement and the merger.


FAIRNESS OPINIONS

     NEW CENTURY ENERGIES (SEE PAGE 40):


     New Century Energies' financial advisor, SG Barr Devlin, has given written opinions to New Century Energies' Board of Directors that, as of March 24, 1999 and the date of this joint proxy statement/prospectus, the conversion ratio was and is fair from a financial point of view to holders of New Century Energies common shares. These opinions are not intended to be recommendations to any New Century Energies shareholder as to how to vote. We have attached a copy of SG Barr Devlin's opinion dated the date of this joint proxy statement/prospectus as Appendix B to this joint proxy statement/prospectus. New Century Energies shareholders should read this opinion in its entirety to fully understand it.


     NORTHERN STATES POWER (SEE PAGE 45):

     Northern States Power's financial advisor, The Blackstone Group L.P., has given a written opinion to Northern States Power's Board of Directors that, as of March 24, 1999, the conversion ratio was fair to the holders of Northern States Power common shares from a financial point of view. This opinion is not a recommendation to any Northern States Power shareholder as to how to vote. Blackstone's opinion was based on and subject to factors and assumptions described in the written opinion. We have attached a copy of Blackstone's opinion as Appendix C to this joint proxy statement/prospectus. Northern States Power shareholders should read this opinion in its entirety to fully understand it.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 54)

     It is a condition to the merger that New Century Energies and Northern States Power each receive a tax opinion that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986. In a reorganization, for U.S. federal income tax purposes, New Century Energies shareholders who exchange their New Century Energies common shares solely for common shares of the combined company in the merger generally will recognize no gain or loss (except with respect to cash received instead of any fractional share interest in the combined company's common shares). The merger will not have any tax consequences to Northern States Power shareholders who do not exercise dissenters' rights.

     Because of the complexity of the tax laws and the individual nature of the tax consequences of the merger, we recommend that you consult a tax advisor concerning the applicable U.S. federal, state and local income tax consequences of the merger.

BOARD OF DIRECTORS, MANAGEMENT AND HEADQUARTERS OF THE COMBINED COMPANY AFTER THE MERGER (SEE PAGE 54)

     When we complete the merger, the number of directors on the combined company's board of directors will be an even number, up to 14 directors. Northern States Power will designate half of the combined company's directors from Northern States Power's then-existing board of directors and New Centuries Energies will designate the other half of the combined company's directors from New Century Energies' then-existing board of directors. James J. Howard, who is currently Northern

States Power's Chairman, President and Chief Executive Officer, will remain an employee and Chairman of the Board of the combined company until the first anniversary of the merger. Wayne H. Brunetti, who is currently New Century Energies' President, Chief Operating Officer and Vice Chairman of the New Century Energies Board, will become President and Chief Executive Officer of the combined company at the time of the merger and will succeed Mr. Howard as Chairman of the Board of Directors of the combined company after the first anniversary of the merger. Mr. Brunetti will also become a director of the combined company at the time of the merger, as one of New Century Energies' designees. After the merger, the combined company will be headquartered in Minneapolis, Minnesota and will maintain significant operating offices in Denver, Colorado and Amarillo, Texas.


INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER (SEE PAGE 60)


     Certain members of New Century Energies management and Northern States Power management and of the New Century Energies Board of Directors and the Northern States Power Board of Directors have interests in the merger that may conflict with those of the other shareholders of the companies. The New Century Energies Board of Directors and the Northern States Power Board of Directors were aware of these interests and considered them when they approved the merger agreement and the merger.

ACCOUNTING TREATMENT (SEE PAGE 56)

     We expect the merger to qualify as a "pooling of interests" for accounting purposes. Under this method of accounting, the assets and liabilities of New Century Energies and Northern States Power will be combined based on their carrying values in the historical financial statements of each company. The results of operations of the combined company will include the income of New Century Energies and Northern States Power for the entire fiscal period in which the merger occurs, and the historical results of operations of the separate companies for fiscal years before the merger will be combined and reported as the results of operations of the combined company. We are not required to complete the merger unless we each receive a letter from our auditors confirming the availability of pooling of interests accounting treatment for the merger.

REGULATORY APPROVALS (SEE PAGE 56)


     In order to complete the merger, we must receive approvals from and/or make filings with various U.S. federal and state governmental agencies.


NORTHERN STATES POWER RESTRUCTURING (SEE PAGE 30)

     We expect that just before or at the time we complete the merger, Northern States Power will contribute all of its assets, other than shares that it owns in subsidiaries, to a newly formed wholly owned subsidiary. At the same time, the new subsidiary will assume all of Northern States Power's liabilities associated with the assets that it receives in the contribution. We plan to take these actions to separate our utility businesses from our nonutility businesses and to streamline the regulatory treatment of the combined company under the Public Utility Holding Company Act of 1935. We refer to this new Northern States Power subsidiary as NEW NSP UTILITY SUB in this joint proxy statement/prospectus. The merger agreement requires Northern States Power to take these actions unless doing so would materially adversely affect Northern States Power. If this is the case, Northern States Power and New Century Energies will negotiate a mutually acceptable alternative to this restructuring of Northern States Power's utility assets.

COMPLETION OF THE MERGER (SEE PAGE 74)

     Before we can complete the merger, we must satisfy a number of conditions. These include:

     - Northern States Power shareholders and New Century Energies shareholders approving the merger agreement and the merger;

     - obtaining the final approval of the Securities and Exchange Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and state utility regulators on terms that would not be reasonably likely to have a material adverse effect on New Century Energies or Northern States Power;

     - obtaining other regulatory approvals that, if not obtained, would have a material adverse effect on New Century Energies or Northern States Power, on terms that would not be reasonably likely to have a material adverse effect on Northern States Power or New Century Energies;

     - obtaining all third-party consents that, if not obtained, would have a material adverse effect on New Century Energies or Northern States Power; and

     - the absence of any event, development or change of circumstance which would be likely to have a material adverse effect on Northern States Power or New Century Energies.

     The merger will occur as soon as practicable after we satisfy all of the conditions in the merger agreement.


TERMINATION AND TERMINATION FEES (SEE PAGE 75)


     The companies may agree in writing to terminate the merger agreement at any time without completing the merger, even if shareholders of both companies have approved it.

     In addition, the merger agreement may be terminated:

     - by either company, if the merger is not completed by March 24, 2000. However, we will not be permitted to terminate the merger agreement under this provision until December 24, 2000, if on March 24, 2000, all conditions to the merger other than obtaining regulatory approvals have been satisfied or can be satisfied;

     - by either company, if either the New Century Energies shareholders or the Northern States Power shareholders do not approve the merger agreement and the merger;


     - by New Century Energies (at any time before its shareholders approve the merger agreement and the merger), if the New Century Energies Board of Directors determines to accept a transaction with another entity after having reasonably concluded that the alternative transaction is more favorable to New Century Energies shareholders than the merger and that the entity proposing the transaction can adequately finance the transaction, and after having determined that its fiduciary duties require the board to reconsider its commitment to Northern States Power;



     - by Northern States Power (at any time before its shareholders approve the merger agreement and the merger), if the Northern States Power Board of Directors determines to accept a transaction with another entity after having reasonably concluded that the alternative transaction is more favorable to Northern States Power shareholders than the merger and that the entity proposing the transaction can adequately finance the transaction, and after having determined that its fiduciary duties require the board to reconsider its commitment to New Century Energies;

     - by New Century Energies, if the Northern States Power Board of Directors withdraws or adversely modifies its recommendation of the merger to Northern States Power shareholders, does not reaffirm its recommendation after New Century Energies requests it to do so, or approves or recommends an alternative transaction; or

     - by Northern States Power, if the New Century Energies Board of Directors withdraws or adversely modifies its recommendation of the merger to New Century Energies shareholders, does not reaffirm its recommendation after Northern States Power requests it to do so, or approves or recommends an alternative transaction.

     The merger agreement provides for the payment of termination fees and expenses in certain cases. For example, if the merger agreement is terminated under specified circumstances involving an alternative transaction for New Century Energies, New Century Energies must pay Northern States Power a termination fee of $150 million and reimburse Northern States Power for up to $25 million of out-of-pocket expenses. Similarly, if the merger agreement is terminated under specified circumstances involving an alternative transaction for Northern States Power, Northern States Power must pay New Century Energies a termination fee of $150 million and reimburse New Century Energies for up to $25 million of out-of-pocket expenses.

APPRAISAL RIGHTS FOR DISSENTING SHAREHOLDERS (SEE PAGE 65)

     Northern States Power Shareholders: Under Minnesota law, Northern States Power shareholders may dissent from the merger and have the fair value of their shares paid to them in cash. To exercise this right, Northern States Power shareholders must follow specified procedures. These procedures include filing notices with Northern States Power and not voting in favor of the merger. For more information on how to exercise these rights see "RIGHTS OF DISSENTING NORTHERN STATES POWER SHAREHOLDERS" on page 65 and Appendix D.

     We will not be able to merge if the amounts paid to dissenting shareholders exceed the limits under the pooling of interests accounting rules.


     New Century Energies Shareholders: Under Delaware law, New Century Energies shareholders will not have any appraisal or dissenters' rights in connection with the merger.


COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     New Century Energies common shares are listed on the New York Stock Exchange under the symbol "NCE." Northern States Power common shares are listed and primarily traded on the New York Stock Exchange under the symbol "NSP."


     The following tables show the high and low sale prices and the dividends declared for New Century Energies common shares and Northern States Power common shares for the periods indicated. New Century Energies was formed from the business combination of Public Service Company of Colorado and Southwestern Public Service Company and began operations on August 1, 1997. Before that time, it was not publicly traded and did not pay dividends. We have included share price information for Public Service Company of Colorado and Southwestern Public Service Company for periods before August 1, 1997. In comparing the information below, it is important to recognize that the share conversion for the business combination which formed New Century Energies was one share of New Century Energies common stock for one share of Public Service Company of Colorado common stock or 0.95 of one share of New Century Energies common stock for one share of Southwestern Public Service Company common stock. Additionally, in connection with the formation of New Century Energies, Public Service Company of Colorado and Southwestern

Public Service Company declared partial dividends for the interim periods through July 31, 1997. All prices shown are as reported on the New York Stock Exchange Composite Transaction Tape based on published financial sources. We have adjusted the Northern States Power per share amounts to reflect a 2-for-1 stock split effected on June 1, 1998.

                                      PUBLIC SERVICE COMPANY                    SOUTHWESTERN PUBLIC
                                           OF COLORADO                            SERVICE COMPANY
                              --------------------------------------   -------------------------------------
                                                           DIVIDENDS                               DIVIDENDS
                                  HIGH           LOW       DECLARED        HIGH          LOW       DECLARED
                              -------------  ------------  ---------   ------------  ------------  ---------
1996
  First Quarter.............  $36 1/2        $33 3/4        $0.525
  Second Quarter............   36 3/4         32 3/8         0.525
  Third Quarter.............   36 7/8         34 3/4         0.525
  Fourth Quarter............   39 1/2         35 1/4         0.525
1996 -- FISCAL YEAR
  First Quarter ended
    November 30, 1995.......                                           $33 7/8       $30             $0.55
  Second Quarter ended
    February 29, 1996.......                                            33 7/8        32 1/2          0.55
  Third Quarter ended May
    31, 1996................                                            34 1/8        30 5/8          0.55
  Fourth Quarter ended
    August 31, 1996.........                                            33 3/8        30 1/4          0.55
1996 -- TRANSITION PERIOD
  First Quarter ended
    November 30, 1996.......                                            36 3/4        31 3/4          0.55
  Month ended December 31,
    1996....................                                            35 7/8        34 3/8
1997
  First Quarter.............   40 1/8         38 1/4         0.525      37 1/8        35 3/4          0.55
  Second Quarter............   41 3/4         37 3/4         0.525      39 1/2        37 3/8          0.55
  Third Quarter (to August
    1, 1997)................   42 3/16        40 1/8         0.115      40 1/8        37 5/8          0.46
  Third Quarter (from August
    1, 1997)................
  Fourth Quarter............
1998
  First Quarter.............
  Second Quarter............
  Third Quarter.............
  Fourth Quarter............
1999
  First Quarter.............
  Second Quarter (through
    May 18, 1999)...........


                                       NEW CENTURY ENERGIES
                              ---------------------------------------
                                                            DIVIDENDS
                                  HIGH            LOW       DECLARED
                              -------------  -------------  ---------
1996
  First Quarter.............
  Second Quarter............
  Third Quarter.............
  Fourth Quarter............
1996 -- FISCAL YEAR
  First Quarter ended
    November 30, 1995.......
  Second Quarter ended
    February 29, 1996.......
  Third Quarter ended May
    31, 1996................
  Fourth Quarter ended
    August 31, 1996.........
1996 -- TRANSITION PERIOD
  First Quarter ended
    November 30, 1996.......
  Month ended December 31,
    1996....................
1997
  First Quarter.............
  Second Quarter............
  Third Quarter (to August
    1, 1997)................
  Third Quarter (from August
    1, 1997)................  $43 3/16       $39              $0.58
  Fourth Quarter............   49 5/8         40 1/4           0.58
1998
  First Quarter.............   51 3/16        44 1/2           0.58
  Second Quarter............   50 3/4         44 5/16          0.58
  Third Quarter.............   49 3/16        41 5/8           0.58
  Fourth Quarter............   52 1/4         45 1/2           0.58
1999
  First Quarter.............   49 1/16        34               0.58
  Second Quarter (through
    May 18, 1999)...........   38 15/16       33 5/16            --

                                                                        NORTHERN STATES POWER
                                                              -----------------------------------------
                                                                                              DIVIDENDS
                                                                   HIGH            LOW        DECLARED
                                                              --------------  --------------  ---------
1996
  First Quarter.............................................  $26 11/16       $23 13/16        $0.3375
  Second Quarter............................................   24 13/16        22 3/4           0.3450
  Third Quarter.............................................   24 7/8          22 1/4           0.3450
  Fourth Quarter............................................   24 9/16         22 3/4           0.3450
1997
  First Quarter.............................................   24 9/16         22 3/4           0.3450
  Second Quarter............................................   26              22 1/4           0.3525
  Third Quarter.............................................   26 15/32        24               0.3525
  Fourth Quarter............................................   29 7/16         24 7/32          0.3525
1998
  First Quarter.............................................   29 25/32        26 1/2           0.3525
  Second Quarter............................................   30 7/32         27 11/32         0.3575
  Third Quarter.............................................   29 3/16         25 11/16         0.3575
  Fourth Quarter............................................   30 13/16        26 3/16          0.3575
1999
  First Quarter.............................................   27 15/16        23 1/16          0.3575
  Second Quarter (through May 18, 1999).....................   25 3/8          22 9/16              --



     The following table presents trading information for New Century Energies common shares and Northern States Power common shares on March 24, 1999 and May 18, 1999. March 24, 1999 was the last full trading day before our announcement of the signing of the merger agreement. May 18, 1999 was the last practicable trading day for which information was available before the date of this joint proxy statement/prospectus.



                                                NEW CENTURY ENERGIES                           NORTHERN POWER STATES
                                                    COMMON STOCK                                   COMMON STOCK
                                         -----------------------------------            -----------------------------------
                                         HIGH            LOW            LAST            HIGH            LOW            LAST
                                         ----            ---            ----            ----            ---            ----
March 24, 1999.........................  $38 3/4         $37 7/8        $38 11/16       $27 3/8         $25 15/16      $27 1/4
May 18, 1999...........................   38 15/16        38 1/16        38 7/8          25 3/8          24 7/8         25 3/16


     The market prices of the New Century Energies common shares and the Northern States Power common shares fluctuate. These fluctuations will affect the price of the common shares of the combined company on the date of the merger. You should obtain current market quotations.

SELECTED HISTORICAL FINANCIAL INFORMATION

     NEW CENTURY ENERGIES


     In the table below, we provide you with selected historical consolidated financial data of New Century Energies. New Century Energies derived the consolidated income statement data below for each of the five years ended December 31, 1998, and the consolidated balance sheet data at December 31, 1998, 1997, 1996, 1995 and 1994, from audited consolidated financial statements. New Century Energies derived the unaudited consolidated income statement data for the three month periods ended March 31, 1999 and 1998 and the unaudited consolidated balance sheet data at March 31, 1999 from unaudited consolidated financial statements.



     When you read this selected historical consolidated financial information, you should consider reading along with it the historical consolidated financial statements and accompanying notes that New Century Energies has included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and its Annual Report on Form 10-K for the year ended December 31, 1998. You can obtain this report by following the instructions we provide under "WHERE YOU CAN FIND MORE INFORMATION" on page 105 of this joint proxy statement/prospectus.


     New Century Energies began operations on August 1, 1997 through the business combination of two companies, one of which had a different fiscal year prior to that merger. New Century Energies prepared the 1995 and 1994 selected financial data from the combination of Public Service Company of Colorado information as of and for the years ended December 31, 1995 and 1994 with the Southwestern Public Service Company information as of and for the years ended August 31, 1995 and 1994.

     New Century Energies' earnings during the five years presented below were impacted by the following items, which are discussed in New Century Energies' Annual Report on Form 10-K for the year ended December 31, 1998. Earnings for 1997 were reduced by an extraordinary loss of $1.06 per share related to the U.K. windfall tax. Earnings for 1997, 1996 and 1995 include expenses related to the business combination of Public Service Company of Colorado and Southwestern Public Service Company on August 1, 1997, which reduced earnings by approximately $0.28 per share in 1997, $0.17 per share in 1996 and $0.05 per share in 1995. Earnings for 1997 and 1996 include the write-off of investments in nonregulated cogeneration projects, which reduced earnings by approximately $0.10 per share in each year.


                                              THREE MONTHS ENDED
                                                   MARCH 31,                    YEAR ENDED DECEMBER 31,
                                              -------------------    ----------------------------------------------
                                              1999          1998      1998      1997      1996      1995      1994
                                              -----         -----    ------    ------    ------    ------    ------
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Operating revenues........................  $991          $940     $3,611    $3,343    $3,097    $2,962    $2,910
  Operating income..........................   177           182        651       629       636       617       497
  Income before extraordinary item..........   101            86        342       261       272       281       256
  Extraordinary item-- U.K. windfall tax....    --            --         --      (111)       --        --        --
  Net income................................   101            86        342       151       272       281       256
  Per share data applicable to common stock:
    Basic earnings per share -- before
      extraordinary item....................  0.88          0.78       3.06      2.50      2.64      2.77      2.54
    Diluted earnings per share -- before
      extraordinary item....................  0.88          0.78       3.05      2.50      2.64      2.77      2.54
    Basic earnings per share................  0.88          0.78       3.06      1.44      2.64      2.77      2.54
    Diluted earnings per share..............  0.88          0.78       3.05      1.44      2.64      2.77      2.54
    Dividends declared......................  0.58          0.58       2.32      2.53(1)   2.18      2.15      2.13

                                           MARCH 31,                     DECEMBER 31,
                                           ---------    ----------------------------------------------
                                             1999        1998      1997      1996      1995      1994
                                           ---------    ------    ------    ------    ------    ------
                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
  Total assets.........................     $7,694      $7,672    $7,322    $6,617    $6,261    $6,027
  Total common equity..................      2,657       2,615     2,357     2,170     2,064     1,964
  Preferred stock of subsidiaries......         --          --       182       182       257       258
  Obligated mandatorily redeemable
     preferred securities of subsidiary
     trusts............................        294         294       100       100        --        --
  Long-term debt of subsidiaries
     (including amounts due within one
     year).............................      2,429       2,344     2,245     2,050     1,855     1,704
  Notes payable & commercial paper.....        409         524       588       299       288       340
  Book value per common share..........      23.12       22.84     21.29     20.93     20.19     19.44


-------------------------
(1) This amount includes dividends declared by Public Service Company of Colorado and Southwestern Public Service Company for the period January 1, 1997 through July 31, 1997 including the required proration of dividends to the date of the business combination between these two companies on August 1, 1997. The amount also includes dividends declared by New Century Energies for the period August 1, 1997 through December 31, 1997.

     NORTHERN STATES POWER


     In the table below, we provide you with selected historical consolidated financial data of Northern States Power. Northern States Power derived the consolidated income statement data below for each of the five years ended December 31, 1998, and the consolidated balance sheet data at December 31, 1998, 1997, 1996, 1995 and 1994, from audited consolidated financial statements. Northern States Power derived the unaudited consolidated income statement data for the three month periods ended March 31, 1999 and 1998 and the unaudited consolidated balance sheet data at March 31, 1999 from unaudited consolidated financial statements.



     When you read this selected historical consolidated financial information, you should consider reading along with it the historical financial statements and accompanying notes that Northern States Power has included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and its Annual Report on Form 10-K for the year ended December 31, 1998. You can obtain this report by following the instructions we provide under "WHERE YOU CAN FIND MORE INFORMATION" on page 105 of this joint proxy statement/prospectus.


     Northern States Power's earnings for 1997 include a write-off of deferred costs incurred in connection with its terminated merger with Wisconsin Energy Corporation, which reduced earnings by approximately $0.12 per share in 1997.


                                               THREE MONTHS
                                              ENDED MARCH 31,                 YEAR ENDED DECEMBER 31,
                                            -------------------    ----------------------------------------------
                                             1999         1998      1998      1997      1996      1995      1994
                                            -------      ------    ------    ------    ------    ------    ------
                                                       (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Utility operating revenues............    $   743      $  701    $2,819    $2,734    $2,654    $2,569    $2,487
  Utility operating income..............         88          79       364       362       366       346       308
  Net income............................         52          57       282       237       275       276       243
  Earnings available for common
    shareholders........................         51          55       277       226       262       263       231
  Per share data applicable to common
    stock:
    Basic earnings per share............       0.34        0.37      1.84      1.61      1.91      1.96      1.73
    Diluted earnings per share..........       0.34        0.37      1.84      1.61      1.91      1.95      1.73
    Dividends declared..................     0.3575      0.3525     1.425     1.403     1.373     1.343     1.313



                                                     MARCH 31,                     DECEMBER 31,
                                                     ---------    ----------------------------------------------
                                                       1999        1998      1997      1996      1995      1994
                                                     ---------    ------    ------    ------    ------    ------
                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
  Total assets...................................     $7,379      $7,396    $7,144    $6,637    $6,229    $5,950
  Common stockholders' equity....................      2,496       2,481     2,372     2,136     2,027     1,897
  Preferred stock................................        105         105       200       240       240       240
  Mandatorily redeemable preferred securities of
    subsidiary trust.............................        200         200       200        --        --        --
  Long-term debt.................................      1,844       1,851     1,879     1,593     1,542     1,463
  Short-term debt including current maturities...        538         609       425       630       384       396
  Book value per common share....................      16.29       16.25     15.89     15.47     14.87     14.18

UNAUDITED SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


     In the table below, we provide you with unaudited selected pro forma combined condensed financial information for the combined company as if the merger had been completed on January 1, 1996 for income statement purposes and on March 31, 1999 for balance sheet purposes. The information is based on adjustments to the historical consolidated financial statements of Northern States Power and New Century Energies to give effect to the merger using the pooling of interests method of accounting for business combinations.



     It is important that when you read this unaudited selected pro forma combined condensed financial information, you read along with it the separate historical financial statements and accompanying notes of Northern States Power and of New Century Energies, which are incorporated by reference in this joint proxy statement/prospectus. See "WHERE YOU CAN FIND MORE INFORMATION" on page 105 of this joint proxy statement/prospectus. It is also important that you read the unaudited pro forma combined condensed financial information and accompanying discussion and notes that are included in this joint proxy statement/prospectus under "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION" beginning on page 79. You should not rely on the unaudited combined condensed pro forma financial information as an indication of the results of operations or financial position that would have been achieved if the merger had taken place earlier or of the results of operations or financial position of the combined company after the completion of the merger.



                                                         THREE MONTHS
                                                       ENDED MARCH 31,           YEAR ENDED DECEMBER 31,
                                                      ------------------      ------------------------------
                                                       1999        1998        1998        1997        1996
                                                      ------      ------      ------      ------      ------
                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Operating revenues..............................    $1,821      $1,703      $6,728      $6,353      $6,086
  Operating income................................       309         300       1,210       1,145       1,156
  Income before extraordinary item................       154         143         624         499         547
  Extraordinary item -- U.K. windfall tax.........        --          --          --        (111)         --
  Net income......................................       154         143         624         388         547
  Earnings available for common shareholders......       153         141         619         377         535
  Per share data applicable to common stock:
     Basic and diluted earnings per
       share -- before extraordinary item.........    $ 0.46      $ 0.44      $ 1.91      $ 1.61      $ 1.80
     Basic and diluted earnings per share.........      0.46        0.44        1.91        1.24        1.80
     Dividends declared...........................      0.37        0.36        1.46        1.53(1)     1.39



                                                                     MARCH 31, 1999
                                                                     --------------
                                                              (DOLLARS IN MILLIONS, EXCEPT
                                                                   PER SHARE AMOUNTS)
BALANCE SHEET DATA:
  Total assets..............................................             $15,074
  Common stockholders' equity...............................               5,153
  Preferred stock...........................................                 105
  Mandatorily redeemable preferred securities of subsidiary
     trusts.................................................                 494
  Long-term debt............................................               4,149
  Short-term debt including current maturities..............               1,072
  Book value per common share...............................               15.55


-------------------------
(1) This amount includes dividends declared by Public Service Company of Colorado and Southwestern Public Service Company for the period January 1, 1997 through July 31, 1997 including the required proration of dividends to the date of the business combination between these two companies on August 1, 1997. The amount also includes dividends declared by New Century Energies for the period August 1, 1997 through December 31, 1997.

COMPARATIVE PER SHARE DATA


     In the table below, we provide you with historical per share information for Northern States Power and New Century Energies as of March 31, 1999, for the three month periods ended March 31, 1999 and 1998 and for each of the years ended December 31, 1998, 1997 and 1996. We also provide you with unaudited pro forma per share information for the combined company and unaudited pro forma equivalent per share information for New Century Energies, which we calculated by multiplying the combined company pro forma amounts by the conversion ratio of 1.55.



     It is important that when you read this information, you read along with it the financial statements and accompanying notes of Northern States Power and New Century Energies included in the documents that are described on page 105 of this joint proxy statement/prospectus under "WHERE YOU CAN FIND MORE INFORMATION" and are incorporated herein by reference. You should not rely on the unaudited pro forma financial information as an indication of the results of operations or financial position that would have been achieved if the merger had taken place earlier or of the results of operations or financial position of the combined company after the merger is completed.


     The New Century Energies earnings amounts below for 1997 exclude an extraordinary loss of $1.06 per share related to the U.K. windfall tax. Pro forma earnings per share for 1997 including this extraordinary loss, on both a basic and diluted basis, is $1.24 for the combined company and $1.92 for New Century Energies pro forma equivalent.


                                                                                            NEW CENTURY
                                            NORTHERN        NEW CENTURY      PRO FORMA       ENERGIES
                                          STATES POWER       ENERGIES        COMBINED        PRO FORMA
                                           HISTORICAL       HISTORICAL        COMPANY       EQUIVALENT
                                          ------------      -----------      ---------      -----------
Book value per common share:
     March 31, 1999...................       $16.29           $23.12          $15.55          $24.10
     December 31, 1998................        16.25            22.84           15.44           23.93
Basic earnings per common share --
  before extraordinary item:
     Three months ended March 31,
       1999...........................         0.34             0.88            0.46            0.71
     Three months ended March 31,
       1998...........................         0.37             0.78            0.44            0.68
     Year ended December 31, 1998.....         1.84             3.06            1.91            2.96
     Year ended December 31, 1997.....         1.61             2.50            1.61            2.50
     Year ended December 31, 1996.....         1.91             2.64            1.80            2.79
Diluted earnings per common share --
  before extraordinary item:
     Three months ended March 31,
       1999...........................         0.34             0.88            0.46            0.71
     Three months ended March 31,
       1998...........................         0.37             0.78            0.44            0.68
     Year ended December 31, 1998.....         1.84             3.05            1.91            2.96
     Year ended December 31, 1997.....         1.61             2.50            1.61            2.50
     Year ended December 31, 1996.....         1.91             2.64            1.80            2.79
Dividends declared per common share:
     Three months ended March 31,
       1999...........................       0.3575             0.58            0.37            0.57
     Three months ended March 31,
       1998...........................       0.3525             0.58            0.36            0.56
     Year ended December 31, 1998.....        1.425             2.32            1.46            2.26
     Year ended December 31, 1997.....        1.403             2.53(1)         1.53(1)         2.37(1)
     Year ended December 31, 1996.....        1.373             2.18            1.39            2.15


-------------------------
(1) This amount includes dividends declared by Public Service Company of Colorado and Southwestern Public Service Company for the period January 1, 1997 through July 31, 1997 including the required proration of dividends to the date of the business combination between these two companies on August 1, 1997. The amount also includes dividends declared by New Century Energies for the period August 1, 1997 through December 31, 1997.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS


     This joint proxy statement/prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing products, benefits from new technology, plans and objectives of management, markets for stock of Northern States Power and New Century Energies and other matters. Statements in this document that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, in each case relating to Northern States Power, New Century Energies or the combined company, wherever they occur in this joint proxy statement/prospectus, are necessarily estimates reflecting the best judgment of the senior managements of Northern States Power and New Century Energies and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this joint proxy statement/prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:


     - the effects of vigorous competition in the utility industry, including: industry restructuring initiatives, transmission system operation and/or administration initiatives, recovery of investments made under traditional regulation, nature of competitors entering the industry, retail wheeling, a new pricing structure, and former customers entering the generation market;

     - economic conditions, including inflation rates and monetary fluctuations;

     - trade, monetary, fiscal, taxation and environmental policies of governments, agencies and similar organizations in geographic areas where Northern States Power or New Century Energies has a financial interest;

     - customer business conditions, including demand for their products or services and supply of labor and materials used in creating their products and services;

     - financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar agencies with regulatory oversight;

     - factors affecting utility and nonutility operations such as unusual weather conditions, catastrophic weather-related damage, unscheduled generation outages, maintenance or repairs, unanticipated changes to fossil fuel, nuclear fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments, nuclear or environmental incidents, or electric transmission or gas pipeline system constraints;

     - employee workforce factors, including loss or retirement of key executives, collective bargaining agreements with union employees, or work stoppages;

     - rate-setting policies or procedures of regulatory entities, including environmental externalities, which are values established by regulators assigning environmental costs to each method of electricity generation when evaluating generation resource options;

     - nuclear regulatory policies and procedures, including operating regulations and spent nuclear fuel storage;

     - cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

     - technological developments resulting in competitive disadvantages and creating the potential for impairment of existing assets;

     - factors associated with nonregulated investments, including conditions of final legal closing, foreign government actions, foreign economic and currency risks, political instability in foreign countries, partnership actions, competition, operating risks, dependence on certain suppliers and customers, and domestic and foreign environmental and energy regulations;


     - most of the current project investments made by Northern States Power's subsidiary NRG Energy consist of minority interests, and a substantial portion of future investments may take the form of minority interests, which limits NRG Energy's ability to control the development or operation of the project;


     - unexpected costs or difficulties related to the integration of New Century Energies' and Northern States Power's businesses;

     - regulatory delays or conditions imposed by regulatory bodies in approving the merger;

     - adverse regulatory treatment, including requirements for rate reductions or allocations to customers of merger cost savings in excess of what management had anticipated;

     - ability to obtain anticipated merger cost savings;

     - unexpectedly difficult or expensive but necessary technological changes (including changes to address "Year 2000" data systems issues), resulting in business disruption, operational problems, financial loss, legal liability and similar risks; and

     - adverse changes in the securities markets.


     The words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this joint proxy statement/prospectus and the other documents incorporated herein by reference, including, but not limited to, the March 31, 1999 Quarterly Report on Form 10-Q and the December 31, 1998 Annual Report on Form 10-K of Northern States Power (including any amendments thereto), and the March 31, 1999 Quarterly Report on Form 10-Q and the December 31, 1998 Annual Report on Form 10-K of New Century Energies (including any amendments thereto). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Neither Northern States Power nor New Century Energies undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

     In addition to the other information included and incorporated by reference in this joint proxy statement/prospectus, you should carefully read and consider the following factors in evaluating the proposals to be voted on at your company's shareholder meeting.

TRANSACTION RISKS

     WE MAY NOT BE ABLE TO OBTAIN REQUIRED REGULATORY APPROVALS ON SATISFACTORY TERMS.

     Before we can complete the merger, we must receive final approvals from a number of state utility regulators under applicable state laws, the SEC under the Public Utility Holding Company Act of 1935, the Federal Energy Regulatory Commission under the Federal Power Act, and the Nuclear Regulatory Commission under the Atomic Energy Act. Our merger involves facts not present in transactions previously approved by the SEC under the Public Utility Holding Company Act. Obtaining these regulatory approvals could delay the merger for a significant period of time after the New Century Energies and Northern States Power shareholders have approved the merger agreement and the merger at the special meetings. We can not assure you that we will obtain these and other regulatory approvals, or if we obtain them, whether the terms and conditions of the approvals will be satisfactory. We also can not give any assurance on whether intervenors will appeal final orders approving the merger to the appropriate courts, which can further delay the merger.

     We are obligated to use our "reasonable efforts" to obtain all necessary governmental authorizations for the merger. However, we do not have to complete the merger if the regulators impose conditions that would be reasonably likely to materially adversely affect either company. See "REGULATORY APPROVALS" on page 56 for a more complete discussion of the regulatory approvals required for the merger.

OPERATIONAL RISKS

     WE CANNOT ASSURE YOU THAT OUR TWO COMPANIES WILL BE SUCCESSFULLY INTEGRATED INTO A SINGLE ENTITY.

     After the merger we will need to integrate two large companies. Failure to successfully integrate our operations may have a material adverse effect on our business, financial condition or results of operations. Integrating two companies like New Century Energies and Northern States Power involves a number of risks, including:

     - the diversion of management's attention away from ongoing operations;

     - difficulties in the combining of operations and systems;

     - difficulties in the assimilation and retention of employees;

     - challenges in keeping customers; and

     - potential adverse short-term effects on operating results.

     Among the factors considered by the boards of directors of each company in approving the merger agreement were the opportunities for economies of scale and scope and operating efficiencies that could result from the merger. We have estimated that the combined company will achieve $1.1 billion of net savings in operating costs in the first ten years following the merger, however we may not be able to achieve these cost savings and other size-related benefits because of difficulties in integrating operations.

     OUR NONREGULATED BUSINESSES ARE INHERENTLY RISKIER THAN OUR TRADITIONAL UTILITY BUSINESSES.

     We expect the combined company's nonregulated businesses will contribute a greater proportion of the combined company's earnings than New Century Energies' nonregulated businesses currently contribute to its earnings. Nonregulated operations generally carry a higher level of risk than our regulated utility businesses. As a result, we expect the operating results of these businesses to exhibit more variability than our regulated utility businesses. Our nonregulated businesses face relatively higher project investment and international operational risks than our utility businesses.

     The operation of independent power generation facilities involves many risks, including the breakdown or failure of generation equipment or other equipment or processes, labor disputes, fuel interruption and operating performance below expected levels. Operation below expected capacity levels may result in lost revenues or increased expenses, including higher maintenance costs and penalties. This could trigger default provisions in the project subsidiary's or project affiliate's financing agreements, which might allow the affected lenders to accelerate that debt.

     Independent power generation facilities typically rely on a single supplier for each of fuel, water and other services required for operation of the facility and on a single customer or a few customers to purchase all of the facility's output. These arrangements are made under long-term agreements that provide the support for any project debt used to finance the facilities. The facility's financial results could be materially adversely affected if any one customer or supplier fails to fulfill its contractual obligations. As a result, the financial performance of this type of facility is dependent on the continued performance by customers and suppliers of their obligations under their long-term agreements and, in particular, on the credit quality of the project's customers.


     Additionally, we may acquire or build independent power projects which do not have long-term agreements for sale of power generated by these projects. The success or failure of these projects will depend on future market prices which cannot be predicted with certainty.


     Most of our current project investments are minority interests in project affiliates. This means that we beneficially own 50% or less of the ownership interests. Future investments in projects also may take the form of minority interests. As a result, our ability to control the development, construction, acquisition or operation of this type of project may be limited.

     The economic and political conditions in some countries where Northern States Power has interests or where we may explore development or acquisition opportunities present risks of construction delays and interruption of business, as well as risks of war, expropriation, nationalization, renegotiation or nullification of existing contracts and changes in law or tax policy, that are greater than in the United States. The uncertain legal environment in some foreign countries where we develop or acquire projects could make it more difficult for us to obtain non-recourse project financing on satisfactory terms and could make it more difficult for us to enforce our rights under agreements relating to these projects.

     Operations in foreign countries also present currency exchange, inflation, convertibility, and repatriation risk. Economic and monetary conditions and other factors could make it more difficult for us to convert our earnings to United States dollars or other hard currencies or to move funds offshore from some countries where we develop or acquire projects.

                                 THE COMPANIES


     For your convenience, we have included on page 106 a list of certain defined terms used in this joint proxy statement/prospectus.


NEW CENTURY ENERGIES

     New Century Energies is a public utility holding company which, through its utility subsidiaries, is principally engaged in the generation, purchase, transmission, distribution and sale of electricity and in the purchase, transportation, distribution and sale of natural gas. In addition, New Century Energies has investments in a number of diversified energy related businesses.

       Utility Operations


     New Century Energies owns four utility subsidiaries:


     - Public Service Company of Colorado ("PSCO.") provides electric service for approximately 1.2 million customers and gas service for approximately
       1.0 million customers in Colorado.

     - Southwestern Public Service Company ("SPS") provides electric utility service for approximately 385,000 customers in portions of Texas, New Mexico, Oklahoma and Kansas.


     - Cheyenne Light, Fuel & Power Company provides electric and gas service for approximately 35,000 electric customers and 28,000 gas customers primarily in Cheyenne, Wyoming.



     - WestGas InterState, Inc. transports natural gas via a connecting pipeline between Colorado and Wyoming.


       International Operations


     Through its wholly owned subsidiary, New Century International, Inc., New Century Energies owns a 50% interest in Yorkshire Power Group, which owns a United Kingdom regional electricity company whose main businesses are the distribution and supply of electricity to approximately 2 million electric customers and of gas to approximately 400,000 gas customers.


       Non-Utility Operations

     New Century Energies invests in and provides a variety of energy related services through its nonregulated subsidiaries, including:

     - Utility Engineering Corporation provides engineering, design, construction management and other related services to utilities.

     - Quixx Corporation invests in and develops cogeneration and other energy related projects.

     - The Planergy Group provides energy management, consulting and demand-side management services.

     - e prime, inc. is a commodity marketing affiliate which engages in gas and electricity brokering, marketing and trading and energy consulting.

     - New Century Cadence, through a partnership, serves national chain account clients by analyzing their utility bills and providing information that enables them to minimize their utility costs.

     New Century Energies was incorporated in 1995 under the laws of Delaware and has its principal executive offices at 1225 17(th) Street, Denver, Colorado 80202 (telephone number 303-571-7511). Internet users can obtain information about New Century Energies and its services at http://www.ncenergies.com

NORTHERN STATES POWER

     Northern States Power is predominantly an operating public utility which, through several utility companies, is engaged in the generation, transmission and distribution of electricity throughout an approximately 49,000-square-mile service area; and the transportation, storage and distribution of natural gas in approximately 160 communities. In addition, Northern States Power owns, operates and has investments in many diversified nonregulated businesses throughout the world.

  Utility Operations


     Northern States Power owns three utility companies:


     - Northern States Power Company, a Minnesota corporation ("NSP-MINNESOTA"), provides energy service to approximately 1,240,000 retail electric customers and 385,000 gas customers in portions of Minnesota, North Dakota, South Dakota and Arizona.

     - Northern States Power Company, a Wisconsin corporation ("NSP-WISCONSIN"), is a wholly owned subsidiary of NSP-Minnesota which provides energy service for approximately 220,000 retail electric customers and 83,000 gas customers in portions of Wisconsin and Michigan.

     - Viking Gas Transmission Company, a wholly owned subsidiary of NSP-Minnesota, owns and operates a 500-mile interstate natural gas pipeline serving portions of Minnesota, Wisconsin and North Dakota.

  International Operations


     Through its wholly owned subsidiary NRG Energy, Northern States Power owns various interests in a number of independent power projects and other energy businesses around the world, including major projects in Australia, Germany and Latin America. In the international market, NRG Energy plans to continue to pursue development and acquisition opportunities in those countries in which management believes the legal, political and economic environment is conducive to foreign investment. Outside of the United States, NRG Energy is currently pursuing development of additional international energy projects in the United Kingdom, Estonia, the Czech Republic, Turkey, Poland and further investments in Australia and Latin America.


  Non-Utility Operations


     Northern States Power's nonregulated operations are comprised of a number of diversified businesses, including the following wholly owned subsidiaries:



     - NRG Energy is primarily involved in independent power production (in the United States and internationally), commercial heating and cooling, and energy related refuse derived fuel production. The majority of NRG Energy's energy business holdings are in the form of less-than-majority investments in jointly owned power projects.


     - Energy Masters International is primarily an energy service company.

     - Seren Innovations builds communication networks to deliver telephone, cable TV and high-speed Internet and data services.

     - Eloigne Company has interests in affordable housing projects.

     Northern States Power was incorporated in 1909 under the laws of Minnesota and has its principal executive offices at 414 Nicollet Mall, Minneapolis, Minnesota 55401 (telephone number 612-330-5500). Internet users can obtain information about Northern States Power and its services at http://www.nspco.com

                    THE NEW CENTURY ENERGIES SPECIAL MEETING

GENERAL


     This joint proxy statement/prospectus is being furnished to New Century Energies shareholders as part of the solicitation of proxies by the New Century Energies Board of Directors for use at a special meeting of shareholders of New Century Energies, to be held on June 28, 1999, at 10:00 a.m., local time, at the Arvada Center for the Arts and Humanities, 6901 Wadsworth Boulevard, Arvada, Colorado. This joint proxy statement/prospectus and an enclosed proxy form are first being mailed to shareholders of New Century Energies on or about May 24, 1999.


     At the New Century Energies special meeting, the shareholders of New Century Energies will be asked to consider and vote upon: (1) a proposal to approve the Agreement and Plan of Merger, dated as of March 24, 1999, between Northern States Power and New Century Energies, including the plan of merger contained as Exhibit A to the merger agreement, and the merger of New Century Energies and Northern States Power contemplated thereby, and (2) any other business that may properly come before the New Century Energies special meeting.

     Each copy of this joint proxy statement/prospectus mailed to holders of shares of common stock of New Century Energies ("NCE COMMON SHARES"), is accompanied by a proxy form for use at the New Century Energies special meeting.

     The New Century Energies Board of Directors has unanimously approved the merger agreement and the merger, and recommends that shareholders vote FOR the proposal to approve the merger agreement and the merger. Approval of the merger agreement and the merger by New Century Energies shareholders is a condition to consummation of the merger.

RECORD DATE AND VOTING


     New Century Energies has fixed the close of business on May 18, 1999 as the record date for determining which New Century Energies shareholders are entitled to notice of and to vote at the special meeting. Only holders of record on the record date are entitled to notice of and to vote at the special meeting.


     Approval of the merger agreement and the merger requires the favorable vote of a majority of the votes eligible to be cast at the special meeting by holders of outstanding NCE Common Shares.


     Each holder on the record date is entitled to one vote per share, which votes may be cast in person at the special meeting, by telephone, though the Internet or by properly executed proxy form. As of the record date, there were outstanding and entitled to vote 115,175,896 NCE Common Shares, which were held by approximately 68,000 holders of record. The presence, in person or by a valid proxy, of the holders of a majority of the outstanding NCE Common Shares entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting.


     Holders of NCE Common Shares represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the special meeting. Broker non-votes will be treated as NCE Common Shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes against approval of the merger agreement and the merger.

VOTING AND REVOCATION OF PROXIES

     All NCE Common Shares that are entitled to vote and are represented at the special meeting by valid proxies received before or at the special meeting, and not revoked, will be voted at the special meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated

(other than in the case of broker non-votes), such proxies will be voted in favor of the proposal to approve the merger agreement and the merger. With respect to any other business that may properly come before the special meeting and be submitted to a vote of New Century Energies shareholders, proxies received by the New Century Energies Board of Directors will be voted in accordance with the judgment of the designated proxy holders. Under the rules of the New York Stock Exchange, NCE Common Shares held by a broker or nominee may not be voted at the special meeting without instructions to do so from the beneficial owner(s).


     The New Century Energies Board does not know of any matters other than the merger proposal that are to come before the special meeting. If any other matters are properly presented at the special meeting for consideration, including, among other things, consideration of a motion to adjourn the special meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger), the persons named in the enclosed proxy form and acting thereunder generally will have discretion to vote on these matters in accordance with their judgment if so authorized by instructions given on such proxy. Notwithstanding the foregoing, proxies voting against a specific proposal may not be used by the persons named in the proxies to vote for adjournment of the special meeting for the purpose of providing New Century Energies additional time to solicit votes to approve that proposal.



     Any proxy given to New Century Energies pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of New Century Energies, at or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same NCE Common Shares and delivering it to the Secretary of New Century Energies before the taking of the vote at the special meeting, or
(3) attending the special meeting and voting in person (although attendance at the special meeting will not in and of itself constitute a revocation of a proxy). You may also vote your shares by telephone or through the Internet by following the instructions provided on the enclosed proxy form. If you have voted by this method and wish to change your vote, you may follow any of the procedures listed above, or you may revote by telephone or through the Internet.


     Any written notice of revocation or subsequent proxy should be sent to New Century Energies, Inc., 1225 17(th) Street, Denver, Colorado 80202,
     Attention: Corporate Secretary, or be hand delivered to the Secretary of New Century Energies at or before the taking of the vote at the special meeting.

     All expenses of New Century Energies' solicitation of proxies for the special meeting will be borne by New Century Energies. In addition to solicitation by use of the mails, proxies may be solicited from New Century Energies shareholders by directors, officers and employees of New Century Energies in person or by telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. New Century Energies has retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist it in the solicitation of proxies for the special meeting at a cost of approximately $25,000 plus reimbursement of reasonable out-of-pocket expenses. In addition, New Century Energies will make arrangements with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of NCE Common Shares held of record by these brokerage houses, custodians, nominees and fiduciaries, and New Century Energies will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses.

                   THE NORTHERN STATES POWER SPECIAL MEETING

GENERAL


     This joint proxy statement/prospectus is being furnished to Northern States Power shareholders as part of the solicitation of proxies by the Northern States Power Board of Directors for use at a special meeting of shareholders of Northern States Power, to be held on June 28, 1999, at 8:00 a.m., local time, at Northern States Power's corporate headquarters, 414 Nicollet Mall, Minneapolis, Minnesota. This joint proxy statement/prospectus and an enclosed proxy form are first being mailed to shareholders of Northern States Power on or about May 24, 1999.


     At the Northern States Power special meeting, the shareholders of Northern States Power will be asked to consider and vote upon: (1) a proposal to approve the merger agreement, including the plan of merger contained as Exhibit A to the merger agreement, and the merger, and (2) any other business that may properly come before the special meeting.

     Each copy of this joint proxy statement/prospectus mailed to holders of shares of common stock of Northern States Power ("NSP COMMON SHARES"), and holders of shares of preferred stock of Northern States Power ("NSP PREFERRED SHARES"), is accompanied by a proxy form for use at the Northern States Power special meeting.

     The Northern States Power Board of Directors unanimously approved the merger agreement and the merger and recommends that shareholders vote FOR the proposal to approve the merger agreement and the merger. Approval of the merger agreement and the merger by Northern States Power shareholders is a condition to consummation of the merger.

RECORD DATE AND VOTING


     Northern States Power has fixed the close of business on May 18, 1999 as the record date for determining which Northern States Power shareholders are entitled to notice of and to vote at the special meeting. Only holders of record on the record date are entitled to notice of and to vote at the special meeting.


     Approval of the merger agreement and the merger requires (1) the favorable vote of a majority of the votes eligible to be cast at the special meeting by holders of outstanding NSP Common Shares and NSP Preferred Shares, voting together as a single class, and (2) the favorable vote of a majority of the votes eligible to be cast at the special meeting by holders of outstanding NSP Common Shares, voting as a separate class.


     Each NSP Common Share and each NSP Preferred Share carries one vote, except for shares of Northern States Power Cumulative Preferred Stock $3.60 Series, which carry three votes each. As of the record date, there were outstanding and entitled to vote 153,708,103 NSP Common Shares, held by approximately 85,000 holders of record, and 1,050,000 NSP Preferred Shares (including 275,000 shares of Cumulative Preferred Stock $3.60 Series) which were held by approximately 1,300 holders of record. As of the record date, 155,308,103 votes were eligible to be cast by holders of NSP Common Shares and NSP Preferred Shares, and 153,708,103 votes were eligible to be cast by holders of NSP Common Shares, at the special meeting, which votes may be cast in person at the special meeting, by telephone, through the Internet or by properly executed proxy form. The presence, in person or by valid proxy, of the holders of shares representing a majority of the votes entitled to be cast by the NSP Common Shares and the NSP Preferred Shares outstanding on the record date is necessary to constitute a quorum at the special meeting for the vote by the holders of NSP Common Shares and NSP Preferred Shares, voting together as a single class. The presence, in person or by valid proxy, of a majority of the NSP Common Shares outstanding on the record date is necessary to constitute a quorum at the special meeting for the vote by the holders of NSP Common Shares, voting as a separate class.

     Holders of NSP Common Shares and NSP Preferred Shares represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the special meeting. Broker non-votes will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes against approval of the merger agreement and the merger.

VOTING AND REVOCATION OF PROXIES

     All NSP Common Shares and NSP Preferred Shares that are entitled to vote and are represented at the special meeting by valid proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated (other than in the case of broker non-votes), such proxies will be voted in favor of the proposal to approve the merger agreement and the merger. With respect to any other business that may properly come before the special meeting and be submitted to a vote of Northern States Power shareholders, proxies received by the Northern States Power Board will be voted in accordance with the judgment of the designated proxy holders. Under the rules of the New York Stock Exchange, NSP Common Shares and NSP Preferred Shares held by a broker or nominee may not be voted at the special meeting without instructions to do so from the beneficial owner(s).

     The Northern States Power Board does not know of any matters other than the merger proposal that are to come before the special meeting. If any other matters are properly presented at the special meeting for consideration, including, among other things, consideration of a motion to adjourn the special meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger), the persons named in the enclosed proxy form and acting thereunder generally will have discretion to vote on these matters in accordance with their judgment if so authorized by instructions given on such proxy. Notwithstanding the foregoing, proxies voting against a specific proposal may not be used by the persons named in the proxies to vote for adjournment of the special meeting for the purpose of providing Northern States Power additional time to solicit votes to approve such proposal.


     Any proxy given to Northern States Power pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of Northern States Power, at or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same NSP Common Shares or NSP Preferred Shares and delivering it to the Secretary of Northern States Power before the taking of the vote at the special meeting, or (3) attending the special meeting and voting in person (although attendance at the special meeting will not in and of itself constitute a revocation of a proxy). You may also vote your shares by telephone or through the Internet by following the instructions provided on the enclosed proxy form. If you have voted by this method and wish to change your vote, you may follow any of the procedures listed above, or you may revote by telephone or through the Internet.


     Any written notice of revocation or subsequent proxy should be sent to Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota 55401, Attention: Corporate Secretary, or be hand delivered to the Secretary of Northern States Power at or before the taking of the vote at the special meeting.

     All expenses of Northern States Power's solicitation of proxies for the special meeting will be borne by Northern States Power. In addition to solicitation by use of the mails, proxies may be solicited from Northern States Power shareholders by directors, officers and employees of Northern States Power in person or by telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Northern States Power has retained

Georgeson & Company, Inc., a proxy solicitation firm, to assist it in the solicitation of proxies for the special meeting at a cost of approximately $15,000 plus reimbursement of reasonable out-of-pocket expenses. In addition, Northern States Power will make arrangements with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of NSP Common Shares or NSP Preferred Shares held of record by these brokerage houses, custodians, nominees and fiduciaries, and Northern States Power will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses.

                                   THE MERGER

     We are furnishing this joint proxy statement/prospectus to you in connection with the proposed merger between Northern States Power and New Century Energies because you are a shareholder of either Northern States Power or New Century Energies. If completed, the merger will be carried out as provided in the merger agreement, a copy of which is attached as Appendix A to this joint proxy statement/prospectus.


     The merger agreement provides that the combined company will be created by first moving Northern States Power's utility assets into a new subsidiary (which we refer to as New NSP Utility Sub) and then merging New Century Energies into Northern States Power, with Northern States Power as the surviving corporate entity in the merger. The surviving corporation will be a holding company for the combined assets and operations of Northern States Power and New Century Energies. If difficulties arise in obtaining the approvals and consents required to transfer Northern States Power's utility assets to New NSP Utility Sub, we may negotiate a mutually acceptable alternative to this restructuring of Northern States Power's utility assets. We intend to select a new name for the combined company which will identify it as a leading energy company. We expect to announce the new name before our special meetings.


     In the merger, each outstanding NCE Common Share will be converted into the right to receive 1.55 shares of common stock in the combined company. Outstanding NSP Common Shares and NSP Preferred Shares will remain outstanding on a one-for-one basis after the merger as common and preferred shares of the combined company.

BACKGROUND

     NEW CENTURY ENERGIES

     New Century Energies believes the business and regulatory environment in the utility industry that has existed for decades has and will continue to experience rapid change. Competition is increasing, particularly in energy supply and retail energy services. Several states in the U.S., including those states in which New Century Energies currently operates, have either passed or proposed legislation that provides for retail electric competition and price deregulation of energy supply. The wholesale electric energy market has expanded and geographic boundaries are no longer barriers. Increased activity by power marketers and traders has added new dimensions of complexity. A significant amount of electric generation assets were purchased, sold or traded in the U.S. during 1998 and this trend is expected to continue. Consolidation and globalization is a continuing trend as businesses position themselves for competition in an unbundled energy industry.

     New Century Energies believes that utilities that achieve significant size and scope of operations, efficient, low cost sources of energy supply and a diverse customer base will be best positioned to compete in the new energy marketplace.

     Since New Century Energies' inception in 1997, the New Century Energies' Board has worked to develop an integrated strategic planning process based on adapting to the evolving competitive environment. The strategic planning activities focus on the key drivers that would best position New Century Energies for enhancing shareholder value and becoming a leading utility in the competitive energy marketplace.

     KEY DRIVERS:

     - Own or control at least 20,000 megawatts of generating capacity to achieve benefits through fuel diversification and operational efficiencies.

     - Develop profitable energy marketing capabilities to further optimize the use of generation assets.

     - Achieve access to a larger, more diverse customer base that would allow customers to be served more cost effectively.

     - Grow the energy services business to enhance the ability to develop and market new competitive products and services and provide integrated energy solutions for customers.

     - Pursue profitable, value-added international investments to leverage core competencies and achieve superior risk-adjusted returns.

     NORTHERN STATES POWER


     Northern States Power believes that electric and gas utility companies face continued rapid industry changes that will have a significant impact on the future competitive position of utility companies and their ability to improve earnings in traditional regulated businesses. These changes are being driven by technological advances, consumer pressures and federal and state legislative and regulatory initiatives aimed at introducing greater competition in the wholesale and retail energy markets. In this changing energy marketplace, Northern States Power's utility businesses historically have focused on providing customers continued low-cost reliable energy while maintaining high levels of customer service. Northern States Power has in addition developed a strategy to enhance the value of shareholder investments in Northern States Power by actively pursuing and developing business opportunities in nonregulated businesses primarily through Northern States Power's wholly owned subsidiary, NRG Energy. In early 1998, Northern States Power developed the following "ten-point game plan" to position Northern States Power to deal effectively with present and anticipated changes in the energy business and to ensure that Northern States Power would have the financial stability and financing capability needed to achieve the growth objectives established for NRG Energy and other business segments:


     - Grow NRG Energy into a top independent power producer in each of North America, Europe and Asia-Pacific, its core markets.

     - Position Northern States Power's generation business for long-term value through careful investments to maintain the reliability, efficiency and competitiveness of Northern States Power's conventional coal-fired, hydro, refuse-derived fuel, natural gas and oil-fired facilities, and prepare to operate Northern States Power's generation facilities as a stand-alone business in a competitive market.

     - Enhance the value of Northern States Power's Monticello and Prairie Island nuclear plants by combining these assets with other well-run nuclear plants.

     - Expand wholesale energy marketing activities.

     - Participate in a for-profit, independent transmission company to ensure a reliable, efficient, customer-focused and investor-responsive electric transmission network consistent with Federal Energy Regulatory Commission and State of Wisconsin requirements for functional separation of utility transmission and generation facilities.

     - Expand Northern States Power's core electric and gas distribution business by actively seeking acquisition and merger opportunities with other energy companies.

     - Continue to develop Seren Innovations's communications and data services business, which delivers high-speed Internet access, video-on-demand, telephone service and cable TV.

     - Continue to grow Viking Gas Transmission Company's natural gas distribution business through pipeline expansion.

     - Drive Energy Masters International, an energy services business, toward profitability by reducing costs and concentrating on retrofitting and upgrading customer facilities for greater energy efficiency.

     - Manage Northern States Power's entire business as a portfolio of assets with a focus on growth.

     DISCUSSIONS BETWEEN NORTHERN STATES POWER AND NEW CENTURY ENERGIES

     Over the course of 1998, James J. Howard, Northern States Power's Chairman, President and Chief Executive Officer, and other members of Northern States Power senior management had preliminary contacts with a number of potential transaction partners, including New Century Energies. Throughout this period, the Northern States Power Board was kept apprised of these contacts with potential transaction partners and the continued refinement of management's evaluation of strategic alternatives at regularly scheduled Board meetings.

     In July 1998, in connection with its planning initiative, Northern States Power retained the services of The Blackstone Group L.P. as its financial advisor to assist Northern States Power in exploring its options.

     During 1998, as part of the ongoing execution of New Century Energies' strategic plan, the senior management team of New Century Energies with the assistance of outside financial advisors considered a number of strategic alternatives, including potential acquisitions, an acquisition of New Century Energies by a larger domestic or international utility and a merger of equals transaction. Members of the New Century Energies senior management team had preliminary contacts with a number of potential transaction partners developed through this analysis, including Northern States Power. The New Century Energies Board was kept apprised of the status of the contacts with potential transaction partners.

     Following an initial introductory meeting in mid-July 1998 between representatives of senior management of Northern States Power and New Century Energies, Messrs. Howard, Helton and Brunetti agreed to meet in early September.

     At a meeting on September 9, 1998, Messrs. Helton, Brunetti and Howard described and compared their companies' strategies and visions for the future. Based on these discussions, Messrs. Helton, Brunetti and Howard concluded that the two companies shared sufficiently compatible visions and goals to warrant exploratory discussions.

     New Century Energies and Northern States Power executed a confidentiality agreement in September 1998.

     On September 25, 1998, New Century Energies engaged SG Barr Devlin as its financial advisor to assist it in exploring a possible transaction with Northern States Power.


     At a regularly scheduled Northern States Power Board meeting in October 1998, Mr. Howard reviewed with the Northern States Board management's analysis of the strategic alternatives available to Northern States Power, including potential acquisitions by Northern States Power, an acquisition of Northern States Power by a larger domestic utility company or an international utility company seeking to enter the U.S. market, or a merger-of-equals transaction. Northern States Power evaluated each potential type of transaction with a variety of potential partners based on, among other criteria, long- and short-term shareholder value, the strategic rationale supporting a possible transaction, ability to complete a transaction within an acceptable time frame and without burdensome conditions to regulatory approval being imposed, perceived interest and availability of the transaction partner and the financial characteristics and strength of the combined entity. Mr. Howard also discussed with the Northern States Power Board the preliminary contacts that he had had with New Century Energies.

     Beginning in early fall of 1998 and continuing through December 1998, representatives of management of New Century Energies and Northern States Power and their financial advisors met and spoke by telephone on numerous occasions to explore a possible transaction. During these meetings and conversations, New Century Energies' and Northern States Power's representatives discussed their companies' businesses and operations, the rationale for a potential business combination, alternative structures for a possible transaction, a possible basis for a conversion ratio, required regulatory approvals and the expected timing for obtaining such approvals, and organizational matters, including board composition and management structure and succession.

     Discussions in person and by telephone between New Century Energies and Northern States Power representatives continued throughout January 1999. During this period, the companies exchanged financial information and members of senior financial management began estimating the level of cost savings and other financial benefits that might be achievable through a combination of the two companies. Also during this period, management representatives and the companies' legal and financial advisors began business and legal due diligence investigations of the other company. Further discussions continued between the companies' representatives on the principal terms of a possible transaction, regulatory approvals and timing, and governance matters.

     On January 26, 1999, the New Century Energies Board held a special meeting at which the Board reviewed the status of the discussions with Northern States Power. After presentations by members of the senior management of New Century Energies and outside consultants, the New Century Energies Board authorized management to continue its discussions with Northern States Power.

     At a regularly scheduled meeting of the Northern States Power Board of Directors on January 27, 1999, the Northern States Power Board received presentations from members of senior management on Northern States Power's 10-point game plan and financial projections on a stand-alone basis, the strategic rationale for a business combination with New Century Energies, an analysis of the ability of a combined company to finance long-term growth objectives, required regulatory approvals for the combination, projected timing to obtain such approvals and possible alternative transaction structures. Following discussion, the Northern States Power Board authorized management to continue its discussions with New Century Energies.

     On February 15, 1999, Mr. Brunetti met with Mr. Howard and several other members of the Northern States Power Board, and the following week, on February 22, 1999, Mr. Howard met with Messrs. Helton and Brunetti and several other New Century Energies directors. At those meetings, Messrs. Howard and Brunetti discussed their management philosophies, their views on the changing competitive environment in the energy industry and each of the companies' plans for growth in that environment. During Mr. Howard's meeting with the New Century Energies directors, those present agreed on the importance to Northern States Power of significant flexibility, pending completion of a merger, to make planned investments in the company's regulated and nonregulated businesses. During this time period, New Century Energies also indicated the importance of similar flexibility to it.

     On February 23, 1999, the New Century Energies Board was updated on the status of the discussions with Northern States Power at its regular Board meeting. After presentations by members of the senior management of New Century Energies and outside consultants, the Board again authorized management to continue discussions with Northern States Power.

     On March 5, 1999, New Century Energies provided to Northern States Power a proposed merger agreement, and legal counsel and management for Northern States Power and New Century Energies met on several occasions and held numerous telephone conversations over the course of the following week to negotiate the terms of the proposed merger agreement.

     On March 9, 1999, representatives of the companies' senior management and their financial advisors met to discuss additional financial modeling requirements and outstanding due diligence questions. The next day representatives of management met to further develop the estimates of potential cost savings that could be achieved by combining the companies. Also present were representatives of a consulting firm that the companies had jointly engaged to assist the managements of the companies in their estimates of potential cost savings and representatives of the companies' financial advisors.

     The Northern States Power Board held a special meeting on March 15, 1999 to review the proposed transaction with New Century Energies. At the meeting, representatives of senior management and legal counsel made presentations on, among other matters, the rationale for combining with New Century Energies, the cost savings and other benefits that management expected could be achieved in the combination, Northern States Power's financial plan on a stand-alone basis and the strengthened financial stability and financing achievable through combining with New Century Energies, the proposed terms of the draft merger agreement, the results of the due diligence investigations that had been performed, legal matters raised by the potential transaction, the plan to timely obtain required regulatory approvals and the anticipated schedule for completing negotiations and obtaining shareholder approvals. Blackstone described the financial analyses that it would undertake with respect to the final negotiated conversion ratio.

     On March 17, 1999, the New Century Energies Board held a special meeting for the purpose of hearing a report on the status of the proposed Northern States Power transaction. At this Board meeting, members of management gave a detailed report on the results of their due diligence investigation of Northern States Power, outside legal counsel gave a report as to legal issues raised by the proposed transaction and representatives of SG Barr Devlin gave their preliminary financial analysis of the proposed transaction.

     During the remainder of the week of March 15, 1999, members of management of New Century Energies and Northern States Power and their legal advisors continued to negotiate the terms of the merger agreement. The terms of new employment agreements for Messrs. Howard and Brunetti also were negotiated during this period. The managements of both companies agreed on March 23, 1999 to recommend the conversion ratio of 1.55 shares of common stock of the combined company for each NCE Common Share to their respective boards.

     A special meeting of the Northern States Power Board to consider the proposed transaction was held on March 24, 1999 in Phoenix, Arizona. At the meeting, the terms and conditions of the proposed transaction were reviewed in detail by Northern States Power management and legal counsel. In addition, Northern States Power management and financial advisors described the benefits and rationales for the transaction. Representatives of Blackstone made a detailed financial presentation to the Northern States Power Board and advised the Northern States Power Board that, in its opinion, as of that date and based upon and subject to factors and assumptions, the conversion ratio was fair to holders of NSP Common Shares from a financial point of view. Extensive discussion and numerous questions from Northern States Power Board members followed the presentations. After considering the matters described under "-- NORTHERN STATES POWER'S REASONS FOR THE MERGER; RECOMMENDATION OF THE NORTHERN STATES POWER BOARD," the Northern States Power Board concluded that the proposed transaction was fair to, and in the best interests of, Northern States Power and Northern States Power shareholders and unanimously adopted and approved the merger agreement and the merger.

     A special meeting of the New Century Energies Board to consider and approve the proposed transaction was held on March 24, 1999. At that meeting, the terms and conditions of the proposed transaction were reviewed in detail by New Century Energies management and legal counsel. In addition, management and legal counsel summarized certain regulatory and due diligence issues presented by the proposed transaction. Representatives of SG Barr Devlin made a detailed financial presentation and advised New Century Energies that, in its opinion, the conversion ratio was fair to the holders of NCE Common Shares from a financial point of view. After extensive discussion and consideration of the matters described under "-- NEW CENTURY ENERGIES' REASONS FOR THE MERGER, RECOMMENDATION OF THE NEW CENTURY ENERGIES BOARD," the New Century Energies Board unanimously adopted and approved the merger agreement and the merger.

     The parties executed the merger agreement on the evening of March 24, 1999 and, before the opening of the market on March 25, 1999, announced that they had entered into the merger agreement.

NEW CENTURY ENERGIES' REASONS FOR THE MERGER; RECOMMENDATION OF THE NEW CENTURY ENERGIES BOARD

     The New Century Energies Board believes that the complementary combination of New Century Energies' growing core utility business with Northern States Power's sizable, nonregulated business activities, primarily NRG Energy, provides a foundation for incremental growth that could not be achieved on a stand-alone basis. The Board believes that the common vision shared by both companies, in combination with New Century Energies' and Northern States Power's management, personnel, technical expertise and financial strength, will create a combined company with the capabilities and resources required to succeed and grow in the new competitive energy marketplace.

     New Century Energies believes the merger joins two well-managed companies of similar market capitalization, providing substantial strategic and financial benefits to New Century Energies' shareholders, employees and customers. These benefits are expected to include:

- INCREASED SIZE AND SCALE -- The increased size of the combined company provides an infrastructure capable of supporting more efficient utility operations, non-utility business activities and corporate services. Exposure to changes in economic or competitive conditions in business segments is expected to be reduced. Significant incremental scale in the mix of generation assets and expansion of the customer base creates opportunities for improving competitive position through more stable rates resulting from fuel diversification, operating efficiencies and better customer service.

- SIGNIFICANT COST SAVINGS -- Through the elimination of duplication in corporate and administrative programs, greater efficiencies in operations and business practices, improved purchasing power, and the combination of the two workforces, the New Century Energies Board expects the combined company to capture approximately $1.1 billion in net merger-related cost savings over a ten-year period. Estimated savings include only those cost savings and cost avoidance items management expects to achieve as a result of the merger.

- ENHANCED FINANCIAL STRENGTH -- The combined company would have a significantly increased market capitalization and a stronger balance sheet that is expected to result in a stronger financial base and increased financial flexibility, including improved access to capital markets.


- FOUNDATION FOR NONREGULATED GROWTH -- The merger is expected to immediately provide the critical mass, and the development and operating infrastructure to further develop nonregulated business. The New Century Energies Board believes the nonregulated energy supply business of New Century Energies will benefit from a combination with NRG Energy, a successful, fast-growing developer and operator of independent power projects in the U.S. and abroad. In addition, the merger is expected to allow the companies to realize the benefits, including cost savings and expanded management expertise, through combining certain other similar, nonregulated businesses operated by both companies, including engineering, energy management and consulting businesses.

     New Century Energies believes that the merger will help it achieve its articulated goals as follows:

     - Own or control at least 20,000 megawatts of generating capacity to achieve cost savings through fuel diversification and operational efficiencies. Following the merger, and assuming that Northern States Power's independent power subsidiary, NRG Energy, completes the acquisition of generation facilities currently under contract, this goal would be met with the combined company owning 15,133 megawatts of regulated generation and 5,772 megawatts of unregulated generation.

     - Develop profitable energy marketing capabilities to further optimize the use of generation assets. The merger with Northern States Power will enhance the growth of the combined company's energy marketing capabilities. The enhanced energy marketing capacity of the combined company will assist the combined company to optimize the use of its generation assets.

     - Achieve access to a larger, more diverse customer base that would allow customers to be serviced more cost-effectively. The combined company will have 3.1 million electric customers and 1.5 million gas customers in the United States, almost double the existing U.S. customer base of New Century Energies, and will serve approximately 2 million electric customers and 400,000 gas customers in the United Kingdom.

     - Grow the energy services business to enhance the ability to develop and market new competitive products and services and provide integrated energy solutions for customers. The addition of Northern States Power's energy service subsidiaries to the existing New Century Energies energy service companies will result in significant growth in the combined company's energy service capabilities.

     - Pursue profitable, value-added international investments to leverage core competencies and achieve superior risk-adjusted returns. The combination of NRG Energy's international power projects and New Century Energies' investment in Yorkshire Power Group will result in a combined company with a much stronger international presence and the expertise to identify attractive investment opportunities.


     The New Century Energies Board approved the merger agreement on March 24, 1999 by the unanimous vote of all directors. The New Century Energies Board believes that the merger is in the best interests of the New Century Energies shareholders and unanimously recommends that New Century Energies shareholders vote for approval of the merger agreement and the merger. Certain members of the New Century Energies Board will become directors and/or officers of the combined company following the merger and/or may become entitled to severance benefits as a result of the merger. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER" on page 60.


     In its deliberations concerning the merger agreement, the New Century Energies Board considered the potential benefits from the merger outlined above. The New Century Energies Board also considered the following:


     - The expectation that the merger will qualify for "pooling of interests" accounting treatment, which avoids any reductions in earnings that would result from the amortization of goodwill recognized in purchase accounting.


     - The expectation that the merger will be tax-free for New Century Energies shareholders except with respect to payments made for fractional shares.

     - The impact of regulations under various state and federal laws (as described under "REGULATORY APPROVALS"), including the additional regulatory oversight that would result from the addition of utility operations in six states, and the issues involved in obtaining approval under the Public Utility Holding Company Act.


     - The problems inherent in merging the operations of two large companies and the super majority vote required to alter certain arrangements regarding the management of the combined company, including the composition of the combined company's board of directors, the identity of the combined company's president and chief executive officer and the location of the combined company's corporate headquarters.


     - Whether the merger would be accretive to New Century Energies' shareholders.

     - The results of the due diligence review of Northern States Power and its subsidiaries.

     - The opinion of SG Barr Devlin described under "OPINION OF THE FINANCIAL ADVISOR TO THE NEW CENTURY ENERGIES BOARD."


     After considering these and other matters, the New Century Energies Board concluded that the potential benefits of the merger outweighed the risks and any disadvantages that might result from the merger. It is important to note that no one factor was the reason for any individual director's decision and that each director attached his or her own weights to the many factors considered. However, based on the total mix of information available to them, all directors determined to approve and recommend the merger agreement and the merger to New Century Energies' shareholders.


NORTHERN STATES POWER'S REASONS FOR THE MERGER; RECOMMENDATION OF THE NORTHERN STATES POWER BOARD

     Northern States Power believes that the merger will result in the following significant benefits to Northern States Power:

     ESTABLISHMENT OF A STRONGER COMPETITIVE POSITION IN NORTHERN STATES POWER'S TRADITIONAL UTILITY BUSINESSES

     - Greater scale should result in significant cost efficiencies and lower per unit costs, thereby improving the utility businesses' competitive position in a deregulating industry with resulting benefits to utility customers.

     - Critical scale in each business segment should provide a stronger platform to execute a disaggregation strategy.


     - The resulting lower cost structure for Northern States Power's regulated businesses should reduce potential customer and margin loss that could occur due to the effects of deregulation.


     CREATION OF AN ENHANCED PLATFORM FOR GROWTH

     - The combined company's larger balance sheet of approximately $15.1 billion in total assets should have greater financial stability and financing capability to support the growth objectives established for NRG Energy and other nonregulated businesses. As a result of increased size, NRG Energy's external financing requirements will account for a smaller portion of the total capitalization of the combined company than that of Northern States Power on a stand-alone basis.

     - Similar strategies in nonregulated businesses should allow Northern States Power and New Century Energies to merge operations and create stronger platforms for growth.

     - The combined company's multi-regional, larger generation asset base should support expansion of marketing and trading activities.

     IMPROVEMENT OF RISK PROFILE AS NONREGULATED BUSINESSES GROW

     - The combined company's exposure to different geographic markets, a broader portfolio of assets and greater financial resources should provide it a better ability to withstand risk and volatility than Northern States Power on a stand-alone basis. The combined company will have a strong global presence, with operations in the United Kingdom, Central Europe, Australia and South America.

     - Because NRG Energy's nonregulated businesses face greater risks than Northern States Power's regulated businesses, the larger regulated business of the companies on a combined basis should reduce overall risk as NRG Energy grows.

     The Northern States Power Board has determined that the merger agreement and the merger are fair to, and in the best interests of, Northern States Power and Northern States Power shareholders and has recommended that Northern States Power shareholders approve the merger agreement and the merger.

     During the course of its deliberations relating to the merger agreement and the merger, the Northern States Power Board considered the following factors in addition to the expected benefits described above:

     - Northern States Power Operating and Financial Condition. The Northern States Power Board's familiarity with, and review of, the business, assets, management, competitive position and prospects of Northern States Power, including Northern States Power's prospects if it were to continue as an independent company, the risks associated with remaining independent, and the ability of Northern States Power to independently finance the investments called for by NRG Energy's growth plan.

     - New Century Energies Operating and Financial Condition. The business, operations, financial condition, operating results and prospects of New Century Energies.

     - Terms and Conditions of the Merger Agreement. The terms and conditions of the merger agreement, including the conversion ratio, the terms of the termination provisions and the amount and circumstances in which a fee could become payable by Northern States Power or New Century Energies, the course of negotiations resulting in the execution of the merger agreement, and the interests of certain Northern States Power executives in the merger. The Northern States Power Board also considered the management succession plan contained in the merger agreement and the terms of the merger agreement requiring the combined company's headquarters to remain in Minneapolis, Minnesota for a period of at least three years following completion of the merger and requiring any reductions in workforce relating to Northern States Power employees during the two years following completion of the merger to be made on a fair and equitable basis.

     - Timing and Achievability. The anticipated timing required to complete the merger including, in particular, the expected timing to obtain required regulatory approvals and management's view as to the likelihood of obtaining the required approvals without the imposition of conditions that would materially adversely affect Northern States Power or New Century Energies, the issues involved in obtaining approval under the Public Utility Holding Company Act and the additional regulatory oversight that would result from the addition of utility operations in six more states.

     - Fixed Conversion Ratio. The possibility that, because the conversion ratio at which New Century Energies shares will be exchanged in the merger is fixed, the value of the shares of common stock of the combined company held by Northern States Power's shareholders at the time of the merger may increase or decrease.

     - Ownership and Dividends. The projected 46% pro forma ownership of the combined company by Northern States Power shareholders and the expectation that the combined company will adopt New Century Energies' dividend payment level adjusted for the conversion ratio, representing an increase for Northern States Power shareholders.

     - Fit and Compatibility. Northern States Power's and New Century Energies' strategic fit and compatible corporate cultures and visions of the future of the energy business.

     - Continuing Management Role. The expectation that members of Northern States Power's senior management will have a continuing significant role on the senior management team of the combined company.

     - Fairness Opinion. The opinion, analyses and presentation of The Blackstone Group L.P. presented to the Northern States Power Board on March 24, 1999, and the written opinion of March 24, 1999 from The Blackstone Group to the effect that, as of that date and based upon and subject to factors and assumptions, the conversion ratio was fair to holders of NSP Common Shares from a financial point of view.

     - Tax and Accounting Treatment. The expectation that the merger will qualify for pooling of interests accounting treatment and that the merger will qualify as a tax-free reorganization under the Internal Revenue Code of 1986 (the "INTERNAL REVENUE CODE").

     The foregoing discussion addresses the material facts considered by the Northern States Power Board in its consideration of the merger. In view of the variety of factors and the amount of information considered, the Northern States Power Board did not find it practicable to, and did not, make specific assessments of, quantify, or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination to adopt and approve the merger agreement and the merger was made after consideration of all the factors taken as a whole, though individual members of the Northern States Power Board may have given different weights to different factors.


POTENTIAL COST SAVINGS AND COST AVOIDANCES RESULTING FROM THE MERGER


     We believe that the merger will result in significant cost savings and cost avoidances that will benefit our customers and shareholders. We have limited our estimates of the potential cost savings and cost avoidances from combining our operations to quantifiable amounts estimated by our managements. The estimates we describe are net of costs to achieve these potential savings and avoidances and reflect the time required to integrate our operations. These estimated savings and avoidances do not include savings and avoidances that might be achieved without the merger. In addition, we will continue our ongoing efforts to increase productivity and reduce costs by redesigning and reengineering key business processes.


     We estimate operating efficiencies from the merger will generate total net cost savings and cost avoidances of $1.1 billion over a ten-year period. Our managements identified the following major components of these anticipated cost savings and cost avoidances:



     - Integration of corporate functions -- The combined company should be able to eliminate redundant functions in a number of areas, including accounting and finance, human resources, information services, external relations, legal and executive administration. The staffing levels for these functions are relatively fixed and do not directly vary with an increase or decrease in the number of employees or customers.


     - Integration of corporate programs -- The combined company should be able to integrate a number of corporate and administrative functions which will reduce non-labor costs in the areas of insurance, advertising, professional services, benefits plan administration, credit facilities, association dues, and shareholder services, among others. In addition, future operational expenditures in the area of information systems that we would each make on a stand-alone basis should be significantly reduced.


     - Other purchasing economies -- The combined company should be able to centralize purchasing functions. It should also be able to obtain purchasing leverage resulting in volume discounts for materials and services.

     - Fuel procurement -- The combined company should achieve economies as a result of its larger combined fuel requirements.

     - Joint dispatch -- The combined company may also realize savings in power purchases from the interchange of power between its combined operations.

OPINION OF THE FINANCIAL ADVISOR TO THE NEW CENTURY ENERGIES BOARD


     On September 25, 1998, New Century Energies retained SG Barr Devlin to act as its financial and strategic advisor in pursuing a possible business combination with Northern States Power. SG Barr Devlin delivered its written opinions to the New Century Energies Board dated March 24, 1999 and the date of this joint proxy statement/prospectus that, as of the dates of the opinions, the conversion ratio was and is fair from a financial point of view to holders of NCE Common Shares.



     A copy of SG Barr Devlin's opinion dated the date of this joint proxy statement/prospectus is attached as Annex B and incorporated herein by reference. Holders of NCE Common Shares should read the attached opinion carefully and in its entirety. The March 24, 1999 opinion is substantially identical to the opinion attached to this joint proxy statement/prospectus.



     In connection with rendering its opinion dated the date of this joint proxy statement/prospectus, SG Barr Devlin reviewed and relied upon:



     - the annual reports, Forms 10-K and selected other public filings of New Century Energies, Northern States Power and certain related subsidiaries for the three years ended December 31, 1998;



     - the Forms 10-Q and related unaudited financial information of New Century Energies, Northern States Power and certain related subsidiaries for the quarterly period ended March 31, 1999;


     - certain internal information (including financial projections) provided by New Century Energies and Northern States Power;


     - the merger agreement;



     - this joint proxy statement/prospectus; and


     - certain other materials deemed by SG Barr Devlin to be necessary or appropriate.

     SG Barr Devlin also:

     - conducted discussions with members of senior management of New Century Energies and Northern States Power about their businesses, regulatory environments, prospects and strategic objectives, as well as possible benefits which might be realized following the merger;

     - reviewed the historical market prices and trading activity for NCE Common Shares and NSP Common Shares;

     - compared certain financial and operational information for New Century Energies and Northern States Power with similar information for certain other companies;

     - compared the proposed financial terms of the merger with similar information from certain utility industry business combinations;

     - assessed the value of NCE Common Shares and NSP Common Shares using a variety of valuation methodologies; and

     - performed such other studies and analyses as it deemed appropriate.

     SG Barr Devlin relied upon the accuracy and completeness of all financial and other information publicly available or otherwise provided to it by New Century Energies and Northern States Power, and upon the assurances of management of New Century Energies and Northern States Power that they were not aware of any facts that would make such information inaccurate or misleading. SG Barr Devlin also relied upon the assurances of management of New Century Energies and Northern States Power that all financial projections, as well as estimates of cost savings expected to result from the merger, were reasonably prepared and reflected the best currently available estimates and judgments regarding future financial performance and outcomes of legal, regulatory and other contingencies. These projections and estimates do not necessarily indicate actual values or predict future results or values, which may be significantly more or less favorable than projected or estimated. SG Barr Devlin was not provided with and did not undertake an independent evaluation of the assets or liabilities of New Century Energies or Northern States Power, nor did SG Barr Devlin make any physical inspection of the properties or assets of New Century Energies or Northern States Power.


     SG Barr Devlin's opinions are directed to the New Century Energies Board and the fairness of the conversion ratio to holders of NCE Common Shares from a financial point of view. They do not address any other aspect of the merger and do not constitute a recommendation to any holder of NCE Common Shares as to how such holder should vote at New Century Energies' special meeting. The conversion ratio itself was determined by New Century Energies and Northern States Power through arm's-length negotiations. New Century Energies did not place any limitations upon SG Barr Devlin regarding the procedures followed or factors considered by SG Barr Devlin in rendering its opinions.



     In rendering its fairness opinions and making its written and oral presentations to the New Century Energies Board, SG Barr Devlin performed a variety of financial and comparative analyses and considered a variety of factors. While the material analyses and factors are summarized below, this summary is not a complete description. Furthermore, SG Barr Devlin did not attribute any particular weight to any analysis or factor; rather, SG Barr Devlin made its determinations on the basis of qualitative judgments regarding the significance and relevance of each analysis and factor. Accordingly, SG Barr Devlin believes that its analyses must be considered as a whole, and that only considering portions of these analyses and factors could create a misleading or incomplete view of the evaluation process underlying its opinions. The results of these analyses in connection with its opinion dated March 24, 1999 were discussed with the New Century Energies Board at its meeting on the same date. In connection with its opinion dated the date of this joint proxy statement/prospectus, SG Barr Devlin performed certain procedures to update its analyses and reviewed with the managements of New Century Energies and Northern States Power the assumptions upon which these analyses were based. The results of these analyses were substantially the same as those for the March 24, 1999 opinion.



     Stock Trading History. SG Barr Devlin reviewed the historical prices and trading volumes of NCE Common Shares and NSP Common Shares and compared them to
(a) the Standard and Poor's Utility Index and (b) the Standard and Poor's 500 Composite Index to provide perspective on the current and historical stock price performance of New Century Energies and Northern States Power relative to one another and to the selected market indices. SG Barr Devlin also calculated the ratio of the daily closing market price per NCE Common Share to the daily closing market price per NSP Common Share for the period August 4, 1997 to March 23, 1999. The results of this analysis showed that NCE Common Shares traded at a price as high as 1.81 times, as low as 1.41 times and at an average of 1.67 times the then-current price of NSP Common Shares. This analysis was utilized to provide historical background regarding the manner in which the public trading market had valued New Century Energies and Northern States Power in absolute terms and relative to each other.


     Discounted Cash Flow Analysis. SG Barr Devlin prepared and reviewed the results of unleveraged discounted cash flow analyses for both New Century Energies and Northern States Power, assuming that New Century Energies and Northern States Power performed according to the operating and financial projections provided by their managements for the period 1999 through 2003, as revised by SG Barr Devlin in the exercise of its professional judgment. The purpose of the discounted cash flow analysis was to estimate a range of present values for the stock of New Century Energies and Northern States Power. The ratio of these values constitutes a range of conversion ratios for holders of NCE Common Shares. To calculate these values, each company's projected cash flow stream during each year of the projections, together with the estimated value of each company at the end of 2003, were discounted to the present using discount rates that ranged from 5.75% to 6.75% for New Century Energies and 5.25% to 12.5% for Northern States Power. SG Barr Devlin estimated values at the end of 2003 for New Century Energies and Northern States Power by applying the following multiples which were derived from those of certain comparable public companies.


                                                                             NORTHERN STATES
                                                     NEW CENTURY ENERGIES         POWER
                                                     --------------------    ---------------
Earnings before interest and taxes.................  9.5x - 10.5x            9.0x - 10.5x
Earnings before interest, taxes, depreciation and
  amortization.....................................  6.75x - 7.5x            6.25x - 6.75x
Net income.........................................  12.0x - 14.0x           12.0x - 20.0x

     This analysis produced reference values of $45.54 to $55.01 per NCE Common Share and $27.61 to $36.67 per NSP Common Share. The implied range of conversion ratios resulting from these reference values was 1.24 to 1.99, with a midpoint value of 1.56.


     Publicly Traded Comparable Company Analysis. SG Barr Devlin compared selected financial information and ratios for the domestic regulated/utility businesses of New Century Energies and Northern States Power with the corresponding financial information and ratios for a group of publicly traded electric or electric and gas utilities (or their holding companies) deemed by SG Barr Devlin to be comparable to New Century Energies or Northern States Power. These comparable companies were selected on the basis of being companies which possessed general business, operating and financial characteristics representative of companies in the regulated/utility industries in which New Century Energies and Northern States Power operate. The following table lists the comparable companies that were used for New Century Energies and Northern States Power.


  NEW CENTURY ENERGIES          NORTHERN STATES POWER
------------------------  ----------------------------------
Allegheny Energy, Inc.    Ameren Corporation
Cinergy Corp.             Baltimore Gas and Electric Company
DPL Inc.                  Carolina Power and Light Company
LG&E Energy               Conectiv
NIPSCO Industries Inc.    Florida Progress Corporation
Puget Sound Energy, Inc.  FPL Group, Inc.
TECO Energy, Inc.         Interstate Energy Corporation
                          PP&L Resources, Inc.
                          Wisconsin Energy Corporation

     SG Barr Devlin determined ranges of multiples for the comparable companies based on the following financial ratios:

     - common stock market value as a multiple of

       - net income for the 12-month period ended September 30, 1998;

       - projected net income for the 12-month period ended December 31, 1999;

       - projected net income for the 12-month period ended December 31, 2000;

       - cash flow from operations for the 12-month period ended September 30, 1998; and

       - common stock dividends paid during the 12-month period ended September 30, 1998;

     - aggregate market value (defined as the sum of the common stock market value, plus any preferred stock, debt, capitalized lease obligations and minority interests, minus cash and cash equivalents) as a multiple of

       - earnings before interest and taxes for the 12-month period ended September 30, 1998; and

       - earnings before interest, taxes, depreciation and amortization for the 12-month period ended September 30, 1998.

     These multiples were applied to the corresponding data for the domestic regulated/utility businesses of New Century Energies and Northern States Power. Taken together with the estimated ranges of values for the remaining businesses of New Century Energies and Northern States Power, this analysis produced reference values of $36.68 to $43.95 per NCE Common Share and $23.91 to $29.10 per NSP Common Share. The implied range of conversion ratios resulting from these reference values was 1.26 to 1.84, with a midpoint value of 1.52.

     Because of the inherent differences between the operations of New Century Energies, Northern States Power and the comparable companies, SG Barr Devlin believes that a purely quantitative analysis is not particularly meaningful in the context of the merger. In this instance, SG Barr Devlin believes that an appropriate use of the comparable company analysis also involves qualitative judgments concerning differences between the characteristics of the comparable companies, New Century Energies and Northern States Power.

     Comparable Transaction Analysis. SG Barr Devlin reviewed certain comparable transactions involving mergers between regulated electric or electric and gas utilities (or their holding companies). These comparable transactions were selected because they were strategic combinations of companies which possessed general business, operating and financial characteristics representative of companies in industries in which New Century Energies and Northern States Power operate. The comparable transactions included:

     - Nevada Power Company/Sierra Pacific Resources;

     - Enova Corporation/Pacific Enterprises;

     - WPL Holdings, Inc./IES Industries, Inc./Interstate Power Company;

     - Public Service Company of Colorado/Southwestern Public Service Company;

     - Wisconsin Energy Corporation/Northern States Power Company;

     - Midwest Resources Inc./Iowa Illinois Gas and Electric Company;

     - The Washington Water Power Company/Sierra Pacific Resources; and

     - The Cincinnati Gas & Electric Company/PSI Resources, Inc.

     SG Barr Devlin determined implied ranges of multiples from the comparable transactions based on the following financial ratios:

     - implied stock consideration as a multiple of

      - net income for the most-recent 12-month period available;

      - projected net income for the current fiscal year;

      - projected net income for the next fiscal year; and

      - cash flow from operations for the most-recent 12-month period available;

     - implied aggregate consideration (defined as the sum of the implied stock consideration, plus any preferred stock, debt, capitalized lease obligations and minority interests, minus cash and cash equivalents) as a multiple of

      - earnings before interest and taxes for the most-recent 12-month period available; and

      - earnings before interest, taxes, depreciation and amortization for the most-recent 12-month period available.

     Applying such multiples to the corresponding data for New Century Energies and Northern States Power, this analysis produced reference values of $32.25 to $40.70 per NCE Common Share and $22.19 to $26.89 per NSP Common Share. The implied range of conversion ratios resulting from these reference values was
1.20 to 1.83, with a midpoint value of 1.49.

     Because the reasons for each of the comparable transactions were diverse and because of the inherent differences between the operations of New Century Energies, Northern States Power and the companies in the selected transactions, SG Barr Devlin believes that a purely quantitative analysis is not particularly meaningful in the context of the merger. In this instance, SG Barr Devlin believes that an appropriate use of the comparable transaction analysis also involves qualitative judgments concerning differences between the characteristics of these transactions and the merger which would affect the relative values of New Century Energies and Northern States Power.

     Contribution Analysis. SG Barr Devlin calculated the relative contribution from New Century Energies and Northern States Power to the combined company for the years 1999 through 2003 based on:

     - net income;

     - earnings before interest and taxes; and

     - earnings before interest, taxes, depreciation and amortization.

     This analysis produced an implied range of conversion ratios from 1.32 to 1.70, with a midpoint value of 1.51.

     Pro Forma Merger Analysis. SG Barr Devlin analyzed certain pro forma effects of the merger to holders of NCE Common Shares for the period 2001 through 2003. This analysis was based upon the revised financial projections previously discussed, with an adjustment for the retention of a portion of the estimated cost savings and operating synergies which might be realized following the merger. The analysis showed an improvement in earnings per share to holders of NCE Common Shares, with no expected impact on dividends per share.

     SG Barr Devlin was selected as New Century Energies' financial advisor because SG Barr Devlin and principals of SG Barr Devlin have significant experience in the investment banking and electric and gas utility industries. SG Barr Devlin is a division of SG Cowen Securities Corporation specializing in strategic and merger advisory services to the electric and gas utility industries, the energy industry and selected other industries. In this capacity, SG Barr Devlin and principals of SG Barr Devlin have been involved as advisors in numerous transactions and advisory assignments in the electric, gas and energy industries and are constantly engaged in the valuation of businesses and securities in these industries.

     New Century Energies has agreed to pay SG Barr Devlin for its services related to the merger:

     - a financial advisory retainer fee of $100,000 per quarter commencing September 25, 1998 and terminating upon execution of the merger agreement;

     - a transaction fee, based on the common stock market value of Northern States Power at the time of closing, which would range from 0.38% of such market value (if the market value were $3,000,000,000) to 0.30% of such market value (if the market value were $6,000,000,000). The transaction fee is payable in three installments:

      -- one-third upon execution of the merger agreement;

      -- one-third upon approval of the merger by New Century Energies shareholders, less a credit of $500,000 for prior fees paid; and

      -- one-third at the time of closing, less a credit of $700,000 for prior fees paid.

     New Century Energies has agreed to reimburse SG Barr Devlin for its out-of-pocket expenses (including fees and expenses of legal counsel and other advisors engaged with the consent of New Century Energies) and to indemnify SG Barr Devlin against certain liabilities (including liabilities under the federal securities laws) relating to or arising out of its engagement.

OPINION OF THE FINANCIAL ADVISOR TO THE NORTHERN STATES POWER BOARD

     At a meeting of Northern States Power's Board held on March 24, 1999, Blackstone delivered its oral opinion to the Northern States Power Board that, as of such date and subject to the various considerations set forth in the opinion, the conversion ratio was fair to the holders of NSP Common Shares from a financial point of view. Blackstone delivered a written opinion dated March 24, 1999, confirming its oral opinion.

     The full text of Blackstone's opinion letter is attached hereto as Appendix C and is incorporated in this document by reference. Holders of NSP Common Shares are urged to, and should, read the opinion in its entirety. Blackstone's opinion is directed only to the fairness of the conversion ratio to the holders of NSP Common Shares from a financial point of view and does not constitute a recommendation to any shareholder as to how such holder should vote with respect to the merger and should not be relied on by any shareholder as such. The summary of Blackstone's opinion as set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion letter.

In connection with its opinion, Blackstone:

     - reviewed, among other things, certain publicly available information concerning the business, financial condition and operations of Northern States Power and New Century Energies which Blackstone believed to be relevant to its inquiry;

     - reviewed certain internal financial analyses, estimates and forecasts relating to Northern States Power and New Century Energies prepared by, and furnished to Blackstone by, the respective managements of Northern States Power and New Century Energies;


     - reviewed estimates of certain operating efficiencies and synergies expected to be achieved as a result of the merger that were prepared by the managements of Northern States Power and

       New Century Energies with the assistance of a third-party consultant, and furnished to Blackstone by the management of Northern States Power;

     - held discussions with members of management of Northern States Power and New Century Energies concerning their respective businesses, operating environments, financial condition, prospects and strategic objectives;

     - reviewed the historical market prices and trading activity for NSP Common Shares and NCE Common Shares;

     - compared certain financial and stock market information for Northern States Power and New Century Energies with similar information for certain other companies the securities of which are publicly traded;

     - reviewed the financial terms of certain recent business combinations in the electric utility industry;

     - considered the pro forma financial effect of the merger on Northern States Power;

     - participated in discussions among representatives of Northern States Power and New Century Energies and their respective financial and legal advisors;

     - reviewed the merger agreement; and

     - performed such other studies and analyses, and took into account such other matters, as Blackstone deemed appropriate.

In arriving at its opinion, Blackstone:

     - relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by Blackstone that was publicly available, that was supplied or otherwise made available to Blackstone by Northern States Power and New Century Energies or that was otherwise reviewed by Blackstone;

     - assumed that the financial forecasts and the estimates prepared by Northern States Power and New Century Energies and provided to Blackstone, and the estimates of operating efficiencies and synergies that would result from the combination of Northern States Power and New Century Energies provided to Blackstone, had been reasonably determined on a basis reflecting the best currently available judgments and estimates of Northern States Power and New Century Energies, and that these forecasts and estimates will be realized in the amounts and at the times contemplated thereby; and

     - relied upon the assurances of management of Northern States Power and New Century Energies that they were not aware of any facts that would make the information described in the two preceding bullet points inaccurate, incomplete or misleading.

In addition, Blackstone did not:

     - conduct a physical inspection of the properties and facilities of Northern States Power or New Century Energies;

     - make an independent evaluation or appraisal of the assets and liabilities of Northern States Power or New Century Energies; or

     - consider the relative merits of the merger as compared to any other business plan or opportunity that might be available to Northern States Power or the effect of any other arrangement in which Northern States Power might engage.

     Blackstone assumed that the merger and the other transactions contemplated by the merger agreement will be consummated on substantially the same terms set forth in the merger agreement and will be accounted for as a pooling-of-interests under generally accepted accounting principles and will qualify as a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code. Blackstone's opinion was based upon economic, market, monetary, regulatory and other conditions as they existed and could be evaluated, and the information made available to Blackstone, as of the date of the opinion. Furthermore, Blackstone expressed no opinion as to the prices or trading ranges at which NSP Common Shares will trade at any time. Blackstone assumed, with the permission of Northern States Power management, that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions or requirements will be imposed that will have a material adverse effect on the contemplated benefits of the merger.


     The following is a summary of the analyses and examinations performed by Blackstone that were presented to the Northern States Power Board on March 24, 1999 and were utilized by Blackstone in preparation of its opinion.

     Historical Relative Trading Analysis. Blackstone reviewed the ratio of the daily trading prices of NCE Common Shares to the daily trading prices of NSP Common Shares for the historical period from August 4, 1997, which was the first day of New Century Energies public market trading following the merger of Public Service Company of Colorado and Southwestern Public Service Company, which resulted in New Century Energies' formation, through March 19, 1999, and for selected periods within such period. Representative ranges for this ratio were as follows:

                     HISTORICAL PERIOD                           LOW     HIGH     AVERAGE
                     -----------------                           ---     ----     -------
August 4, 1997 through March 19, 1999.......................    1.438    1.811     1.667
One year historical period ending March 19, 1999............    1.438    1.811     1.668
Three month historical period ending March 19, 1999.........    1.438    1.779     1.635
Two week historical period ending March 19, 1999............    1.438    1.582     1.493

The ratio of the closing market price of NCE Common Shares to NSP Common Shares on March 19, 1999 was approximately 1.442.


     Relative Contribution Analysis. Using publicly available information and projections regarding Northern States Power and New Century Energies supplied by the companies' respective managements, Blackstone calculated and analyzed the relative contribution of Northern States Power and New Century Energies to the combined company with respect to the 1997 and 1998 actual and the 1999 and 2000 projected (a) revenues, (b) earnings before interest, taxes, depreciation and amortization ("EBITDA"), (c) earnings before interest and taxes ("EBIT"), (d) net income adjusted for non-recurring items, (e) total assets, (f) common book equity; (g) net property, plant and equipment, and (h) free cash flow, which Blackstone defined as cash flow from operations minus cash flow from investing activities, adjusted for extraordinary items. Blackstone then calculated the implied conversion ratios necessary to give Northern States Power and New Century Energies percentage ownership positions in the combined company that matched their respective contributions for each performance measure. The analysis did not take into account any potential cost savings, revenue enhancements or margin improvements realizable as a result of, or any other effects from, the merger. The analysis demonstrated an overall range of Northern States Power's contribution to the combined company with respect to the above performance measures of 40.9% to 50.2% and a range of implied conversion ratios of 1.326 to 1.925. Blackstone calculated a midpoint for the overall range of implied conversion ratios of 1.626.


     Blackstone noted that at an exchange ratio of 1.55, assuming 152.7 million shares of common stock outstanding for Northern States Power and 114.5 million shares of common stock outstanding for New Century Energies, holders of NSP Common Shares would own 46.3% of the pro forma equity in the pro forma combined company and holders of NCE Common Shares would own 53.7% of the pro forma equity in the pro forma combined company.

     Discounted Cash Flow Analysis. In order to determine an implied exchange ratio range based on a discounted cash flow analysis, Blackstone performed discounted cash flow analyses for both the utility and the nonregulated businesses of Northern States Power and New Century Energies using (a) financial projections provided by the companies' respective managements for the period from January 1, 1999 through December 31, 2003 and (b) varying sensitivities relating to the nonregulated portion of each company's management forecasts, as provided by the management of Northern States Power.

     Blackstone performed separate discounted cash flow analyses for Northern States Power's utility business and Northern States Power's nonregulated operations. The Northern States Power utility business discounted cash flow analysis was based upon the discount to present value, assuming discount rates ranging from 6.0% to 7.0% based on weighted average cost of capital, of projected free cash flow for the period from 1999 through 2003 and projected 2003 perpetual free cash flow assuming growth rates ranging from 2.0% to 3.0%. Blackstone calculated a range of values for Northern States Power's nonregulated operations using sensitivities provided by Northern States Power's management and added the discounted cash flow values of the nonregulated operations to the discounted cash flow values of the regulated operations to calculate a range of values for NSP Common Shares of approximately $26.40 through $51.90 per share.

     Blackstone also performed separate discounted cash flow analyses for New Century Energies' utility business and New Century Energies' nonregulated businesses. The New Century Energies utility business discounted cash flow analysis was based upon the discount to present value, assuming discount rates ranging from 6.0% to 7.0% based on weighted average cost of capital, of projected free cash flow for the period from 1999 through 2003 and projected 2003 perpetual free cash flow assuming growth rates of 2.0% to 3.0%. Blackstone calculated a range of values for New Century Energies' nonregulated operations using sensitivities provided by Northern States Power's management and added the discounted cash flow values of the nonregulated operations to the discounted cash flow values of the regulated operations to calculate a range of values for NCE Common Shares of approximately $40.60 to $72.60 per share.

     Based upon the ranges of values calculated in the discounted cash flow analyses, Blackstone calculated a range of implied conversion ratios for NCE Common Shares to NSP Common Shares of approximately 0.782 to 2.750, with a midpoint of 1.766.

     Discounted Dividend Analyses. Based on forecasts and assumptions prepared by Northern States Power's management regarding Northern States Power's earnings per share, dividends per share and compound annual growth rate for 1998 through 2003, Blackstone calculated the net present value of Northern States Power's future dividends using a range of equity discount rates of 8.0% to 9.0% and assuming a perpetuity growth rate range on Northern States Power's 2003 projected dividend per share of 3.0% to 5.0%. This analysis indicated a range of values for NSP Common Shares of approximately $23.80 to $43.90 per share.

     Blackstone also performed a discounted dividend analysis for New Century Energies. Using forecasts and assumptions prepared by New Century Energies management regarding New Century Energies' earnings per share, dividends per share and compound annual growth rate for 1998 through 2003, Blackstone calculated the net present value of New Century Energies' future dividends using the same ranges of discount rates and perpetuity growth rate range as it used in its discounted dividend analysis of Northern States Power. The analysis indicated a range of approximately $36.50 to $67.10 for each NCE Common Share.

     Based on the ranges of values calculated in the discounted dividend analyses, Blackstone calculated a range of implied conversion ratios for NCE Common Shares to NSP Common Shares of approximately 0.831 to 2.819, with a midpoint of 1.825.


     Selected Comparable Publicly Traded Companies Analysis. Blackstone reviewed and compared certain actual and estimated financial and stock market information of Northern States Power with selected public utility companies that Blackstone believed were comparable to Northern States Power. The group of comparable companies, which Blackstone selected based on their comparability to Northern States Power in terms of size characteristics; ratio of cost position to profitability; growth prospects and dividends; supplier and customer mix; and generation capacity mix, are:

     - Carolina Power & Light Company

     - Ameren Corporation

     - PP&L Resources, Inc.

     - Baltimore Gas and Electric Company

     - DQE, Inc.

     - Wisconsin Energy Corporation

     For this analysis, Blackstone based Northern States Power's stock price on its closing price as of March 19, 1999, calculated earnings per share based on IBES mean estimates as of March 19, 1999 and utilized the period ending on September 30, 1998 for the latest twelve months' EBIT and EBITDA multiples for the comparable companies. The analysis indicated that: (a) the ratio of total enterprise value (defined as the market value of common equity plus net debt, preferred stock and minority interest) to the latest twelve months' EBIT for Northern States Power was 12.2x, as compared to an average for the comparable companies of 11.3x (with a range of 9.5x to 15.6x); (b) the ratio of total enterprise value to the latest twelve months' EBITDA for Northern States Power was 7.3x, as compared to an average for the comparable companies of 7.1x (with a range of 5.8x to 8.7x); (c) Northern States Power's price to earnings multiple based on IBES mean estimates of 1998 earnings per share was 14.6x, as compared to an average for the comparable companies of 13.6x (with a relevant range of 10.0x to 15.9x); (d) Northern States Power's price to earnings multiple based on IBES mean estimates of 1999 earnings per share was 13.4x, as compared to an average for the comparable companies of 12.9x (with a range of 10.6x to 15.0x);
(e) Northern States Power's price to earnings multiple based on IBES mean estimates of 2000 earnings per share was 12.6x, as compared to an average for the comparable companies of 12.0x (with a range of 10.4x to 13.3x); and (f) Northern States Power's price to latest quarter ended book price per common share was 1.7x, as compared to an average of 1.8x for the comparable companies (with a range of 1.3x to 2.3x).

     Blackstone also reviewed and compared certain actual and estimated financial and stock market information of New Century Energies with selected public utility companies that Blackstone believed were comparable to New Century Energies. Using the same criteria as it used to select the companies it deemed comparable to Northern States Power, Blackstone selected the following companies as being comparable to New Century Energies:

     - Cinergy Corp.

     - Allegheny Energy, Inc.

     - DPL Inc.

     - LG&E Energy Corp.

     - TECO Energy, Inc.

     For this analysis, Blackstone based New Century Energies' stock price on its closing price as of March 19, 1999, calculated earnings per share based on IBES mean estimates as of March 19, 1999 and utilized the period ending on September 30, 1998 for the latest twelve month EBIT and EBITDA multiples for the comparable companies, except Cinergy Corp., which utilized the period ending December 31, 1998. Blackstone's analysis indicated, among other things, that:
(a) the ratio of total enterprise value, which Blackstone defined as the market value of common equity plus net debt, preferred stock and minority interest, to the latest twelve months' EBIT for New Century Energies was 11.0x, as compared to an average for the comparable companies of 10.7x (with a range of 9.4x to 13.0x); (b) the ratio of total enterprise value to the latest twelve months' EBITDA for New Century Energies was 7.8x, as compared to an average for the comparable companies of 7.4x (with a range of 6.5x to 8.6x); (c) New Century Energies' price (based on closing stock prices as of March 19, 1999) to earnings multiple based on IBES mean estimates (as of March 19, 1999) of 1998 earnings per share was 12.7x, as compared to an average for the comparable companies of 13.1x (with a range of 12.0x to 14.2x); (d) New Century Energies' price to earnings multiple based on IBES mean estimates of 1999 earnings per share was 11.6x, as compared to an average for the comparable companies of 12.0x (with a range of 10.9x to 13.4x); (e) New Century Energies' price to earnings multiple based on IBES mean estimates of 2000 earnings per share was 11.0x, as compared to an average for the comparable companies of 11.4x (with a range of 10.5x to 12.9x); and (f) New Century Energies' price to latest quarter ended book price per common share was 1.7x, as compared to an average of 1.9x for the comparable companies (with a range of 1.8x to 2.3x).

     Blackstone noted that the trading statistics of Northern States Power and New Century Energies were generally within the range of comparable companies based on the above financial ratios. Blackstone calculated the implied stock prices of Northern States Power and New Century Energies, in each case based on the appropriate financial results for Northern States Power or New Century Energies, as applicable, and the appropriate range of multiples for the companies with which they were comparable. The analysis indicated a range of implied conversion ratios of 1.039 to 2.389, with a midpoint of 1.714.

     No public company utilized as a comparison is identical to Northern States Power or New Century Energies. Accordingly the preceding analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect the public trading value of Northern States Power, New Century Energies and the comparable companies.

     Selected Precedent Transaction Analysis. Blackstone reviewed and analyzed selected financial, operating and stock market information relating to selected announced merger of equals transactions in the utility industry announced since July 1994 that Blackstone deemed to be comparable to the merger. The selected precedent business combinations and the dates that the transactions were announced are as follows:

     - Nevada Power Co.'s pending merger with Sierra Pacific Resources (April
       1998)

     - Atlantic Energy Inc.'s merger with Delmarva Power & Light (August 1996)

     - Utilicorp's abandoned merger with Kansas City Power & Light (January
       1996)

     - Potomac Electric's abandoned merger with Baltimore Gas & Electric Company (September 1995)

     - Southwestern Public Service's merger with Public Service Company of Colorado (April 1995) (the transaction that created New Century Energies)

     - Northern States Power's abandoned merger with Wisconsin Electric (April
       1995)

     - Iowa-Illinois Gas & Electric's merger with Midwest Resources (July 1994)

     Blackstone compared certain financial and market statistics for the above transactions (based upon multiples for both parties to the transaction) with those for the merger. The analysis showed that, with a conversion ratio of 1.55, the merger has:

     - a common equity value per share to the latest twelve months' earnings per share multiple of 13.6x for New Century Energies and 14.6x for Northern States Power, as compared to a mean of 13.2x for the comparable transactions (with a range of 10.5x to 16.1x);

     - a common equity value per share to the current fiscal year's estimated earnings per share multiple, based on mean IBES estimates, of 12.4x for New Century Energies and 13.4x for Northern States Power, as compared to a mean of 13.0x for the comparable transactions (with a range of 11.0x to 15.1x);

     - a common equity value per share to the next fiscal year's estimated earnings per share multiple, based on mean IBES estimates, of 11.9x for New Century Energies and 12.6x for Northern States Power, as compared to a mean of 12.6x for the comparable transactions (with a range of 10.7x to 14.4x);

     - a common equity value per share to latest quarter ended book value per share multiple of 1.8x for New Century Energies and 1.7x for Northern States Power, as compared to a mean of 1.5x for the comparable transactions (with a range of 1.0x to 1.8x);

     - a total enterprise value, calculated by adding the company's equity value, net debt, preferred stock and minority interest, to latest twelve months' EBITDA multiple of 8.1x for New Century Energies and 7.3x for Northern States Power, as compared to a mean of 7.6x for the comparable transactions (with a range of 6.3x to 10.2x); and

     - a total enterprise value to latest twelve months' EBIT multiple of 11.5x for New Century Energies and 12.2x for Northern States Power, as compared to a mean of 11.0x for the comparable transactions (with a range of 8.6x to 14.9x).

Using the average values for implied share prices at the low and high ends of the ranges, Blackstone calculated an overall range of implied conversion ratios of 0.873 to 2.679, with a midpoint of 1.776.

     None of the comparable acquisition transactions or other business combinations utilized as a comparison is identical to the merger. Accordingly, an analysis of comparable precedent transactions is not mathematical; rather, it involves complex considerations and judgments concerning companies and other factors that could affect the public trading value of the companies selected for the precedent transaction analysis or the company to which they are being compared.

     Pro Forma Merger Analysis. Blackstone analyzed the pro forma impact of the merger on the earnings per NSP Common Share for the years 2001, 2002 and 2003 under two operating scenarios. In each case, Blackstone assumed that the combined company will assume New Century Energies' dividend policy and Northern States Power shareholders would receive a $.01 increase in dividends per share in 2001. Blackstone also included in each case the after-tax income statement contribution of certain anticipated operating efficiencies and synergies that Northern States Power management believes can be achieved as a result of the merger. In the first case, Blackstone used IBES mean estimates as of March 19, 1999 for both companies and assumed a closing date of December 31, 2000. This analysis demonstrated that the merger would result in accretion to Northern States Power's earnings per share of 5.4% in 2001, 7.1% in 2002 and 9.2% in 2003. In the second case, Blackstone used the forecasts provided by the respective managements of Northern States Power and New Century Energies regarding estimated earnings per share in each of the first three full years following the assumed completion of the merger. Using the second earnings forecast scenario, the analysis showed that the merger would result in accretion to Northern States Power's earnings per share of 1.7% in 2001, 4.9% in 2002 and 9.3% in 2003.

     The summary set forth above does not purport to be a complete description of the presentation by Blackstone to the Northern States Power Board or the analyses performed by Blackstone in arriving at its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily suited to summary description. The preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires Blackstone to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by Blackstone was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. Blackstone did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, Blackstone considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Accordingly, Blackstone believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion.

     The analyses were prepared solely for the purpose of Blackstone providing its opinion letter to the Northern States Power Board as to the fairness of the conversion ratio from a financial point of view to holders of NSP Common Shares and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. Any estimates incorporated in the analyses performed by Blackstone are not necessarily indicative of the actual past or future values or results, which may be significantly more or less favorable than any such estimates. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses.


     As described above, the opinion and presentation of Blackstone to the Northern States Power Board was only one of many factors taken into consideration by the Northern States Power Board in making its determination to approve the merger agreement. In addition, the terms of the merger agreement were determined through negotiations between Northern States Power and New Century Energies and were approved by the Northern States Power Board. Although Blackstone provided advice to Northern States Power during the course of these negotiations, the decision to enter into the merger agreement and to accept the conversion ratio was solely that of the Northern States Power Board.


     Northern States Power retained Blackstone because of its experience and expertise. Blackstone has an internationally recognized merger and acquisition advisory business. Blackstone, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. Blackstone is familiar with Northern States Power, having provided certain investment banking services to Northern States Power from time to time and having acted as its financial advisor in connection with the merger.


     Pursuant to a letter dated January 11, 1999, Northern States Power engaged Blackstone to act as its financial advisor with respect to a possible transaction with New Century Energies. Pursuant to the terms of the letter, Northern States Power has agreed to pay Blackstone a success fee of 0.35% of the aggregate equity value of Northern States Power Common Shares based on the conversion ratio, valued upon consummation of the merger, in three installments: one third upon execution of the merger agreement, one third upon the Northern States Power shareholders approval of the merger agreement and the remaining portion upon the closing of the merger. An additional retainer fee of $625,000 payable to Blackstone pursuant to a letter agreement dated July 28, 1998 may be credited against the success fee, pursuant to the terms of the engagement letter. Under the July 28 letter agreement, Northern States Power retained Blackstone to provide financial advisory services to Northern States Power. In addition, Northern States Power has agreed to reimburse Blackstone for its reasonable out-of-pocket expenses, including fees and disbursements of its attorneys, and to indemnify Blackstone and certain related persons against certain liabilities that may arise out of its engagement and the rendering of its opinion.


EFFECTIVE TIME OF THE MERGER

     Unless we agree to a later time and date, the merger will become effective when we file articles of merger with the Secretary of State of Minnesota and a certificate of merger with the Secretary of State of Delaware. Unless we agree otherwise, we will complete the merger on the second business day after all of the conditions to the merger are satisfied or waived. We expect to complete the merger in about 12 to 18 months, although we can give no assurance when, or if, all the conditions to completion of the merger will be satisfied or waived. See "-- REGULATORY APPROVALS" and "THE MERGER AGREEMENT -- CONDITIONS TO THE MERGER."

ARTICLES OF INCORPORATION AND BYLAWS


     After we complete the merger, Northern States Power's articles of incorporation will be the articles of incorporation of the combined company, except that they will be amended at the time of the merger to increase the number of authorized shares of common stock of the combined company from 350 million to one billion.



     This amendment does not require a separate vote by shareholders of Northern States Power under Minnesota law because it is an integral part of the merger agreement. Thus, by voting to approve the merger agreement and the merger, Northern States Power shareholders are also voting to approve the amendment described above. The amendment will not be put into effect if Northern States Power shareholders do not approve the merger agreement and the merger or if the merger is not completed for any other reason. Additionally, it is expected that the articles of incorporation of Northern States Power will be amended to rename the combined company effective at the effective time of the merger. Northern States Power's articles of incorporation are filed as an exhibit to Northern States Power's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999. You can obtain a copy from Northern States Power free of charge. See "WHERE YOU CAN FIND MORE INFORMATION" on page 105. The merger agreement generally prohibits Northern States Power from amending its articles of incorporation before the merger without New Century Energies' consent.



     We believe that the continued availability of shares of common stock is advisable to provide the combined company with the flexibility to take advantage of opportunities to issue common stock for corporate purposes (such as stock splits, stock options and equity financings) and as consideration for possible future acquisitions. If any plans, understandings, arrangements or agreements are made concerning the issuance of any shares of common stock of the combined company after the merger, holders of the then outstanding shares of common stock or preferred stock of the combined company may or may not be given the opportunity to vote on that issuance, depending on the nature of the transaction, the applicable law, the policy of any stock exchange on which the combined company's stock may then be listed and the judgment of the board of directors of the combined company regarding the submission of the issuance to shareholders. See "CERTAIN ANTITAKEOVER EFFECTS OF CERTAIN CHARTER AND BYLAW PROVISIONS" beginning on page 100 for a discussion of the potential anti-takeover effects of an increase in authorized capital stock and other provisions of Northern States Power's articles of incorporation and bylaws.

     When we complete the merger, Northern States Power's bylaws will be the bylaws of the combined company. The merger agreement prohibits Northern States Power from amending its bylaws before the merger without New Century Energies' consent.

DIRECTORS AND OFFICERS

     When we complete the merger, the number of directors on the combined company's board of directors will be an even number, up to 14. Northern States Power will designate half of the combined company's directors before the merger from Northern States Power's then-existing board of directors, and New Century Energies will designate the other half before the merger from New Century Energies' then-existing board of directors. For three years after the merger, the remaining designees of Northern States Power will designate any replacement for a director designated by Northern States Power who declines or is unable to serve as a director of the combined company, and the remaining designees of New Century Energies will designate any replacement for a director designated by New Century Energies who declines or is unable to serve as a director of the combined company.

     James J. Howard, who is currently Northern States Power's Chairman, President and Chief Executive Officer, will remain an employee and Chairman of the Board of the combined company until the first anniversary of the merger. Wayne H. Brunetti, who is currently New Century Energies' President, Chief Operating Officer and Vice Chairman of the New Century Energies Board, will become President and Chief Executive Officer of the combined company at the time of the merger and will succeed Mr. Howard as Chairman of the Board of the combined company after the first anniversary of the merger. If Mr. Brunetti declines or is unable to serve at any time before the third anniversary of the merger, a two-thirds vote by the directors of the combined company then serving on its board of directors will be required to elect Mr. Brunetti's replacement as chief executive officer. Mr. Brunetti will also become a director of the combined company at the time of the merger, as one of New Century Energies' designees.

HEADQUARTERS AND OTHER SIGNIFICANT OPERATING LOCATIONS

     After the merger, we will locate the combined company's corporate headquarters in Minneapolis, Minnesota. The combined company will also maintain significant operating offices in Denver, Colorado and Amarillo, Texas. Until the third anniversary of the merger, two-thirds of the directors then serving on the board of directors of the combined company must approve any relocation of the combined company's corporate headquarters.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES


     The following discussion is intended to be only a summary of the material U.S. federal income tax consequences of the merger and not a complete analysis or listing of all potential tax effects relative to a decision whether to vote for the approval of the merger agreement and the merger. The discussion does not address all aspects of U.S. federal income taxation that may apply to New Century Energies or Northern States Power shareholders who are subject to special U.S. federal income tax treatment, including non-U.S. persons, insurance companies, tax-exempt entities, retirement plans and persons who acquired their NCE Common Shares or NSP Common Shares upon the exercise of employee stock options or otherwise as compensation. For example, the discussion does not address the effect, if any, of the Foreign Investment In Real Property Tax Act on non-U.S. persons holding New Century Energies shares. The discussion below applies to New Century Energies and Northern States Power shareholders who hold their NCE Common Shares or NSP Common Shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. The discussion addresses neither the effect of applicable state, local or non-U.S. tax laws, nor the effect of any U.S. federal tax laws other than those pertaining to U.S. federal income tax.

     OPINIONS

     It is a condition of the merger that New Century Energies receive an opinion of counsel to the effect that:

     - the merger will be treated as a transaction described in Section 368(a) of the Internal Revenue Code; and

     - shareholders of New Century Energies who are United States persons and who exchange NCE Common Shares solely for shares of common stock of the combined company in the merger will not recognize any gain or loss (except with respect to cash received instead of fractional shares).

It is a condition of the merger that Northern States Power receive an opinion of counsel to the effect that:

     - the merger will be treated as a transaction described in Section 368(a) of the Internal Revenue Code.

     Opinions of counsel are not equivalent to rulings from the IRS and the IRS could challenge the conclusions expressed in the opinions. They will be based on the Internal Revenue Code, the regulations under the Internal Revenue Code, administrative rulings of the IRS and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed below. The opinions will also be based on customary assumptions and representations made by New Century Energies and Northern States Power. The discussion below assumes that the merger will be treated as a transaction described in Section 368(a) of the Internal Revenue Code.

     NEW CENTURY ENERGIES SHAREHOLDERS

     New Century Energies shareholders will not recognize any gain or loss with respect to the shares of common stock of the combined company received in the merger if the merger is a reorganization under Section 368(a) of the Internal Revenue Code. The tax basis of the shares of common stock of the combined company received by a New Century Energies shareholder in the merger will be equal to the tax basis of the NCE Common Shares exchanged for those shares, reduced by any amount of basis allocable to fractional share interests for which the shareholder receives cash. For determining whether gain or loss on the subsequent disposition of shares of common stock of the combined company received in the merger is long-term or short-term, the holding period of the shares of common stock of the combined company received by the New Century Energies shareholders will include the holding period of the NCE Common Shares exchanged for those shares.

     The receipt of cash in lieu of a fractional share of common stock of the combined company by a New Century Energies shareholder in the merger will result in taxable gain or loss to the shareholder for U.S. federal income tax purposes based on the difference between the amount of cash received by the shareholder and the shareholder's basis in the fractional share as described above. That gain or loss will be a capital gain or loss.

     NORTHERN STATES POWER SHAREHOLDERS

     The merger will not have any tax consequences to Northern States Power shareholders who do not exercise dissenters' rights. Northern States Power shareholders who exercise dissenters' rights and receive cash in exchange for all their NSP Common Shares or NSP Preferred Shares will generally recognize gain or loss equal to the difference between the amount of cash received and the shareholder's basis in the shareholder's NSP Common Shares or NSP Preferred Shares.

     BACKUP WITHHOLDING

     Backup withholding at a rate of 31% will apply to any cash payments to a shareholder of New Century Energies or Northern States Power unless either (1) the shareholder or payee provides or has provided its taxpayer identification number (social security or employer identification number) and certifies that the number is correct or (2) an exemption from backup withholding applies under the applicable law and regulations.

     THE FOREGOING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR SHAREHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, EACH NEW CENTURY ENERGIES AND NORTHERN STATES POWER SHAREHOLDER IS URGED TO CONSULT HIS TAX ADVISOR WITH RESPECT TO HIS OWN PARTICULAR CIRCUMSTANCES AND WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, ESTATE TAX LAWS AND PROPOSED CHANGES IN APPLICABLE TAX LAWS. NON-U.S. PERSONS, IF ANY, WHO HOLD OR HAVE HELD (DIRECTLY, CONSTRUCTIVELY OR BY ATTRIBUTION) MORE THAN 5% OF THE OUTSTANDING NCE COMMON SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE MERGER UNDER THE FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT, INCLUDING ANY TAX FILING REQUIREMENTS THAT MAY APPLY.

ACCOUNTING TREATMENT

     We expect that the merger will be treated as a "pooling of interests" for accounting purposes. Under this method of accounting, the assets and liabilities of New Century Energies and Northern States Power will be combined based on their carrying values in the historical financial statements of each company. The results of operations of the combined company will include the income of New Century Energies and Northern States Power for the entire fiscal period in which the merger occurs, and the historical results of operations of the separate companies for fiscal years before the merger will be combined and reported as the results of operations of the combined company. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION" beginning on page 79.


     It is a condition to completing the merger that we each receive a letter from our auditors confirming the availability of pooling of interests accounting treatment. Northern States Power and New Century Energies have each agreed in the merger agreement not to take any actions that would prevent pooling of interests accounting treatment for the merger.


REGULATORY APPROVALS

     Before we complete the merger, we must obtain a number of regulatory approvals. We currently expect to receive those approvals in about 12 to 18 months. These regulatory approval requirements are described below.

     STATE APPROVALS AND RELATED MATTERS

     Northern States Power is currently subject to the jurisdiction of the Minnesota Public Utilities Commission, the North Dakota Public Service Commission, the South Dakota Public Utilities Commission and the Arizona Corporation Commission. Northern States Power-Wisconsin, the utility subsidiary of Northern States Power which provides utility service in Wisconsin and the Upper Peninsula of Michigan, is subject to the jurisdiction of the Wisconsin Public Service Commission and the Michigan Public Service Commission.


     PSCo. is subject to the jurisdiction of the Public Utilities Commission of the State of Colorado. Cheyenne Light, Fuel & Power Company is subject to the jurisdiction of the Wyoming Public Service Commission. SPS is subject to the jurisdiction of the New Mexico Public Regulation

Commission, the Public Utility Commission of Texas, the Kansas Corporation Commission and the Oklahoma Corporation Commission.

     We will file applications for approval of the merger and related transactions, including, where necessary, the issuance of securities, with the Arizona Commission, the Minnesota Commission, the North Dakota Commission, the Colorado Commission, the New Mexico Commission and the Wyoming Commission. Generally, each of these state Commissions must find that the merger is in the public interest and/or benefits customers. The state commissions may attach to their approvals any conditions that they deem appropriate or necessary, including mechanisms for sharing benefits from the merger. Approval of the merger is not required in South Dakota, Wisconsin or Michigan, however the transfer of the utility assets to New NSP Utility Sub may require the approval of the Arizona and South Dakota Commissions as well as the Minnesota and North Dakota Commissions. Approval of the merger also is not required in Texas, however, unless the Texas Commission determines that the merger is in the public interest, the Texas Commission may take its findings about the merger into account in future rate making proceedings, thus we will file with the Texas Commission for a determination that the merger is in the public interest. Approval of the merger in Kansas is not required, however the combined company must agree to submit to the jurisdiction of the Kansas Commission insofar as transactions between SPS and the combined company affect the rates or charges to be made by SPS. No approval or authorization from any Oklahoma public regulatory body is required. Following the merger, the regulatory authorities in all of the states where we have utility operations will retain applicable authority over the rates and dividends of the utilities, affiliated interest transactions and nonutility businesses.

     PUBLIC UTILITY HOLDING COMPANY ACT

     New Century Energies has registered as a public utility holding company under the Public Utility Holding Company Act. Northern States Power is a holding company that is exempt from most provisions of the Public Utility Holding Company Act.

     The SEC must approve the merger under the Public Utility Holding Company Act. We expect to file our application for that approval by the end of June 1999.

     The Public Utility Holding Company Act directs the SEC to approve the merger unless it finds that (1) the merger would tend to create detrimental interlocking relations or detrimental concentration of control, (2) the consideration to be paid in the merger is not reasonable or (3) the merger would unduly complicate the capital structure of the holding company system after the merger or would be detrimental to the proper functioning of that holding company system. The SEC must also find that the merger complies with applicable state law, tends toward the development of an integrated public utility system and otherwise conforms to the Public Utility Holding Company Act's integration and corporate simplification standards.


     Historically, the SEC generally has construed the integration requirements of the Public Utility Holding Company Act to require combining electric utilities to show that: (1) their electric systems are or can be physically interconnected, (2) the combined electric systems, under normal conditions, can be operated as a single interconnected and coordinated system and (3) the combined electric systems are confined in their operation to a single area or region not so large as to impair the advantage of localized management, efficient operation and the effectiveness of regulation, taking into account the state of the art and the area or region affected. The electric systems of New Century Energies and Northern States Power are approximately 650 miles apart and are not interconnected by a transmission line or lines owned by the companies or their subsidiaries. However, New Century Energies and Northern States Power believe that their electric systems are capable of physical interconnection through contract paths, common membership in regional organizations and other means. Although the SEC has not before found that an electric system as geographically separated as the New Century Energies and Northern States Power electric systems meets the integration requirements of the Public Utility Holding Company Act, we believe that a favorable finding is consistent with the Public Utility Holding Company Act and should be made. We also believe that the balance of the conditions for approval of the merger under the Public Utility Holding Company Act can be met. Nevertheless, we cannot give assurances that the SEC will approve the merger under the Public Utility Holding Company Act or, if such approval is obtained, when such approval will be obtained or whether the terms of the approval will ultimately be acceptable.


     In order to complete the merger, Northern States Power will register as a public utility holding company under the Public Utility Holding Company Act. The Public Utility Holding Company Act imposes a number of restrictions on the operations of registered holding company systems. These restrictions include a requirement that the SEC approve, in advance, securities issuances, sales and acquisitions of utility assets or of securities of utility companies and acquisitions of other businesses. The Public Utility Holding Company Act also limits the ability of registered holding companies to engage in activities unrelated to the utility operations of the holding companies and regulates holding company system service companies that provide services to the utility affiliates in the holding company system. We believe that we will be able to satisfy the SEC's requirements for approval of the registration of Northern States Power under the Public Utility Holding Company Act and we plan to seek any SEC approvals which we believe are necessary to allow the continued growth of our unregulated businesses.



     The SEC could require, as a condition to its approval of the merger under the Public Utility Holding Company Act, that we divest certain of our activities which are unrelated to the combined company's post-merger utility operations. In several cases, the SEC has allowed the retention of non-utility related activities or deferred the question of divesture for a substantial period of time. In cases where divestiture has been ordered, the SEC has usually allowed enough time to complete the divestiture to avoid a "fire sale" of the divested assets. We believe strong policy reasons and prior SEC decisions and policy statements support the retention of our nonutility related investments, or, alternatively, support deferring the question of divestiture for a substantial period of time. The SEC could also require, as a condition to its approval of the merger under the Public Utility Holding Company Act, that we divest all or part of our gas distribution businesses. However, in approving the creation of New Century Energies, the SEC agreed that New Century Energies could retain its gas distribution businesses. We believe that strong policy reasons and prior SEC decisions and policy statements, including the SEC decision approving the creation of New Century Energies, support the retention of our gas distribution businesses.


     The foregoing discussion assumes that, as a part of the merger, the utility assets of Northern States Powers will be transferred to New NSP Utility Sub. If this transfer of assets does not occur, the merger approvals discussed above would be unaffected, but Northern States Power's operations following the merger might be subject to additional restrictions.

     FEDERAL POWER ACT


     The Federal Energy Regulatory Commission ("FERC") also must approve the merger. Under Section 203 of the Federal Power Act, the FERC will approve a merger if it finds that merger is "consistent with the public interest." In reviewing a merger, the FERC generally evaluates whether the merger will (1) adversely affect competition, (2) adversely affect operating costs and rates and
(3) impair the effectiveness of regulation. We will file a combined application with the FERC requesting that the FERC approve the merger, including transfer of the utility assets to New NSP Utility Sub and associated changes to the NSP-Minnesota/NSP-Wisconsin Interchange Agreement, under Section 203 of the Federal Power Act. In connection with this application, we will also file a comparable transmission service tariff and an interchange agreement under
Section 205 of the Federal Power Act, to become effective upon consummation of the merger.

     In addition, Northern States Power holds certain hydroelectric project licenses, as well as certificates of public convenience and necessity under
Section 7 of the Natural Gas Act. The transfer of utility assets of Northern States Power to New NSP Utility Sub will constitute transfers of the hydroelectric project licenses and the certificates of public convenience and necessity, requiring approval from the FERC.

     Furthermore, prior to the transfer of the utility assets of Northern States Power to New NSP Utility Sub, the approval of the FERC under Section 204 of the Federal Power Act may be required for New NSP Utility Sub to assume the debt of Northern States Power.

     We believe that as a condition to obtaining approval of the merger from the FERC, we may be required to commit to form, join or work toward developing an independent regional transmission organization which will control some of the combined company's transmission facilities. Wisconsin law requires similar action with respect to transmission facilities located in Wisconsin by June 30, 2000.

     ANTITRUST CLEARANCE

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the related rules and regulations prohibit us from completing the merger until we submit required information to the Antitrust Division of the Department of Justice and the Federal Trade Commission ("FTC") and specified Hart-Scott-Rodino Antitrust Improvement Act waiting period requirements have been satisfied. Even after the Hart-Scott-Rodino Antitrust Improvement Act waiting period expires or terminates, the Antitrust Division or the FTC may later challenge the merger on antitrust grounds. We do not believe that the merger will violate federal antitrust laws. If the merger is not completed within 12 months after the expiration or earlier termination of the initial Hart-Scott-Rodino Antitrust Improvement Act waiting period, we would be required to submit new information to the Antitrust Division and the FTC, and a new Hart-Scott-Rodino Antitrust Improvement Act waiting period would begin. We intend to time the filing of our premerger notifications under the Hart-Scott-Rodino Antitrust Improvement Act so that the waiting period will expire or terminate within 12 months before the anticipated closing date of the merger.

     ATOMIC ENERGY ACT

     Northern States Power holds Nuclear Regulatory Commission ("NRC") operating licenses for its Prairie Island and Monticello nuclear generating facilities. The operating licenses authorize Northern States Power to own and operate the facilities. The Atomic Energy Act provides that a license may not be transferred or in any manner disposed of, directly or indirectly, through transfer of control unless the NRC finds that the transfer complies with the Atomic Energy Act and consents to the transfer. We will seek approval from the NRC of the change of control of Northern States Power resulting from the merger and to reflect the fact that after the merger, New NSP Utility Sub, although continuing to own and operate the Prairie Island and Monticello facilities, will become an operating company subsidiary of the combined company.

     OTHER APPROVALS AND FILINGS

     In addition to the above described approvals, the consent or approval of numerous third parties is required to transfer the utility assets of Northern States Power to New NSP Utility Sub. At this time, we do not anticipate any difficulties in obtaining such consents. If difficulties do arise, Northern States Power and New Century Energies may negotiate a mutually acceptable alternative to this restructuring.
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

     Northern States Power and PSCo. possess municipal franchises and environmental permits and licenses that may need to be renewed or replaced as a result of the merger. We do not anticipate any difficulties at the present time in obtaining these renewals or replacements. British regulatory approval may also be required because of New Century Energies' ownership interest in Yorkshire Electricity and Northern States Power's indirect investments in the United Kingdom.

     GENERAL

     Under the merger agreement, Northern States Power and New Century Energies have each agreed to use all reasonable efforts to obtain all material permits, licenses, franchises and other governmental authorizations necessary or advisable to complete the transactions contemplated by the merger agreement. Various parties may oppose the merger or seek to have conditions imposed upon the receipt of necessary approvals. While we believe that we will receive the requisite regulatory approvals for the merger, we cannot give assurance as to timing or our ability to obtain the required approvals on satisfactory terms. The merger is conditioned on our obtaining final orders approving the merger from the various federal and state commissions described above on terms and conditions which would not have, or would not be reasonably likely to have, a material adverse effect on the business, assets, financial condition or results of operations of New Century Energies and its subsidiaries as a whole, or on Northern States Power and its subsidiaries as a whole. We can give no assurance that any conditions imposed for obtaining the required approvals will satisfy this standard.

LISTING OF THE COMBINED COMPANY COMMON STOCK ON STOCK EXCHANGES

     We have agreed to take all reasonably required actions to obtain approvals to list the shares of common stock of the combined company to be issued in the merger on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange, subject to official notice of issuance. Approval for listing on the New York Stock Exchange is a condition to the merger.

RESALE OF SHARES ISSUED IN THE MERGER; AFFILIATES


     The common stock of the combined company issued to New Century Energies shareholders in the merger will be freely transferable under the Securities Act, except for shares issued to an affiliate of New Century Energies for purposes of Rule 145 under the Securities Act at the time of the New Century Energies special meeting. These persons may not sell the combined company common stock that they acquired in the merger except under an effective registration statement under the Securities Act, or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. The merger agreement requires New Century Energies to use its reasonable best efforts to cause each of its affiliates to execute a written agreement to comply with the foregoing requirements.


     In addition, in order for the merger to qualify for pooling of interests accounting treatment, an affiliate of either New Century Energies or Northern States Power may not sell, transfer or dispose (subject to certain de minimis exceptions) of NCE Common Shares or NSP Common Shares during the period beginning 30 days before the merger is completed and ending when the combined company publishes results covering at least 30 days of combined operations of Northern States Power and New Century Energies. The merger agreement requires Northern States Power and New Century Energies to use their reasonable best efforts to cause each of their affiliates to execute a written agreement to comply with the foregoing requirements.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Northern States Power Board that shareholders vote for approval of the merger agreement and the merger, Northern States Power shareholders should be
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

aware that certain members of Northern States Power management and of the Northern States Power Board have interests in the merger that may be considered different from, or in addition to, the interests of the shareholders of Northern States Power generally. The Northern States Power Board was aware of these interests and considered them when it approved the merger agreement and the merger. Similarly, in considering the recommendation of the New Century Energies Board that shareholders vote for approval of the merger agreement and the merger, New Century Energies shareholders should be aware that certain members of New Century Energies management and of the New Century Energies Board have interests in the merger that may be considered different from, or in addition to, the interests of the shareholders of New Century Energies generally. The New Century Energies Board was aware of these interests and considered them when it approved the merger agreement and the merger. See also "THE MERGER
AGREEMENT -- INSURANCE AND INDEMNIFICATION" and "THE MERGER
AGREEMENT -- WORKFORCE AND EMPLOYEE BENEFIT MATTERS" for a description of additional interests of these individuals.

     NEW HOWARD EMPLOYMENT AGREEMENT

     At the time we entered into the merger agreement, Northern States Power also entered into a new employment agreement with Mr. Howard, which will replace his current employment agreement when the merger takes place. Under this new agreement, Mr. Howard will continue to be an employee of the combined company and will serve as Chairman of the Board of Directors of the combined company for one year following the merger. He will also be forbidden from competing with the combined company and its affiliates for two years following the termination of his employment or for one year after the merger, whichever is longer, and from disclosing confidential information of the combined company and its affiliates.

     Under his new employment agreement, Mr. Howard will receive the following compensation and benefits during the year following the merger:

     - a base salary not less than the higher of his base salary immediately before the merger and his current base salary of $730,000;

     - an annual bonus on the same basis as other senior executives, with a target bonus of 65% of his base salary;

     - the same employee benefits as other senior executives of the combined company; and

     - the same fringe benefits as he receives under his current employment agreement.

In addition, Mr. Howard will receive a special retention bonus in recognition of:

     - his remaining employed for one year following the merger, even though he will no longer be chief executive officer;

     - the special efforts he will be making to cause the merger to take place and to implement a successful transition to combined operations of Northern States Power and New Century Energies; and

     - his agreement to the noncompetition and confidentiality covenants described above.

     If the merger does take place and Mr. Howard remains employed for one year after the merger, he will be paid a special retention bonus of $7.6 million one year after the merger. If the merger does not take place, or if the merger takes place but Mr. Howard dies or becomes disabled within one year after the merger, a special retention bonus of $2.5 million will be paid on the day his employment terminates. In either case, $2.5 million is being paid specifically for the noncompetition and confidentiality covenants described above, and Mr. Howard will be obligated to return that amount if he breaches the covenants in any material way.
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

     If Mr. Howard's employment were to be terminated by the combined company without cause or if he were to terminate his employment for good reason after the merger, he would be entitled to receive the compensation and benefits described above as if he had remained employed under the new employment agreement for the remainder of the year following the merger. Mr. Howard's new employment agreement also preserves the supplemental retirement benefit to which he is entitled under his current employment agreement. Finally, the combined company is obligated to make Mr. Howard whole for any excise tax on excess parachute payments that he may incur.

     NEW BRUNETTI EMPLOYMENT AGREEMENT


     At the time we entered into the merger agreement, New Century Energies and Northern States Power also entered into a new employment agreement with Mr. Brunetti, which will replace his current employment agreement with New Century Energies when the merger takes place. The initial term of the new agreement is four years, with automatic one-year extensions beginning at the end of the second year and continuing each year thereafter, unless notice is given by either party that the agreement will not be extended. Under the agreement, Mr. Brunetti will serve as Chief Executive Officer and President and a member of the board of directors of the combined company for one year following the merger and thereafter, he will serve as Chief Executive Officer and Chairman of the Board of Directors of the combined company. Beginning no later than the date of the first annual meeting of the combined company, Mr. Brunetti will be required to perform the majority of his duties at the headquarters of the combined company in Minneapolis, Minnesota and to relocate the residence at which he spends the majority of his time to the Twin Cities area. The new agreement also provides that if Mr. Brunetti becomes entitled to receive severance benefits under the agreement, he will be forbidden from competing with the combined company and its affiliates for two years following the termination of his employment, and from disclosing confidential information of the combined company and its affiliates.


     Under his new employment agreement, Mr. Brunetti will receive the following compensation and benefits:

     - a base salary not less than his base salary immediately before the merger;

     - the opportunity to earn annual and long-term incentive compensation amounts not less than he was able to earn immediately before the merger;

     - life insurance coverage and participation in a supplemental executive retirement plan;

     - the same employee benefits as other senior executives of the combined company;

     - the same fringe benefits as he receives under his current employment agreement; or, if greater, as those of the next highest executive officer of the combined company; and

     - an apartment in Minneapolis and reimbursement for certain related living and travel expenses during the period before he relocates to the Twin Cities area, plus reimbursement for his relocation costs.

     If Mr. Brunetti's employment were to be terminated by the combined company without cause or if he were to terminate his employment for good reason, he would be entitled to receive the compensation and benefits described above as if he had remained employed for the employment period remaining under his employment agreement and then retired, at which time he would be eligible for all retiree benefits provided to retired senior executives of the combined company. In determining the level of his compensation following termination of employment, the amount of incentive compensation he would receive would be based upon the target level of incentive compensation he would have received in the year in which his termination occurred, and he would receive cash equal to the value of stock options, restricted stock and other stock-based awards he
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

would have received instead of receiving the awards. In addition, the restrictions on his restricted stock would lapse and his stock options would become vested. Finally, the combined company would be obligated to make Mr. Brunetti whole for any excise tax on excess parachute payments that he incurs.

     Mr. Brunetti also has a change-of-control employment agreement with New Century Energies. The merger will not cause a "change of control" under this agreement, so it will not become effective as a result of the merger. However, in case this agreement becomes effective because of a later change of control, Mr. Brunetti has waived his right to receive any severance benefits under the change-of-control employment agreement to the extent they would duplicate severance benefits under his new employment agreement.

     SEVERANCE POLICIES

     Northern States Power and New Century Energies each adopted senior executive severance policies shortly before they entered into the merger agreement. These policies will continue for five years, and may be extended beyond five years. All of the executive officers of Northern States Power other than Mr. Howard participate in the Northern States Power policy, and all of the executive officers of New Century Energies other than Messrs. Helton and Brunetti participate in the New Century Energies policy.

     Under the policies, a participant whose employment is terminated at any time before the third anniversary of the merger will receive severance benefits unless


     - the employer terminated the participant for cause;



     - the termination was because of the participant's death, disability, or retirement;



     - the division or subsidiary in which the participant worked was sold and the buyer agreed to continue the participant's employment with specified protections for the participant; or


     - the participant terminated voluntarily without good reason. To receive the severance benefits, the participant must also sign an agreement releasing all claims against the employer and its affiliates, and agreeing not to compete with the employer and its affiliates and not to solicit their employees and customers.

     The severance benefits for executive officers under the policies include the following:

     - a cash payment equal to 2.5 (2.0 in the case of specified officers of New Century Energies) times the participant's annual base salary, annual bonus and annualized long-term incentive compensation, plus pro-rated incentive compensation for the year of termination;

     - a cash payment equal to the additional amounts that would have been credited to the executive under pension and retirement savings plans, if the participant had remained employed for another 2.5 (2.0 in the case of specified officers of New Century Energies) years;

     - continued welfare benefits and, for New Century Energies participants only, a perquisite allowance, for 2.5 (2.0 in the case of specified officers of New Century Energies) years;

     - financial planning benefits for two years, and outplacement services costing not more than $30,000; and

     - an additional cash payment to make the participant whole for any excise tax on excess parachute payments that he or she may incur, with certain limitations specified in the policies.
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

     The benefits under Northern States Power's severance policy described above will be reduced by any severance benefits that the participant receives under the senior executive severance policy that Northern States Power adopted in 1995.

     Some of the executive officers of New Century Energies who participate in the severance policy also have change-of-control employment agreements with New Century Energies. The merger will not be considered a change of control under these agreements, so they will not become effective as a result of the merger. However, if they become effective because of a later change of control, the severance benefits under the New Century Energies senior executive severance policy will be reduced by any severance benefits that the participant receives under such an employment agreement.


     We cannot be sure whether any executive officers of Northern States Power or New Century Energies will terminate employment and receive severance benefits. Also, even if we assume that they will get the benefits, the actual amount of the benefits will depend on when their employment actually terminates and other factors which we cannot now determine. However, based on current compensation levels, we have estimated that if (1) the merger occurs on March 24, 2000, (2) all of the executive officers of both companies were terminated at the time the merger occurs, and (3) the other assumptions we used to make the calculations are correct, then the cash payments they would receive under the policies would be approximately as follows: Richard C. Kelly, $2.4 million; Paul
J. Bonavia, $1.7 million; David M. Wilks, $1.8 million; all other New Century Energies executive officers as a group, $10.5 million; and Edward J. McIntyre, $4.1 million; Paul E. Anders, $2.6 million; Loren L. Taylor, $3.0 million; all other executive officers of Northern States Power as a group, $27.4 million. Amounts for Northern States Power executive officers assume that they will be required to pay excise tax on excess parachute payments.


     NORTHERN STATES POWER STOCK OPTIONS AND RESTRICTED STOCK


     If the shareholders of Northern States Power approve the merger agreement and the merger, then, upon regulatory approval, all stock options and restricted stock granted under the Northern States Power Company Executive Long-Term Incentive Award Stock Plan that have not already vested or been forfeited will vest. Assuming that the shareholders of Northern States Power had approved the merger agreement and the merger and regulatory approvals had been obtained on May 3, 1999, the executive officers of Northern States Power would have vested in options on 681,622 shares and 71,495 shares of restricted stock.


AMENDMENTS TO NEW CENTURY ENERGIES' SHAREHOLDER RIGHTS PLAN

     New Century Energies has amended its shareholder rights plan to provide that:

     - so long as the merger agreement is not terminated, no distribution date for the rights issued under the rights plan will occur, and the rights will not become exercisable, as a result of New Century Energies having entered into the merger agreement or performing its obligations under the merger agreement, and

     - the rights issued under the rights plan will expire immediately before the merger is consummated.

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

            RIGHTS OF DISSENTING NORTHERN STATES POWER SHAREHOLDERS

     Under Sections 471 and 473 of Chapter 320A of the Minnesota Business Corporation Act, each Northern States Power shareholder is permitted to dissent from the merger, and to obtain the fair value of his Northern States Power NSP Common Shares and NSP Preferred Shares in the event the merger takes place ("DISSENTERS' RIGHTS"). The following summary of Dissenters' Rights under Sections 471 and 473 does not purport to be complete and is subject in all respects to the provisions of Sections 472 and 473, complete copies of which are attached as Appendix D to this joint proxy statement/prospectus and incorporated herein by reference. Any Northern States Power shareholder who intends to dissent from the merger should carefully review the text and comply with the requirements of Sections 471 and 473, as well as consult with an attorney. FAILURE TO COMPLY WITH THE PROCEDURES PRESCRIBED BY SECTIONS 471 AND 473 WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS. Except as provided below, no further notices will be given to Northern States Power shareholders by Northern States Power regarding the existence of Dissenters' Rights or the time periods within which they must exercise Dissenters' Rights or the procedures they must follow to do so.

     Any Northern States Power shareholder who wishes to dissent from the merger must give Northern States Power, and Northern States Power must actually receive, before a vote on the proposal to approve the merger agreement and the merger (the "MERGER PROPOSAL") is taken at the Northern States Power special meeting, written notice of the shareholder's intent to demand payment for his Northern States Power shares if the merger is consummated. Any such notice should be mailed to the Corporate Secretary of Northern States Power at the following address: 414 Nicollet Mall, Minneapolis, Minnesota 55401,
Attention: Corporate Secretary. A vote against the Merger Proposal will not be deemed to satisfy this notice requirement. A Northern States Power shareholder who provides such written notice, does not vote in favor of the Merger Proposal and follows the other procedures in Section 473 will be entitled to receive the fair value of such shareholder's NSP Common Shares and NSP Preferred Shares in compliance with Sections 471 and 473.

     A Northern States Power shareholder dissenting from the merger must not vote his Northern States Power Common Shares or Northern States Power Preferred Shares in favor of the Merger Proposal, but must, instead, either vote against or abstain from voting on the Merger Proposal. NORTHERN STATES POWER SHAREHOLDERS WHO RETURN A SIGNED PROXY BUT FAIL TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH NSP COMMON SHARES OR NSP PREFERRED SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE MERGER PROPOSAL AND WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS. A Northern States Power shareholder of record may assert Dissenters' Rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies Northern States Power in writing of the name and address of each person on whose behalf he asserts Dissenters' Rights. The rights of such a partial dissenting shareholder are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. A beneficial owner of shares who is not the record holder may assert Dissenters' Rights with respect to the shares held on the beneficial owner's behalf, if the beneficial owner submits to Northern States Power at the time of or before the assertion of the rights a written consent of the record holder.

     If the merger is authorized by Northern States Power shareholders at the Northern States Power special meeting (or at any adjournment of the meeting), Northern States Power must send a written notice (the "DISSENTERS' NOTICE") to each dissenting Northern States Power shareholder who satisfies the requirements described in the preceding two paragraphs. The Dissenters' Notice will contain:

     - the address where the demand for payment and the dissenting shareholder's NSP Common Share and/or NSP Preferred Share certificates must be sent and the date by which they must be received (which date will be the 30th day after the Dissenters' Notice is given);
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

     - any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

     - a form to be used to certify the date on which the dissenting shareholder, or the beneficial owner on whose behalf dissent is asserted, acquired the shares (or an interest in them) and to demand payment; and

     - a copy of the provisions of the Minnesota Business Corporation Act set forth in Appendix D to this joint proxy statement/prospectus with a brief description of the procedures to be followed under those provisions.

     Northern States Power shareholders receiving the Dissenters' Notice must, within 30 days, then demand payment and deposit their share certificates in compliance with the terms of the Dissenters' Notice to be entitled to Dissenters' Rights. Any Northern States Power shareholder who demands payment and deposits his share certificates in compliance with Sections 471 and 473 will retain all other rights as a Northern States Power shareholder until the effective time of the merger. Thereafter, dissenting Northern States Power shareholders will no longer be entitled to any rights of a shareholder, including, but not limited to, the right to receive notice of meetings, to vote at any meetings or to receive dividends, and will only be entitled to any rights of appraisal as provided by the Minnesota Business Corporation Act. A dissenting Northern States Power shareholder who has failed to perfect or has effectively withdrawn or lost such right will not be entitled to fair value for the dissenting shares and the dissenting shares will remain outstanding.

     After the effective time of the merger or upon receipt of a valid demand for payment, whichever is later, Northern States Power must remit to each dissenting shareholder who complied with the requirements of the Minnesota Business Corporation Act the amount that Northern States Power estimates to be the fair value of the dissenting shareholder's NSP Common Shares and NSP Preferred Shares, plus interest accrued at a statutory rate from the fifth day after the effective time of the merger to the date of payment. The payment also must be accompanied by financial data, Northern States Power's estimate of the fair value of the shares and a description of the method used to reach that estimate, and a copy of the applicable provisions of the Minnesota Business Corporation Act with a brief description of the procedures to be followed in demanding supplemental payment. Dissenting Northern States Power shareholders receiving such payment may decline to accept the amount remitted by Northern States Power and demand payment for an amount equal to their estimate of the fair value of their dissenting shares. Failure to make such demand within 30 days after the payment is mailed entitles dissenting Northern States Power shareholders only to the amount initially remitted by Northern States Power. If Northern States Power fails to remit payment within 60 days of the deposit of a dissenting shareholder's share certificates or the imposition of transfer restrictions on uncertificated shares, Northern States Power must return all deposited share certificates and cancel all transfer restrictions. However, Northern States Power may again give notice regarding the procedure to exercise Dissenters' Rights and require deposit or restrict transfer at a later time. If you believe that the amount remitted is less than the fair value of your dissenting shares (including statutory interest), you may give written notice to Northern States Power of your own estimate of the fair value of the shares, plus interest, within 30 days after Northern States Power mails its remittance, and demand payment of the difference. Otherwise you are entitled only to the amount remitted by Northern States Power.

     If Northern States Power receives a demand from you to pay such difference, Northern States Power will, within 60 days after receiving the demand, either pay to you the amount demanded or agreed to by you after discussion with Northern States Power or file in court a petition requesting that the court determine the fair value of your dissenting shares, plus interest.
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

     The court may appoint one or more appraisers to receive evidence and make recommendations to the court on the amount of the fair value of the dissenting shares. The court will determine whether the dissenting shareholder has complied with the requirements of Section 473 of the Minnesota Business Corporation Act and will determine the fair value of the dissenting shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use. The fair value of the shares as determined by the court is binding on all dissenting shareholders and may be less than, equal to or greater than the current market price of the NSP Common Shares or NSP Preferred Shares. If the court determines that the fair value of the shares is in excess of the amount, if any, remitted by Northern States Power, then the court will enter a judgment for cash in favor of the dissenting shareholders in an amount by which the value determined by the court, plus interest, exceeds the amount previously remitted. A dissenting shareholder will not be liable to Northern States Power if the amount, if any, originally remitted to such shareholder by Northern States Power exceeds the fair value of the shares, as determined by the court, plus interest.

     Costs of the court proceeding will be determined by the court and assessed against Northern States Power, except that part or all of the costs may be assessed against any dissenting shareholders whose actions in demanding supplemental payments are found by the court to be arbitrary, vexatious or not in good faith.

     If the court finds that Northern States Power did not substantially comply with the relevant dissenters' provisions of the Minnesota Business Corporation Act, the court may assess the fees and expenses, if any, of attorneys or experts as the court deems equitable. Fees and expenses may also be assessed against any party if the court finds that the party in bringing the proceeding has acted arbitrarily, vexatiously or not in good faith, and may be awarded to a party injured by those actions. The court may award, in its discretion, fees and expenses of any attorney for the dissenting shareholders out of the amount awarded to those shareholders, if any.

     For a discussion of certain tax consequences applicable to dissenting Northern States Power shareholders who receive cash upon the exercise of Dissenters' Rights, see "THE MERGER -- MATERIAL FEDERAL INCOME TAX CONSEQUENCES."

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

                              THE MERGER AGREEMENT

     The following is a description of the material provisions of the merger agreement, a copy of which is attached as Appendix A to this joint proxy statement/prospectus and incorporated herein by reference. This description may not include all of the information that interests you. We urge you to read the entire merger agreement.

THE MERGER

     The merger agreement provides that Northern States Power will move its utility assets to New NSP Utility Sub and that New Century Energies will then merge with Northern States Power to create the combined company. Northern States Power will be the surviving corporate entity in the merger and will be a holding company for the combined assets and operations of Northern States Power and New Century Energies. In addition to a number of required regulatory approvals, transfer of Northern States Power's utility assets to New NSP Utility Sub requires the consent or approval of numerous third parties. If difficulties arise in obtaining those consents and approvals, we may negotiate a mutually agreeable alternative to this restructuring. The merger will occur after the approval of the merger by both New Century Energies and Northern States Power shareholders and the satisfaction or waiver of the other conditions to the merger described in the merger agreement.

     The merger will become effective upon the later to occur of:

     - the last of the merger filings made with the Secretaries of State of Delaware and Minnesota as required by Delaware and Minnesota law, or

     - any later time to which New Century Energies and Northern States Power have agreed and specified in those merger filings.

MERGER CONSIDERATION

     At the effective time of the merger, each outstanding NCE Common Share will automatically be converted into the right to receive 1.55 shares of common stock of the combined company and cash instead of any fractional shares. However, any NCE Common Share which Northern States Power or any of its subsidiaries owns or which New Century Energies holds in its treasury will be canceled without consideration and will cease to exist. No fractional shares of common stock of the combined company will be issued in the merger. Each holder of NCE Common Shares who would otherwise be entitled to receive a fractional share of common stock of the combined company will be paid an amount in cash equal to such fraction multiplied by the closing sales price of NSP Common Shares as reported under the New York Stock Exchange Composite Transaction Reports in The Wall Street Journal on the trading day immediately before the effective time of the merger.

     Northern States Power Common Shares and Northern States Power Preferred Shares will remain outstanding after the merger as shares of common stock and preferred stock of the combined company.

CONVERSION OF NCE COMMON SHARES

     It is VERY IMPORTANT that New Century Energies shareholders NOT SEND in their NCE Common Share certificates until they receive transmittal instructions from the exchange agent.

     EXCHANGE AGENT

     The combined company will deposit shares of combined company common stock to be issued in the merger with an exchange agent selected by Northern States Power and New Century Energies.

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

     EXCHANGE PROCEDURES

     As soon as practical after we complete the merger, the exchange agent will mail a transmittal letter and instructions to each holder of NCE Common Shares of record at the close of business the day before the effective time of the merger. The instructions will explain exactly what the New Century Energies shareholders need to do to convert their NCE Common Shares (whether in certificated or book-entry form) into shares of common stock of the combined company.

     After the effective time of the merger, each holder of NCE Common Shares will have the right to receive shares of common stock of the combined company, but will not receive their shares until they have complied with the exchange agent's instructions and transmitted the required documents, including share certificates if their NCE Common Shares are in certificated form. The exchange agent will not issue any fractional shares that result from the conversion of NCE Common Shares, but will instead issue a check for the value of any such fractional share determined as described above under "-- MERGER CONSIDERATION."

     TRANSFER OF OWNERSHIP

     Any certificates representing NCE Common Shares will be delivered, and risk of loss and title will pass to the exchange agent, ONLY when the exchange agent receives such certificates. We urge New Century Energies shareholders to mail their certificates by certified mail or some other secure method when they receive instructions to do so from the exchange agent.

     PAYMENTS FOLLOWING SURRENDER

     New Century Energies shareholders who have not exchanged their NCE Common Shares for shares of common stock of the combined company as described above will not receive any dividends or other distributions declared or made after the effective time of the merger. Once a New Century Energies shareholder has exchanged his or her NCE Common Shares, the shareholder will be entitled to receive, without interest:

     - any cash payable instead of a fractional share of combined company common stock to which such holder is entitled, and

     - any dividends or other distributions paid after the effective time of the merger on whole shares of common stock of the combined company, but before the NCE Common Shares were exchanged.

     ADJUSTMENT OF CONVERSION RATIO


     If, prior to the effective time of the merger, the outstanding NCE Common Shares or the outstanding NSP Common Shares are changed to a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, then the number of shares of common stock of the combined company into which NCE Common Shares will be converted in the merger will be adjusted to provide the holders of NCE Common Shares with the same economic equivalent of shares of common stock of the combined company as they were entitled to receive before the change.


REPRESENTATIONS AND WARRANTIES

     The merger agreement contains representations and warranties of Northern States Power and New Century Energies as to:

     - organization and qualification,

     - capital structure,

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

     - authority and no conflicts as to the merger agreement,

     - required statutory approvals for the merger,

     - compliance with applicable laws and agreements,

     - required filings of reports and financial statements with governmental authorities, the compliance of those reports and filings with applicable requirements and the absence of material misstatements or omissions from those reports and filings and related matters,

     - absence of material adverse changes or events,

     - absence of material litigation,

     - absence of material misstatements or omissions from the information supplied for use in this joint proxy statement/prospectus,

     - tax matters,

     - employee benefit and labor matters,

     - environmental matters,

     - utility regulatory status,

     - the vote required to approve the merger agreement and the merger,

     - absence of actions that would prevent the merger from being accounted for as a pooling of interests,

     - receipt of fairness opinions from financial advisors,

     - insurance coverage,

     - ownership of each other's common stock,

     - implementation of programs to ensure Year 2000 functionality and related matters, and


     - non-applicability of specified statutory and company specific antitakeover provisions.


     The merger agreement also contains some additional representations and warranties by Northern States Power as to the nuclear operations of Northern States Power and its subsidiaries and joint ventures; and by New Century Energies as to the non-applicability of provisions of its rights agreement to the merger and related matters.

CONDUCT OF BUSINESS PENDING THE MERGER

     Northern States Power and New Century Energies have agreed to carry on their businesses and that of their subsidiaries in the ordinary course until the merger is completed or the merger agreement is terminated and to use all commercially reasonable efforts to preserve their current business organizations and goodwill, their customer and supplier goodwill and relationships and, subject to prudent workforce management and ongoing or planned downsizing and other programs, use reasonable best efforts to keep available the services of their present officers and employees, so that their goodwill and ongoing businesses will not be materially impaired before the merger.

     In addition, each company has agreed to certain customary restrictions for the conduct of their businesses as to:

     - dividends and distributions,

     - changes in capital structure,

     - acquisition or disposition of stock and related securities,

     - organizational documents,

     - acquisitions and other uses of funds, with each company provided significant flexibility to make acquisitions,

     - dispositions of assets,

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

     - incurrence or guarantees of indebtedness,

     - capital expenditures,

     - employee benefit plans and similar arrangements,

     - compensation and severance agreements and other arrangements with directors and officers,

     - changes in status under the Public Utility Holding Company Act,

     - accounting matters,

     - payment or discharge of claims and liabilities, and

     - tax status of exempt revenue bonds.

     Each company has also agreed that it and each of its subsidiaries will do the following, except as expressly permitted by the merger agreement or with the prior written consent of the other:

     - confer with the other regularly and frequently regarding its ongoing operations, promptly notify the other of any significant changes in operations and provide copies of filings and cooperate with each other,

     - consult with each other regarding regulated rates or charges or standards of service or accounting or regulatory filings and not make any filing to change rates that would have a material adverse effect on the benefits associated with the merger,

     - use commercially reasonable efforts to obtain all required third-party consents and to notify each other of any failure to obtain such consents,

     - maintain insurance in such amounts and against such risks and losses as are customary in their respective industries, and

     - use reasonable efforts to maintain existing permits.

NO SOLICITATION

     The merger agreement requires each company to immediately stop all existing discussions and negotiations about a Takeover Proposal (which is defined below), if any, with any other persons conducted prior to the date of the merger agreement.

     Both companies have also agreed that they, their subsidiaries and their directors, officers, employees, accountants, counsel, investment banker, financial advisor and other representatives, directly or indirectly, will not:

     - initiate, solicit or encourage, or take any action to facilitate the making of any Takeover Proposal, or

     - engage in negotiations or provide any confidential information or data to any person relating to any Takeover Proposal.

     A "TAKEOVER PROPOSAL" means any offer or proposal that constitutes or is reasonably likely to lead to any inquiry, proposal or offer from any person relating to any:

     - direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of such company and its subsidiaries taken as a whole or 15% or more of any class of its equity securities or the equity securities of any of its significant subsidiaries, or

     - any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving such company or any of its significant subsidiaries, other than the transactions contemplated by the merger agreement.

     In addition, each company will notify the other company of any such inquiries, offers or proposals within 24 hours of its receipt and will give the other company five days advance notice of

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

any agreement to be entered into with, or any information to be supplied to, any person making such an inquiry, offer or proposal.

     However, before the shareholders of each of Northern States Power and New Century Energies have approved the merger, if (1) there is an unsolicited Takeover Proposal for the acquisition, directly or indirectly, of 50% or more of the combined voting power of the shares of the common stock of either company or all or substantially all of the assets of either company and its subsidiaries and (2) such Takeover Proposal did not result from a breach of the merger agreement, the company which is the subject of the Takeover Proposal may participate in discussions or negotiations regarding the Takeover Proposal and furnish information to and afford access to the properties, books and records of such company and its subsidiaries to the party making the Takeover Proposal, if:

     - the board of the directors of the company has reasonably concluded in good faith (after consultation with its financial advisors) that the person or group making the Takeover Proposal will have adequate sources of financing to consummate the Takeover Proposal and that the Takeover Proposal is more favorable to the company's shareholders than the merger,

     - the board of directors of the company has determined in good faith, based on advice of outside counsel with respect to the board's fiduciary duties under applicable law with respect to the proposed Takeover Proposal and such other matters as the board deems relevant, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to its shareholders, and

     - the company has entered into a confidentiality agreement with the person or group making the Takeover Proposal containing terms and conditions no less favorable to the company than the existing confidentiality agreement between Northern States Power and New Century Energies.

WORKFORCE AND EMPLOYEE BENEFIT MATTERS

     CONTINUATION OF AGREEMENTS


     New Century Energies and Northern States Power agreed that the combined company and its subsidiaries will honor, without modification, all contracts, agreements, collective bargaining agreements and commitments applicable to any current or former employees or directors of Northern States Power or New Century Energies. However, this undertaking is not intended to prevent the combined company from enforcing its contracts, agreements and commitments in accordance with their terms or from enforcing any right to amend, modify, suspend, revoke or terminate them.


     EMPLOYEE BENEFIT PLANS

     Under the merger agreement, employee benefit plans will be treated in the following manner:

     - anyone who was employed by Northern States Power or New Century Energies or any of their subsidiaries immediately before the merger and who continues to be employed by the combined company or any of its subsidiaries after the merger will be credited with his or her pre-merger years of service with Northern States Power or New Century Energies under any employee benefit plan providing benefits after the merger, unless providing credit would result in a duplication of benefits,

     - any continuing employee will also be immediately eligible to participate in new plans without any waiting time or other conditions to participation to the extent they replace existing plans, except for conditions that were applicable under the old plans, and

     - for a period of one year after the merger, the compensation and employee benefits provided to continuing employees will be no less favorable, in the aggregate, than the compensation and employee benefits provided to them immediately before the merger.

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

     WORKFORCE REDUCTIONS

     Subject to applicable collective bargaining agreements, for a period of two years following the merger:

     - any workforce reductions will be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, and without regard to whether the affected individuals were employed by Northern States Power and its subsidiaries or New Century Energies and its subsidiaries before the merger, and

     - any employee whose employment is terminated or whose job is eliminated by the combined company or any of its subsidiaries during the two year period will be entitled to participate on a fair and equitable basis in the job opportunity and placement programs offered by the combined company or any of its subsidiaries.

TREATMENT OF INCENTIVE, STOCK AND OTHER PLANS

     Each company will take action so that after the merger, the New Century Energies equity plans and the New Century Energies Dividend Reinvestment and Cash Payment Plan will provide for the issuance only of the common stock of the combined company, with adjustments to reflect the merger. All outstanding options will be adjusted so that the options cover an appropriate number of shares of the common stock of the combined company, with appropriate adjustments to the exercise price.

     In addition, the combined company will:


     - take steps to enable such plans to provide appropriate exemptions under Rule 16b-3 of the Securities Exchange Act, if it decides such steps are advisable,


     - reserve for issuance or otherwise provide a sufficient number of shares of common stock of the combined company for delivery under such plans, and

     - file any necessary registration statements under the Securities Act for the shares of common stock of the combined company subject to such plans as soon as practicable after the merger, and use reasonable best efforts to keep the registration statements effective as necessary.

INSURANCE AND INDEMNIFICATION

     INSURANCE

     For six years after the merger, the combined company will maintain in effect Northern States Power's and New Century Energies' current directors' and officers' liability insurance (or policies containing substantially similar coverage) covering matters occurring at or prior to the effective time of the merger. The combined company will not, however, be required to pay, in total, an annual premium for the insurance described in this paragraph in excess of 200% of the current annual premiums paid by Northern States Power and New Century Energies for their existing coverage prior to the merger. However, if the annual premiums of that insurance coverage exceed that amount, the combined company will be obligated to obtain a policy with the best coverage available for a cost up to but not exceeding that amount.

     INDEMNIFICATION


     To the extent not already provided by a current indemnification right or agreement, from and after the merger, the combined company will, to the fullest extent permitted under applicable law, indemnify each person who is, or has been, an officer, director or management employee of Northern States Power or New Century Energies or any of their subsidiaries against (1) all losses, damages and expenses, including reasonable attorney's fees, in connection with any claim, lawsuit or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions by them in their capacities as such at or prior to the effective time of the merger and (2) all liabilities arising out of or pertaining to the merger agreement and the transactions contemplated by the merger agreement.

     If the merger is completed, each director, officer, employee or agent of Northern States Power or New Century Energies or their subsidiaries will, for a period of six years after the merger, be entitled to the benefit of all existing indemnification rights with respect to their activities as such as provided in the charter documents, by-laws or indemnification agreements of their respective companies as existing at the time of such activities or otherwise in effect on the date of the merger agreement.

AMENDMENT OF ARTICLES OF INCORPORATION


     At the effective time of the merger, as part of the merger, the articles of incorporation of the combined company will be amended to increase the authorized number of shares of common stock from 350 million to one billion shares.


CONDITIONS TO THE MERGER

     CONDITIONS TO EACH COMPANY'S OBLIGATIONS TO COMPLETE THE MERGER

     Unless waived in writing, the obligations of each company to complete the merger are subject to the satisfaction of the following conditions:

     - the shareholders of each of New Century Energies and Northern States Power having approved the merger agreement and the merger,

     - no temporary restraining order, preliminary or permanent injunction or other order by any federal or state court being in effect that prevents the merger, and the merger and the other transactions contemplated by the merger agreement not having been prohibited by any applicable federal or state law or regulation,

     - the registration statement filed with this joint proxy statement/prospectus having become effective and not being the subject of any stop order suspending its effectiveness,

     - the shares of common stock of the combined company issuable in the merger having been approved for listing on the New York Stock Exchange, subject to official notice of issuance,

     - each company having received the letter of its independent public accountants, dated the closing date of the merger, with respect to the accounting of the merger as a pooling-of-interests, and

     - New Century Energies and Northern States Power having obtained the statutory approvals required by the merger agreement, those approvals having become final orders and no final order imposing terms and conditions that would have, or would be reasonably likely to have, a material adverse effect on the business of either New Century Energies and its subsidiaries as a whole or Northern States Power and its subsidiaries as a whole.

     CONDITIONS TO THE OBLIGATIONS OF NEW CENTURY ENERGIES

     The obligations of New Century Energies to complete the merger are subject to the following additional conditions, unless waived in writing:

     - Northern States Power having performed the agreements and covenants required to be performed by it under the merger agreement in all material respects (except that the agreement of Northern States Power as to the issuance of dividends must be performed in all respects),

     - the representations and warranties of Northern States Power being true and correct as of the closing date of the merger as if they had been made on and as of that date, other than as expressly provided in the merger agreement, except for any inaccuracies which would not, in the aggregate, be reasonably expected to have a material adverse effect on the business of Northern States Power and its subsidiaries as a whole,

     - New Century Energies having received an officers' certificate from Northern States Power stating that specified conditions in the merger agreement have been satisfied,


     - no material adverse effect having occurred and no fact or circumstance existing that would have, or would be reasonably likely to have a material adverse effect on the business of Northern States Power and its subsidiaries as a whole,


     - New Century Energies having received an opinion of counsel that the merger will be treated as a transaction described in Section 368(a) of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of New Century Energies who are United States persons and who exchange NCE Common Shares solely for shares of common stock of the combined company in the merger (except with respect to cash received instead of fractional shares), and


     - Northern States Power having obtained all third-party consents required by the merger agreement if Northern States Power's failure to obtain them would cause a material adverse effect on the business of Northern States Power and its subsidiaries as a whole.


     CONDITIONS TO THE OBLIGATIONS OF NORTHERN STATES POWER

     The obligations of Northern States Power to complete the merger are subject to the following additional conditions, unless waived in writing:

     - New Century Energies having performed the agreements and covenants required to be performed by it under the merger agreement in all material respects (except that the agreement of New Century Energies as to the issuance of dividends must be performed in all respects),

     - the representations and warranties of New Century Energies being true and correct as of the closing date of the merger as if they had been made on and as of that date, other than as expressly provided in the merger agreement, except for any inaccuracies which would not, in the aggregate, be reasonably expected to have a material adverse effect on the business of New Century Energies and its subsidiaries as a whole,

     - Northern States Power having received an officers' certificate from New Century Energies stating that specified conditions in the merger agreement have been satisfied,

     - no material adverse effect having occurred and no fact or circumstance existing that would have, or would be reasonably likely to have a material adverse effect on the business of New Century Energies and its subsidiaries as a whole,

     - Northern States Power having received an opinion of counsel that the merger will be treated as a transaction described in Section 368(a) of the Internal Revenue Code, and


     - New Century Energies having obtained all third-party consents required by the merger agreement if New Century Energies' failure to obtain them would cause a material adverse effect on the business of New Century Energies and its subsidiaries as a whole.


TERMINATION

     TERMINATION CONDITIONS

     The merger agreement may be terminated at any time prior to the closing date of the merger, whether before or after approval by the shareholders of either company:

     - by mutual written consent of the Boards of Directors of Northern States Power and New Century Energies,

     - by either Northern States Power or New Century Energies, if the effective time of the merger has not occurred on or before March 24, 2000. However, we will not be permitted to terminate the merger agreement under this provision until December 24, 2000, if on March 24, 2000, all conditions other than obtaining regulatory approvals have been or can be satisfied,

     - by either Northern States Power or New Century Energies, if the shareholders of either company do not approve the merger agreement and the merger at their special meeting or any adjournment,

     - by either Northern States Power or New Century Energies, if any state or federal law, rule, order, rule or regulation prohibits the merger or causes a material adverse effect on the business of either company and its subsidiaries as a whole (such determination must be supported by an opinion of outside counsel),


     - by either Northern States Power or New Century Energies, if any court or governmental authority issues a nonappealable final order or other permanent action, restraining, enjoining or otherwise prohibiting the merger or causing a material adverse effect on the business of either company and its subsidiaries as a whole,


     - by either Northern States Power or New Century Energies, if there have been any breaches of any representation or warranty of the other company under the merger agreement which, individually or together, would or would be reasonably likely to have a material adverse effect on the business of the breaching company and its subsidiaries as a whole and the breaches remain uncured 20 days after notice from the terminating company,

     - by either Northern States Power or New Century Energies, if there has been (1) any breach of the other company's agreement as to the issuance of dividends, (2) any material breach of the other company's agreement as to the issuance of securities or the incurrence of debt or (3) any material breach of the other company's other agreements under the merger agreement, which remains uncured 20 days after notice from the terminating company,

     - by either Northern States Power or New Century Energies, if the board of directors of the other company (1) withdraws or modifies its approval of the merger agreement and the merger in a manner adverse to the terminating company, (2) fails to reaffirm its approval within 15 days after the request of the terminating company, (3) approves or recommends any third-party Takeover Proposal, or (4) resolves to take any of the preceding actions, or

     - by Northern States Power, if New Century Energies takes specified actions with respect to its existing shareholder rights plan.

     In addition, either Northern States Power or New Century Energies, upon two days written notice to the other, may terminate the merger agreement if its board of directors determines to accept a third-party tender offer or any written offer or proposal to acquire, directly or indirectly, 50% or more of the combined voting power of the company's common stock or all or substantially all of its and its subsidiaries' assets as a whole (each a "BUSINESS COMBINATION"). However, neither company is permitted to terminate under this provision unless:

     - its board of directors reasonably concludes in good faith (after consultation with its financial advisors) that the person or group proposing the Business Combination will have adequate financing to consummate the Business Combination and that the Business Combination is more favorable to its shareholders than the merger,

     - prior to terminating, it has negotiated with the other company to make such adjustments in the terms and conditions of the merger agreement which would allow the terminating company to proceed with the merger, and

     - its board of directors determines in good faith, based on advice of outside counsel with respect to its fiduciary duties under applicable law with respect to the proposed Business Combination and such other matters as the board of directors deems to be relevant that, despite the binding commitment to consummate an agreement like the merger agreement and despite all concessions which may be offered by the other company in the negotiations described above, the directors' fiduciary duties would require them to reconsider such commitment as a result of the tender offer or written offer or proposal.

     EFFECT OF TERMINATION

     If the merger agreement is terminated, Northern States Power, New Century Energies and their officers or directors will have no liability under the merger agreement, other than as provided in the merger agreement and as described below under "-- TERMINATION FEES."

     TERMINATION FEES

     If either company terminates the merger agreement because of a breach of a representation or warranty or covenant or agreement by the other company as described above under "-- TERMINATION CONDITIONS," the breaching company will pay in cash to the terminating company all out-of-pocket expenses and fees incurred by the terminating company up to $25 million. However, if the merger agreement is terminated as the result of a willful breach, the terminating company may recover additional amounts at law or in equity and the company's out-of-pocket expenses will not be limited to $25 million.

     If either company terminates the merger agreement because its board of directors determines that its fiduciary duties make it necessary to accept an alternative business combination as described above under "-- TERMINATION CONDITIONS," the terminating company will pay the other company $150 million plus out-of-pocket expenses and fees up to $25 million.

     If either company terminates the merger agreement because the other company's board of directors modifies or withdraws its approval of the merger and the merger agreement, the nonterminating company will pay the other company $150 million plus out-of-pocket expenses.

     In addition, if the merger agreement terminates because (1) the merger does not occur by the required date, (2) the shareholders of either company fail to approve the merger or (3) there is a breach of certain agreements of that company in connection with obtaining its shareholder approval and, at the time of termination (or at the time of such failure to approve the merger), there was a third-party Takeover Proposal involving that company which, at the time of termination was not rejected by that company and its board of directors and withdrawn by the third-party and that company enters into a definitive business combination within 18 months of the termination of the merger agreement, then it shall pay the other company $150 million plus out-of-pocket expenses and fees up to $25 million.

     Finally, if Northern States Power terminates the merger agreement because New Century Energies takes specified actions with respect to its existing shareholder rights plan as described above under "-- TERMINATION CONDITIONS," New Century Energies will pay Northern States Power $150 million plus out-of-pocket expenses and fees up to $25 million.

     However, no such amount will be payable if and to the extent the company obligated to make such payment has already paid such amounts pursuant to any other termination fee provision of the merger agreement.

EXPENSES

     Northern States Power and New Century Energies are sharing equally the expenses of printing and filing this joint proxy statement/prospectus. New Century Energies and Northern States Power will pay all other costs and expenses that they separately incur in connection with the merger agreement.

AMENDMENT AND WAIVER

     AMENDMENT

     The merger agreement may be amended by action taken by the boards of directors of Northern States Power and New Century Energies at any time before the merger. However, after the approval of the merger by the shareholders of Northern States Power and New Century Energies, no such action may alter or change:

     - the amount or kind of shares, rights or any of the proceedings of the exchange and/or conversion with respect to the shares of common stock of the combined company to be issued under the merger agreement, or

     - any of the terms and conditions of the merger agreement that would materially adversely affect the rights of the holders of NCE Common Shares, except those which can otherwise be adopted without further shareholder approval.

     WAIVER

     At any time before the merger, Northern States Power or New Century Energies may:

     - extend the time for the performance of any of the obligations or other acts of the other company under the merger agreement,

     - waive any inaccuracies in the representations and warranties of the other company, and

     - waive compliance with any of the agreements or conditions for its benefit in the merger agreement.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


     The following unaudited pro forma combined condensed financial statements give effect to the merger using the pooling of interests method of accounting. Under this accounting method, Northern States Power's and New Century Energies' balance sheets and income statements are treated as if they had always been combined for accounting and financial reporting purposes. These unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and related notes of Northern States Power and New Century Energies which are incorporated by reference in this joint proxy statement/prospectus. See "WHERE YOU CAN FIND MORE INFORMATION" on page 105.



     The unaudited pro forma combined condensed balance sheet at March 31, 1999 assumes the merger had been completed on March 31, 1999. The unaudited pro forma combined condensed statements of income for the three month periods ended March 31, 1999 and March 31, 1998 and for each of the three years in the period ended December 31, 1998 assume the merger had been completed on January 1, 1996, the beginning of the earliest period presented.


     The unaudited pro forma combined condensed financial statements do not necessarily indicate what the combined company's financial position or operating results would have been if the merger had been completed on the assumed completion dates and they do not necessarily indicate future operating results of the combined company.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME


                      REFLECTING COMPLETION OF THE MERGER


                       THREE MONTHS ENDED MARCH 31, 1999


                    (In thousands, except per share amounts)



                                                 NORTHERN       NEW CENTURY     REPORTING
                                               STATES POWER      ENERGIES      ADJUSTMENTS    PRO FORMA    PRO FORMA
                                               (AS REPORTED)   (AS REPORTED)    (NOTE 2)     ADJUSTMENTS    COMBINED
                                               -------------   -------------   -----------   -----------   ----------
OPERATING REVENUES
  Electric...................................    $556,856        $628,706       $(14,011)      $           $1,171,551
  Gas........................................     186,327         347,688        (88,304)                     445,711
  Nonregulated and other revenues............          --          15,029        164,750                      179,779
  Earnings from equity investments...........          --              --         23,842                       23,842
                                                 --------        --------       --------       -------     ----------
      Total Operating Revenues...............     743,183         991,423         86,277                    1,820,883
OPERATING EXPENSES
  Electric fuel and purchased power..........     168,028         295,269        (13,627)                     449,670
  Cost of gas sold and transported...........     112,178         261,631        (83,495)                     290,314
  Other operation and maintenance............     193,918         150,109        (20,683)                     323,344
  Depreciation and amortization..............      87,485          69,502         (2,124)                     154,863
  Taxes other than income taxes..............      57,632          37,620           (592)                      94,660
  Income taxes -- utility....................      36,288              --        (36,288)                          --
  Nonregulated operating expenses............          --              --        199,147                      199,147
                                                 --------        --------       --------       -------     ----------
      Total Operating Expenses...............     655,529         814,131         42,338                    1,511,998
OPERATING INCOME.............................      87,654         177,292         43,939                      308,885
OTHER INCOME (EXPENSE)
  Income from nonregulated businesses before
    interest and taxes.......................      (7,353)             --          7,353                           --
  Equity earnings from unconsolidated
    subsidiaries.............................          --          15,811        (15,811)                          --
  Other income (deductions) -- net...........      (1,836)         (3,542)           807                       (4,571)
  Income taxes on nonregulated and
    nonoperating items -- benefit............      16,142              --        (16,142)                          --
                                                 --------        --------       --------       -------     ----------
      Total Other Income (Expense)...........       6,953          12,269        (23,793)                      (4,571)
FINANCING COSTS
  Interest charges...........................      38,348          45,383             --                       83,731
  Distributions on mandatorily redeemable
    preferred securities of subsidiary
    trusts...................................       3,938           5,763             --                        9,701
                                                 --------        --------       --------       -------     ----------
      Total Financing Costs..................      42,286          51,146                                      93,432
INCOME BEFORE INCOME TAXES...................      52,321         138,415         20,146                      210,882
Income taxes.................................          --          37,115         20,146                       57,261
                                                 --------        --------       --------       -------     ----------
NET INCOME...................................      52,321         101,300             --                      153,621
Preferred dividends & redemption premiums of
  NSP........................................       1,060              --             --                        1,060
                                                 --------        --------       --------       -------     ----------
EARNINGS AVAILABLE FOR COMMON SHAREHOLDERS...    $ 51,261        $101,300       $     --       $           $  152,561
                                                 ========        ========       ========       =======     ==========
Average common shares outstanding (Note 1)...     152,392         114,681                       63,075        330,148
Average common and potentially diluted shares
  outstanding (Note 1).......................     152,553         114,743                       63,109        330,405
BASIC AND DILUTED EARNINGS PER SHARE.........         $0.34         $0.88                                       $0.46
                                                    -----           -----                                       -----
                                                    -----           -----                                       -----



   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME


                      REFLECTING COMPLETION OF THE MERGER


                       THREE MONTHS ENDED MARCH 31, 1998


                    (In thousands, except per share amounts)



                                                 NORTHERN       NEW CENTURY     REPORTING
                                               STATES POWER      ENERGIES      ADJUSTMENTS    PRO FORMA    PRO FORMA
                                               (AS REPORTED)   (AS REPORTED)    (NOTE 2)     ADJUSTMENTS    COMBINED
                                               -------------   -------------   -----------   -----------   ----------
OPERATING REVENUES
  Electric...................................   $  521,571      $  599,988      $ (15,364)     $           $1,106,195
  Gas........................................      179,831         319,707        (48,476)                    451,062
  Nonregulated and other revenues............           --          19,809        106,463                     126,272
  Earnings from equity investments...........           --              --         19,080                      19,080
                                                ----------      ----------      ---------      -------     ----------
      Total Operating Revenues...............      701,402         939,504         61,703                   1,702,609
OPERATING EXPENSES
  Electric fuel and purchased power..........      148,162         289,783        (15,142)                    422,803
  Cost of gas sold and transported...........      113,582         224,912        (43,348)                    295,146
  Other operation and maintenance............      189,990         147,681        (18,076)                    319,595
  Depreciation and amortization..............       84,100          62,418         (1,466)                    145,052
  Taxes other than income taxes..............       55,960          32,873           (595)                     88,238
  Income taxes -- utility....................       30,558              --        (30,558)                         --
  Nonregulated operating expenses............           --              --        131,413                     131,413
                                                ----------      ----------      ---------      -------     ----------
      Total Operating Expenses...............      622,352         757,667         22,228                   1,402,247
OPERATING INCOME.............................       79,050         181,837         39,475                     300,362
OTHER INCOME (EXPENSE)
  Income from nonregulated businesses before
    interest and taxes.......................        4,380              --         (4,380)                         --
  Equity earnings from unconsolidated
    subsidiaries.............................           --           3,752         (3,752)                         --
  Other income (deductions) -- net...........        2,450          (2,968)          (785)                     (1,303)
  Income taxes on nonregulated and
    nonoperating items -- benefit............       14,026              --        (14,026)                         --
                                                ----------      ----------      ---------      -------     ----------
      Total Other Income (Expense)...........       20,856             784        (22,943)                     (1,303)
FINANCING COSTS
  Interest charges...........................       38,851          44,461             --                      83,312
  Distributions on mandatorily redeemable
    preferred securities of subsidiary
    trusts...................................        3,938           1,963             --                       5,901
  Dividends & redemption premiums on
    preferred stock of subsidiaries..........           --           2,929             --                       2,929
                                                ----------      ----------      ---------      -------     ----------
      Total Financing Costs..................       42,789          49,353                                     92,142
INCOME BEFORE INCOME TAXES...................       57,117         133,268         16,532                     206,917
Income taxes.................................           --          47,119         16,532                      63,651
                                                ----------      ----------      ---------      -------     ----------
NET INCOME...................................       57,117          86,149             --                     143,266
Preferred stock dividends & redemption
  premiums of NSP............................        2,367              --             --                       2,367
                                                ----------      ----------      ---------      -------     ----------
EARNINGS AVAILABLE FOR COMMON SHAREHOLDERS...   $   54,750      $   86,149      $      --      $           $  140,899
                                                ==========      ==========      =========      =======     ==========
Average common shares outstanding (Note 1)...      149,214         110,973                      61,035        321,222
Average common and potentially diluted shares
  outstanding (Note 1).......................      149,467         111,134                      61,124        321,725
BASIC AND DILUTED EARNINGS PER SHARE.........         $0.37          $0.78                                      $0.44
                                                     -----           -----                                      -----
                                                     -----           -----                                      -----



   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      REFLECTING COMPLETION OF THE MERGER
                          YEAR ENDED DECEMBER 31, 1998
                    (In thousands, except per share amounts)

                                                 NORTHERN       NEW CENTURY     REPORTING
                                               STATES POWER      ENERGIES      ADJUSTMENTS    PRO FORMA    PRO FORMA
                                               (AS REPORTED)   (AS REPORTED)    (NOTE 2)     ADJUSTMENTS    COMBINED
                                               -------------   -------------   -----------   -----------   ----------
OPERATING REVENUES
  Electric...................................   $2,362,351      $2,697,486      $ (74,518)     $           $4,985,319
  Gas........................................      456,823         841,276       (188,095)                  1,110,004
  Nonregulated and other revenues............           --          72,143        444,843                     516,986
  Earnings from equity investments...........           --              --        115,985                     115,985
                                                ----------      ----------      ---------      -------     ----------
      Total Operating Revenues...............    2,819,174       3,610,905        298,215                   6,728,294
OPERATING EXPENSES
  Electric fuel and purchased power..........      689,275       1,357,198        (72,709)                  1,973,764
  Cost of gas sold and transported...........      267,050         562,583       (170,140)                    659,493
  Other operation and maintenance............      794,332         637,743        (90,607)                  1,341,468
  Depreciation and amortization..............      338,225         268,743         (8,055)                    598,913
  Taxes other than income taxes..............      220,620         134,137         (2,175)                    352,582
  Income taxes -- utility....................      145,383              --       (145,383)                         --
  Nonregulated operating expenses............           --              --        592,106                     592,106
                                                ----------      ----------      ---------      -------     ----------
      Total Operating Expenses...............    2,454,885       2,960,404        103,037                   5,518,326
OPERATING INCOME.............................      364,289         650,501        195,178                   1,209,968
OTHER INCOME (EXPENSE)
  Income from nonregulated businesses before
    interest and taxes.......................       51,171              --        (51,171)                         --
  Equity earnings from unconsolidated
    subsidiaries.............................           --          36,101        (36,101)                         --
  Other income (deductions) -- net...........        4,812          (4,250)        37,477                      38,039
  Income taxes on nonregulated and
    nonoperating items -- benefit............       40,588              --        (40,588)                         --
                                                ----------      ----------      ---------      -------     ----------
      Total Other Income (Expense)...........       96,571          31,851        (90,383)                     38,039
FINANCING COSTS
  Interest charges...........................      162,737         181,906             --                     344,643
  Distributions on mandatorily redeemable
    preferred securities of subsidiary
    trusts...................................       15,750          17,561             --                      33,311
  Dividends & redemption premiums on
    preferred stock of subsidiaries..........           --           5,332             --                       5,332
                                                ----------      ----------      ---------      -------     ----------
      Total Financing Costs..................      178,487         204,799             --                     383,286
INCOME BEFORE INCOME TAXES...................      282,373         477,553        104,795                     864,721
Income taxes.................................           --         135,596        104,795                     240,391
                                                ----------      ----------      ---------      -------     ----------
NET INCOME...................................      282,373         341,957             --                     624,330
Preferred dividends & redemption premiums of
  NSP........................................        5,548              --             --                       5,548
                                                ----------      ----------      ---------      -------     ----------
EARNINGS AVAILABLE FOR COMMON SHAREHOLDERS...   $  276,825      $  341,957      $      --      $           $  618,782
                                                ==========      ==========      =========      =======     ==========
Average common shares outstanding (Note 1)...      150,502         111,859                      61,522        323,883
Average common and potentially diluted shares
  outstanding (Note 1).......................      150,743         112,008                      61,604        324,355
BASIC EARNINGS PER SHARE.....................         $1.84          $3.06                                      $1.91
                                                     -----           -----                                      -----
                                                     -----           -----                                      -----
DILUTED EARNINGS PER SHARE...................        $1.84            $3.05                                     $1.91
                                                     -----           -----                                      -----
                                                     -----           -----                                      -----

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      REFLECTING COMPLETION OF THE MERGER
                          YEAR ENDED DECEMBER 31, 1997
                    (In thousands, except per share amounts)

                                                    NORTHERN       NEW CENTURY     REPORTING
                                                  STATES POWER      ENERGIES      ADJUSTMENTS    PRO FORMA    PRO FORMA
                                                  (AS REPORTED)   (AS REPORTED)    (NOTE 2)     ADJUSTMENTS    COMBINED
                                                  -------------   -------------   -----------   -----------   ----------
OPERATING REVENUES
  Electric......................................   $2,218,550      $2,473,359      $ (22,861)     $           $4,669,048
  Gas...........................................      515,196         816,596       (179,257)                  1,152,535
  Nonregulated and other revenues...............           --          52,570        425,689                     478,259
  Earnings from equity investments..............           --              --         52,766                      52,766
                                                   ----------      ----------      ---------      -------     ----------
      Total Operating Revenues..................    2,733,746       3,342,525        276,337                   6,352,608
OPERATING EXPENSES
  Electric fuel and purchased power.............      596,238       1,203,292        (21,938)                  1,777,592
  Cost of gas sold and transported..............      331,296         543,291       (167,902)                    706,685
  Other operation and maintenance...............      745,828         594,359        (57,268)                  1,282,919
  Depreciation and amortization.................      325,880         243,078         (9,414)                    559,544
  Taxes other than income taxes.................      227,893         129,280         (2,007)                    355,166
  Income taxes -- utility.......................      144,855              --       (144,855)                         --
  Nonregulated operating expenses...............           --              --        525,668                     525,668
                                                   ----------      ----------      ---------      -------     ----------
      Total Operating Expenses..................    2,371,990       2,713,300        122,284                   5,207,574
OPERATING INCOME................................      361,756         629,225        154,053                   1,145,034
OTHER INCOME (EXPENSE)
  Income from nonregulated businesses before
    interest and taxes..........................       12,078              --        (12,078)                         --
  Equity earnings from unconsolidated
    subsidiaries................................           --          34,166        (34,166)                         --
  Merger costs..................................      (29,005)        (34,088)            --                     (63,093)
  Other income (deductions) -- net..............        3,515         (27,267)        37,046                      13,294
  Income taxes on nonregulated and nonoperating
    items -- benefit............................       48,145              --        (48,145)                         --
                                                   ----------      ----------      ---------      -------     ----------
      Total Other Income (Expense)..............       34,733         (27,189)       (57,343)                    (49,799)
FINANCING COSTS
  Interest charges..............................      144,732         187,028             --                     331,760
  Distributions on mandatorily redeemable
    preferred securities of subsidiary trusts...       14,437           7,850             --                      22,287
  Dividends on preferred stock of
    subsidiaries................................           --          11,752             --                      11,752
                                                   ----------      ----------      ---------      -------     ----------
      Total Financing Costs.....................      159,169         206,630             --                     365,799
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY
  ITEM..........................................      237,320         395,406         96,710                     729,436
Income taxes....................................           --         133,919         96,710                     230,629
                                                   ----------      ----------      ---------      -------     ----------
INCOME BEFORE EXTRAORDINARY ITEM................      237,320         261,487             --                     498,807
Extraordinary item -- UK Windfall Tax...........           --        (110,565)            --                    (110,565)
                                                   ----------      ----------      ---------      -------     ----------
NET INCOME......................................      237,320         150,922             --                     388,242
Preferred dividends & redemption premiums of
  NSP...........................................       11,071              --             --                      11,071
                                                   ----------      ----------      ---------      -------     ----------
EARNINGS AVAILABLE FOR COMMON SHAREHOLDERS......   $  226,249      $  150,922      $      --      $           $  377,171
                                                   ==========      ==========      =========      =======     ==========
Average common shares outstanding (Note 1)......      140,594         104,805                      57,643        303,042
Average common and potentially diluted shares
  outstanding (Note 1)..........................      140,870         104,872                      57,680        303,422
EARNINGS PER SHARE -- BASIC AND DILUTED:
  INCOME BEFORE EXTRAORDINARY ITEM..............         $1.61          $2.50                                      $1.61
  EXTRAORDINARY ITEM............................           --           (1.06)                                     (0.37)
                                                       ------         -------                                      -----
      TOTAL.....................................        $1.61            $1.44                                     $1.24
                                                       ------         -------                                      -----
                                                       ------         -------                                      -----

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      REFLECTING COMPLETION OF THE MERGER
                          YEAR ENDED DECEMBER 31, 1996
                    (In thousands, except per share amounts)

                                                 NORTHERN       NEW CENTURY     REPORTING
                                               STATES POWER      ENERGIES      ADJUSTMENTS    PRO FORMA    PRO FORMA
                                               (AS REPORTED)   (AS REPORTED)    (NOTE 2)     ADJUSTMENTS    COMBINED
                                               -------------   -------------   -----------   -----------   ----------
OPERATING REVENUES
  Electric...................................   $2,127,413      $2,416,539      $  (7,806)     $           $4,536,146
  Gas........................................      526,793         640,497        (68,880)                  1,098,410
  Nonregulated and other revenues............           --          39,998        380,589                     420,587
  Earnings from equity investments...........           --              --         31,057                      31,057
                                                ----------      ----------      ---------      -------     ----------
      Total Operating Revenues...............    2,654,206       3,097,034        334,960                   6,086,200
OPERATING EXPENSES
  Electric fuel and purchased power..........      544,763       1,145,862         (7,649)                  1,682,976
  Cost of gas sold and transported...........      335,453         393,163        (61,257)                    667,359
  Other operation and maintenance............      707,280         568,581        (35,389)                  1,240,472
  Depreciation and amortization..............      306,432         224,865         (7,561)                    523,736
  Taxes other than income taxes..............      232,824         128,980         (1,429)                    360,375
  Income taxes -- utility....................      161,410              --       (161,410)                         --
  Nonregulated operating expenses............           --              --        455,163                     455,163
                                                ----------      ----------      ---------      -------     ----------
      Total Operating Expenses...............    2,288,162       2,461,451        180,468                   4,930,081
OPERATING INCOME.............................      366,044         635,583        154,492                   1,156,119
OTHER INCOME (EXPENSE)
  Income from nonregulated businesses before
    interest and taxes.......................       18,543              --        (18,543)                         --
  Equity earnings from unconsolidated
    subsidiaries.............................           --             389           (389)                         --
  Merger costs...............................           --         (21,107)            --                     (21,107)
  Other income (deductions) -- net...........        6,051         (13,775)        25,850                      18,126
  Income taxes on nonregulated and
    nonoperating items -- benefit............       14,600              --        (14,600)                         --
                                                ----------      ----------      ---------      -------     ----------
      Total Other Income (Expense)...........       39,194         (34,493)        (7,682)                     (2,981)
FINANCING COSTS
  Interest charges...........................      130,699         161,601             --                     292,300
  Distributions on mandatorily redeemable
    preferred securities of subsidiary
    trusts...................................           --           1,526             --                       1,526
  Dividends on preferred stock of
    subsidiaries.............................           --          11,969             --                      11,969
                                                ----------      ----------      ---------      -------     ----------
      Total Financing Costs..................      130,699         175,096             --                     305,795
INCOME BEFORE INCOME TAXES...................      274,539         425,994        146,810                     847,343
Income taxes.................................           --         153,653        146,810                     300,463
                                                ----------      ----------      ---------      -------     ----------
NET INCOME...................................      274,539         272,341             --                     546,880
Preferred dividends & redemption premiums of
  NSP........................................       12,245              --             --                      12,245
                                                ----------      ----------      ---------      -------     ----------
EARNINGS AVAILABLE FOR COMMON SHAREHOLDERS...   $  262,294      $  272,341             --      $           $  534,635
                                                ==========      ==========      =========      =======     ==========
Average common shares outstanding (Note 1)...      137,121         103,059                      56,682        296,862
Average common and potentially diluted shares
  outstanding (Note 1).......................      137,358         103,102                      56,706        297,166
BASIC AND DILUTED EARNINGS PER SHARE.........          $1.91         $2.64                                      $1.80
                                               =============    ==========                                 ==========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                      REFLECTING COMPLETION OF THE MERGER

                                 MARCH 31, 1999

                                 (In thousands)


                                                         NORTHERN       NEW CENTURY     REPORTING
                                                       STATES POWER      ENERGIES      ADJUSTMENTS    PRO FORMA     PRO FORMA
                                                       (AS REPORTED)   (AS REPORTED)    (NOTE 3)     ADJUSTMENTS    COMBINED
                                                       -------------   -------------   -----------   -----------   -----------
                       ASSETS
PROPERTY, PLANT AND EQUIPMENT
Electric.............................................   $7,258,627      $7,116,116      $(121,849)   $             $14,252,894
Gas..................................................      885,730       1,220,178         (7,709)                   2,098,199
Other................................................      370,401       1,003,126        542,316                    1,915,843
                                                        ----------      ----------      ---------    ----------    -----------
    Total Property, Plant and Equipment..............    8,514,758       9,339,420        412,758                   18,266,936
Accumulated provision for depreciation...............   (4,236,127)     (3,410,190)      (127,511)                  (7,773,828)
Nuclear fuel -- net..................................      103,510              --                                     103,510
                                                        ----------      ----------      ---------    ----------    -----------
    Net Property, Plant and Equipment................    4,382,141       5,929,230        285,247                   10,596,618
CURRENT ASSETS
Cash and cash equivalents............................       58,280          84,817                                     143,097
Accounts receivable -- net...........................      326,174         323,767                                     649,941
Accrued unbilled utility revenues....................      102,585         113,400                                     215,985
Fuel and gas inventories.............................       45,306          58,869                                     104,175
Material and supplies inventories....................      112,455          70,552                                     183,007
Prepayments and other................................       49,219         105,822                                     155,041
                                                        ----------      ----------      ---------    ----------    -----------
    Total Current Assets.............................      694,019         757,227                                   1,451,246
OTHER ASSETS
Equity investments...................................      874,414         347,911                                   1,222,325
External decommissioning fund and other
  investments........................................      503,400          71,152                                     574,552
Regulatory assets....................................      311,694         375,476                                     687,170
Non-regulated property -- net........................      285,247              --       (285,247)                          --
Other................................................      328,462         213,396                                     541,858
                                                        ----------      ----------      ---------    ----------    -----------
    Total Other Assets...............................    2,303,217       1,007,935       (285,247)                   3,025,905
                                                        ----------      ----------      ---------    ----------    -----------
TOTAL ASSETS.........................................   $7,379,377      $7,694,392      $            $             $15,073,769
                                                        ==========      ==========      =========    ==========    ===========
               LIABILITIES AND EQUITY
CAPITALIZATION
Common stock (Note 1)................................   $  382,985      $  114,925      $            $  330,409    $   828,319
Other stockholders' equity (Note 1)..................    2,113,171       2,541,922                     (330,409)     4,324,684
                                                        ----------      ----------      ---------    ----------    -----------
    Total Common Stockholders' Equity................    2,496,156       2,656,847                                   5,153,003
Preferred stockholders' equity.......................      105,340              --                                     105,340
Mandatorily redeemable preferred securities of
  subsidiary trusts..................................      200,000         294,000                                     494,000
Long-term debt.......................................    1,844,071       2,304,985                                   4,149,056
                                                        ----------      ----------      ---------    ----------    -----------
    Total Capitalization.............................    4,645,567       5,255,832                                   9,901,399
CURRENT LIABILITIES
Current portion of long-term debt....................      168,731         124,477                                     293,208
Short-term debt......................................      369,632         408,900                                     778,532
Accounts payable.....................................      256,839         255,555                                     512,394
Taxes accrued........................................      226,497         133,954                                     360,451
Other accrued liabilities............................      166,364         284,176                                     450,540
                                                        ----------      ----------      ---------    ----------    -----------
    Total Current Liabilities........................    1,188,063       1,207,062                                   2,395,125
OTHER LIABILITIES
Deferred income taxes................................      814,355         954,295                                   1,768,650
Deferred investment tax credits......................      125,993          99,650                                     225,643
Regulatory liabilities...............................      392,285              --                                     392,285
Other................................................      213,114         177,553                                     390,667
                                                        ----------      ----------      ---------    ----------    -----------
    Total Other Liabilities..........................    1,545,747       1,231,498                                   2,777,245
                                                        ----------      ----------      ---------    ----------    -----------
TOTAL LIABILITIES AND EQUITY.........................   $7,379,377      $7,694,392      $            $             $15,073,769
                                                        ==========      ==========      =========    ==========    ===========


   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. The unaudited pro forma combined condensed financial statements reflect the conversion of each NCE Common Share into 1.55 shares of common stock of the combined company and the continuation of each NSP Common Share outstanding as one share of common stock of the combined company ($2.50 par value), as provided in the merger agreement. The unaudited pro forma combined condensed financial statements are presented as if the companies were combined during all periods included therein.

2. The unaudited pro forma combined condensed income statements reflect certain reclassifications to conform the presentation of operating results. These reporting adjustments include: (a) separate presentation of nonregulated revenues and equity earnings in Operating Revenues; (b) separate presentation of all nonregulated expenses, including project write-downs, in Operating Expenses; (c) presentation of nonregulated interest and other income, including gains for project sales, in Other Income (Deductions) -- Net; and
   (d) presentation of all income taxes (regulated and nonregulated) on a single line before arriving at Net Income.

3. The unaudited pro forma combined condensed balance sheet reflects reporting adjustments to conform the presentation of: (a) investments and deferred charges (in Other Assets); (b) nonregulated property (in Property, Plant and Equipment); and (c) construction work in progress (in Other Property, Plant and Equipment).


4. The allocation of the estimated cost savings resulting from the merger to Northern States Power, New Century Energies and their customers, net of the costs incurred to achieve such savings, will be subject to regulatory review and approval. At the time the merger agreement was signed, cost savings resulting from the merger were estimated to be approximately $1.1 billion over a ten-year period, net of transaction costs (including fees for financial advisors, attorneys, accountants, filings and printing) and net of costs to achieve the savings. None of the estimated cost savings, the costs to achieve such savings, or the transaction costs have been reflected as pro forma adjustments in the unaudited pro forma combined financial statements. Nonrecurring costs directly attributable to the merger are expected to be deferred and amortized to expense in periods subsequent to the consummation of the merger consistent with the anticipated recovery in rates. Accordingly, no pro forma adjustments have been made to retained earnings.


5. Intercompany transactions (including purchased and exchanged power transactions) between Northern States Power and New Century Energies during the periods presented were not material and, accordingly, no pro forma adjustments were made to eliminate such transactions.

                        SECURITY OWNERSHIP OF MANAGEMENT

NEW CENTURY ENERGIES


     The following table contains information on the beneficial ownership of NCE Common Shares, as of May 18, 1999, by (1) each director and those executive officers named in the Summary Compensation Table included in New Century Energies' annual meeting proxy statement dated March 29, 1999, and (2) all directors and executive officers as a group. Unless otherwise indicated, all NCE Common Shares are owned of record by the individuals named and the beneficial ownership consists of sole voting power and sole investment power. The number of NCE Common Shares beneficially owned by each of the persons listed below includes NCE Common Shares subject to options that are now or become exercisable within 60 days from May 18, 1999.



                                                                  AMOUNT AND NATURE OF
                                                                       BENEFICIAL                % OF
                 NAME OF BENEFICIAL OWNER                           OWNERSHIP(A)(B)            CLASS(D)
                 ------------------------                         --------------------         --------
Wayne H. Brunetti(1).......................................              377,220(c)
C. Coney Burgess(2)........................................                3,310
Danny H. Conklin(3)........................................                6,550
Giles M. Forbess...........................................                2,452
Gayle L. Greer.............................................                1,314
Bill D. Helton (4).........................................              334,405(c)
R. R. Hemminghaus..........................................                1,378
A. Barry Hirschfeld........................................                5,181
J. Howard Mock.............................................                1,883
Albert F. Moreno...........................................                1,500
J. Michael Powers..........................................                6,187
Rodney E. Slifer...........................................                8,073
W. Thomas Stephens.........................................                5,527
Robert G. Tointon(5).......................................                6,743
Richard C. Kelly(6)........................................              111,212(c)
Paul J. Bonavia............................................               88,848(c)
David M. Wilks(7)..........................................              100,510(c)
All the above and other executive officers as a group (22
  persons).................................................            1,261,548(c)             1.09%


-------------------------

(a) The NCE Common Shares represented above include those shares, if any, held under the New Century Energies Employees Savings and Stock Ownership Plan.


(b) Excludes share equivalents held by Ms. Greer (1,348), Mr. Forbess (330), Mr. Hemminghaus (2,721), Mr. Mock (3,148), Mr. Moreno (440), Mr. Powers (1,174), Mr. Slifer (2,348), Mr. Stephens (2,465) and Mr. Tointon (604) pursuant to the New Century Energies Directors' Voluntary Deferral Plan. These share equivalents have no voting or investment powers.



(c) The number of shares includes those which the following have the right to acquire as of May 18, 1999, through the exercise of options, currently exercisable or exercisable within 60 days, granted under the New Century Energies Omnibus Incentive Plan and the predecessor PSCo. Omnibus Incentive Plan and the SPS 1989 Stock Incentive Plan: Mr. Helton, 296,000 shares; Mr. Brunetti, 348,334 shares; Mr. Kelly, 100,000 shares; Mr. Bonavia, 88,000 shares; Mr. Wilks, 87,000 shares, and all executive officers as a group, 1,095,518 shares.



(d) As of May 18, 1999, the percentage of shares beneficially owned by any director or named executive officer does not exceed 1% of the outstanding NCE Common Shares. As of May 18, 1999, New Century Energies is not aware of any person who beneficially owns more than 5% of the outstanding NCE Common Shares.

(1) Includes 28,224 shares for which Mr. Brunetti and his wife share voting and investment powers.



(2) Includes 1,834 shares held by Herring Bancorp, Inc., of which Mr. Burgess is the majority shareholder.


(3) Includes 100 shares owned by Mr. Conklin's wife, 443 shares held by Philcon Development Co. Retirement Plan and Trust, and 475 shares held in a trust of which Mr. Conklin is trustee and his sons are beneficiaries.


(4) Includes 716 shares held in trusts for the benefit of Mr. Helton's grandchildren. Mr. Helton's wife retains the right to the corpus of the trusts upon their termination. Mr. Helton's wife owns 82 shares. Mr. Helton disclaims beneficial ownership of the shares held in the trusts and by his wife. Includes 30,395 shares for which Mr. Helton and his wife share voting and investment powers.



(5) Includes 5,000 shares for which Mr. Tointon shares voting and investment power with Phelps-Tointon, Inc., of which Mr. Tointon is President and Chief Executive Officer.



(6) Mr. Kelly's wife owns 263 of these shares; Mr. Kelly disclaims beneficial ownership of those shares.



(7) Includes 9,516 shares for which Mr. Wilks shares voting and investment power with his wife or mother.


NORTHERN STATES POWER


     The following table contains information on the beneficial ownership of NSP Common Shares, as of May 3, 1999, by (1) each director and those current executive officers named in the Summary Compensation Table included in Northern States Power's annual meeting proxy statement dated March 8, 1999, and (2) all directors and executive officers as a group. Unless otherwise indicated, all NSP Common Shares are owned of record by the individuals named and the beneficial ownership consists of sole voting power and sole investment power. The number of NSP Common Shares beneficially owned by each of the persons listed below includes NSP Common Shares subject to options that are now or become exercisable within 60 days from May 3, 1999.



                                                                   ACQUIRABLE
                                      COMMON         STOCK           WITHIN      RESTRICTED
     NAME OF BENEFICIAL OWNER          STOCK     EQUIVALENTS(1)    60 DAYS(2)      STOCK         TOTAL
     ------------------------         -------    --------------    ----------    ----------    ---------
H. Lyman Bretting.................     2,832          8,977              --            --         11,809
David A. Christensen..............     1,000         12,333              --            --         13,333
W. John Driscoll..................     4,000         12,333              --            --         16,333
Giannantonio Ferrari..............        --          4,267              --            --          4,267
James J. Howard...................    74,539             --         264,694        25,927        365,160
Douglas W. Leatherdale............       600         10,701              --            --         11,301
Margaret R. Preska................     1,200         11,214              --            --         12,414
A. Patricia Sampson...............       925         11,214              --            --         12,139
Allan L. Schuman..................       200          1,006              --            --          1,206
Paul E. Anders....................     2,063             --          11,134         3,933         17,130
Edward J. McIntyre................    25,199             --          90,013         6,861        122,073
Loren L. Taylor...................    17,780             --          59,792         5,247         82,819
                                      -------        ------         -------        ------      ---------
Directors and executive officers
  as a group......................    201,457        72,045         691,878        71,495      1,036,875


-------------------------


(1) Represents stock units awarded under the Northern States Power Stock Equivalent Plan for Non-employee Directors as of May 3, 1999.

(2) Represents exercisable options and performance units under the current Northern States Power Long-Term Incentive Program as of May 3, 1999. Options to purchase NSP Common Shares which are exercisable within the next 60 days are 260,700 option shares for Mr. Howard, 88,738 option shares for Mr. McIntyre, 59,314 option shares for Mr. Taylor and 11,134 option shares for Mr. Anders. The number of shares that would have been payable upon the exercise of performance units on May 3, 1999 are: 3,994 for Mr. Howard, 1,275 for Mr. McIntyre, 478 for Mr. Taylor and 0 for Mr. Anders.


               DESCRIPTION OF NORTHERN STATES POWER COMMON SHARES

GENERAL


     Northern States Power's charter (which will be the charter of the combined company) provides for two classes of capital stock: NSP Common Shares (350,000,000 shares authorized, of which 153,708,103 shares were outstanding as of May 18, 1999); and NSP Preferred Shares (7,000,000 shares authorized, of which the following series were outstanding as of May 18, 1999: $3.60 Series -- 275,000 shares; $4.08 Series -- 150,000 shares; $4.10 Series -- 175,000 shares;
$4.11 Series -- 200,000 shares; $4.16 Series -- 100,000 shares; $4.56
Series -- 150,000 shares). The preferred stock may be issued from time to time in such series and with such designations, dividend rates and times of payment, redemption prices, and liquidation prices or preferences as to assets in voluntary liquidation as we deem appropriate. Cumulative dividends, redemption provisions and sinking fund requirements, to the extent that some or all of these features are or may be present when the preferred stock is issued, could have an adverse effect on the availability of earnings for distribution to the holders of combined company common stock or for other corporate purposes.



     The statements below are summaries of certain provisions of the charter of Northern States Power, which will be the charter of the combined company. These summaries are not complete. Northern States Power has filed its charter with its SEC filings. See "WHERE YOU CAN FIND MORE INFORMATION" on page 105. The rights of holders of common stock of the combined company could also be impacted by Northern States Power's bylaws, which will be the bylaws of the combined company, and the Minnesota Business Corporation Act. For summaries of relevant provisions of the bylaws and Minnesota law, see "COMPARATIVE RIGHTS OF NEW CENTURY ENERGIES SHAREHOLDERS AND NORTHERN STATES POWER SHAREHOLDERS" and "CERTAIN ANTITAKEOVER EFFECTS OF CERTAIN NORTHERN STATES POWER CHARTER AND BYLAWS PROVISIONS."


DIVIDEND RIGHTS

     Before any dividends may be paid on the common stock, the holders of the preferred stock are entitled to receive their dividends at the rates provided for the shares of their series. In addition, except in certain limited circumstances, dividends on common stock may not be declared or paid if payment of interest has been deferred on the Junior Subordinated Debentures that were issued in connection with the Trust Originated Preferred Securities issued and sold by Northern States Power's subsidiary trust, NSP Financing I.

LIMITATIONS ON PAYMENT OF DIVIDENDS ON AND ACQUISITIONS OF NORTHERN STATES POWER'S COMMON SHARES

     So long as any preferred stock is outstanding, dividends (other than dividends payable in common stock), distributions or acquisitions of common stock:

     - may not exceed 50% of net income for a prior twelve-month period, after deducting dividends on any preferred stock during the period, if the sum of the capital represented by the common

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

       stock, premiums on capital stock (restricted to premiums on common stock only by SEC orders), and surplus accounts is less than 20% of the sum of the total capital, premiums on capital stock, surplus accounts and long-term debt,

     - may not exceed 75% of net income for such twelve-month period, as adjusted, if such capitalization ratio is 20% or more but less than 25%, and

     - if such capitalization ratio exceeds 25%, such dividends, distributions or acquisitions may not reduce such ratio to less than 25% except to the extent permitted by the provisions described in the above two bullet points.

     The Northern States Power's Trust Indenture dated February 1, 1937, as supplemented, securing its First Mortgage Bonds, which will be the trust indenture of New NSP Utility Sub (unless the restructuring of Northern States Power's utility assets contemplated by the merger agreement is not effected), requires that the sum of:

     - all dividends and distributions on common stock after September 30, 1954 (other than in common stock), and

     - the cost of all common stock acquired after that date

will not exceed the sum of (1) the earned surplus of Northern States Power and certain of its former subsidiary companies, consolidated, at September 30, 1954, and (2) net income earned after September 30, 1954, after adjusting for all preferred stock dividends after that date and all proper charges and credits to earned surplus made after that date. In calculating net income for this purpose, if 15% of the consolidated gross operating revenues of such companies exceeds the aggregate of the amounts expended for maintenance and provided for depreciation, such excess amount will be deducted from net income. These provisions are not expected to impair the combined company's ability to pay dividends in the foreseeable future.

     Northern States Power's Supplemental and Restated Trust Indenture dated May 1, 1988 amends and restates the Trust Indenture. The Restated Indenture, which will be the restated indenture of New NSP Utility Sub (unless the restructuring of Northern States Power's utility assets contemplated by the merger agreement is not effected), will not become effective until all First Mortgage Bonds of each series issued under the Trust Indenture prior to July 1989 have been retired or, subject to certain limitations, until the holders of the requisite principal amount of such First Mortgage Bonds have consented to the amendments contained in the Restated Indenture (the "INDENTURE EFFECTIVE DATE"). The Restated Indenture will replace the dividend restriction described in the preceding paragraph with the requirement that:

     - the sum of: (1) all dividends and distributions on common stock after the Indenture Effective Date (other than in common stock) and (2) the net payments for common stock after the Indenture Effective Date (i.e., the amount, if any, by which the payments made for the purchase or other acquisition of common stock after the Indenture Effective Date exceeds the consideration received by it after the Indenture Effective Date from the sale of common stock),

     - may not exceed the sum of: (1) the retained earnings at the Indenture Effective Date and (2) an amount equal to the net income earned after the Indenture Effective Date, after deducting all preferred stock dividends after the Indenture Effective Date.

     In computing net income for the purpose of this amended covenant, the amount, if any, by which the actual expenditures or charges for ordinary repairs and maintenance and the charges for reserves, renewals, replacements, retirements, depreciation and depletion since one year before the Indenture Effective Date are less than 2.5% of completed depreciable property will be deducted.

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

VOTING RIGHTS

     The holders of preferred stock of the $3.60 Series are entitled to three votes for each share held, and the holders of common stock and preferred stock of all other series are entitled to one vote for each share held on all matters submitted to a vote of shareholders; provided that when dividends payable on the preferred stock of any series outstanding are in default in an amount equivalent to the amount payable thereon for the immediately preceding twelve-month period, and until such default has been remedied, the holders of preferred stock, voting as a class and without regard to series, are entitled to elect the smallest number of directors necessary to constitute a majority of the Board and the holders of common stock, voting as a class, are entitled to elect the remaining directors.

     The affirmative vote or consent of the holders of various specified percentages of preferred stock is required to effect certain changes in capital structure and certain other transactions that might affect their rights. Except to the extent required by law, holders of common stock do not vote as a class in case of any modification of their rights.

LIQUIDATION RIGHTS

     In the event of liquidation, after the holders of all series of preferred stock have received $100 per share in the case of involuntary liquidation, and the then applicable redemption prices in the case of voluntary liquidation, plus in either case an amount equal to all accumulated and unpaid dividends, the holders of common stock are entitled to the remaining assets.

PREEMPTIVE AND SUBSCRIPTION RIGHTS

     No shareholder has the preemptive right to purchase or subscribe for any additional capital stock.

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            COMPARATIVE RIGHTS OF NEW CENTURY ENERGIES SHAREHOLDERS
                     AND NORTHERN STATES POWER SHAREHOLDERS

     When we complete the merger, New Century Energies shareholders will become shareholders of the combined company and their rights will be governed by the Northern States Power articles of incorporation, as amended in accordance with the merger agreement, and the Northern States Power bylaws, which differ in certain material respects from the New Century Energies certificate of incorporation and the New Century Energies bylaws. As shareholders of the combined company, the rights of former New Century Energies shareholders will also be governed by the Minnesota Business Corporation Act (the "MINNESOTA ACT") instead of the Delaware General Corporation Law (the "DELAWARE LAW"). Minnesota is the jurisdiction of incorporation of Northern States Power (and will be the jurisdiction of incorporation of the combined company), and Delaware is the jurisdiction of incorporation of New Century Energies.

     The following comparison of the Minnesota Act and (as it exists today) the combined company charter and bylaws, on the one hand, and the Delaware Law and New Century Energies' charter and bylaws, on the other hand, summarizes the material differences but is not intended to list all differences.

BUSINESS COMBINATIONS

     The Minnesota Act generally requires approval of a merger or sale of substantially all the assets of a corporation that is not in the usual or regular course of business by a majority of the voting power of all shares entitled to vote. Under the Minnesota Act, the articles of incorporation may provide for a greater vote. The combined company's charter will not contain such a supermajority provision.

     The Delaware Law provides that a merger or consolidation may be approved by a majority vote of the shares entitled to vote thereon, unless a greater percentage is required by the corporation's certificate of incorporation. Under New Century Energies' charter, the vote of a majority of the New Century Energies shareholders is sufficient to approve a merger or consolidation except for specified business transactions with interested shareholders described below.

     New Century Energies' charter prohibits New Century Energies from entering into specified business transactions with interested persons (defined as 10% shareholders) unless at least two-thirds of the votes entitled to be cast by shareholders, excluding shares held by the interested person, approve the business transaction. These provisions apply to specified mergers or asset sales, the issuance or reclassification of shares, specified loans or advances, and the purchase of capital stock of New Century Energies and other specified transactions involving New Century Energies and an interested person. Shareholder approval is not required under these provisions if a majority of the New Century Energies Board approved the business transaction before the person first became an interested person or, if before the interested person first became an interested person, a majority of the New Century Energies Board approved the interested person becoming an interested person and subsequently a majority of the New Century Energies Board not affiliated with the interested person approves the business transaction.

STATE TAKEOVER LEGISLATION

     MINNESOTA

     Minnesota has enacted legislation aimed at regulating takeovers of certain corporations and restricting specified business combinations with interested shareholders. Under the Minnesota Act, if a publicly held corporation such as Northern States Power has an interested shareholder (a beneficial holder of at least 10% of the outstanding voting shares, including an affiliate or associate of the

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

corporation, who, within the preceding four years, was a 10% shareholder regardless of such person's present shareholdings), the corporation may not enter into specified business combinations (including mergers and sales of substantially all assets) with or proposed by the interested shareholder (or affiliated or associated persons) for at least four years after the interested shareholder acquired its 10% stock interest. The four year restriction does not apply, however, if a committee of the board of directors consisting of all of its disinterested directors (excluding current officers and employees of the corporation and persons who were officers or employees of the corporation within the preceding five years) approved the acquisition of the 10% stock interest or the business combination before the date on which the shareholder acquired its 10% stock interest.

     The combined company will also be subject to the control share acquisition provisions of the Minnesota Act. These provisions generally require the approval of the holders of a majority of the corporation's voting shares held by disinterested shareholders before a person purchasing one-fifth or more of the corporation's voting shares can vote the shares in excess of the one-fifth interest, unless the purchase is directly from the corporation or is made in an approved tender offer for all voting shares. Similar shareholder approvals are required at one-third and majority thresholds.

     The Minnesota Act also contains "anti-greenmail" provisions. Absent shareholder approval, these provisions restrict a publicly held corporation from repurchasing shares for more than their market value from a person who has held for less than two years 5% or more of the corporation's voting power, unless the corporation makes an identical or better offer to all shareholders.

     Finally, the Minnesota Act also contains a fair price provision, which prohibits an offeror from acquiring shares of a publicly held Minnesota corporation within two years following the offeror's last purchase of shares pursuant to a takeover offer, unless the shareholders have a reasonable opportunity to dispose of the shares to the offeror upon terms substantially equivalent to those provided in the earlier takeover offer. Share acquisitions covered by the fair price provision of the Minnesota Act include those made by purchase, exchange, merger, consolidation, partial or complete liquidation, redemption, reverse stock split, recapitalization, reorganization, or any other similar transaction. The Minnesota Act's fair price provision does not apply if the board's disinterested directors approve the proposed acquisition of shares before the offeror purchases any shares in the takeover offer. Also, the fair price provision does not apply to: (1) repurchase offers by the corporation, unless made in response to a hostile takeover bid; (2) tender offers which, if consummated, including the offeror's other share acquisitions within the preceding twelve months, would not result in the acquisition of more than 2% of a class of stock; and (3) offers for shares of certain regulated entities, including insurance companies, financial institutions and public service utilities.

     Northern States Power has not opted out of any of the foregoing provisions, to the extent such an "opt out" is permitted.

     DELAWARE

     Section 203 of the Delaware Law, in general, prohibits a shareholder who acquires more than 15% of the outstanding voting shares of a corporation subject to the statute, but less than 85% of such shares, from engaging in specified "business combinations" with the corporation for three years after the date that the stockholder became an interested stockholder. Section 203 does not apply if
(1) before the acquisition date the corporation's board of directors has approved either the business combination or the transaction in which the stockholder became an interested stockholder or (2) the corporation's board of directors approves the business combination and at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder vote to authorize the business combination. The term "business combination" encompasses a wide variety of transactions with or caused by an interested stockholder in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other shareholders, including mergers,

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

specified asset sales, specified issuances of additional shares to the interested stockholder, transactions with the corporation that increase the proportionate interest of the interested stockholder or transactions in which the interested stockholder receives certain other benefits. New Century Energies has not "opted out" of Section 203, as is permitted under the Delaware Law.

     The Delaware Law does not contain control share acquisition, anti-greenmail or fair price provisions similar to those in the Minnesota Act.

RIGHTS OF DISSENTING SHAREHOLDERS

     See "RIGHTS OF DISSENTING NORTHERN STATES SHAREHOLDERS" on page 65 for a discussion of dissenters' rights under the Minnesota Act.

     Under the Delaware Law, dissenting shareholders have rights of appraisal in connection with certain mergers or consolidations. Unless a corporation's certificate of incorporation otherwise provides, the Delaware Law does not provide appraisal rights (1) for shares listed on a national securities exchange or designated as a national market systems security on an interdealer quotations system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders (as long as the shareholders receive in the merger shares of the surviving corporation or of any other corporation the shares of which are listed on a national securities exchange or designated as a national market systems security on an interdealer quotations system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders) or (2) if the corporation is the surviving corporation and no vote of its shareholders is required for the merger. New Century Energies' charter does not provide otherwise. The Delaware Law does not provide appraisal rights to shareholders who dissent from the sale of all or substantially all of a corporation's assets or an amendment to the corporation's certificate of incorporation, unless the corporation's certificate of incorporation provides for dissenters' rights in those cases. New Century Energies' charter does not so provide.

AMENDMENTS TO CHARTERS

     The Minnesota Act generally requires shareholder approval of amendments to a corporation's articles of incorporation. To amend the articles of incorporation, a resolution approved by the affirmative vote of a majority of the directors present, or proposed by a shareholder or shareholders holding 3% or more of the voting power of shares entitled to vote (and, in the event that the corporation is publicly held, this provision does not conflict with federal securities laws), that sets forth the proposed amendment shall be submitted to the shareholders. The amendment generally is approved by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote, except that if the articles of incorporation or the Minnesota Act provide for a greater number of votes to adopt such amendment, such greater number shall be necessary to amend that provision. A proposed amendment that would, among other things, change the rights or preferences of the shares of the class or series or change the aggregate number of authorized shares of the class or series requires a separate class or series vote. The combined company's charter will provide that the charter may not be amended to increase the amount of authorized shares of preferred stock, or to authorize additional series of preferred stock that would be on a parity with the outstanding shares of preferred stock as to assets or dividends, absent the vote of the holders of a majority of the total number of shares of all series of preferred stock then outstanding (without regard to class or series). The combined company's charter further will provide that the vote of the holders of 66 2/3% of the total number of shares of preferred stock then outstanding (without regard to series) will be required to amend the combined company's charter to authorize any class of stock that would be preferred as to assets or dividends over the outstanding preferred shares or to change the

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

express terms and provisions of the outstanding preferred stock in any manner substantially prejudicial to the holders thereof.

     The Delaware Law provides that the certificate of incorporation of a corporation may be amended upon the affirmative vote of a majority of the outstanding shares of each class entitled to vote thereon, unless the corporation's charter requires a larger percentage. Although New Century Energies' charter provides generally that amendments to the charter may be approved by a majority vote of the New Century Energies' shareholders, an 80% majority is required for amendments to the provisions authorizing the New Century Energies Board to issue and fix the rights of preferred stock; amendments to the provision limiting business transactions with interested persons; amendments which make the business combination restrictions of Section 203 of the Delaware Law inapplicable to New Century Energies; amendments to the provisions dividing the New Century Energies Board into classes or providing that directors may be removed only for cause; amendments to the provisions limiting who may call special shareholders meetings, and the ability of shareholders to act without a meeting and providing time requirements for the submission of shareholders' proposals, and amendments which modify these supermajority voting requirements.

AMENDMENTS TO BYLAWS

     Under the Minnesota Act, a corporation's shareholders retain the power to amend the corporation's bylaws at any time, and the board of directors also has the power to amend the bylaws except for provisions relating to quorums of shareholders and certain matters relating to directors. The combined company's charter will vest power to amend the combined company's bylaws in the board of directors, subject to the power of the shareholders to change or repeal the combined company's bylaws. However, the board of directors will not be vested with the power to amend those provisions of the bylaws fixing the number, qualifications, classifications, or terms of office of the directors.

     Under the Delaware Law, holders of a majority of the voting power of a corporation and, when provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation. New Century Energies' charter grants the New Century Energies Board such power. In addition, under New Century Energies' charter, any proposal to amend the bylaws made by an interested person (defined as certain 10% shareholders) or a director who is not an independent director requires the approval of two-thirds of the disinterested voting stock, unless before such person became an interested person (1) a majority of the Board approved the amendment or (2) a majority of the Board approved the person becoming an interested person and, subsequently, a majority of the independent directors approves the amendment.

SHAREHOLDER ACTION

     The Minnesota Act provides that any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing. The combined company's charter and bylaws will not elaborate on this provision.

     The Delaware Law permits actions which could be taken at a shareholders' meeting to be taken by written action of the shareholders unless the corporation's charter or bylaws require that a meeting be held. New Century Energies' charter requires shareholders to act at a meeting.

SHAREHOLDER PROPOSALS

     The combined company's bylaws will provide generally that any shareholder proposal brought before an annual or special meeting of shareholders must be received by the combined company not less than 20 days nor more than 90 days before the scheduled meeting or the shareholder must have complied with SEC Rule 14a-8. However, if the combined company gives less than 30 days notice or

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public disclosure of the meeting, a shareholder proposal will be timely delivered if the combined company receives it within 10 days after it gives notice or publicly discloses the date of the meeting. This requirement is separate and apart from and in addition to the requirements that a shareholder must meet to have a shareholder proposal included in the combined company's proxy statement under SEC Rule 14a-8.

     New Century Energies' charter provides that any shareholder proposal brought before New Century Energies' annual meeting must be received by New Century Energies not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice by the shareholder to be timely must be received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the date on which notice of the date of the annual meeting was given. This requirement is separate and apart from and in addition to the requirements that a shareholder must meet to have a shareholder proposal included in New Century Energies' proxy statement under SEC Rule 14a-8. New Century Energies' charter also provides that no business may be brought before a special meeting by shareholders.

SPECIAL MEETINGS OF SHAREHOLDERS

     Under the Minnesota Act, a special meeting of shareholders may be called by the chief executive officer, the chief financial officer, two or more directors, the person or persons authorized by the articles of incorporation or by-laws to call a special meeting, or upon demand of a shareholder or shareholders holding 10% or more of the voting power of the shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called upon demand of a shareholder or shareholders holding 25% or more of the voting power of the shares entitled to vote. Such shareholders must deliver to the chief executive officer or the chief financial officer one or more written demands for the meeting, stating the purpose or purposes for which it is to be held. The combined company's bylaws will state that a special meeting of shareholders may be called and held as provided by the Minnesota Act.

     The Delaware Law provides that special meetings of shareholders may be called by a corporation's board of directors and other persons authorized by the corporation's certificate of incorporation or bylaws. New Century Energies' charter provides that special meetings of shareholders may be called only by the chairman of the board or by a majority of the New Century Energies Board and may not be called by shareholders.

CUMULATIVE VOTING

     The Minnesota Act provides that unless the articles of incorporation provide otherwise, the shareholders of a corporation can elect directors by cumulative voting. Northern States Power's charter permits cumulative voting. The merger agreement permits Northern States Power to amend its charter to eliminate cumulative voting before the merger.

     The Delaware Law permits a corporation's certificate of incorporation to provide for cumulative voting in the election of directors. New Century Energies' charter does not provide for cumulative voting.

NUMBER AND ELECTION OF DIRECTORS

     The combined company's charter will provide that the board of directors will include not less than three or more than 17 directors, with the exact number of directors fixed from time to time by the bylaws. The bylaws will provide that the board of directors will consist of not less than seven nor

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more than 15 directors. The combined company's bylaws will provide that the number of directors will be determined by the board of directors or, if the board should fail to make a determination, by the shareholders at an annual or special meeting of shareholders. In the merger agreement, Northern States Power and New Century Energies agreed that the number of directors on the combined company's board of directors at the time of the merger will be an even number, up to 14. The Minnesota Act permits a corporation to divide its directors into classes as provided in its articles of incorporation and bylaws. The combined company's bylaws will provide for three classes of directors elected to staggered three-year terms.

     Under the combined company's charter, when dividends payable on preferred stock of any series outstanding are in default in an amount equivalent to the amount payable thereon during the immediately preceding twelve-month period, and until such default has been remedied, the holders of preferred stock, voting as a class and without regard to series, will be entitled to elect the smallest number of directors necessary to constitute a majority of the combined company's board of directors and the holders of common stock, voting as a class, will be entitled to elect the remaining directors.

     New Century Energies' charter provides for a board of 14 directors divided into three classes, with each class consisting, as nearly as possible, of one-third of the total number of directors, and directors in each class being elected for a term of three years. New Century Energies' charter and bylaws provide that the New Century Energies Board may increase or decrease the number of directors, with any change in the number of directors on or before February 1, 2002 requiring the vote of two-thirds of the directors then in office.

REMOVAL OF DIRECTORS

     In general, under the Minnesota Act, any or all of the directors of a corporation may be removed, with or without cause, by vote of the holders of the proportion or number of voting power of the shares of the classes or series the director represents sufficient to elect them (except that in a corporation such as the combined company having cumulative voting, an individual director may not be removed if the votes cast against removal would be sufficient to elect such director, unless the entire board is removed), unless the articles of incorporation or bylaws otherwise provide. The combined company's charter and bylaws will not modify the statutory removal provisions.

     The Delaware Law provides that unless a corporation's certificate of incorporation otherwise provides, directors with staggered terms may be removed only for cause and requires that the removal of directors be approved by a majority vote of the shares then entitled to vote at an election of directors. New Century Energies' charter provides that a member of the New Century Energies Board may be removed only for cause and only at a special meeting of shareholders called for that purpose. New Century Energies' charter further provides that if the proposal to remove a director is made by an interested person (defined as certain 10% shareholders), removal of a director requires the affirmative vote of not less than a majority of the shares entitled to vote at the meeting, excluding shares held by the interested person.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Minnesota Act, unless the articles of incorporation or bylaws otherwise provide, directors and officers will be indemnified against judgments, penalties, fines, settlements and expenses (including attorneys' fees) incurred in connection with legal proceedings to which they are made, or threatened to be made, a party by reason of their present or former status as a director or officer, if they have not been indemnified by another organization, they acted in good faith, they received no improper personal benefit, in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful, and, generally speaking, they reasonably believed their conduct to

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be in, or not opposed to, the corporation's best interests. The combined company's bylaws will provide indemnification to directors and officers to the full extent provided by the Minnesota Act.

     The Delaware Law permits indemnification of officers and directors against liabilities and expenses incurred in proceedings if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. In the case of derivative actions, indemnification is limited to expenses and no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless indemnification is otherwise authorized by a court. New Century Energies' bylaws require New Century Energies to indemnify officers and directors to the full extent permitted by law.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

     The Minnesota Act permits a corporation to eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director through a provision in the corporation's articles of incorporation. However, liability may not be eliminated or limited for breach of the director's duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, payment of unlawful distributions or violations of the Minnesota securities laws, any transaction from which the director received an improper personal benefit, or any act or omission occurring prior to the adoption of the provision in the articles of incorporation providing for limitation of liability. The combined company's charter will provide for such limitation of liability.

     The Delaware Law allows a Delaware corporation to include in its certificate of incorporation, and New Century Energies' charter contains, a provision eliminating the liability of a director for monetary damages for a breach of such director's fiduciary duties as a director, except liability for any breach of the director's duty of loyalty to the corporation's shareholders, for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, under Section 174 of the Delaware Law (which deals generally with unlawful payments of dividends, stock repurchases and redemptions), and for any transaction from which the director derived an improper personal benefit.

SHAREHOLDER RIGHTS PLANS

     New Century Energies adopted a shareholder rights plan in 1997. New Century Energies' rights plan would create substantial dilution to any third-party bidder for New Century Energies who does not obtain the New Century Energies Board's prior approval for an acquisition of 10% or more of the outstanding NCE Common Shares.

     Under the rights plan, one right is associated with each NCE Common Share. A right entitles the registered holder to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of New Century Energies for a specified exercise price. The rights are not exercisable and are not separately transferable from the related NCE Common Shares until ten calendar days after public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding NCE Common Shares (an "ACQUIRING PERSON") or, if earlier, ten calendar days (or a later date determined by the New Century Energies Board before any person or group acquires a 10% interest) after any person commences a tender or exchange offer, or announces an intention to do so, that would result in the person or group acquiring, or obtaining the right to acquire, beneficial ownership of 10% or more of the outstanding NCE Common Shares if the transaction were consummated.

     After there is an Acquiring Person, a right entitles the holder (other than the Acquiring Person and its affiliates) to purchase, for the exercise price, NCE Common Shares (or other property in some cases) having twice the value of the exercise price. If New Century Energies is acquired in a
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merger or other business combination transaction or 50% or more of New Century
Energies' assets or earning power is sold or transferred after there is an Acquiring Person, a right entitles the holder (other than the Acquiring Person and its affiliates) to purchase, for the exercise price, common stock of the acquiring company having twice the value of the exercise price. If a person becomes an Acquiring Person, New Century Energies may redeem the rights only within ten calendar days thereafter. In some cases, a decision to redeem the rights requires that there be independent directors (who generally include those not affiliated with the Acquiring Person) in office and that a majority of the independent directors concur in the decision.

     Northern States Power has not adopted a shareholder rights plan.

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                        CERTAIN ANTITAKEOVER EFFECTS OF
                     CERTAIN CHARTER AND BYLAWS PROVISIONS

GENERAL

     Northern States Power's charter (which will be the charter of the combined company), including an amendment to increase the number of authorized shares of common stock at the time of the merger, contains provisions that will make more difficult the acquisition of control of the company by means of a tender offer, open market purchases, a proxy fight or otherwise that are not approved by the company's board of directors. Northern States Power's bylaws (which will be the bylaws of the combined company) also contain provisions that could have an antitakeover effect.

     The purposes of such charter and bylaw provisions are to discourage certain types of transactions, described below, which may involve an actual or threatened change of control and to encourage persons seeking to acquire control to negotiate the terms of any proposed business combination or offer with the board of directors. The provisions are designed to reduce vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all outstanding shares or is otherwise unfair to shareholders, or an unsolicited proposal for the restructuring or sale of all or part of the company. We believe that, as a general rule, such proposals would not be in the best interests of shareholders. These provisions will help ensure that the board of directors, if confronted by a surprise proposal from a third party which has acquired a block of stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes to be the best interests of shareholders.

     We believe that the provisions discussed below may provide some measure of protection for shareholders against certain potentially coercive takeover tactics. Such takeover tactics include the accumulation of substantial stock positions in public companies by third parties as a prelude to proposing a takeover, a restructuring or a sale of all or part of the company or another similar extraordinary corporate action. Such actions are often undertaken by a third party without advance notice to, or consultation with, the management or board of directors of a company. In many cases, the purchaser seeks representation on a company's board of directors in order to increase the likelihood that its proposal will be implemented by a company. If a company resists the efforts of the purchaser to obtain representation on the company's board, a purchaser may commence a proxy contest to have its nominees elected to the board of directors in place of certain directors or in place of the entire board of directors.

     We believe that the imminent threat of removal of management or the board of directors in such situations would severely curtail the ability of management or the board of directors to negotiate effectively with such purchasers. Management or the board of directors would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the company which may ultimately be undertaken.

     These provisions, individually and collectively, will make difficult and may discourage a merger, tender offer or proxy fight, even if such transaction or occurrence may be favorable to the interests of shareholders, and may delay or frustrate the assumption of control by a holder of a large block of common stock and the removal of incumbent management, even if such removal might be beneficial to shareholders. Furthermore, these provisions may deter or could be used to frustrate a future takeover attempt which is not approved by the incumbent board of directors, but which the holders of a majority of the shares may deem to be in their best interests or in which shareholders may receive a substantial premium for their stock over prevailing market prices of such stock. By discouraging takeover attempts, these provisions might have the incidental effect of inhibiting certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and also the temporary fluctuations in the market price of the stock which often result from actual or rumored takeover attempts.

     Set forth below is a description of the possible antitakeover effects of such provisions.

CLASSIFIED BOARD OF DIRECTORS

     Northern States Power's charter provides, and the combined company's charter will provide, for its board to be divided into three classes serving staggered terms. The classification of directors has the effect of making it more difficult for shareholders to change the composition of the board in a relatively short period of time. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the board. Such a delay may help ensure that the board, if confronted by a proxy contest or an extraordinary corporate transaction, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what the directors believe are the best interests of the shareholders. We also believe that a classified board of directors helps to assure the continuity and stability of the board and the company's business strategies and policies as determined by the board, because generally a majority of the directors at any given time will have had prior experience as directors.

     The classified board provision could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control even though such an attempt might be beneficial to the company and its shareholders. The classified board provision could thus increase the likelihood that incumbent directors will retain their positions.

ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER PROPOSALS

     Northern States Power's bylaws establish, and the combined company's bylaws will establish, an advance notice procedure with regard to certain matters to be brought before a meeting of shareholders. For a description of these procedures, see "COMPARATIVE RIGHTS OF NEW CENTURY ENERGIES SHAREHOLDERS AND NORTHERN STATES POWER SHAREHOLDERS -- SHAREHOLDER PROPOSALS."

     The purpose of the advance notice procedure is to provide a more orderly procedure for conducting meetings of shareholders and, to the extent deemed necessary or desirable by the board, to provide the board with a meaningful opportunity to inform shareholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendation as to the board's position or belief as to action to be taken with respect to such business. By taking such steps, the board will enable shareholders better to determine whether they desire to attend such meeting or grant a proxy to the board as to the disposition of any such business. Although the bylaws do not give the board any power to approve or disapprove of any business desired by a shareholder to be conducted at a shareholder meeting, the bylaws may have the effect of precluding the conducting of business at a particular shareholder meeting if the proper procedures are not followed, and may discourage or deter a third party from attempting to obtain control, even if the conduct of such attempt might be beneficial to the company and its shareholders.

PREFERRED STOCK


     Northern States Power's bylaws authorize, and the combined company's bylaws will authorize, the board to establish series of preferred stock. The number of authorized shares of preferred stock is 7,000,000. As of the date of this joint proxy statement/prospectus, 1,050,000 NSP Preferred Shares are outstanding.


     We believe that the availability of such preferred stock will provide increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise. Having such authorized shares available for issuance will allow the company to issue shares of preferred stock in certain cases without the expense and delay of a special meeting of shareholders. Subject to the rights of holders of outstanding shares of preferred stock to vote on such issuances, the authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the securities may be listed. Although there is no intention at the present time of doing so, the board could authorize a series of preferred stock that could impede a business combination through adoption of a shareholder rights plan. The board will make any determination to issue such shares based on its judgment as to the best interests of the company and its then existing shareholders. The board, in so acting and upon obtaining any required regulatory approvals, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock.

COMMON STOCK

     Northern States Power's charter presently authorizes the issuance of 350 million NSP Common Shares. If the merger is completed, the combined company's charter will authorize one billion shares of common stock, approximately 331 million of which would have been outstanding after the merger if it had occurred on March 24, 1999.

     The increased number of authorized common shares will provide the ability to meet future capital needs and to provide shares for possible acquisitions and stock dividends or stock splits. The board would have the ability, in the event of a proposed merger, tender offer or other attempt to gain control of the company that was not approved by the board, to issue additional common stock that would dilute the stock ownership of the acquiror.

ANTITAKEOVER LEGISLATION

     We have described certain antitakeover provisions of the Minnesota Act under "COMPARATIVE RIGHTS OF NEW CENTURY ENERGIES SHAREHOLDERS AND NORTHERN STATES POWER SHAREHOLDERS -- STATE TAKEOVER LEGISLATION."

     The Minnesota Act provisions should encourage persons interested in acquiring control to negotiate in advance with the board, since the restrictions contained in the provisions regarding business combinations with interested shareholders and the fair price provisions do not apply if the acquiror first obtains disinterested director approval. As stated above, in the event of a proposed acquisition of control, we believe that the interests of shareholders will best be served by a transaction that results from negotiations based upon careful consideration of the proposed terms, such as the price to be paid to minority shareholders, the form of consideration paid and tax effects of the transaction. The antitakeover provisions of the Minnesota Act should also tend to discourage the accumulation of large blocks of stock by third parties, which we believe can be disruptive to the stability of important relationships with employees, customers and major lenders.

     The antitakeover provisions of the Minnesota Act will not prevent a hostile takeover. They may, however, make more difficult or discourage a takeover or the acquisition of control by a principal shareholder and thus the removal of incumbent management. Some shareholders may find this disadvantageous in that they may not be afforded the opportunity to participate in takeovers which are not approved by the board, but in which they might receive, for at least some of their shares, a substantial premium above the market price at the time of a tender offer or other acquisition transaction. The Minnesota antitakeover provisions should not prevent or discourage transactions in which an acquiring person is willing to negotiate in good faith with the board and is prepared to pay the same price to all shareholders of each class of voting stock.

                                 LEGAL OPINIONS


     The legality of the shares of the common stock of the combined company to be issued in connection with the merger is being passed upon for Northern States Power by Gary R. Johnson, Esq., Vice President and General Counsel of Northern States Power. As of May 3, 1999, Mr. Johnson owned 14,353 NSP Common Shares (including 5,222 restricted shares) and held options to purchase an additional 92,166 NSP Common Shares.


     Certain of the tax consequences of the merger will be passed upon at the effective time of the merger, as a condition to the merger, by Wachtell, Lipton, Rosen & Katz on behalf of Northern States Power, and by LeBoeuf, Lamb, Greene & MacRae LLP on behalf of New Century Energies. See "THE MERGER -- MATERIAL FEDERAL INCOME TAX CONSEQUENCES."

                                    EXPERTS


     The consolidated financial statements incorporated in this joint proxy statement/prospectus by reference from the Annual Report on Form 10-K of Northern States Power for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of PricewaterhouseCoopers LLP as experts in auditing and accounting.



     The consolidated balance sheets of New Century Energies and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998, and schedule incorporated by reference in this joint proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report. The financial statements and supporting schedule referred to above have been included herein in reliance upon the authority of that firm as experts in giving said report.



     With respect to the unaudited consolidated condensed interim financial information of New Century Energies and its subsidiaries for the quarters ended March 31, 1999 and 1998, included in its Form 10-Q for the quarter ended March 31, 1999, which financial information is incorporated by reference in this joint proxy statement/prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that consolidated condensed interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited consolidated condensed interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.


SHAREHOLDER PROPOSALS FOR THE 2000 NORTHERN STATES POWER ANNUAL MEETING AND THE
                    2000 NEW CENTURY ENERGIES ANNUAL MEETING

     Northern States Power will hold a 2000 annual meeting of shareholders whether or not the merger is completed before the time of such meeting. That meeting will be the annual meeting of the combined company if the merger is completed before the time of the meeting. Any proposals of shareholders intended to be presented at the 2000 annual meeting of shareholders must have been received by the Secretary of Northern States Power on or before November 8, 1999 in order to be considered for inclusion in Northern States Power's 2000 proxy materials.

     New Century Energies will hold a 2000 annual meeting of shareholders only if the merger is not completed before the time of such meeting. In the event that such a meeting is held, any proposals of shareholders intended to be presented at the 2000 annual meeting of shareholders must have been received by the Secretary of New Century Energies on or before November 30, 1999 in order to be considered for inclusion in New Century Energies' 2000 proxy materials.

                      WHERE YOU CAN FIND MORE INFORMATION

     Northern States Power and New Century Energies file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at http://www.sec.gov

     Northern States Power filed a Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") to register with the SEC the shares to be issued to New Century Energies shareholders in the merger. This joint proxy statement/prospectus is a part of that Registration Statement and constitutes a prospectus of Northern States Power, as well as being a proxy statement of Northern States Power for its special meeting and a proxy statement of New Century Energies for its special meeting.

     As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the Registration Statement or the exhibits to that Registration Statement.

     The SEC allows us to "incorporate by reference" business and financial information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus. This joint proxy statement/ prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their financial condition.


  NORTHERN STATES POWER SEC FILINGS (FILE
               NO. 1-03034)                                      PERIOD
-------------------------------------------    -------------------------------------------
Annual Report on Form 10-K.................    For the Year Ended December 31, 1998
Quarterly Report on Form 10-Q..............    For the Quarter Ended March 31, 1999
Current Reports on Form 8-K................    Filed on March 25, 1999, March 30, 1999,
                                               April 8, 1999 and April 23, 1999
Proxy Statement............................    Filed on March 8, 1999



  NEW CENTURY ENERGIES SEC FILINGS (FILE
               NO. 1-12927)                                      PERIOD
-------------------------------------------    -------------------------------------------
Annual Report on Form 10-K.................    For the Year Ended December 31, 1998
Quarterly Report on Form 10-Q..............    For the Quarter Ended March 31, 1999
Current Reports on Form 8-K................    Filed on February 23, 1999, March 25, 1999,
                                               March 29, 1999
Proxy Statement............................    Filed on March 29, 1999


     Northern States Power and New Century Energies also incorporate by reference into this joint proxy statement/prospectus additional documents that may be filed with the SEC from the date of this joint proxy statement/prospectus to the date of their special meetings. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

     Northern States Power has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Northern States Power and New Century Energies has supplied all such information relating to New Century Energies.

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the SEC or the SEC's Internet world wide web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

       Northern States Power Company                   New Century Energies, Inc.
             414 Nicollet Mall                              1225 17th Street
           Minneapolis, MN 55401                            Denver, CO 80202
            Tel: (612) 330-7550                            Tel: (303) 571-7511
  Attn: Corporate Secretary's Department         Attn: Corporate Secretary's Department


     If you would like to request documents from us, please do so by June 21, 1999 to receive them before your special meeting.



     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED MAY 19, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO NORTHERN STATES POWER AND NEW CENTURY ENERGIES SHAREHOLDERS NOR THE ISSUANCE OF COMBINED COMPANY COMMON STOCK IN THE MERGER CREATES ANY IMPLICATION TO THE CONTRARY.


                             LIST OF DEFINED TERMS


               TERM                     PAGE
               ----                     ----
Acquiring Person..................          98
Business Combination..............          76
Delaware Law......................          92
Dissenters' Notice................          65
Dissenters' Rights................          65
EBIT..............................          47
EBITDA............................          47
FERC..............................          58
FTC...............................          59
Indenture Effective Date..........          90
Internal Revenue Code.............          39
Merger Proposal...................          65



               TERM                     PAGE
               ----                     ----
Minnesota Act.....................          92
NCE Common Shares.................          25
NRC...............................          59
NSP Common Shares.................          27
NSP - Minnesota...................          24
NSP Preferred Shares..............          27
NSP - Wisconsin...................          24
PSCo. ............................          23
Registration Statement............         105
SPS...............................          23
Takeover Proposal.................          71

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                         NORTHERN STATES POWER COMPANY

                                      AND

                           NEW CENTURY ENERGIES, INC.

                           DATED AS OF MARCH 24, 1999

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
ARTICLE I
  THE MERGER.....................................................................     A-1
     Section 1.1     The Merger..................................................     A-1
     Section 1.2     Effective Time of the Merger................................     A-1
     Section 1.3     Articles of Incorporation; Bylaws...........................     A-2
ARTICLE II
  TREATMENT OF SHARES............................................................     A-2
     Section 2.1     Effect of Merger on Capital Stock...........................     A-2
     Section 2.2     Exchange of NCE Common Stock................................     A-2
ARTICLE III
  THE CLOSING....................................................................     A-4
     Section 3.1     Closing.....................................................     A-4
ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF NSP..........................................     A-4
     Section 4.1     Organization and Qualification..............................     A-4
     Section 4.2     Subsidiaries................................................     A-5
     Section 4.3     Capitalization..............................................     A-5
     Section 4.4     Authority; Non-Contravention; Statutory Approvals;               A-6
                     Compliance..................................................
     Section 4.5     Reports and Financial Statements............................     A-7
     Section 4.6     Absence of Certain Changes or Events........................     A-7
     Section 4.7     Litigation..................................................     A-8
     Section 4.8     Registration Statement and Proxy Statement..................     A-8
     Section 4.9     Tax Matters.................................................     A-8
     Section 4.10    Employee Matters; ERISA.....................................     A-9
     Section 4.11    Environmental Protection....................................    A-12
     Section 4.12    Regulation as a Utility.....................................    A-14
     Section 4.13    Vote Required...............................................    A-14
     Section 4.14    Accounting Matters..........................................    A-14
     Section 4.15    Opinion of Financial Advisor................................    A-14
     Section 4.16    Insurance...................................................    A-14
     Section 4.17    Ownership of NCE Common Stock...............................    A-15
     Section 4.18    Year 2000...................................................    A-15
     Section 4.19    Anti-Takeover Provisions....................................    A-15
     Section 4.20    Nuclear Operations..........................................    A-15
     Section 4.21    NRC Actions.................................................    A-15
ARTICLE V
  REPRESENTATIONS AND WARRANTIES OF NCE..........................................    A-16
     Section 5.1     Organization and Qualification..............................    A-16
     Section 5.2     Subsidiaries................................................    A-16
     Section 5.3     Capitalization..............................................    A-16
     Section 5.4     Authority; Non-Contravention; Statutory Approvals;              A-16
                     Compliance..................................................
     Section 5.5     Reports and Financial Statements............................    A-17
     Section 5.6     Absence of Certain Changes or Events........................    A-18
     Section 5.7     Litigation..................................................    A-18
     Section 5.8     Registration Statement and Proxy Statement..................    A-18

                                                                                     PAGE
                                                                                     ----
     Section 5.9     Tax Matters.................................................    A-19
     Section 5.10    Employee Matters; ERISA.....................................    A-20
     Section 5.11    Environmental Protection....................................    A-22
     Section 5.12    Regulation as a Utility.....................................    A-23
     Section 5.13    Vote Required...............................................    A-23
     Section 5.14    Accounting Matters..........................................    A-24
     Section 5.15    Opinion of Financial Advisor................................    A-24
     Section 5.16    Insurance...................................................    A-24
     Section 5.17    Ownership of NSP Common Stock...............................    A-24
     Section 5.18    Year 2000...................................................    A-24
     Section 5.19    Anti-Takeover Provisions....................................    A-24
     Section 5.20    NCE Rights Agreement........................................    A-24
ARTICLE VI
  CONDUCT OF BUSINESS PENDING THE MERGER.........................................    A-25
     Section 6.1     Ordinary Course of Business.................................    A-25
     Section 6.2     Dividends...................................................    A-25
     Section 6.3     Issuance of Securities......................................    A-25
     Section 6.4     Charter Documents...........................................    A-26
     Section 6.5     Acquisitions................................................    A-26
     Section 6.6     No Dispositions.............................................    A-26
     Section 6.7     Indebtedness................................................    A-27
     Section 6.8     Capital Expenditures........................................    A-27
     Section 6.9     Compensation, Benefits......................................    A-27
     Section 6.10    1935 Act....................................................    A-27
     Section 6.11    Accounting..................................................    A-27
     Section 6.12    Pooling.....................................................    A-28
     Section 6.13    Tax-Free Status.............................................    A-28
     Section 6.14    Discharge of Liabilities....................................    A-28
     Section 6.15    Cooperation, Notification...................................    A-28
     Section 6.16    Rate Matters................................................    A-28
     Section 6.17    Third-Party Consents........................................    A-28
     Section 6.18    No Breach, Etc. ............................................    A-28
     Section 6.19    Tax-Exempt Status...........................................    A-29
     Section 6.20    Insurance...................................................    A-29
     Section 6.21    Permits.....................................................    A-29
ARTICLE VII
  ADDITIONAL AGREEMENTS..........................................................    A-29
     Section 7.1     Access to Information.......................................    A-29
     Section 7.2     Joint Proxy Statement and Registration Statement............    A-29
     Section 7.3     Regulatory Matters..........................................    A-30
     Section 7.4     Shareholder Approvals.......................................    A-31
     Section 7.5     Directors' and Officers' Indemnification....................    A-31
     Section 7.6     Disclosure Schedules........................................    A-33
     Section 7.7     Public Announcements........................................    A-33
     Section 7.8     Affiliates..................................................    A-33
     Section 7.9     Certain Employee Agreements.................................    A-33
     Section 7.10    Incentive, Stock and Other Plans............................    A-35
     Section 7.11    No Solicitations............................................    A-35

                                                                                     PAGE
                                                                                     ----
     Section 7.12    NSP Board of Directors......................................    A-36
     Section 7.13    NSP Officers................................................    A-37
     Section 7.14    Corporate Offices...........................................    A-37
     Section 7.15    Expenses....................................................    A-37
     Section 7.16    Name of NSP.................................................    A-37
     Section 7.17    Transfer of Assets..........................................    A-37
     Section 7.18    Further Assurances..........................................    A-37
ARTICLE VIII
  CONDITIONS.....................................................................    A-38
     Section 8.1     Conditions to Each Party's Obligation to Effect the             A-38
                     Merger......................................................
     Section 8.2     Conditions to Obligation of NCE to Effect the Merger........    A-38
     Section 8.3     Conditions to Obligation of NSP to Effect the Merger........    A-39
ARTICLE IX
  TERMINATION, AMENDMENT AND WAIVER..............................................    A-40
     Section 9.1     Termination.................................................    A-40
     Section 9.2     Effect of Termination.......................................    A-42
     Section 9.3     Termination Fee; Expenses...................................    A-42
     Section 9.4     Amendment...................................................    A-44
     Section 9.5     Waiver......................................................    A-44
ARTICLE X
  GENERAL PROVISIONS.............................................................    A-44
     Section 10.1    Non-Survival of Representations, Warranties, Covenants and      A-44
                     Agreements..................................................
     Section 10.2    Brokers.....................................................    A-44
     Section 10.3    Notices.....................................................    A-45
     Section 10.4    Miscellaneous...............................................    A-46
     Section 10.5    Interpretation..............................................    A-46
     Section 10.6    Counterparts; Effect........................................    A-46
     Section 10.7    Parties in Interest.........................................    A-46
     Section 10.8    Specific Performance........................................    A-46
     Section 10.9    WAIVER OF JURY TRIAL........................................    A-46
EXHIBITS
Exhibit A  Form of Plan of Merger
Exhibit B  Form of Amendments to NSP Restated Articles of Incorporation
Exhibit C  Form of NCE Affiliate Agreement
Exhibit D  Form of NSP Affiliate Agreement

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of March 24, 1999 (this "Agreement"), by and between NORTHERN STATES POWER COMPANY, a corporation organized under the laws of the State of Minnesota ("NSP"), and NEW CENTURY ENERGIES, INC., a corporation organized under the laws of the State of Delaware ("NCE").

     WHEREAS, the respective Boards of Directors of NSP and NCE have approved the merger of NCE into NSP on the terms and conditions set forth in this Agreement (such transaction being referred to herein as the "Merger") with NSP being the surviving corporation in the Merger;

     WHEREAS, subject to Section 7.17 hereof, NSP will contribute certain of its assets to a newly formed wholly-owned subsidiary prior to the Merger.

     WHEREAS, for accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests in accordance with United States generally accepted accounting principles ("GAAP") and applicable rules and regulations of the Securities and Exchange Commission ("SEC");

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a transaction described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the shareholders of NCE will not recognize any gain or loss as a result thereof, except with respect to any cash received in lieu of fractional shares; and

     NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Pursuant to the plan of merger, the form of which is attached hereto as Exhibit A (the "Plan of Merger"), and upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2), NCE shall be merged into NSP in accordance with the laws of the State of Minnesota and the State of Delaware. NSP shall be the surviving corporation in the Merger and shall continue its existence under the laws of the State of Minnesota and the separate existence of NCE shall cease. The effects and consequences of the Merger shall be as set forth in this Agreement and the Plan of Merger, in Section 302A.641 of the Minnesota Business Corporation Act (the "MBCA") and Section 259(a) of the Delaware General Corporation Law (the "DGCL").

     Section 1.2 Effective Time of the Merger. On the Closing Date (as defined in Section 3.1), articles of merger with respect to the Merger, in form acceptable to NSP and NCE ("Articles of Merger"), shall be executed and filed by the parties hereto with the Secretary of State of the State of Minnesota pursuant to Section 302A.615 of the MBCA and a certificate of merger, in form acceptable to NSP and NCE (the "Certificate of Merger"), shall be executed and filed by the parties hereto with the Secretary of State of the State of Delaware pursuant to Section 252 of the DGCL. The Merger shall become effective upon the later of the filing of such Articles of Merger and Certificate of Merger, or at such later time that NSP and NCE shall agree as specified in the Articles of Merger and Certificate of Merger (the time the Merger becomes effective being hereinafter called the "Effective Time").

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

     Section 1.3 Articles of Incorporation; Bylaws. Unless otherwise agreed by NCE and NSP prior to the Closing Date:

     (a) At and after the Effective Time (until amended as provided by law and such Restated Articles of Incorporation), the Restated Articles of Incorporation of NSP shall be amended as provided in Exhibit B hereto.

     (b) At and after the Effective Time (until amended as provided by law, the Restated Articles of Incorporation of NSP and such Bylaws of NSP) the Bylaws of NSP will continue unchanged.

                                   ARTICLE II

                              TREATMENT OF SHARES

     Section 2.1 Effect of Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of NSP or NCE:

     (a) Cancellation of Certain NCE Common Stock. Each share of NCE common stock, par value $1.00 per share ("NCE Common Stock"), together with any NCE Rights (as defined in Section 5.20), that is owned by NSP or any of its subsidiaries (as defined in Section 4.1) or held in the treasury of NCE shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (b) Conversion of Certain NCE Common Stock. Each share of NCE Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.1(a)), together with any NCE Rights, shall be converted into the right to receive 1.55 shares (the "Conversion Ratio") of duly authorized, validly issued, fully paid and nonassessable NSP common stock, par value $2.50 per share ("NSP Common Stock"). Upon such conversion, each holder of any shares of NCE Common Stock (whether held in book entry or certificated form) shall cease to have any rights with respect thereto, except the right to receive the shares of NSP Common Stock to be issued in consideration therefor (and cash in lieu of fractional shares pursuant to Section 2.2(d)) upon the surrender of such certificate or otherwise upon compliance with Section 2.2.

     (c) NSP Common Stock to Remain Outstanding. Each share of NSP Common Stock and each share of preferred stock of NSP issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time.

     Section 2.2 Exchange of NCE Common Stock.

     (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, NSP shall deposit with a bank, trust company or other agent selected by mutual agreement of the parties ("Exchange Agent") certificates representing whole shares of NSP Common Stock to be issued in the Merger as provided in this
Article II.

     (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates ("Certificate") which immediately prior to the Effective Time represented issued and outstanding shares of NCE Common Stock ("NCE Shares"),
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the exchange of Certificates for certificates representing shares of NSP Common Stock ("NSP Shares") or for effecting the exchange of Certificates for NSP Shares to be held in book entry form. As soon as practicable after the Effective Time, the Exchange Agent shall also mail to each holder of record of NCE Shares held in book

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

entry form ("Book Entry Shares") instructions for use in effecting the exchange of said Book Entry Shares for NSP Shares. Upon delivery of a Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, or, in the case of Book Entry Shares, compliance with the instructions for the exchange thereof, the holder of such Certificate or Book Entry Shares shall be entitled to receive in exchange therefor that number of whole NSP Shares and the amount of cash in lieu of fractional share interests (pursuant to Section 2.2(d)), if any, which such holder has the right to receive pursuant to the provisions of this Article
II. In the event of a transfer of ownership of NCE Shares which is not registered in the transfer records of NCE, the proper number of NSP Shares will be issued to a transferee if, in addition to the other requirements for exchange, the Exchange Agent receives all documents required to evidence and effect such transfer and evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until delivered as contemplated by this Section 2.2, each Certificate, and until exchanged as contemplated by this Section 2.2, all Book Entry Shares, shall be deemed at any time after the Effective Time to represent only the right to receive whole NSP Shares and cash in lieu of any fractional shares of NSP Common Stock as contemplated by this
Section 2.2.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to NSP Shares with a record date after the Effective Time shall be paid to the holder of any undelivered Certificate or unexchanged Book Entry Shares with respect to the NSP Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d), until the holder of record of such Certificate or unexchanged Book Entry Shares (or a transferee as described in Section 2.2(b)) shall have delivered such Certificate or effected the exchange of such Book Entry Shares as contemplated in Section 2.2(b). Subject to the effect of unclaimed property, escheat and other applicable laws, following delivery of any such Certificate or exchange of any such Book Entry Shares, there shall be paid to the record holder (or transferee) of the whole NSP Shares issued in exchange therefor, without interest, (i) at the time of such delivery, the amount of any cash payable in lieu of a fractional share of NSP Common Stock to which such holder (or transferee) is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole NSP Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to delivery or exchange and a payment date subsequent to delivery or exchange payable with respect to such whole NSP Shares, as the case may be.

     (d) No Fractional Shares. (i) No certificates or scrip representing fractional shares of NSP Common Stock shall be issued upon the delivery of Certificates or exchange of Book Entry Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of NSP. All holders of NCE Common Stock who would otherwise be entitled to receive a fractional share of NSP Common Stock shall receive, in lieu thereof upon delivery or exchange of its NCE Shares, an amount of cash determined by multiplying the fraction of a share of NSP Common Stock to which such shareholder would otherwise be entitled by the closing sales price of NSP Common Stock as reported under "NYSE Composite Transition Reports", in The Wall Street Journal on the trading day immediately prior to the Effective Time. From time to time, NSP shall, subject to Section 2.2(f) hereof, deliver to the Exchange Agent cash in such amounts as shall be necessary to pay to the holders of NCE Shares cash in lieu of fractional shares of NSP Common Stock.

     (e) Closing of Transfer Books. From and after the Effective Time, the stock transfer books of NCE with respect to shares of NCE Common Stock issued and outstanding prior to the Effective Time shall be closed and no transfer of any such shares shall thereafter be made. If, after the

Effective Time, Certificates are presented to NSP, they shall be cancelled and exchanged for certificates representing the appropriate number of whole NSP Shares and cash in lieu of fractional shares of NSP Common Stock as provided in this Section 2.2.

     (f) Termination of Exchange Agent. Any certificates representing NSP Shares deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within six (6) months after the Effective Time pursuant to this Section 2.2 shall be returned by the Exchange Agent to NSP, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of undelivered Certificates or unexchanged Book Entry Shares and unclaimed at the end of six (6) months from the Effective Time shall be remitted to NSP, after which time any holder of undelivered Certificates or unexchanged Book Entry Shares shall look as a general creditor only to NSP for payment of such funds to which such holder may be due, subject to applicable law. NSP shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) Adjustment of Conversion Ratio. In the event that, subsequent to the date hereof but prior to the Effective Time, the outstanding shares of NCE Common Stock or NSP Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, the Conversion Ratio shall be appropriately adjusted to provide the holders of NCE Shares the same economic effect as contemplated by this Agreement prior to such event.

                                  ARTICLE III

                                  THE CLOSING

     Section 3.1 Closing. The closing (the "Closing") of the Merger shall take place at a place as may be mutually agreed upon by the parties hereto at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII is fulfilled or waived, or at such other time and date as NCE and NSP shall mutually agree (the "Closing Date").

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF NSP

     Except as set forth in the corresponding sections or subsections of the Disclosure Schedule, dated as of the date hereof, delivered by NSP to NCE (the "NSP Disclosure Schedule"), NSP represents and warrants to NCE as follows:

     Section 4.1 Organization and Qualification. NSP and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of existence, has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of NSP and its subsidiaries taken as a whole (any such material adverse effect being hereinafter referred to as a "NSP Material

Adverse Effect"). True, accurate and complete copies of the articles of incorporation and bylaws of NSP, as in effect on the date hereof, have been delivered to NCE. As used in this Agreement, the term "subsidiary" with respect to any person shall mean any corporation or other entity (including partnerships and other business associations) in which such person directly or indirectly owns outstanding capital stock or other voting securities having the power, under ordinary circumstances, to elect a majority of the directors or similar members of the governing body of such corporation or other entity or otherwise to direct the management and policies of such corporation or other entity.

     Section 4.2 Subsidiaries. Section 4.2 of the NSP Disclosure Schedule contains a description as of the date hereof of all subsidiaries and joint ventures of NSP, including the name of each such entity, the state or jurisdiction of its incorporation, a brief description of the principal line or lines of business conducted by each such entity that is a "Significant Subsidiary" within the meaning of Regulation S-X under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and NSP's interest therein. None of such entities is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of the Public Utility Holding Company Act of 1935, as amended ("1935 Act"). All the issued and outstanding shares of capital stock of, or other equity interests in, each NSP subsidiary have been duly authorized and validly issued and are fully paid and nonassessable (subject to Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, in the case of NSP-W (as defined in Section 4.12)) and are owned directly or indirectly by NSP free and clear of all pledges, claims, liens, charges, encumbrances, and security interests of any kind or nature whatsoever (collectively "Liens"). There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment. As used in this Agreement, the term "joint venture" with respect to any person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes that are less than 5% of any class of the outstanding voting securities or equity, provided that such person or one or more of its subsidiaries does not have the power, under ordinary circumstances, to elect a majority of the directors or similar members of the governing body of such corporation or entity or otherwise to direct the management and policies of such corporation or entity.

     Section 4.3 Capitalization. The authorized capital stock of NSP consists of 350,000,000 shares of NSP Common Stock and 7,000,000 shares of preferred stock, par value $100 per share ("NSP Preferred Stock"). As of the close of business on March 24, 1999, there were issued and outstanding 153,194,008 shares of NSP Common Stock and 1,050,000 shares of NSP Preferred Stock, consisting of: 275,000 shares of $3.60 Series; 150,000 shares of $4.08 Series; 175,000 share of $4.10 Series; 200,000 shares of $4.11 Series; 100,000 shares of $4.16 Series; and 150,000 shares of $4.56 Series. All of the issued and outstanding shares of the capital stock of NSP are validly issued, fully paid, nonassessable and free of preemptive rights. As of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating NSP or any of its subsidiaries or joint ventures to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock or other voting securities of NSP or obligating NSP or any of its subsidiaries or joint ventures to grant, extend or enter into any such agreement or commitment.

     Section 4.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

     (a) Authority. NSP has all requisite power and authority to enter into this Agreement and the Plan of Merger and, subject to the NSP Shareholders' Approval (as defined in Section 4.13) and the NSP Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby and thereby. The Board of Directors of NSP has (i) determined that the Merger is fair to and in the best interest of NSP and its shareholders, (ii) approved and adopted this Agreement and the Plan of Merger, and (iii) resolved to recommend to the holders of NSP Common Stock that they vote in favor of approving the Merger and approving and adopting this Agreement and the Plan of Merger (the "NSP Shareholders' Approval"). The execution and delivery of this Agreement and the Plan of Merger and the consummation by NSP of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of NSP, subject to obtaining the NSP Shareholders' Approval. This Agreement has been and the Plan of Merger will be duly and validly executed and delivered by NSP and, assuming the due authorization, execution and delivery hereof and thereof by NCE, this Agreement constitutes, and the Plan of Merger will constitute, the legal, valid and binding obligation of NSP enforceable against NSP in accordance with the terms hereof and thereof. Prior to the Effective Time, the Board of Directors of NSP, or an appropriate committee of non-employee directors thereof, will have adopted a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of NCE who may become a covered person of NSP for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("Section 16") of shares of NSP Common Stock or options to acquire NSP Common Stock pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of
Section 16.

     (b) Non-Contravention. The execution and delivery of this Agreement by NSP do not, and the execution and delivery by NSP of the Plan of Merger will not, and the consummation of the transactions contemplated hereby and thereby, including the contribution of assets contemplated by Section 7.17 hereof, will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any material obligation under or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation being hereinafter referred to as a "Violation") by NSP or any of its subsidiaries or any of its joint ventures, under any provisions of (i) subject to obtaining the approval of the SEC under the provisions of the 1935 Act and the NSP Shareholders' Approval, the articles of incorporation, bylaws or similar governing documents of NSP or any of its subsidiaries or joint ventures,
(ii) subject to obtaining the NSP Required Statutory Approvals and the receipt of the NSP Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign (each, a "Governmental Authority"), applicable to NSP or any of its material subsidiaries or joint ventures or any of their respective properties or assets, or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the NSP Disclosure Schedule (the "NSP Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which NSP or any of its subsidiaries or joint ventures is now a party or by which any of them or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not have, in the aggregate, a NSP Material Adverse Effect.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent, finding by or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement or the Plan of Merger by NSP or the consummation by NSP of the transactions contemplated hereby or thereby, which, if not obtained, made or given, would have, in the aggregate, a NSP Material Adverse Effect (the "NSP Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such NSP Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance. Except as specifically disclosed in the NSP SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither NSP nor any of its subsidiaries or joint ventures is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any Environmental Laws (as defined in Section 4.11(g)) of any Governmental Authority, except for violations that would not, in the aggregate, have and are not reasonably likely to have a NSP Material Adverse Effect. NSP and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted (collectively, "Permits"), except those Permits the failure to obtain which would not have, in the aggregate, a NSP Material Adverse Effect.

     Section 4.5 Reports and Financial Statements. The filings required to be made by NSP and its subsidiaries since January 1, 1996 under the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Federal Power Act, as amended, ("Power Act"), the Atomic Energy Act of 1954, as amended, (the "Atomic Energy Act"), the 1935 Act, the Natural Gas Act, if any, the Natural Gas Policy Act of 1978 (the "Gas Policy Act"), if any, and applicable state laws and regulations have been filed with the SEC, Federal Energy Regulatory Commission (the "FERC"), the Nuclear Regulatory Commission (the "NRC") or the applicable state authorities with jurisdiction over public utilities, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. NSP has made available to NCE a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by NSP with the SEC since January 1, 1996 and through the date hereof (as such documents have since the time of their filing been amended, the "NSP SEC Reports"). The NSP SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by NSP with the SEC after the date hereof, did not and will not, in each case as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of NSP included in the NSP SEC Reports (collectively, the "NSP Financial Statements") have been prepared, and will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto, or with respect to unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects, the consolidated financial position of NSP as of the respective dates thereof or the consolidated results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

     Section 4.6 Absence of Certain Changes or Events. Except as specifically disclosed in the NSP SEC Reports filed prior to the date hereof, from December 31, 1998 through the date hereof, NSP

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

and each of its subsidiaries and joint ventures have conducted their respective businesses only in the ordinary course of business consistent with past practice and no event has occurred which has had, and no fact or condition exists that would have or is reasonably likely to have a NSP Material Adverse Effect.

     Section 4.7 Litigation. Except as specifically disclosed in the NSP SEC Reports filed prior to the date hereof, (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of NSP, threatened, nor are there any investigations or reviews pending or, to the knowledge of NSP, threatened against or affecting NSP or any of its subsidiaries or joint ventures, (b) there have not been any developments since December 31, 1998 with respect to any such disclosed claims, suits, actions, proceedings, investigations or reviews, and
(c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to NSP or any of its subsidiaries or joint ventures that, in the aggregate, would have or are reasonably likely to have a NSP Material Adverse Effect.

     Section 4.8 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of NSP for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by NSP in connection with the issuance of shares of NSP Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, and as the same may be amended, at the effective time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(b) the joint proxy statement in definitive form, relating to the meetings of the shareholders of NCE and NSP to be held in connection with the Merger and the prospectus relating to NSP Common Stock to be issued in the Merger (the "Joint Proxy Statement/Prospectus") will, at the date such Joint Proxy Statement/Prospectus is mailed to such shareholders, and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     Section 4.9 Tax Matters. "Taxes", as used in this Agreement, means any federal, state, county, local or foreign taxes, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return", as used in this Agreement, means a report, return or other written information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes NSP or any of its subsidiaries on the one hand, or NCE or any of its subsidiaries on the other hand. Except in the case of the representations or warranties contained in subsections (a), (b), (c), (d), (e), (f), (g), (h), (i), or (j) hereof, where the failure thereof to be true and correct would not, in the aggregate, have a NSP Material Adverse Effect:

     (a) All Tax Returns in respect of Taxes required to be filed with respect to NSP and each of its subsidiaries (including the consolidated federal income Tax Return of NSP and any state Tax Return that includes NSP or any of its subsidiaries on a consolidated or combined basis) have been timely filed.

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

     (b) All Taxes required to be shown on such Tax Returns or otherwise due have been timely paid.

     (c) All such Tax Returns are true, correct and complete in all respects.

     (d) No adjustment relating to such Tax Returns (or that could result in liability of NSP or any of its subsidiaries on the basis of joint and/or several liability) has been proposed in writing by any Tax authority.

     (e) There are no pending or threatened in writing actions or proceedings for the assessment or collection of Taxes against NSP or any of its subsidiaries (or that could result in a liability of NSP or any of its subsidiaries on the basis of joint and/or several liability) or against any corporation that was included in the filing of a return with NSP on a consolidated or combined basis.

     (f) There are no Tax liens on any assets of NSP or any of its subsidiaries.

     (g) NSP and each of its subsidiaries has been and continues to be a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which NSP files a consolidated return as the common parent.

     (h) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which NSP or any of its subsidiaries may be subject.

     (i) Neither NSP nor any of its subsidiaries has any (i) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made from a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (ii) deferred gain or loss arising out of any deferred intercompany transaction.

     (j) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect NSP or any of its subsidiaries.

     (k) NSP has no knowledge of any fact, nor has NSP taken any action that would, or would be reasonably likely to, adversely affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code.

     Section 4.10 Employee Matters; ERISA.

     (a) Each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), each other bonus, deferred compensation, stock option, severance, change in control or other written plan or policy relating to compensation, fringe benefits or perquisites for current or former directors or employees of NSP or any of its subsidiaries that is maintained or contributed to by NSP or any of its subsidiaries, each employment, severance, change-in-control or similar agreement that exists between NSP or any of its subsidiaries and any officer of NSP or any of its subsidiaries that provides for base pay in excess of $150,000 per year, and each other employment, severance, change in control or similar arrangement that exists between NSP or any of its subsidiaries and any employee of NSP or any of its subsidiaries that provides severance, change in control or other similar payments or benefits which exceed three times the employee's annual compensation (collectively, the "NSP Employee Benefit Plans"), and each current or former employee or director eligible to participate in the NSP 1999 Senior Executive Severance Policy is listed in Section 4.10(a) of the NSP Disclosure Schedule. Except where the failure to be in material compliance or to be so operated would not, in the aggregate, have a NSP Material Adverse Effect, each NSP Employee Benefit Plan and each employee benefit plan and each

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bonus, deferred compensation, stock option, severance, change in control or other written plan, agreement or policy relating to compensation, fringe benefits or perquisites for current or former directors or employees of any of NSP's joint ventures (collectively, the "NSP Joint Venture Plans"), is in substantial compliance with applicable law, including, without limitation, ERISA and the Code, and has been administered and operated in all material respects in accordance with its terms. Each NSP Employee Benefit Plan and each NSP Joint Venture Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the knowledge of NSP, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination.

     (b) NSP has provided complete and correct copies of all plan documents of the NSP Employee Benefit Plans listed in Section 4.10(a) of the NSP Disclosure Schedule, including but not limited to, plan amendments, trust agreements, insurance contracts or other documents establishing funding arrangements, service provider contracts, investment management and investment advisory agreements, all advance determination letters from the IRS, summary modifications thereto, the last five years' Form 5500s and the most recent actuarial and financial statements.

     (c) No NSP Employee Benefit Plan is or ever has been subject to Title IV of ERISA or the funding requirements of Section 412 of the Code. Neither NSP, its subsidiaries, nor any other entity under common control with NSP or any of its subsidiaries (as determined under Code Sections 414(b) and (c)) (the "NSP Control Group") has any liability under Title IV of ERISA or Section 412 of the Code with respect to any employee benefit plan other than a NSP Employee Benefit Plan, which liability has not been satisfied in full. No NSP Employee Benefit Plan or NSP Joint Venture Plan subject to Title IV of ERISA has been terminated or is, to the knowledge of NSP, currently the subject of termination proceedings pursuant to Title IV of ERISA.

     (d) No event which constitutes a "reportable event" (as defined in Section 4043(b) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guarantee Corporation (the "PBGC") has occurred with respect to any NSP Employee Benefit Plan or NSP Joint Venture Plan, except for reportable events which would not, individually or in the aggregate, have a NSP Material Adverse Effect.

     (e) Except where the failure to pay any such amounts would not have a NSP Material Adverse Effect, full payment has been made of all amounts which NSP or any of its subsidiaries or joint ventures was required under the terms of NSP Employee Benefit Plans and NSP Joint Venture Plans to have paid as contributions to such plans on or prior to the Closing Date (excluding any amounts not yet due) and no NSP Employee Benefit Plan or NSP Joint Venture Plan which is subject to Part III of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

     (f) No liability, claim, action or litigation has been incurred, made, commenced or, to the knowledge of NSP, threatened by or against NSP or any of its subsidiaries or joint ventures with respect to any NSP Employee Benefit Plans or NSP Joint Venture Plans including, without limitation, liability incurred under Title IV of ERISA (other than for benefits payable in the ordinary course and PBGC insurance premiums) or Section 412(f) or (n) of the Code by any entity required to be aggregated with NSP or any of its subsidiaries or joint ventures pursuant to Section 4001(b) of ERISA and/or Section 414(b) or
(c) of the Code (and the regulations promulgated thereunder) with respect to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), except for the liabilities, claims, actions or litigation which, individually or in the aggregate, would not have a NSP Material Adverse Effect.

     (g) Neither NSP nor any of its subsidiaries or joint ventures nor, to the knowledge of NSP, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA) has engaged in any transaction in connection with any NSP Employee Benefit Plan or NSP Joint Venture Plan that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, material damages pursuant to Section 409 of ERISA or a material tax pursuant to Section 4975(a) of the Code. No NSP Employee Benefit Plan or NSP Joint Venture Plan or related trust owns any securities in violation of Section 407 of ERISA, except as would not have a NSP Material Adverse Effect.

     (h) With respect to each NSP Employee Benefit Plan and each NSP Joint Venture Plan which is subject to Title IV of ERISA, as of the most recent actuarial valuation report prepared for each such plan and based upon assumptions set forth therein, the aggregate present value of the accrued liabilities thereof did not exceed the aggregate fair market value of the assets allocable thereto.

     (i) Each NSP Employee Benefit Plan and each NSP Joint Venture Plan which is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan") to which NSP or any of its subsidiaries or joint ventures is obligated to contribute is identified as such in Section 4.10(i) of the NSP Disclosure Schedule. All contributions required to have been made by NSP or any of its subsidiaries or joint ventures to any Multiemployer Plan have been made on a timely basis. No member of the NSP Controlled Group has incurred any withdrawal liability that has not been satisfied in full or at any time during the last six years has withdrawn from any Multiemployer Plan or Multiple Employer Plan. With respect to each NSP Employee Benefit Plan and each NSP Joint Venture Plan that is a Multiemployer
Plan: (i) if NSP or any of its subsidiaries or joint ventures or any of their respective ERISA Affiliates, as applicable, were to experience a withdrawal or partial withdrawal from such plan, no withdrawal liability would be incurred except as would not have a NSP Material Adverse Effect; and (ii) neither NSP nor any of its subsidiaries or joint ventures has received any notification, or has any reason to believe, that any such plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

     (j) Neither NSP nor any of its subsidiaries has maintained any plan (other than a plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code) which provides welfare benefits with respect to current or former employees, current or former officers, or current or former directors, following their termination of service with NSP or any of its subsidiaries (other than as required by Section 601 of ERISA or other applicable law). Each NSP Employee Benefit Plan or NSP Joint Venture Plan subject to the requirements of Section 601 of ERISA has been operated in substantial compliance therewith, except as would not have a NSP Material Adverse Effect. Neither NSP nor any of its subsidiaries or joint ventures has contributed to a nonconforming group health plan (as defined in Code Section 5000(c)) and no member of the NSP Control Group has incurred a tax under Code Section 5000(a) that is or could be a liability of NSP or any of its subsidiaries, except as would not have a NSP Material Adverse Effect.

     (k) No individual shall accrue or receive additional benefits, service or accelerated vesting or rights to payment as a direct result of the transactions contemplated by this Agreement and no payment or benefit accrued under any NSP Employee Benefit Plan or NSP Joint Venture Plan or other agreement or arrangement of NSP or any of its subsidiaries or joint ventures will be nondeductible under Code Sections 162(m) or 280G.

     (l) To the knowledge of NSP, as of the date hereof, there is no current labor union representation question involving employees of NSP or any of its subsidiaries or joint ventures, nor

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

does NSP or any of its subsidiaries or joint ventures know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees. Further, (i) neither NSP nor any of its subsidiaries or joint ventures is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against NSP or any of its subsidiaries or joint ventures pending, or to the knowledge of NSP, threatened, that has had, or reasonably may be expected by NSP to have, a NSP Material Adverse Effect; (iii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against NSP or any of its subsidiaries or joint ventures pending, or to the knowledge of NSP, threatened, that has, or reasonably may be expected by NSP to have, a NSP Material Adverse Effect; (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the knowledge of NSP, threatened, against or involving NSP or any of its subsidiaries or joint ventures that has or, insofar as reasonably can be foreseen, could have, a NSP Material Adverse Effect; (v) NSP and each of its subsidiaries and joint ventures are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that, in the aggregate, does not, and insofar as reasonably can be foreseen, will not, have a NSP Material Adverse Effect; and (vi) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of NSP, threatened in respect to which any director, officer, employee or agent of NSP or any of its subsidiaries or joint ventures is or may be entitled to claim indemnification from NSP or any of its subsidiaries or joint ventures pursuant to their respective articles of incorporation or bylaws or as provided in the indemnification agreements listed on Section 4.10(l) of the NSP Disclosure Schedule.

     Section 4.11 Environmental Protection. Except as specifically disclosed in the NSP SEC Reports filed prior to the date hereof:

     (a) Compliance. NSP and each of its subsidiaries and joint ventures is in material compliance with all applicable Environmental Laws (as hereinafter defined in Section 4.11(g)), except where the failure to be so in material compliance would not in the aggregate have a NSP Material Adverse Effect. Neither NSP nor any of its subsidiaries or joint ventures has received any written notice from any person or Governmental Authority that alleges that NSP or any of its subsidiaries or joint ventures is not in material compliance with applicable Environmental Laws, except where the failure to be so in material compliance would not, in the aggregate, have a NSP Material Adverse Effect.

     (b) Environmental Permits. NSP and each of its subsidiaries or joint ventures has obtained or has applied for all material environmental, health and safety permits and authorizations (collectively, "Environmental Permits") necessary for the construction of their facilities and the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and NSP and its subsidiaries or joint ventures are in material compliance with all terms and conditions of all such Environmental Permits and are not required to make any material expenditures in connection with any renewal application pending agency approval, except where the failure to obtain or be in such compliance and the requirement to make such expenditures would not have, in the aggregate, a NSP Material Adverse Effect.

     (c) Environmental Claims. There is no Environmental Claim (as hereinafter defined in Section 4.11(g)) pending, or to the knowledge of NSP, threatened (i) against NSP or any of its subsidiaries or joint ventures, (ii) against any person or entity whose liability for any Environmental

Claim NSP or any of its subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law or (iii) against any real or personal property or operations that NSP or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part, that, if adversely determined, would have, in the aggregate, a NSP Material Adverse Effect.

     (d) Releases. There has been no Release (as hereinafter defined in Section 4.11(g)) of any Hazardous Material (as hereinafter defined in Section 4.11(g)) that would be reasonably likely to form the basis of any Environmental Claim against NSP or any subsidiary or joint venture of NSP, or against any person or entity whose liability for any Environmental Claim NSP or any subsidiary or joint venture of NSP has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not have, in the aggregate, a NSP Material Adverse Effect.

     (e) Predecessors. With respect to any predecessor of NSP or any subsidiary or joint venture of NSP, there are no Environmental Claims pending or, to the knowledge of NSP, threatened, or any Releases of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims that would have, or that are reasonably likely to have, in the aggregate, a NSP Material Adverse Effect.

     (f) Disclosure. NSP has disclosed to NCE all material facts that NSP reasonably believes form the basis of a NSP Material Adverse Effect arising from
(i) the cost of pollution control equipment currently required or known to be required in the future, (ii) current investigatory, removal, remediation or response costs or investigatory, removal, remediation or response costs known to be required in the future, in each case, both on-site and off-site and (iii) any other environmental matter affecting NSP or its subsidiaries or joint ventures that would have, or that are reasonably likely to have, in the aggregate, a NSP Material Adverse Effect.

     (g) Definitions. As used in this Agreement:

          (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including, without limitation, any Governmental Authority) alleging potential liability (including, without limitation, potential liability for enforcement costs, investigatory costs, cleanup costs, response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by NSP or any of its subsidiaries or joint ventures (for purposes of this Section 4.11 only), or by NCE or any of its subsidiaries or joint ventures (for purposes of Section 5.11 only),
     (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

          (ii) "Environmental Laws" means all federal, state and local laws, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (iii) "Hazardous Materials" means (A) any petroleum or petroleum products or petroleum wastes (including crude oil or any fraction thereof), radioactive materials, friable asbestos or

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

     friable asbestos-containing material, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which NSP or any of its subsidiaries or joint ventures operates or where any of such materials have treated, stored or disposed (for purposes of this Section 4.11 only) or in which NCE or any of its subsidiaries or joint ventures operates or where any of such materials have treated, stored or disposed (for purposes of Section 5.11only).

          (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property (indoors or outdoors).

     Section 4.12 Regulation as a Utility. NSP is regulated as a public utility in the States of Minnesota, North Dakota, South Dakota and Arizona and in no other state. Northern States Power Company, a Wisconsin corporation ("NSP-W"), is regulated as a public utility in the States of Wisconsin and Michigan and in no other state. Neither NSP nor any subsidiary company or affiliate of NSP is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country. As used in this Section 4.12 and in Section 5.12, the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in the 1935 Act. NSP is a holding company exempt from all provisions of the 1935 Act except
Section 9(a)(2) pursuant to Section 3(a)(2) of the 1935 Act.

     Section 4.13 Vote Required. The approval of the Merger and the approval and adoption of this Agreement and the Plan of Merger (i) by a majority of all votes entitled to be cast by the holders of NSP Common Stock and NSP Preferred Stock, voting together as a single class, and (ii) by a majority of all votes entitled to be cast by the holders of NSP Common Stock, voting as a separate class, at a duly called meeting of such shareholders at which a quorum is present is the only vote of the holders of any class or series of the capital stock of NSP required to approve this Agreement and the Plan of Merger, the Merger and the other transactions contemplated hereby.

     Section 4.14 Accounting Matters. Neither NSP nor, to NSP's knowledge, any affiliate (as defined in Section 7.8) of NSP has taken or agreed to take any action that would prevent NSP from accounting for the business combination to be effected by the Merger as a pooling-of-interests in accordance with GAAP and applicable SEC regulations.

     Section 4.15 Opinion of Financial Advisor. NSP has received the opinion of The Blackstone Group, LP dated the date hereof, to the effect that, as of the date hereof, the Conversion Ratio is fair to the holders of NSP Common Stock from a financial point of view.

     Section 4.16 Insurance. NSP and each of its subsidiaries and, to the knowledge of NSP, each of its joint ventures is, and has been continuously since January 1, 1996, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by NSP and its subsidiaries and joint ventures during such time period. Neither NSP nor any of its subsidiaries, nor, to the knowledge of NSP, any of NSP's joint ventures has received any written notice of cancellation or termination with respect to any material insurance policy. All material insurance policies of NSP and its subsidiaries and, to the knowledge of NSP, its joint ventures are valid and enforceable policies in all material respects.

     Section 4.17 Ownership of NCE Common Stock. NSP does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any shares of NCE Common Stock.

     Section 4.18 Year 2000. NSP has implemented a program which will result in the computer hardware and software operated by NSP and its subsidiaries or which is used in the conduct of its business being capable, prior to December 31, 1999, of providing, except where the failure to so provide would not, in the aggregate, have a NSP Material Adverse Effect, uninterrupted millennium functionality to record, store, process and present calendar dates on or after January 1, 2000 in substantially the same manner and with the same functionality as such hardware and software records, stores, processes and presents calendar dates falling on or before December 31, 1999. NSP reasonably believes as of the date hereof that the remaining costs of fully implementing such program will not exceed the amounts reflected in the Definitive Proxy Statement filed by NSP for its 1999 Annual Meeting of Shareholders.

     Section 4.19 Anti-Takeover Provisions. None of the control share acquisition provisions of Section 302A.671 of the MBCA, the business combination provisions of Section 302A.673 and 302A.675 of the MBCA or any similar provisions of the MBCA or the articles of incorporation or bylaws of NSP are applicable to the transactions contemplated by this Agreement.

     Section 4.20 Nuclear Operations. Except as disclosed in the NSP SEC Reports filed prior to the date hereof, the operations of NSP's and its subsidiaries' and joint ventures', nuclear generating stations are and have at all times been conducted in material compliance with applicable health, safety, regulatory and other legal requirements. NSP's and its subsidiaries' and joint ventures' nuclear generating stations maintain emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment and liability insurance to the extent required by law, and such further insurance (other than liability insurance) as is consistent with NSP's view of the risks inherent in the operation of a nuclear power facility. NSP's and its subsidiaries' and joint ventures' plans for the decommissioning of each of its nuclear generating stations and for the short-term storage of spent nuclear fuel conform with applicable regulatory or other legal requirements, and such plans have at all times been funded to the extent required by law, which is consistent with NSP's reasonable budget projections for such plans. Neither NSP nor any of its subsidiaries or joint ventures has incurred any liability as a result of operating nuclear power facilities for third parties which liability, in the aggregate, would have a NSP Material Adverse Effect.

     Section 4.21 NRC Actions. Except as disclosed in the NSP SEC Reports filed prior to the date hereof, neither NSP nor any of its subsidiaries or joint ventures has been given notice of or been charged with actual or potential violation of, or is the subject of any ongoing proceeding, inquiry, special inspection, diagnostic evaluation or other NRC action (including rulemakings of general application that may effect the conduct of NSP's business regarding NSP's nuclear power facilities) of which NSP or any of its subsidiaries or joint ventures has received notice under the Atomic Energy Act, any applicable regulations thereunder or the terms and conditions of any license granted to NSP or any of its subsidiaries or joint ventures regarding NSP's or any of its subsidiaries' or joint ventures' nuclear power facilities operated by NSP or any of its subsidiaries or joint ventures that would have, or is reasonably likely to have, a NSP Material Adverse Effect.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF NCE

     Except as set forth in the corresponding sections or subsections of the Disclosure Schedule, dated as of the date hereof, delivered by NCE to NSP prior to the execution of this Agreement (the "NCE Disclosure Schedule"), NCE represents and warrants to NSP as follows:

     Section 5.1 Organization and Qualification. NCE and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of existence, has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of NCE and its subsidiaries taken as a whole (any such material adverse effect being hereinafter referred to as a "NCE Material Adverse Effect"). True, accurate and complete copies of the certificate of incorporation and bylaws of NCE, as in effect on the date hereof, have been delivered to NSP.

     Section 5.2 Subsidiaries. Section 5.2 of the NCE Disclosure Schedule contains a description as of the date hereof of all subsidiaries and joint ventures of NCE, including the name of each such entity, the state or jurisdiction of its incorporation, a brief description of the principal line or lines of business conducted by each such entity that is a Significant Subsidiary and NCE's interest therein. None of such entities is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of the 1935 Act. All the issued and outstanding shares of capital stock of, or other equity interests in, each NCE subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and are owned directly or indirectly by NCE free and clear of any Liens. There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

     Section 5.3 Capitalization. The authorized capital stock of NCE consists of 260,000,000 shares of NCE Common Stock and 20,000,000 shares of preferred stock. As of the close of business on March 22, 1999, 114,924,982 shares of NCE Common Stock and no shares of preferred stock were issued and outstanding. All of the issued and outstanding shares of the capital stock of NCE are validly issued, fully paid, and nonassessable and free of preemptive rights. As of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating NCE or any of its subsidiaries or joint ventures to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock or other voting securities of NCE or obligating NCE or any of its subsidiaries or joint ventures to grant, extend or enter into any such agreement or commitment.

     Section 5.4 Authority; Non-Contravention; Statutory Approvals; Compliance.

     (a) Authority. NCE has all requisite power and authority to enter into this Agreement and the Plan of Merger and, subject to the NCE Shareholders' Approval (as defined in Section 5.13) and the NCE Required Statutory Approvals (as defined in Section 5.4(c), to consummate the transactions

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

contemplated hereby and thereby. The Board of Directors of NCE has (i) determined that the Merger is fair to and in the best interest of NCE and its shareholders, (ii) approved and adopted this Agreement and the Plan of Merger, and (iii) resolved to recommend to the holders of NCE Common Stock that they vote in favor of approving the Merger and approving and adopting this Agreement and the Plan of Merger (the "NCE Shareholders' Approval"). The execution and delivery of this Agreement and the Plan of Merger and the consummation by NCE of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of NCE, subject to obtaining the NCE Shareholders' Approval. This Agreement has been and the Plan of Merger will be duly and validly executed and delivered by NCE and, assuming the due authorization, execution and delivery hereof and thereof by NSP, this Agreement constitutes, and the Plan of Merger will constitute, the legal, valid and binding obligation of NCE enforceable against NCE in accordance with the terms hereof and thereof.

     (b) Non-Contravention. The execution and delivery of this Agreement by NCE do not, and the execution and delivery by NCE of the Plan of Merger will not, and the consummation of the transactions contemplated hereby and thereby will not result in any Violation by NCE or any of its subsidiaries or any of its joint ventures under any provisions of (i) subject to obtaining the NCE Shareholders' Approval, the certificate of incorporation, bylaws or similar governing documents of NCE or any of its subsidiaries or joint ventures, (ii) subject to obtaining the NCE Required Statutory Approvals and the receipt of the NCE Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to NCE or any of its material subsidiaries or joint ventures or any of their respective properties or assets, or (iii) subject to obtaining the third-party consents or other approvals disclosed in Section 5.4(b) of the NCE Disclosure Schedule (the "NCE Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which NCE or any of its subsidiaries or joint ventures is now a party or by which any of them or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not have, in the aggregate, a NCE Material Adverse Effect.

     (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent, finding by or approval of, any Governmental Authority, is necessary for the execution and delivery of this Agreement or the Plan of Merger by NCE or the consummation by NCE of the transactions contemplated hereby or thereby, which if not obtained, made or given, would have, in the aggregate, a NCE Material Adverse Effect (the "NCE Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such NCE Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

     (d) Compliance. Except as specifically disclosed in the NCE SEC Reports (as defined in Section 5.5) filed prior to the date hereof, neither NCE nor any of its subsidiaries or joint ventures is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any Environmental Laws), of any Governmental Authority, except for violations that would not, in the aggregate, have and are not reasonably likely to have a NCE Material Adverse Effect. NCE and its subsidiaries and joint ventures have all Permits, except those Permits the failure to obtain which would not have, in the aggregate, a NCE Material Adverse Effect.

     Section 5.5 Reports and Financial Statements. The filings required to be made by NCE and its subsidiaries since January 1, 1996 under the Securities Act, the Exchange Act, the Power Act, the Natural Gas Act, if any, the Gas Policy Act, if any, and applicable state laws and regulations have been filed with the SEC, the FERC, or the applicable state authorities with jurisdiction over public utilities, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. NCE has made available to NSP a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by NCE with the SEC since January 1, 1996 and through the date hereof (as such documents have since the time of their filing been amended, the "NCE SEC Reports"). The NCE SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by NCE with the SEC after the date hereof, did not and will not, in each case as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of NCE included in the NCE SEC Reports (collectively, the "NCE Financial Statements") have been prepared, and will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto or with respect to unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly present in all material respects the consolidated financial position of NCE as of the respective dates thereof or the consolidated results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

     Section 5.6 Absence of Certain Changes or Events. Except as specifically disclosed in the NCE SEC Reports filed prior to the date hereof, from December 31, 1998 through the date hereof, NCE and each of its subsidiaries and joint ventures have conducted their respective businesses only in the ordinary course of business consistent with past practice and no event has occurred which has had, and no fact or condition exists that would have or is reasonably likely to have a NCE Material Adverse Effect.

     Section 5.7 Litigation. Except as specifically disclosed in the NCE SEC Reports filed prior to the date hereof, (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of NCE, threatened, nor are there any investigations or reviews pending or, to the knowledge of NCE, threatened against or affecting NCE or any of its subsidiaries or joint ventures (b) there have not been any developments since December 31, 1998 with respect to any such disclosed claims, suits, actions, proceedings, investigations or reviews, and
(c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to NCE or any of its subsidiaries or joint ventures that, in the aggregate, would have or are reasonably likely to have, a NCE Material Adverse Effect.

     Section 5.8 Registration Statement and Proxy Statement. None of the information supplied or to be supplied by or on behalf of NCE for inclusion or incorporation by reference in (a) the Registration Statement will at the time the Registration Statement becomes effective under the Securities Act, and, as the same may be amended, at the effective time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) the Joint Proxy Statement/Prospectus will, at the date such Joint Proxy Statement/Prospectus is mailed to the shareholders of NCE and NSP, and, as the same may be amended or supplemented, at the times of the meetings of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     Section 5.9 Tax Matters. Except in the case of the representations or warranties contained in subsections (a), (b), (c), (d), (e), (f), (g), (i), (j), or (k), where the failure thereof to be true and correct would not, in the aggregate, have a NCE Material Adverse Effect:

     (a) All Tax Returns in respect of Taxes required to be filed with respect to NCE and each of its subsidiaries (including the consolidated federal income Tax Return of NCE and any state Tax Return that includes NCE or any of its subsidiaries on a consolidated or combined basis) have been timely filed.

     (b) All Taxes required to be shown on such Tax Returns or otherwise due have been timely paid.

     (c) All such Tax Returns are true, correct and complete in all respects.

     (d) No adjustment relating to such Tax Returns (or that could result in liability of NCE or any of its subsidiaries on the basis of joint and/or several liability) has been proposed in writing by any Tax authority.

     (e) There are no pending or threatened in writing actions or proceedings for the assessment or collection of Taxes against NCE or any of its subsidiaries (or that could result in a liability of NCE or any of its subsidiaries on the basis of joint and/or several liability) or against any corporation that was included in the filing of a return with NCE on a consolidated or combined basis.

     (f) There are no Tax liens on any assets of NCE or any of its subsidiaries.

     (g) NCE and each of its subsidiaries has been and continues to be a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which NCE files a consolidated return as the common parent.

     (h) No foreign person owns or has owned beneficially more than five percent (5%) of the total fair market value of NCE Common Stock during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and, at all times during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, NCE Common Stock has been regularly traded in an established securities market within the meaning of Treas. Reg. Section 1.897-1(m).

     (i) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which NCE or any of its subsidiaries may be subject.

     (j) Neither NCE nor any of its subsidiaries has any (i) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made from a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (ii) deferred gain or loss arising out of any deferred intercompany transaction.

     (k) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect NCE or any of its subsidiaries.

     (l) NCE has no knowledge of any fact, nor has NCE taken any action that would, or would be reasonably likely to, adversely affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code.

     (m) For purposes of Code Section 357(c), the sum of the amount of liabilities of NCE plus the amount of liabilities to which the property of NCE is subject, does not exceed the total of the adjusted basis of the property of NCE.

     Section 5.10 Employee Matters; ERISA.

     (a) Each "employee benefit plan" (as defined in Section 3(3) of ERISA, each other bonus, deferred compensation, stock option, severance, change in control or other written plan or policy relating to compensation, fringe benefits or perquisites for current or former directors or employees of NCE or any of its subsidiaries that is maintained or contributed to by NCE or any of its subsidiaries, each employment, severance, change-in-control or similar agreement that exists between NCE or any of its subsidiaries and any officer of NCE or any of its subsidiaries that provides for base pay in excess of $150,000 per year, and each other employment, severance, change in control or similar arrangement that exists between NCE or any of its subsidiaries and any employee of NCE or any of its subsidiaries that provides severance, change in control or other similar payments or benefits which exceed three times the employee's annual compensation (collectively, the "NCE Employee Benefit Plans"), and each current or former employee or director eligible to participate in the NCE 1999 Senior Executive Severance Policy is listed in Section 5.10(a) of the NCE Disclosure Schedule. Except where the failure to be in material compliance or to be so operated would not, in the aggregate, have a NCE Material Adverse Effect, each NCE Employee Benefit Plan and each employee benefit plan and each bonus, deferred compensation, stock option, severance, change in control or other written plan, agreement or policy relating to compensation, fringe benefits or perquisites for current or former directors or employees of any of NCE's joint ventures (collectively, the "NCE Joint Venture Plans"), is in substantial compliance with applicable law, including, without limitation, ERISA and the Code, and has been administered and operated in all material respects in accordance with its terms. Each NCE Employee Benefit Plan and each NCE Joint Venture Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the knowledge of NCE, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination.

     (b) NCE has provided complete and correct copies of all plan documents of the NCE Employee Benefit Plans listed in Section 4.10(a) of the NCE Disclosure Schedule, including but not limited to, plan amendments, trust agreements, insurance contracts or other documents establishing funding arrangements, service provider contracts, investment management and investment advisory agreements, all advance determination letters from the IRS, summary modifications thereto, the last five years' Form 5500s and the most recent actuarial and financial statements.

     (c) No NCE Employee Benefit Plan is or ever has been subject to Title IV of ERISA or the funding requirements of Section 412 of the Code. Neither NCE, its subsidiaries, nor any other entity under common control with NCE or any of its subsidiaries (as determined under Code Sections 414(b) and (c)) (the "NCE Control Group") has any liability under Title IV of ERISA or Section 412 of the Code with respect to any employee benefit plan other than a NCE Employee Benefit Plan, which liability has not been satisfied in full. No NCE Employee Benefit Plan or NCE Joint Venture Plan subject to Title IV of ERISA has been terminated or is, to the knowledge of NCE, currently the subject of termination proceedings pursuant to Title IV of ERISA.

     (d) No event which constitutes a "reportable event" (as defined in Section 4043(b) of ERISA) for which the 30-day notice requirement has not been waived by the PBGC has occurred with respect to any NCE Employee Benefit Plan or NCE Joint Venture Plan, except for reportable events which would not, individually or in the aggregate, have a NCE Material Adverse Effect.

     (e) Except where the failure to pay any such amounts would not have a NCE Material Adverse Effect, full payment has been made of all amounts which NCE or any of its subsidiaries or joint ventures was required under the terms of NCE Employee Benefit Plans and NCE Joint Venture Plans to have paid as contributions to such plans on or prior to the Closing Date (excluding any amounts not yet due) and no NCE Employee Benefit Plan or NCE Joint Venture Plan which is subject to Part III of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

     (f) No liability, claim, action or litigation has been incurred, made, commenced or, to the knowledge of NCE, threatened by or against NCE or any of its subsidiaries or joint ventures with respect to any NCE Employee Benefit Plans or NCE Joint Venture Plans including, without limitation, liability incurred under Title IV of ERISA (other than for benefits payable in the ordinary course and PBGC insurance premiums) or Section 412(f) or (n) of the Code by any entity required to be aggregated with NCE or any of its subsidiaries or joint ventures pursuant to Section 4001(b) of ERISA and/or Section 414(b) or
(c) of the Code (and the regulations promulgated thereunder) with respect to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), except for the liabilities, claims, actions or litigation which, individually or in the aggregate, would not have a NCE Material Adverse Effect.

     (g) Neither NCE nor any of its subsidiaries or joint ventures nor, to the knowledge of NCE, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA) has engaged in any transaction in connection with any NCE Employee Benefit Plan or NCE Joint Venture Plan that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, material damages pursuant to Section 409 of ERISA or a material tax pursuant to Section 4975(a) of the Code. No NCE Employee Benefit Plan or NCE Joint Venture Plan or related trust owns any securities in violation of Section 407 of ERISA except as would not have a NCE Material Adverse Effect.

     (h) With respect to each NCE Employee Benefit Plan and each NCE Joint Venture Plan which is subject to Title IV of ERISA, as of the most recent actuarial valuation report prepared for each such plan and based upon assumptions set forth therein, the aggregate present value of the accrued liabilities thereof did not exceed the aggregate fair market value of the assets allocable thereto.

     (i) Each NCE Employee Benefit Plan and each NCE Joint Venture Plan which is a Multiemployer Plan or a Multiple Employer Plan to which NCE or any of its subsidiaries or joint ventures is obligated to contribute is identified as such in Section 4.10(i) of the NCE Disclosure Schedule. All contributions required to have been made by NCE or any of its subsidiaries or joint ventures to any Multiemployer Plan have been made on a timely basis. No member of the NCE Controlled Group has incurred any withdrawal liability that has not been satisfied in full or at any time during the last six years has withdrawn from any Multiemployer Plan or Multiple Employer Plan. With respect to each NCE Employee Benefit Plan and each NCE Joint Venture Plan that is a Multiemployer
Plan: (i) if NCE or any of its subsidiaries or joint ventures or any of their respective ERISA Affiliates, as applicable, were to experience a withdrawal or partial withdrawal from such plan, no withdrawal liability would be incurred except as would not have a NCE Material Adverse Effect; and (ii) neither NCE nor any of its subsidiaries or joint ventures has received any notification, or has any reason to believe, that any such plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

     (j) Neither NCE nor any of its subsidiaries has maintained any plan (other than a plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code) which provides welfare benefits with respect to current or former employees, current or former officers, or current or former directors, following their termination of service with NCE or any of its subsidiaries (other than as required by Section 601 of ERISA or other applicable law). Each NCE Employee Benefit Plan or NCE Joint Venture Plan subject to the requirements of Section 601 of ERISA has been operated in substantial compliance therewith, except as would not have a NCE Material Adverse Effect. Neither NCE nor any of its subsidiaries or joint ventures has contributed to a nonconforming group health plan (as defined in Code Section 5000(c)) and no member of the NCE Control Group has incurred a tax under Code Section 5000(a) that is or could be a liability of NCE or any of its subsidiaries, except as would not have a NCE Material Adverse Effect.

     (k) No individual shall accrue or receive additional benefits, service or accelerated vesting or rights to payment as a direct result of the transactions contemplated by this Agreement and no payment or benefit accrued under any NCE Employee Benefit Plan or NCE Joint Venture Plan or other agreement or arrangement of NCE or any of its subsidiaries or joint ventures will be nondeductible under Code Sections 162(m) or 280G.

     (l) To the knowledge of NCE, as of the date hereof, there is no current labor union representation question involving employees of NCE or any of its subsidiaries or joint ventures, nor does NCE or any of its subsidiaries or joint ventures know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees. Further, (i) neither NCE nor any of its subsidiaries or joint ventures is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against NCE or any of its subsidiaries or joint ventures pending, or to the knowledge of NCE, threatened, that has had, or reasonably may be expected by NCE to have, a NCE Material Adverse Effect; (iii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against NCE or any of its subsidiaries or joint ventures pending, or to the knowledge of NCE, threatened, that has, or reasonably may be expected by NCE to have, a NCE Material Adverse Effect; (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the knowledge of NCE, threatened, against or involving NCE or any of its subsidiaries or joint ventures that has or, insofar as reasonably can be foreseen, could have, a NCE Material Adverse Effect; (v) NCE and each of its subsidiaries and joint ventures are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that, in the aggregate, does not, and insofar as reasonably can be foreseen, will not, have a NCE Material Adverse Effect; and (vi) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of NCE, threatened in respect to which any director, officer, employee or agent of NCE or any of its subsidiaries or joint ventures is or may be entitled to claim indemnification from NCE or any of its subsidiaries or joint ventures pursuant to their respective articles of incorporation or bylaws or as provided in the indemnification agreements listed on Section 4.10(l) of the NCE Disclosure Schedule.

     Section 5.11 Environmental Protection. Except as specifically disclosed in the NCE SEC Reports filed prior to the date hereof:

     (a) Compliance. NCE and each of its subsidiaries and joint ventures is in material compliance with all applicable Environmental Laws, except where the failure to be so in material compliance would not in the aggregate have a NCE Material Adverse Effect. Neither NCE nor any of its subsidiaries or joint ventures has received any written notice from any person or Governmental

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

Authority that alleges that NCE or any of its subsidiaries or joint ventures is not in material compliance with applicable Environmental Laws, except where the failure to be so in material compliance would not have, in the aggregate, a NCE Material Adverse Effect.

     (b) Environmental Permits. NCE and each of its subsidiaries and joint ventures has obtained or has applied for all material Environmental Permits necessary for the construction of their facilities and the conduct of their operations, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and NCE and its subsidiaries or joint ventures are in material compliance with all terms and conditions of all such Environmental Permits and are not required to make any material expenditures in connection with any renewal application pending agency approval, except where the failure to obtain or be in such compliance and the requirement to make such expenditures would not have, in the aggregate, a NCE Material Adverse Effect.

     (c) Environmental Claims. There is no Environmental Claim pending, or to the knowledge of NCE, threatened (i) against NCE or any of its subsidiaries or joint ventures, (ii) against any person or entity whose liability for any Environmental Claim NCE or any of its subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law or (iii) against any real or personal property or operations that NCE or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part, that, if adversely determined, would have, in the aggregate, a NCE Material Adverse Effect.

     (d) Releases. There has been no Release of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against NCE or any subsidiary or joint venture of NCE, or against any person or entity whose liability for any Environmental Claim NCE or any subsidiary or joint venture of NCE has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not have, in the aggregate, a NCE Material Adverse Effect.

     (e) Predecessors. With respect to any predecessor of NCE or any subsidiary or joint venture of NCE, there are no Environmental Claims pending or, to the knowledge of NCE, threatened, or any Releases of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims that would have, or that are reasonably likely to have, in the aggregate, a NCE Material Adverse Effect.

     (f) Disclosure. NCE has disclosed to NSP all material facts that NCE reasonably believes form the basis of a NCE Material Adverse Effect arising from
(i) the cost of pollution control equipment currently required or known to be required in the future, (ii) current investigatory, removal, remediation or response costs or investigatory, removal, remediation or response costs known to be required in the future, in each case, both on-site and offsite and (iii) any other environmental matter affecting NCE or its subsidiaries that would have, or that are reasonably likely to have, in the aggregate, a NCE Material Adverse Effect.

     Section 5.12 Regulation as a Utility. Subsidiaries of NCE are regulated as public utilities in the States of Colorado, Kansas, New Mexico, Oklahoma, Texas and Wyoming and in no other state. Neither NCE nor any subsidiary company or affiliate of NCE is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States, by the United States or any agency or instrumentality of the United States or by any foreign country. NCE is a registered holding company under the 1935 Act.

     Section 5.13 Vote Required. (a) The approval of the Merger and the approval and adoption of this Agreement and the Plan of Merger by a majority of all votes entitled to be cast by the holders of NCE Common Stock at a duly called meeting of such shareholders at which a quorum is present is the only vote of the holders of any class or series of the capital stock of NCE required to approve this Agreement and the Plan of Merger, the Merger and the other transactions contemplated hereby.

     (b) None of the shareholders of NCE are entitled to exercise any appraisal rights in connection with the NCE Shareholders' Approval.

     Section 5.14 Accounting Matters. Neither NCE nor, to NCE's knowledge, any affiliate (as defined in Section 7.8) of NCE, has taken or agreed to take any action that would prevent NSP from accounting for the business combination to be effected by the Merger as a pooling-of-interests in accordance with GAAP and applicable SEC regulations.

     Section 5.15 Opinion of Financial Advisor. NCE has received the opinion of SG Barr Devlin (a division of SG Cowen Securities Corporation), dated the date hereof, to the effect that, as of the date hereof, the Conversion Ratio is fair to the holders of NCE Common Stock from a financial point of view.

     Section 5.16 Insurance. NCE and each of its subsidiaries and, to the knowledge of NCE, each of its joint ventures is, and has been continuously since January 1, 1996, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by NCE and its subsidiaries and joint ventures during such time period. Neither NCE nor any of its subsidiaries, nor, to the knowledge of NCE, any of NCE's joint ventures has received any written notice of cancellation or termination with respect to any material insurance policy. All material insurance policies of NCE and its subsidiaries and, to the knowledge of NCE, its joint ventures are valid and enforceable policies in all material respects.

     Section 5.17 Ownership of NSP Common Stock. NCE does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any shares of NSP Common Stock.

     Section 5.18 Year 2000. NCE has implemented a program which will result in the computer hardware and software operated by NCE and its subsidiaries or which is used in the conduct of its business being capable, prior to December 31, 1999, of providing, except where the failure to so provide would not, in the aggregate, have a NCE Material Adverse Effect, uninterrupted millennium functionality to record, store, process and present calendar dates on or after January 1, 2000 in substantially the same manner and with the same functionality as such hardware and software records, stores, processes and presents calendar dates falling on or before December 31, 1999. NCE reasonably believes as of the date hereof that the remaining costs of fully implementing such program will not exceed the amounts reflected in the Form 8-K, dated February 23, 1999, filed by NCE.

     Section 5.19 Anti-Takeover Provisions. None of the business combination provisions of Section 203 of the DGCL or the certificate of incorporation or bylaws of NCE are applicable to the transactions contemplated by this Agreement.

     Section 5.20 NCE Rights Agreement. NCE has taken such action with respect to all of the outstanding rights to purchase preferred stock (or, in certain circumstances, common stock and/or other securities) of NCE (the "NCE Rights") issued pursuant to the Rights Agreement, dated as of August 1, 1997, between NCE and The Bank of New York, as Rights Agent (the "NCE Rights Agreement"), so that
(a) as a result of the execution, delivery or performance of this Agreement and the consummation of the Merger or any other transaction contemplated hereby (i) so long as this Agreement has not been terminated pursuant to Section 9.1, a Distribution Date (as such term is defined in the NCE Rights Agreement) shall not occur or be deemed to occur and (ii) the NCE Rights shall not separate (to the extent that the NCE Rights Agreement otherwise provides for such separation) or become exercisable, and NSP shall not become an Acquiring Person (as such term is defined in the NCE Rights Agreement) and (b) the NCE Rights shall expire immediately prior to the Effective Time.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     After the date hereof and prior to the Effective Time or earlier termination of this Agreement, each of NSP and NCE agrees as to itself and its subsidiaries, except as expressly contemplated or permitted in this Agreement, or to the extent the other party shall otherwise consent in writing, as follows:

     Section 6.1 Ordinary Course of Business. Each of NSP and NCE shall, and each shall cause its respective subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing or planned programs relating to downsizing, re-engineering and similar matters, use reasonable best efforts to keep available the services of their present officers and employees, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

     Section 6.2 Dividends. Neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to: (a) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (i) to such party or its wholly-owned subsidiaries, (ii) stated dividends on the preferred stock of any subsidiary of NCE, stated dividends on NSP Preferred Stock and the special cash dividend in connection with the amendments to the Restated Articles of Incorporation of NSP to be considered at NSP's 1999 Annual Meeting of Shareholders (the "NSP Articles Amendments"), (iii) regular quarterly dividends on NSP Common Stock with usual record and payment dates not in excess of an annual rate of $1.50, (iv) regular quarterly dividends on NCE Common Stock with usual record and payment dates not in excess of an annual rate of $2.32 per share and (v) dividends by subsidiaries that are not Significant Subsidiaries;
(b) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (c) redeem, repurchase or otherwise acquire any shares of their capital stock other than (but in all cases subject to Section 6.12) (i) redemptions, repurchases and other acquisitions of shares of capital stock in the ordinary course of business consistent with past practice including, without limitation, repurchases, redemptions and other acquisitions in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans, (ii) redemptions, purchases or acquisitions required by the respective terms of any series of NSP Preferred Stock, (iii) repurchases of NSP Preferred Stock necessary in connection with the exercise of dissenters' rights by holders of NSP Preferred Stock in connection with the NSP Articles Amendments, (iv) in connection with refunding of NSP Preferred Stock at a lower cost of funds as permitted pursuant to Section 6.7, (v) intercompany acquisitions of capital stock, and (vi) the redemption, if required, of the NCE Rights pursuant to the NCE Rights Agreement. The last record date of each of NCE and NSP on or prior to the Effective Time which relates to a regular quarterly dividend on NCE Common Stock or NSP Common Stock, as the case may be, shall be the same date and shall be prior to the Effective Time.

     Section 6.3 Issuance of Securities. Neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (a) the issuance of common stock pursuant to
(i) the existing Dividend Reinvestment and Stock Purchase Plan of NSP, or (ii) the existing NCE Dividend Reinvestment and Cash Payment

Plan, as applicable, in each case consistent in kind and amount with past practice and in the ordinary course of business under such plans substantially in accordance with their present terms, (b) pursuant to the terms of stock options, stock appreciation rights, and other equity-based awards granted pursuant to (i) the NSP Executive Long Term Incentive Award Stock Plan, Stock Equivalent Plan for Non-Employee Directors of NSP and NSP Employer Stock Ownership Plan (the "NSP Equity Plans") or (ii) New Century Energies, Inc. Employees Savings and Stock Ownership Plan for Non-Bargaining Unit Employees, New Century Energies, Inc. Employees Savings and Stock Ownership Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees, New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees, PSCo Stock Option Plan, SPS 1989 Stock Option Plan, Outside Directors Compensation Plan, and New Century Energies, Inc. Omnibus Incentive Plan (the "NCE Equity Plans") (such awards, collectively, "Equity Grants"), in each case that are outstanding as of the date of this Agreement, (c) the issuance of up to 33,000,000 shares of NSP Common Stock for general corporate purposes, including (i) issuances in connection with acquisitions, financing and maintenance of financial flexibility, (ii) issuances as required by the above-named employee stock ownership plans, and (iii) the granting of, and issuance of shares of common stock pursuant to, new Equity Grants under the NSP Equity Plans, and (d) the issuance of up to 21,400,000 shares of NCE Common Stock for general corporate purposes, including (i) issuances in connection with acquisitions, financing and maintenance of financial flexibility, (ii) issuances as required by the above-named employee stock ownership plans, and (iii) the granting of, and issuance of shares of common stock pursuant to, new Equity Grants under the NCE Equity Plans, (e) the issuance by a wholly-owned subsidiary of shares of its capital stock to its parent, and (f) the issuance or sale of treasury stock to satisfy the requirements to use the pooling of interests method of accounting for the transaction.

     Section 6.4 Charter Documents. Except (a) as disclosed in Section 6.4 of the NSP Disclosure Schedule or the NCE Disclosure Schedule and (b) in connection with the NSP Articles Amendment, neither NSP nor NCE shall amend or propose to amend its articles of incorporation or certificate of incorporation or by-laws, except as contemplated herein. Notwithstanding the foregoing, NSP may amend its articles of incorporation to eliminate cumulative voting.

     Section 6.5 Acquisitions. Except as disclosed in Section 6.5 of the NSP Disclosure Schedule or the NCE Disclosure Schedule, neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets (a) which would, in the case of either NSP and its subsidiaries or NCE and its subsidiaries, require a vote of the shareholders of NSP or NCE, as the case may be, or (b) which would exceed $100 million of equity investment individually or $250 million of equity investment in the aggregate. In the event that an acquisition permitted pursuant to this Section 6.5 is subsequently disposed of in whole or in part prior to the Effective Time, the net proceeds from the disposition shall not be counted against the $250 million of aggregate equity investments permitted pursuant to the preceding clause (b). Notwithstanding the foregoing, neither party shall acquire any additional nuclear generating facilities without the prior written consent of the other party.

     Section 6.6 No Dispositions. Except as disclosed in Section 6.6 of the NSP Disclosure Schedule or the NCE Disclosure Schedule, and other than (a) dispositions not exceeding $100 million individually or $250 million in the aggregate, (b) as may be required by law to consummate the transactions contemplated hereby, (c) in the ordinary course of business consistent with past practices or (d) dispositions of assets as contemplated by the second sentence of Section 6.5, neither NSP nor

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

NCE shall, nor shall either permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its assets that are material, individually or in the aggregate, to such party and its subsidiaries taken as a whole.

     Section 6.7 Indebtedness. Except as disclosed in Section 6.7 of the NSP Disclosure Schedule or the NCE Disclosure Schedule, neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) other than (a) short-term indebtedness in the ordinary course of business consistent with past practice, (b) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds and (c) long-term indebtedness in connection with the refunding of NSP Preferred Stock at a lower cost of funds.

     Section 6.8 Capital Expenditures. Except as disclosed in Section 6.8 of the NSP Disclosure Schedule or the NCE Disclosure Schedule or as required by law, neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to, make any capital expenditures, other than capital expenditures to repair or replace facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance).

     Section 6.9 Compensation, Benefits. Except as disclosed in Section 6.9 of the NSP Disclosure Schedule or in Section 6.9 of the NCE Disclosure Schedule, as the case may be, neither NSP nor NCE shall nor shall it permit any of its subsidiaries to, (a) enter into, adopt or amend (except as may be required by applicable law), or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its subsidiaries, except (i) pursuant to binding legal commitments existing as of the date hereof, and (ii) normal (including incentive) increases, extensions, expansions, enhancements, amendments or adoptions in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party and its subsidiaries taken as a whole or (b) enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar contract, agreement or arrangement with any director or officer, provided, that the foregoing shall not preclude the implementation of incentive pay arrangements in the ordinary course of business consistent with past practice as described in the NCE SEC Reports or the NSP SEC Reports, as applicable, filed by NCE or NSP, as applicable, prior to the date of this Agreement.

     Section 6.10 1935 Act. None of the parties hereto shall, nor shall any such party permit any of its subsidiaries to, except (i) as required or contemplated by this Agreement, or (ii) in the ordinary course of business consistent with past practice and which will have no material adverse effect on the ability of the parties to obtain any NSP Required Statutory Approvals or NCE Required Statutory Approvals, engage in any activities or take or fail to take any actions that would cause a change in its status, or that of its subsidiaries, under the 1935 Act other than the application to the SEC under the 1935 Act contemplated by this Agreement for approval, to the extent required, of the transactions contemplated hereby, including, without limitation, the registration of NSP pursuant to the 1935 Act.

     Section 6.11 Accounting. Neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

     Section 6.12 Pooling. Neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to, take any actions that would, or would be reasonably likely to, prevent the parties from accounting for the Merger as a pooling of interests in accordance with GAAP and applicable SEC regulations.

     Section 6.13 Tax-Free Status. Neither NSP nor NCE shall, nor shall either permit any of its subsidiaries to, take any actions that would, or would be reasonably likely to, adversely affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code.

     Section 6.14 Discharge of Liabilities. Neither NSP nor NCE shall pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of judgments and settlements and the refinancing of existing indebtedness for borrowed money either at its stated maturity or at a lower cost of funds) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice or as disclosed in
Section 6.7 of the NSP Disclosure Schedule or the NCE Disclosure Schedule.

     Section 6.15 Cooperation, Notification. Each of NSP and NCE shall: (a) confer on a regular and frequent basis with one or more representatives of the other to discuss the general status of its ongoing operations; (b) promptly notify the other of any significant changes in its business, operations, properties, assets, condition (financial or other), prospects or results of operations; (c) advise the other of any change or event that has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, a NSP Material Adverse Effect or a NCE Material Adverse Effect, as the case may be; and (d) promptly provide the other with copies of all filings made by it or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

     Section 6.16 Rate Matters. Other than currently pending rate filings, each of NSP and NCE shall cause its subsidiaries to, discuss with the other any changes in its or its subsidiaries' regulated rates or charges (other than fuel and gas rates or charges), standards of service or accounting from those in effect on the date hereof and consult with the other prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto, and neither NSP nor NCE shall make any filing to change its rates on file with any state regulatory authority or the FERC that would have a material adverse effect on the benefits associated with the Merger.

     Section 6.17 Third-Party Consents. NSP shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all NSP Required Consents. NSP shall promptly notify NCE of any failure or anticipated failure to obtain any such consents and, if requested by NCE, shall provide copies of all NSP Required Consents obtained by NSP to NCE. NCE shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all NCE Required Consents. NCE shall promptly notify NSP of any failure or anticipated failure to obtain any such consents and, if requested by NSP, shall provide copies of all NCE Required Consents obtained by NCE to NSP.

     Section 6.18 No Breach, Etc. No party shall, nor shall any party permit any of its subsidiaries to, take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date (except with respect to any representation or warranty that is made as of a specified date).

     Section 6.19 Tax-Exempt Status. No party hereto shall, nor shall any party permit any subsidiary to, take any action that would be reasonably likely to jeopardize the qualification of the outstanding revenue bonds issued for the benefit of NSP (or any subsidiary thereof) or for the benefit of NCE (or any subsidiary thereof) that qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986.

     Section 6.20 Insurance. Each of NSP and NCE shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective industries (in each case, employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by such party or its subsidiaries).

     Section 6.21 Permits. Each party shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing Permits pursuant to which such party or such party's subsidiaries operate.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     Section 7.1 Access to Information. Upon reasonable notice, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment banker, financial advisor and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (a) access to each reasonably available report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with the SEC, the FERC, the NRC, the Department of Justice, the Federal Trade Commission, any state authority with jurisdiction over public utilities or any other federal or any state regulatory agency or commission, and (b) all information concerning themselves, their subsidiaries, directors, officers and shareholders and such matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement. All documents and information furnished pursuant to this Section 7.1 shall be subject to the Confidentiality Agreement, dated September 24, 1998, between the NSP and NCE (the "Confidentiality Agreement"). The party requesting copies of any documents from any other party hereto shall be responsible for all out-of-pocket expenses incurred by the party to whom such request is made in complying with such request, including any cost of reproducing and delivering any required information.

     Section 7.2 Joint Proxy Statement and Registration Statement.

     (a) Preparation and Filing. As promptly as reasonably practicable after the date hereof, the parties will prepare and file with the SEC the Registration Statement and the Joint Proxy Statement/ Prospectus (together the "Joint Proxy/Registration Statement"). The parties shall take such actions as may be reasonably required to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. The parties shall also take such action as may be reasonably required to cause the shares of NSP Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws. Each of the parties shall furnish all information concerning itself that is required or customary for inclusion in the Joint Proxy/Registration Statement. No representation, covenant or agreement contained in this Agreement is made by any party hereto with respect to information supplied by any other party hereto for inclusion in the Joint Proxy/Registration Statement. The Joint Proxy/Registration Statement shall comply as to form in all material respects with the Securities Act and the rules and regulations thereunder. The parties shall take such action as may be reasonably required to cause the shares of NSP Common Stock to be issued in the Merger to be approved for listing on the NYSE, the Pacific Stock Exchange, the Chicago Stock Exchange and any other stock exchanges agreed to by the parties, each upon official notice of issuance.

     (b) Letter of NSP's Accountants. Following receipt by PricewaterhouseCoopers LLP, NSP's independent accountants, of an appropriate request from NCE pursuant to Statement on Auditing Standards No. 72 ("SAS 72"), NSP shall use its reasonable best efforts to cause to be delivered to NSP and NCE two (2) letters of PricewaterhouseCoopers LLP, one dated a date within two
(2) business days before the effective date of the Registration Statement and one dated the Closing Date, and addressed to NSP and NCE, in form and substance reasonably satisfactory to NSP and NCE and customary in scope and substance for "cold comfort" letters delivered by independent accountants in connection with registration statements and proxy statements similar to the Joint Proxy Statement/Prospectus. NSP shall use its reasonable best efforts to cause to be delivered to NCE a letter from NSP's independent accountants addressed to NSP, dated as of the Closing Date, stating that, as of the date of their report, accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is consummated as contemplated by this Agreement.

     (c) Letter of NCE's Accountants. Following receipt by Arthur Andersen, LLP, NCE's independent accountants, of an appropriate request from NSP pursuant to SAS 72, NCE shall use its reasonable best efforts to cause to be delivered to NCE and NSP two (2) letters of Arthur Andersen, LLP, one dated a date within two
(2) business days before the effective date of the Registration Statement and one dated the Closing Date, and addressed to NCE and NSP, in form and substance satisfactory to NCE and NSP and customary in scope and substance for "cold comfort" letters delivered by independent accountants in connection with registration statements and proxy statements similar to the Joint Proxy Statement/Prospectus. NCE shall use its reasonable best efforts to cause to be delivered to NSP and NSP's independent accountants a letter from NCE's independent accountants addressed to NCE, dated as of the Closing Date, stating that, as of the date of their report, no conditions exist that would preclude NCE's ability to be a party in a business combination to be accounted for as a pooling of interests.

     Section 7.3 Regulatory Matters.

     (a) HSR Filings. Each party hereto shall file or cause to be filed with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the Merger. Such parties will use all commercially reasonable efforts to make such filings promptly and shall respond promptly to any requests for additional information made by either of such agencies.

     (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the NSP Required Statutory Approvals and the NCE

Required Statutory Approvals. NCE shall have the right to review and approve in advance all characterizations of the information relating to NCE, on the one hand, and NSP shall have the right to review and approve in advance all characterizations of the information relating to NSP, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement, or the Merger, such approvals not to be unreasonably withheld. NSP and NCE shall each consult with the other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities and shall keep each other informed of the status thereof.

     Section 7.4 Shareholder Approvals.

     (a) Approval of NCE Shareholders. NCE shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of, convene and hold a special meeting of its shareholders (the "NCE Special Meeting") for the purpose of securing the NCE Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement/Prospectus in accordance with applicable federal and state law and with its certificate of incorporation and bylaws, (iii) recommend to its shareholders that they give the NCE Shareholders' Approval (provided that nothing contained in this Section 7.4 shall require the Board of Directors of NCE to take any action or refrain from taking any action that such Board determines in good faith, based upon the advice of counsel and such other matters as such Board deems to be relevant, would result in a breach of its fiduciary duties), and (iv) cooperate and consult with NSP with respect to each of the foregoing matters.

     (b) Approval of NSP Shareholders. NSP shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of, convene and hold a special meeting of its shareholders (the "NSP Special Meeting") for the purpose of securing the NSP Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement/Prospectus in accordance with applicable federal and state law and its articles of incorporation and bylaws, (iii) recommend to its shareholders that they give the NSP Shareholders' Approval (provided that nothing contained in this Section 7.4 shall require the Board of Directors of NSP to take any action or refrain from taking any action that such Board determines in good faith, based upon the advice of counsel and such other matters as such Board deems to be relevant, would result in a breach of its fiduciary duties), and (iv) cooperate and consult with NCE with respect to each of the foregoing matters.

     (c) Meeting Date. The NSP Special Meeting and the NCE Special Meeting shall be held on the same day unless otherwise agreed by NSP and NCE.

     Section 7.5 Directors' and Officers' Indemnification.

     (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, NSP shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless the present and former directors, officers and management employees of NCE and NSP and their respective subsidiaries (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or (subject to the proviso of the next succeeding sentence) amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or management employee of such party or any subsidiary thereof, whether pertaining to any matter existing or occurring at or prior to or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time and (ii) all liabilities based in whole or in part on, or arising in whole or in

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

part out of, or pertaining to this Agreement, or the transactions contemplated hereby. In the event of any such loss, expense, claim, damage, cost, liability, judgment or settlement (whether or not arising before the Effective Time), (A) NSP shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to NSP, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the laws of the State of Minnesota, (B) NSP shall cooperate in the defense of any such matter and (C) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards under applicable law or as set forth in NSP's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to NSP and the Indemnified Party; provided, however, that NSP shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to separate counsel. In the event any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, NSP shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action. Subject to any limitations under applicable law, each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this Section 7.5(a) in connection with any such action.

     (b) Insurance. For a period of six (6) years after the Effective Time, NSP shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by NCE and NSP; provided that NSP may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring at or prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to NSP not greater than 200% of the current annual premiums for the policies currently maintained by NCE and NSP for their respective directors' and officers' liability insurance; provided further, that if such insurance cannot be so maintained or obtained at such cost, NSP shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 200% of the current annual premiums of NCE and NSP for their respective directors' and officers' liability insurance.

     (c) Successors. In the event NSP or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of NSP shall assume the obligations set forth in this
Section 7.5.

     (d) Survival of Indemnification. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of NSP and NCE and their respective subsidiaries with respect to their activities as such prior to or at the Effective Time, as provided in their respective articles of incorporation or bylaws or indemnification agreements in effect on the date of such activities or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

     (e) Benefit. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     Section 7.6 Disclosure Schedules. On or before the date of this Agreement,
(a) NCE has delivered to NSP the NCE Disclosure Schedule accompanied by a certificate signed by the chief financial officer of NCE stating that the NCE Disclosure Schedule is being delivered pursuant to this Section 7.6(a) and (b) NSP has delivered to NCE the NSP Disclosure Schedule accompanied by a certificate signed by the chief financial officer of NSP stating that the NSP Disclosure Schedule is being delivered pursuant to this Section 7.6(b). The NCE Disclosure Schedule and the NSP Disclosure Schedule are collectively referred to herein as the "Disclosure Schedules". The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date of this Agreement.

     Section 7.7 Public Announcements. NSP and NCE shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, or any of the transactions contemplated hereby and, subject to each party's disclosure obligations imposed by law or any applicable national securities exchange, shall not issue any public announcement or statement relating thereto prior to consultation with the other party.

     Section 7.8 Affiliates. (a) Prior to the Closing Date, NCE shall identify in a letter to NSP all persons who, in the opinion of NCE, may be deemed at the time this Agreement is submitted for the NCE Shareholders' Approval, "affiliates" of NCE, as such term is used in Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. NCE shall deliver such letter to NSP sufficiently in advance of the thirtieth day preceding the Closing Date to allow NSP a reasonable opportunity to review and comment on such letter. NCE shall use its reasonable best efforts to cause each person so identified to deliver to NSP not less than thirty (30) days prior to the Closing Date a written agreement substantially in the form attached as Exhibit C (each, a "NCE Affiliate Agreement").

     (b) Prior to the Closing Date, NSP shall identify in a letter to NCE all persons who, in the opinion of NCE, may be deemed to be "affiliates" of NSP for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. NSP shall deliver such letter to NCE sufficiently in advance of the thirtieth day preceding the Closing Date to allow NCE a reasonable opportunity to review and comment on such letter. NSP shall use its reasonable best efforts to cause each person so identified to deliver to NCE on or prior to the Closing Date, a written agreement substantially in the form attached as Exhibit D (each, a "NSP Affiliate Agreement").

     (c) NSP shall use its reasonable best efforts to publish no later than 30 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of the SEC Accounting Series Release No. 135.

     Section 7.9 Certain Employee Agreements.

     (a) Subject to Section 7.10, NSP and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties that apply to any current or former employees or current or former directors of the parties; provided, however, that this undertaking is not intended to prevent NSP from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, or from enforcing any right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

     (b) For all purposes under the employee benefit plans providing benefits after the Effective Time to any individuals who are employed by NSP or NCE or any of their respective subsidiaries, as the case may be, immediately prior to the Effective Time and who continue in the employment of NSP or any of its subsidiaries after the Effective Time (a "Continuing Employee"), such employee shall be credited in accordance with the terms of the applicable plan with his or her years of service before the Effective Time, to the same extent as such employee was entitled, before the Effective Time, to credit for such service under any similar NSP Employee Benefit Plan or NCE Employee Benefit Plan, as applicable, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all NCE Employee Benefit Plans or NSP Employee Benefit Plans, respectively, or any other employee benefit plans sponsored by NSP and its subsidiaries after the Effective Time (such plans, collectively the "New Plans") to the extent coverage under such plan replaces coverage under a comparable NSP Employee Benefit Plan or NCE Employee Benefit Plan, respectively, in which such employee participates immediately before or at any time following the Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, NSP shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, except to the extent such exclusions and/or requirements were applicable to such employee and/or his or her dependents under the applicable Old Plan and NSP shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

     (c) Subject to applicable collective bargaining agreements, for a period of two (2) years following the Effective Time, any reductions in workforce in respect of employees of NSP and its subsidiaries shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, and without regard to whether such employees were employed before the Effective Time by NSP or its subsidiaries or NCE or its subsidiaries, and any employees whose employment is terminated or jobs are eliminated by NSP or any of its subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by NSP or any of its subsidiaries. Any workforce reductions carried out following the Effective Time by NSP and its subsidiaries shall comply with all applicable collective bargaining agreements, laws and regulations, including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder and any comparable state or local law. However, no provision contained in this Section 7.9 shall be deemed to constitute an employment contract between NSP and any individual, or a waiver of NSP's right to discharge any employee at any time, with or without cause.

     (d) For a period of not less than one year following the Effective Time, the compensation and employee benefits provided to the individuals who are employed by NSP and its subsidiaries immediately before the Effective Time who continue in employment with NSP and its subsidiaries after the Effective Time (the "NSP Continuing Employees") and the individuals who are employed by NCE and its subsidiaries immediately before the Effective Time who continue in employment with NSP and its subsidiaries after the Effective Time (the "NCE Continuing Employees") shall be no less favorable, in the aggregate, than the compensation and employee benefits provided to such individuals immediately before the Effective Time. Without limiting the generality of the foregoing, the NSP Severance Pay Plan shall continue in effect for the NSP Continuing Employees without amendment adverse to any participant therein for at least one year following the Effective Time.

     Section 7.10 Incentive, Stock and Other Plans. With respect to each of NCE's Equity Plans and the NCE Dividend Reinvestment and Cash Payment Plan (each a "Stock Plan")"

     (a) NSP and NCE shall take such action as may be necessary so that, after the Effective Time, such Stock Plan shall provide for the issuance only of NSP Common Stock with appropriate adjustments to reflect the Conversion Ratio, provided that with respect to each Stock Plan pursuant to which options to purchase NCE Common Stock ("NCE Options") are outstanding immediately prior to the Effective Time, each NCE Option shall entitle the holder to purchase the number of NSP Shares that is equal to the product of (i) the number of NCE Shares subject to such option immediately prior to the Effective Time and (ii) the Conversion Ratio; and the exercise price per NSP Share subject to such option shall be equal to (i) the exercise price per NCE Share immediately prior to the Effective Time divided by (ii) the Conversion Ratio. Notwithstanding the foregoing, the number of shares of NSP Common Stock deliverable upon exercise of a NCE Option at and after the Effective Time as contemplated by the foregoing paragraph shall be rounded, if necessary, to the nearest whole share, and the exercise price with respect thereto shall be rounded, if necessary, to the nearest one one-hundredth of a cent. Other than as provided in the following paragraph and in the prior sentence of this paragraph, as of and after the Effective Time, each NCE Option shall be subject to the same terms and conditions as in effect immediately prior to the Effective Time, but giving effect to the Merger.

     (b) NSP shall (i) take all corporate action necessary or appropriate to obtain shareholder approval with respect to such Stock Plan to the extent such approval is required for purposes of the Code or otherwise required under applicable law, or, to the extent NSP deems it desirable, to enable such Stock Plan to provide appropriate exemptions under Rule 16b-3 promulgated under the Exchange Act, (ii) reserve for issuance under such Stock Plan or otherwise provide a sufficient number of shares of NSP Common Stock for delivery upon payment of benefits, grants of awards or exercise of options under such Stock Plan and (iii) as soon as practicable after the Effective Time, file one or more registration statements under the Securities Act with respect to the shares of NSP Common Stock subject to such Stock Plan to the extent such filing is required under applicable law and use its reasonable best efforts to maintain the effectiveness of such registration statement(s) (and the current status of the prospectuses contained therein or related thereto) so long as such benefits, grants or awards remain payable or such options remain outstanding, as the case may be. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, NSP shall administer the Stock Plans, where applicable, in a manner that complies with Rule 16b-3 under the Exchange Act.

     Section 7.11 No Solicitations. Subject to the fourth sentence of this
Section 7.11, neither party hereto shall, nor shall each such party permit its subsidiaries or any of its Representatives to, (a) directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal that constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below), or (b) directly or indirectly, engage in negotiations or provide any confidential information or data to any person relating to any Takeover Proposal. Each party shall notify the other orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it) within 24 hours of the receipt thereof and shall give the other five (5) days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted heretofore with respect to any Takeover Proposal. Notwithstanding anything in this Section 7.11 to the contrary, in response to an unsolicited Takeover Proposal for the acquisition, directly or indirectly, of 50% or more of the combined voting power of the shares of NCE Common Stock or NSP Common Stock, as the case may be, or all or substantially all of the assets of such party and its subsidiaries, taken as a whole, and which did not result from a breach of this Section 7.11, unless the NSP Shareholders' Approval and the NCE Shareholders' Approval have both been obtained, NSP or NCE may (i) participate in discussions or negotiations regarding the Takeover Proposal, and (ii) furnish information to, and afford access to the properties, books and records of such party and its subsidiaries to the person making the Takeover Proposal with respect to such party by such person, if but only to the extent that (A) the Board of Directors of such party has reasonably concluded in good faith (after consultation with its financial advisors) that the person or group making the Takeover Proposal will have adequate sources of financing to consummate the Takeover Proposal and that the Takeover Proposal is more favorable to such party's shareholders than the Merger, (B) the Board of Directors of such party shall have determined in good faith, based on advice of outside counsel with respect to such Board's fiduciary duties under applicable law with respect to the proposed Takeover Proposal and such other matters as such Board deems relevant, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to its shareholders, and (C) such party has entered into a confidentiality agreement with the person or group making the Takeover Proposal containing terms and conditions no less favorable to such party than the Confidentiality Agreement, it being understood that nothing herein to the contrary shall restrict the Board of Directors of NSP or the Board of Directors of NCE, as the case may be, from exercising its authority under any such confidentiality agreement as it may deem appropriate. As used in this Section 7.11, "Takeover Proposal" shall mean with respect to NCE or NSP means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of NCE and its subsidiaries, taken as a whole, or NSP and it subsidiaries, taken as a whole, as applicable, or 15% or more of any class of equity securities of NCE or any of its Significant Subsidiaries or NSP or any of its Significant Subsidiaries, as applicable, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving NCE or any of its Significant Subsidiaries or NSP or any of its Significant Subsidiaries, as applicable, other than the transactions contemplated by this Agreement.

     Section 7.12 NSP Board of Directors. NSP's Board of Directors will take such action as may be necessary (a) to cause the number of directors comprising the full Board of Directors of NSP at the Effective Time to be an even number of up to 14 persons, half of whom shall be designated by NSP prior to the Effective Time from its then existing Board of Directors (each, a "NSP Designee") and half of whom shall be designated by NCE prior to the Effective Time from its then existing Board of Directors (each a "NCE Designee"); provided, however, that if prior to the date that is three years after the Effective Time, any of the NSP Designees or NCE Designees shall decline or be unable to serve, the remaining NSP Designees or NCE Designees, respectively, shall designate or nominate for any election by the shareholders another person to serve in that person's place and NSP shall use its best efforts to the fullest extent permitted by law to cause the election of such nominated person as a director of NSP by the shareholders of NSP (such nominated person also being referred to as a NSP Designee or NCE Designee, as the case may be); and (b) to cause James J. Howard to remain Chairman of the NSP Board of Directors until the first anniversary of the Closing Date, and thereafter, to cause Wayne H. Brunetti to become Chairman of the NSP Board of Directors. The initial designation of such directors among the three classes of the Directors of NSP shall be accomplished in such a manner so that, to the extent possible, there are an equal number of NSP Designees and NCE Designees in each class. At the Effective Time, the committees of the Board of Directors of NSP shall be as follows: (i) audit, (ii) compensation and nominating, (iii) finance, and (iv) operations and nuclear.

     Section 7.13 NSP Officers. NSP will take such action as may be necessary to cause Wayne H. Brunetti to become the President and Chief Executive Officer of NSP at the Effective Time. If prior to the date that is three years after the Effective Time, Wayne H. Brunetti shall decline or be unable to serve as President and Chief Executive Officer of NSP, the election of a successor Chief Executive Officer shall require the affirmative vote of two-thirds of the post-Effective Time directors of NSP then serving on the NSP Board of Directors.

     Section 7.14 Corporate Offices. Following the Effective Time, NSP shall maintain its corporate headquarters in Minneapolis, Minnesota but shall have significant operating offices in Denver, Colorado and Amarillo, Texas. Any decision to relocate the corporate headquarters of NSP prior to the third anniversary of the Effective Time shall require the affirmative vote of two-thirds of the post-Effective Time directors of NSP then serving on the NSP Board of Directors.

     Section 7.15 Expenses. Subject to Section 7.1 and Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy Statement/Prospectus, as well as the filing fee relating thereto, shall be shared equally by NSP, on the one hand, and NCE, on the other hand.

     Section 7.16 Name of NSP. Immediately after the Effective Time, NSP shall file an amendment to its articles of incorporation to change its name to a name mutually agreed upon by NSP and NCE.

     Section 7.17 Transfer of Assets. Except as otherwise provided in this
Section 7.17, at or prior to the Effective Time, NSP will take such actions as may be necessary in order, (a) to contribute, transfer, assign, convey and deliver to a newly formed wholly-owned subsidiary of NSP ("NSP Utility Sub"), as a capital contribution or in exchange for shares of NSP Utility Sub capital stock, all of NSP's assets other than the stock of its subsidiaries (the "Contributed Assets") and (b) to cause NSP Utility Sub to assume all of NSP's liabilities and obligations in respect of the Contributed Assets as the same shall exist at the Effective Time (collectively, the "NSP Restructuring"). Notwithstanding the foregoing, (i) NSP shall not be obligated to undertake the NSP Restructuring if the NSP Restructuring would cause a NSP Material Adverse Effect, and (ii) if the NSP Restructuring would cause a NSP Material Adverse Effect, the parties shall negotiate the adoption of an alternative to the NSP Restructuring in good faith.

     Section 7.18 Further Assurances.

     (a) Each of NCE and NSP shall, and shall cause its subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by the other in order to consummate the Merger and other transactions contemplated by this Agreement and to use its reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby (subject to the votes of its shareholders described in Sections 4.13 and 5.13, respectively), including fully cooperating with the other in obtaining the NCE Required Statutory Approvals, the NSP Required Statutory Approvals and all other approvals and authorizations of any Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby.

     (b) NCE and NSP shall be responsible for the taking of any action necessary or advisable to obtain the NCE Required Statutory Approvals and to obtain the NSP Required Statutory Approvals, respectively. NCE and NSP agree to cooperate in obtaining the necessary approvals from the NRC, the FERC and the SEC under the 1935 Act, the Securities Act and the Exchange Act and from the applicable state authorities with jurisdiction over public utilities and under state "blue sky" or

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

securities laws. NCE and NSP shall each provide the other with copies of any filings made with any Governmental Authorities in connection with the foregoing.

                                  ARTICLE VIII

                                   CONDITIONS

     Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of NCE and NSP to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5:

     (a) Shareholder Approvals. The NCE Shareholders' Approval and the NSP Shareholders' Approval shall have been obtained.

     (b) No Injunction. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

     (c) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

     (d) Listing of Shares. The shares of NSP Common Stock issuable in the Merger pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

     (e) Pooling. Each of NSP and NCE shall have received the letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory to NCE and NSP, respectively, to the effect set forth in the last sentence of Section 7.2(b) and the last sentence of Section 7.2(c), respectively.

     (f) Statutory Approvals. The NSP Required Statutory Approvals and the NCE Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined), and no Final Order shall impose terms or conditions that would have, or would be reasonably likely to have, a NSP Material Adverse Effect or a NCE Material Adverse Effect. A "Final Order" means action by the relevant regulatory authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

     Section 8.2 Conditions to Obligation of NCE to Effect the Merger. The obligation of NCE to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by NCE in writing pursuant to Section 9.5:

     (a) Performance of Obligations of NSP. NSP shall have performed in all material respects (and in the case of Section 6.2, in all respects) its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of NSP set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (except for representations and warranties that expressly speak only as of an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date), except for such failures of representations and warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, in the aggregate, would not be reasonably expected to have a NSP Material Adverse Effect.

     (c) Closing Certificates. NCE shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of NSP, dated the Closing Date, to the effect that, to the best of each such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

     (d) No NSP Material Adverse Effect. No NSP Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a NSP Material Adverse Effect.

     (e) Tax Opinion. NCE shall have received an opinion of counsel, in form and substance reasonably satisfactory to NCE, dated the Closing Date, which opinion may be based on appropriate representations of NSP and NCE that are in form and substance reasonably satisfactory to such counsel, to the effect that the Merger will be treated as a transaction described in Section 368(a) of the Code and that no gain or loss will be recognized by the stockholders of NCE who are United States persons and who exchange NCE Common Stock solely for NSP Common Stock pursuant to the Merger (except with respect to cash received in lieu of fractional shares).

     (f) NSP Required Consents. The NSP Required Consents, the failure of which to be obtained would have a NSP Material Adverse Effect, shall have been obtained.

     Section 8.3 Conditions to Obligation of NSP to Effect the Merger. The obligation of NSP to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by NSP in writing pursuant to Section 9.5:

     (a) Performance of Obligations of NCE. NCE shall have performed in all material respects (and in the case of Section 6.2, in all respects) its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

     (b) Representations and Warranties. The representations and warranties of NCE set forth in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (except for representations and warranties that expressly speak only as of an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date), except for such failures of representations and warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, in the aggregate, would not be reasonably expected to have a NCE Material Adverse Effect.

     (c) Closing Certificates. NSP shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of NCE, dated the Closing Date, to the effect that, to the best of each such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

     (d) No NCE Material Adverse Effect. No NCE Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a NCE Material Adverse Effect.

     (e) Tax Opinion. NSP shall have received an opinion of counsel, in form and substance reasonably satisfactory to NSP, dated the Closing Date, which opinion may be based on appropriate representations of NSP and NCE that are in form and substance reasonably satisfactory to such counsel, to the effect that the Merger will be treated as a transaction described in Section 368(a) of the Code.

     (f) NCE Required Consents. The NCE Required Consents, the failure of which to be obtained would have a NCE Material Adverse Effect, shall have been obtained.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

     (a) by mutual written consent of the Boards of Directors of NSP and NCE;

     (b) by NSP or NCE, by written notice to the other, if the Effective Time shall not have occurred on or before March 24, 2000; provided, however, that such date shall automatically be extended to December 24, 2000 if, on March 24, 2000, (i) the condition set forth in Section 8.1(f) has not been satisfied or waived; (ii) the other conditions to the consummation of the transactions contemplated hereby are then capable of being satisfied; and (iii) any approvals required by Section 8.1(f) that have not yet been obtained are being pursued with diligence; provided further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the termination date;

     (c) by NSP or NCE, by written notice to the other, if (i) the NSP Shareholders' Approval shall not have been obtained at a duly held NSP Special Meeting, including any adjournments thereof, or (ii) the NCE Shareholders' Approval shall not have been obtained at a duly held NCE Special Meeting, including any adjournments thereof;

     (d) by NSP or NCE, by written notice to the other, if (i) any state or federal law, order, rule or regulation is adopted or issued, that has the effect, as supported by the written, reasoned opinion of outside counsel for such party, of prohibiting the Merger or causing a NSP Material Adverse Effect or NCE Material Adverse Effect, or if (ii) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger or causing a NSP Material Adverse Effect or NCE Material Adverse Effect, and such order, judgment or decree shall have become final and nonappealable;

     (e) prior to the NCE Shareholders' Approval, by NCE, upon two (2) days' prior written notice to NSP, if, as a result of a tender offer by a party other than NSP or any of its affiliates or any written offer or proposal to acquire, directly or indirectly, 50% or more of the combined voting power of the shares of NCE Common Stock or all or substantially all of the assets of NCE and its subsidiaries, taken as a whole (each, a "NCE Business Combination"), the Board of Directors of NCE determines that such tender offer or other written offer or proposal be accepted; provided, however, that (i) (A) the Board of Directors of NCE has reasonably concluded in good faith (after consultation with its financial advisors) that the person or group proposing the NCE Business Combination will have adequate sources of financing to consummate the NCE Business Combination and that the Business Combination is more favorable to NCE's shareholders than the Merger and (B) the Board of Directors of NCE shall have determined in good faith, based on advice of outside counsel with respect to such Board's fiduciary duties under applicable law with respect to the proposed NCE Business Combination and such other matters as the Board of Directors deem to be relevant, that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions that may be offered by NSP in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or such written offer or proposal and (ii) prior to any such termination, NCE shall, and shall cause its respective financial and legal advisors to, negotiate with NSP to make such adjustments in the terms and conditions of this Agreement as would enable NCE to proceed with the transactions contemplated herein; provided further, that NSP and NCE acknowledge and affirm that, notwithstanding anything in this
Section 9.1(e) to the contrary, NSP and NCE intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a NCE Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits that NSP and NCE expect to derive from the Merger and other transactions contemplated hereby;

     (f) prior to the NSP Shareholders' Approval, by NSP, upon two (2) days' prior written notice to NCE, if, as a result of a tender offer by a party other than NCE or any of its affiliates or any written offer or proposal to acquire, directly or indirectly, 50% or more of the combined voting power of the NSP Common Stock or all or substantially all of the assets of NSP and its subsidiaries, taken as a whole (each a "NSP Business Combination"), the Board of Directors of NSP determines that such tender offer or other written offer or proposal be accepted; provided, however, that (i) (A) the Board of Directors of such party has reasonably concluded in good faith (after consultation with its financial advisors) that the person or group making the proposing the NSP Business Combination will have adequate sources of financing to consummate the NSP Business Combination and that the NSP Business Combination is more favorable to NSP's shareholders than the Merger and (B) the Board of Directors of NSP shall have determined in good faith, based on advice of outside counsel with respect to such Board's fiduciary duties under applicable law with respect to the proposed NSP Business Combination and such other matters as the Board of Directors deem to be relevant, that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions that may be offered by NCE in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or such written offer or proposal and (ii) prior to any such termination, NSP shall, and shall cause its respective financial and legal advisors to, negotiate with NCE to make such adjustments in the terms and conditions of this Agreement as would enable NSP to proceed with the transactions contemplated herein; provided further, that NSP and NCE acknowledge and affirm that, notwithstanding anything in this
Section 9.1(f) to the contrary, NSP and NCE intend this Agreement to be an exclusive agreement and, accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a NSP Business Combination, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits that NSP and NCE expect to derive from the Merger and other transactions contemplated hereby;

     (g) by NCE, by written notice to NSP, if (i) there exist breaches of the representations and warranties of NSP made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a NSP Material Adverse Effect, and such breaches shall not have been remedied within twenty (20) days after receipt by NSP of notice in writing from NCE, specifying the nature of such breaches and requesting that they be remedied, (ii) NSP (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Section
6.2 (Dividends), and in all material respects with its agreements and covenants contained in Section 6.3 (Issuance of Securities) and Section 6.7 (Indebtedness) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within twenty (20) days after receipt by NSP of a notice in writing from NCE, specifying the nature of such failure and requesting that it be remedied; (iii) the Board of Directors of NSP or any committee thereof (A) shall withdraw or modify in any manner adverse to NCE its approval or recommendation of this Agreement or the Merger, (B) shall fail to reaffirm such approval or recommendation within fifteen (15) days of NCE's request, (C) shall approve or recommend any Takeover Proposal, in each case, by a party other than NCE or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C).

     (h) by NSP, by written notice to NCE, if (i) there exist breaches of the representations and warranties of NCE made herein as of the date hereof which breaches, individually or in the aggregate, would or would be reasonably likely to result in a NCE Material Adverse Effect, and such breaches shall not have been remedied within twenty (20) days after receipt by NSP of notice in writing from NSP, specifying the nature of such breaches and requesting that they be remedied, (ii) NCE (and/or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Section
6.2 (Dividends), and in all material respects with its agreements and covenants contained in Section 6.3 (Issuance of Securities) and Section 6.7 (Indebtedness) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within twenty (20) days after receipt by NCE of a notice in writing from NSP, specifying the nature of such failure and requesting that it be remedied; or (iii) the Board of Directors of NCE or any committee thereof (A) shall withdraw or modify in any manner adverse to NSP its approval or recommendation of this Agreement or the Merger, (B) shall fail to reaffirm such approval or recommendation within fifteen (15) days of NSP's request, (C) shall approve or recommend any Takeover Proposal, in each case, by a party other than NSP or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C).

     (i) by NSP, by written notice to NCE, if, except as contemplated by Section 5.20, NCE (i) redeems the NCE Rights or amends the NCE Rights Agreement so that NCE Rights expire prior to the Effective Time, or (ii) prior to the termination of this Agreement, amends the NCE Rights Agreement in a manner which amends or alters the circumstances under which, or the time at which, any person shall become an "acquiring person" (as defined in the NCE Rights Agreement) or which alters in any material respect the rights of the holders of the NCE Rights on the occurrence of any such event.

     Section 9.2 Effect of Termination. In the event of termination of this Agreement by either NSP or NCE pursuant to Section 9.1, there shall be no liability on the part of either NSP or NCE or their respective officers or directors hereunder, except that Section 7.17, Section 9.3 and Section 10.9 and the agreement contained in the second to the last sentence of Section 7.1 shall survive any such termination.

     Section 9.3 Termination Fee; Expenses.

     (a) Expenses Payable upon Breach. If this Agreement is terminated pursuant to one (but not both) of (1) Section 9.1(g)(i) or (ii) or (2) Section 9.1(h)(i) or (ii), then the breaching party (the "Nonterminating Party") shall promptly (but not later than five (5) business days after receipt of notice of the amount due from the other party) pay to the terminating party an amount equal to all documented out-of-pocket expenses and fees incurred by such terminating party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not to exceed $25,000,000 in the aggregate ("Out-of-Pocket

Expenses"); provided, however, that, if this Agreement is terminated under the circumstances described above by a party as a result of a willful breach or failure to perform or comply with agreements and covenants by the Nonterminating Party, the terminating party may pursue any remedies available to it at law or in equity and such party's Out-of-Pocket Expenses shall not be limited to $25,000,000.

     (b) Termination Fee Payable upon Acceptance of a Proposal. If NCE terminates this Agreement pursuant to Section 9.1(e), simultaneously with such termination it shall pay to NSP a fee equal to $150,000,000 plus Out-of-Pocket Expenses. If NSP terminates this Agreement pursuant to Section 9.1(f), simultaneously with such termination it shall pay to NCE a fee equal to $150,000,000 plus Out-of-Pocket Expenses.

     (c) Termination Fee In Certain Other Events. (i) If this Agreement is terminated by NCE pursuant to Section 9.1(g)(iii), then NSP shall pay to NCE a termination fee equal to $150,000,000 plus Out-of-Pocket Expenses. If this Agreement is terminated by NSP pursuant to Section 9.1(h)(iii) or 9.1(i), then NCE shall pay to NSP a termination fee equal to $150,000,000 plus Out-of-Pocket Expenses. Notwithstanding the foregoing, no such amounts shall be payable if and to the extent the party to make such payment shall have paid such amounts pursuant to Section 9.3(a), Section 9.3(b), Section 9.3(c)(ii) or Section 9.3(c)(iii).

     (ii) If this Agreement is terminated (A) pursuant to Section 9.1(b), (B) pursuant to Section 9.1(c) following a failure of the shareholders of NSP to grant the necessary approvals described in Section 4.13 (a "NSP Shareholder Disapproval"), or (C) as a result of a material breach by NSP of Section 7.4, and (1) at the time of such termination (or, in the case of any termination following a NSP Shareholder Disapproval, at the time of the shareholder meeting at which such NSP Shareholder Disapproval occurred), there shall have been a Takeover Proposal involving NSP which, at the time of such termination (or of the meeting of NSP's shareholders) shall not have been (y) rejected by NSP and its Board of Directors and (z) withdrawn by the third party, and (2) within eighteen months of such termination NSP shall have entered into a definitive agreement with respect to a NSP Business Combination, then promptly (but not later than five (5) business days after receipt of notice of the amount due from
NCE) NSP shall pay to NCE a termination fee equal to $150,000,000 plus Out-of-Pocket Expenses; provided, however, that no such amounts shall be payable if and to the extent NSP shall have paid such amounts pursuant to Section 9.3(a), Section 9.3(b) or Section 9.1(c)(i).

     (iii) If this Agreement is terminated (A) pursuant to Section 9.1(b), (B) pursuant to Section 9.1(c) following a failure of the shareholders of NCE to grant the necessary approvals described in Section 5.13 (a "NCE Shareholder Disapproval"), or (C) as a result of a material breach by NCE of Section 7.4, and (1) at the time of such termination (or, in the case of any termination following a NCE Shareholder Disapproval, at the time of the shareholder meeting at which such NCE Shareholder Disapproval occurred), there shall have been a Takeover Proposal involving NCE which, at the time of such termination (or of the meeting of NCE's shareholders) shall not have been (y) rejected by NCE and its Board of Directors and (z) withdrawn by the third party, and (2) within eighteen months of such termination NCE shall have entered into a definitive agreement with respect to a NCE Business Combination, then promptly (but not later than five (5) business days after receipt of notice of the amount due from
NSP) NCE shall pay to NSP a termination fee equal to $150,000,000 plus Out-of-Pocket Expenses; provided, however, that no such amounts shall be payable if and to the extent NCE shall have paid such amounts pursuant to Section 9.3(a), Section 9.3(b), or Section 9.1(c)(i).

     (d) Expenses. The parties agree that the agreements contained in this
Section 9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fees due hereunder, such defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citigroup, N.A. in effect from time to time from the date such fee was required to be paid.

     Section 9.4 Amendment. This Agreement may be amended by the parties hereto pursuant to action of the respective Boards of Directors of each of NSP and NCE, at any time before or after approval hereof by the shareholders of NSP and NCE and prior to the Effective Time, but after such approvals, no such amendment shall (a) alter or change the amount or kind of shares, rights or any of the proceedings of the Merger under Article II, or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of NSP Common Stock or NCE Common Stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of NSP and/or NCE, without the further approval of such shareholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.5 Waiver. At any time prior to the Effective Time, any party may
(a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for such party's benefit contained herein. Any agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer of the party to be bound thereby.

                                   ARTICLE X

                               GENERAL PROVISIONS

     Section 10.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement shall survive the Merger, except the covenants and agreements contained in this Section 10.1 and in Article II (Treatment of Shares), the second to the last sentence of Section 7.1 (Certain Access to Information),
Section 7.5 (Directors' and Officers' Indemnification), Section 7.9 (Employee Agreements and Workforce Matters), Section 7.10 (Incentive, Stock and Other Plans), Section 7.12 (NSP Board of Directors), Section 7.13 (NSP Officers),
Section 7.14 (Corporate Offices), and Section 10.7 (Parties in Interest), each of which shall survive in accordance with its terms. The Board of Directors of NSP shall delegate to a majority of the NCE Designees then serving on the NSP Board of Directors authority to enforce Section 7.15 hereof and to a majority of the NSP Designees then serving on the NSP Board of Directors authority to enforce Section 7.14 hereof, in each case from and after the Effective Time.

     Section 10.2 Brokers. NSP represents and warrants that, except for The Blackstone Group, LP, its investment banking firm, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NSP. NCE represents and warrants that, except for S G Barr Devlin, its investment banking firm, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NCE.

     Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five (5) days after being mailed by registered or certified mail (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

        (i) If to NCE, to:

            New Century Energies, Inc.
            1225 17th Street
            Denver, Colorado 80202
            Facsimile: (303) 294-8815
            Attention: Paul Bonavia

            with a copy to:

            LeBoeuf, Lamb, Greene & MacRae, L.L.P.
            125 West 55th Street
            New York, New York 10019-5389
            Facsimile: (212) 424-8500
            Attention: Steven H. Davis, Esq.

            and

            LeBoeuf, Lamb, Greene & MacRae, L.L.P.
            633 Seventeenth Street, Suite 2000
            Denver, Colorado 80202
            Facsimile: (303) 297-0422
            Attention: Thomas J. Moore, Esq.

        (ii) If to NSP, to:

             Northern States Power Company
             414 Nicollet Mall
             4th Floor
             Minneapolis, Minnesota 55401
             Facsimile: (612) 330-6222
             Attention: Gary R. Johnson

             with a copy to:

             Gardner, Carton & Douglas
             Quaker Tower
             321 North Clark Street
             31st Floor
             Chicago, Illinois 60610-4795
             Facsimile: (312) 644-3381
             Attention: Peter Clarke, Esq.

             Wachtell, Lipton, Rosen & Katz
             51 West 52nd Street
             New York, New York 10019
             Facsimile: (212) 403-2000
             Attention: Seth A. Kaplan, Esq.

     Section 10.4 Miscellaneous. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; and (b) shall not be assigned by operation of law or otherwise. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

     Section 10.5 Interpretation. When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

     Section 10.6 Counterparts; Effect. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     Section 10.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5 (Directors' and Officers' Indemnification), nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States located in the State of Delaware or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

     Section 10.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRE-

SENTED EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     IN WITNESS WHEREOF, NSP and NCE have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                          NORTHERN STATES POWER COMPANY

                                          By:      /s/ JAMES J. HOWARD
                                            ------------------------------------
                                          Name: James J. Howard
                                          Title: Chairman, President and
                                                 Chief Executive Officer

                                          NEW CENTURY ENERGIES, INC.

                                          By:      /s/ BILL D. HELTON
                                            ------------------------------------
                                          Name: Bill D. Helton
                                          Title: Chief Executive Officer

                             INDEX OF DEFINED TERMS

                            TERM                                PAGE
                            ----                                ----
1935 Act....................................................     A-5
Agreement...................................................     A-1
Articles of Merger..........................................     A-1
Atomic Energy Act...........................................     A-7
Book Entry Shares...........................................     A-3
Certificate.................................................     A-2
Certificate of Merger.......................................     A-1
Closing.....................................................     A-4
Closing Date................................................     A-4
Code........................................................     A-1
Confidentiality Agreement...................................    A-29
Continuing Employee.........................................    A-34
Contributed Assets..........................................    A-37
Conversion Ratio............................................     A-2
DGCL........................................................     A-1
Disclosure Schedules........................................    A-33
Effective Time..............................................     A-1
Environmental Claim.........................................    A-13
Environmental Laws..........................................    A-13
Environmental Permits.......................................    A-12
ERISA.......................................................     A-9
Exchange Act................................................     A-5
Exchange Agent..............................................     A-2
FERC........................................................     A-7
Final Order.................................................    A-38
GAAP........................................................     A-1
Gas Policy Act..............................................     A-7
Governmental Authority......................................     A-6
Hazardous Materials.........................................    A-13
HSR Act.....................................................    A-30
Indemnified Party...........................................    A-31
Joint Proxy Statement/Prospectus............................     A-8
Joint Proxy/Registration Statement..........................    A-29
Joint venture...............................................     A-5
Liens.......................................................     A-5
MBCA........................................................     A-1
Merger......................................................     A-1
Multiemployer Plan..........................................    A-11
NCE.........................................................     A-1
NCE Affiliate Agreement.....................................    A-33
NCE Business Combination....................................    A-40
NCE Common Stock............................................     A-2
NCE Control Group...........................................    A-20
NCE Designee................................................    A-36
NCE Disclosure Schedule.....................................    A-16
NCE Employee Benefit Plans..................................    A-20
NCE Financial Statements....................................    A-18

                            TERM                                PAGE
                            ----                                ----
NCE Joint Venture Plans.....................................    A-20
NCE Material Adverse Effect.................................    A-16
NCE Options.................................................    A-35
NCE Required Consents.......................................    A-17
NCE Required Statutory Approvals............................    A-17
NCE Rights..................................................    A-24
NCE Rights Agreement........................................    A-24
NCE SEC Reports.............................................    A-18
NCE Shareholder Disapproval.................................    A-43
NCE Shareholders' Approval..................................    A-17
NCE Shares..................................................     A-2
NCE Special Meeting.........................................    A-31
New Plans...................................................    A-34
Nonterminating Party........................................    A-42
NRC.........................................................     A-7
NSP.........................................................     A-1
NSP Affiliate Agreement.....................................    A-33
NSP Articles Amendments.....................................    A-25
NSP Business Combination....................................    A-41
NSP Common Stock............................................     A-2
NSP Control Group...........................................    A-10
NSP Designee................................................    A-36
NSP Disclosure Schedule.....................................     A-4
NSP Employee Benefit Plans..................................     A-9
NSP Financial Statements....................................     A-7
NSP Joint Venture Plans.....................................    A-10
NSP Material Adverse Effect.................................     A-4
NSP Preferred Stock.........................................     A-5
NSP Required Consents.......................................     A-6
NSP Required Statutory Approvals............................     A-7
NSP Restructuring...........................................    A-37
NSP SEC Reports.............................................     A-7
NSP Shareholder Disapproval.................................    A-43
NSP Shareholders' Approval..................................     A-6
NSP Shares..................................................     A-2
NSP Special Meeting.........................................    A-31
NSP Utility Sub.............................................    A-37
NSP-W.......................................................    A-14
NYSE Composite Transition Reports...........................     A-3
Old Plans...................................................    A-34
Out-of-Pocket Expenses......................................    A-42
PBGC........................................................    A-10
Permits.....................................................     A-7
Plan of Merger..............................................     A-1
Power Act...................................................     A-7
Registration Statement......................................     A-8
Release.....................................................    A-14
Representatives.............................................    A-29
SAS 72......................................................    A-30

                            TERM                                PAGE
                            ----                                ----
SEC.........................................................     A-1
Section 16..................................................     A-6
Securities Act..............................................     A-7
Significant Subsidiary......................................     A-5
Stock Plan..................................................    A-35
Subsidiary..................................................     A-5
Takeover Proposal...........................................    A-36
Tax Return..................................................     A-8
Taxes.......................................................     A-8
Violation...................................................     A-6

                                                                       EXHIBIT A

                                 PLAN OF MERGER

     PLAN OF MERGER (the "Plan of Merger"), dated as of          , 200 , by and
between Northern States Power Company, a Minnesota corporation ("NSP"), and New Centuries Energies, Inc., a Delaware corporation ("NCE"). The parties to this Plan of Merger are hereinafter sometimes collectively referred to as the "Constituent Corporations".

     WHEREAS, NCE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the date hereof, the authorized capital of NCE consists solely of 260,000,000 shares of common stock,
par value $1.00 per share ("NCE Common Stock"), of which      shares were
outstanding on          , 200 , and 20,000,000 shares of preferred stock, par
value $1.00 per share, of which there were no shares outstanding on          ,
200 ;

     WHEREAS, NSP is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. As of the date hereof, the authorized capital of NSP consists solely of 350,000,000 shares of common stock,
par value $2.50 per share ("NSP Common Stock"), of which      shares were
outstanding on          , 200 , and 7,000,000 shares of preferred stock, par
value $100 per share ("NSP Preferred Stock"), of which      shares were
outstanding on          , 200 , consisting of:      shares of $3.60 Series,
     shares of $4.08 Series,      shares of $4.10 Series,      shares of $4.11
Series,      shares of $4.16 Series, and      shares of $4.56 Series;

     WHEREAS, NSP and NCE have entered into an Agreement and Plan of Merger, dated as of March 24, 1999, setting forth representations, warranties, covenants, conditions and other terms in connection with the merger and other transactions contemplated thereby and hereby (the "Merger Agreement"); and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Pursuant to this Plan of Merger and upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time (as defined in Section 1.2), NCE shall be merged into NSP (the "Merger") in accordance with the laws of the State of Minnesota and the State of Delaware. NSP shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue its existence under the laws of the State of Minnesota and the separate existence of NCE shall cease. The effects and consequences of the Merger shall be as set forth in the Merger Agreement, in Section 302A.641 of the Minnesota Business Corporation Act (the "MBCA") and Section 259(a) of the Delaware General Corporation Law (the "DGCL"). In furtherance of and not in limitation of the foregoing, at the Effective Time, the Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the MBCA; the Surviving Corporation shall then and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of NCE and NSP; and all property, real, personal, and mixed and all debts due on whatever account and all other choses in action, and every other interest belonging to or due to each of NCE and NSP so merged shall be vested in the Surviving Corporation without further act or deed; the Surviving Corporation shall then be liable for all the liabilities and obligations of each of NCE and NSP so merged.

     Section 1.2 Effective Time of the Merger. The Merger shall become effective upon the later of the filing of Articles of Merger with respect to the Merger with the Secretary of State of the State of Minnesota pursuant to Section 302A.615 of the MBCA and a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 252 of the DGCL, or at such later time that NSP and NCE shall agree as specified in such Articles of Merger and Certificate of Merger (the time the Merger becomes effective being hereinafter called the "Effective Time"). If the Merger Agreement and this Plan of Merger are duly approved by the shareholders of each of the Constituent Corporations, the other conditions precedent set forth in Article VIII of the Merger Agreement are satisfied or (where permissible) waived, and this Plan of Merger is not terminated under Section 3.1 hereof, such Articles of Merger and Certificate of Merger will be filed with the Secretaries of State of the States of Minnesota and Delaware, respectively, as described above.

     Section 1.3 Articles of Incorporation and Bylaws. At and after the Effective Time, (a) the Restated Articles of Incorporation of NSP will be amended as provided in Annex I hereto and, as so amended, will be the Articles of Incorporation of the Surviving Corporation, and (b) the Bylaws of NSP immediately prior to the Effective Time will continue unchanged and will be the Bylaws of the Surviving Corporation.

                                   ARTICLE II

                              CONVERSION OF SHARES

     Section 2.1 Effect of Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of NSP or NCE:

     (a) Cancellation of Certain NCE Common Stock. Each share of NCE Common Stock, together with any rights to purchase preferred stock (or, in certain circumstances common stock and/or other securities of NCE (the "NCE Rights")) that is owned by NSP or any of its subsidiaries or held in the treasury of NCE shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (b) Conversion of Certain NCE Common Stock. Each share of NCE Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 2.1(a)), together with any NCE Rights, shall be converted into the right to receive 1.55 shares (the "Conversion Ratio") of duly authorized, validly issued, fully paid and nonassessable NSP Common Stock. Upon such conversion, each holder of any shares of NCE Common Stock (whether held in book entry or certificated form) shall cease to have any rights with respect thereto, except the right to receive the shares of NSP Common Stock to be issued in consideration therefor (and cash in lieu of fractional shares pursuant to Section 2.2(d)) upon the surrender of such certificate or otherwise upon compliance with Section 2.2.

     (c) NSP Common Stock to Remain Outstanding. Each share of NSP Common Stock and each share of NSP Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time.

     Section 2.2 Exchange of NCE Common Stock.

     (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, NSP shall deposit with a bank, trust company or other agent selected by mutual agreement of the parties

("Exchange Agent") certificates representing whole shares of NSP Common Stock to be issued in the Merger as provided in this Article II.

     (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates ("Certificate") which immediately prior to the Effective Time represented issued and outstanding shares of NCE Common Stock ("NCE Shares"),
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the exchange of Certificates for certificates representing shares of NSP Common Stock ("NSP Shares") or for effecting the exchange of Certificates for NSP Shares to be held in book entry form. As soon as practicable after the Effective Time, the Exchange Agent shall also mail to each holder of record of NCE Shares held in book entry form ("Book Entry Shares") instructions for use in effecting the exchange of said Book Entry Shares for NSP Shares. Upon delivery of a Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, or, in the case of Book Entry Shares, compliance with the instructions for the exchange thereof, the holder of such Certificate or Book Entry Shares shall be entitled to receive in exchange therefor that number of whole NSP Shares and the amount of cash in lieu of fractional share interests (pursuant to Section 2.2(d)), if any, which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of NCE Shares which is not registered in the transfer records of NCE, the proper number of NSP Shares will be issued to a transferee if, in addition to the other requirements for exchange, the Exchange Agent receives all documents required to evidence and effect such transfer and evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until delivered as contemplated by this Section 2.2, each Certificate, and until exchanged as contemplated by this Section 2.2, all Book Entry Shares, shall be deemed at any time after the Effective Time to represent only the right to receive whole NSP Shares and cash in lieu of any fractional shares of NSP Common Stock as contemplated by this Section 2.2.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to NSP Shares with a record date after the Effective Time shall be paid to the holder of any undelivered Certificate or unexchanged Book Entry Shares with respect to the NSP Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d), until the holder of record of such Certificate or unexchanged Book Entry Shares (or a transferee as described in Section 2.2(b)) shall have delivered such Certificate or effected the exchange of such Book Entry Shares as contemplated in Section 2.2(b). Subject to the effect of unclaimed property, escheat and other applicable laws, following delivery of any such Certificate or exchange of any such Book Entry Shares, there shall be paid to the record holder (or transferee) of the whole NSP Shares issued in exchange therefor, without interest, (i) at the time of such delivery, the amount of any cash payable in lieu of a fractional share of NSP Common Stock to which such holder (or transferee) is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole NSP Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to delivery or exchange and a payment date subsequent to delivery or exchange payable with respect to such whole NSP Shares, as the case may be.

     (d) No Fractional Shares. (i) No certificates or scrip representing fractional shares of NSP Common Stock shall be issued upon the delivery of Certificates or exchange of Book Entry Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of NSP. All holders of NCE Common Stock who would otherwise be entitled to receive a fractional share of NSP Common Stock shall receive, in lieu thereof upon delivery or exchange of its NCE Shares, an amount of cash determined by multiplying the fraction of a share of NSP Common Stock to which such shareholder would otherwise be entitled by the closing sales price of NSP Common Stock as reported under "NYSE Composite Transition Reports", in The Wall Street Journal on the trading day immediately prior to the Effective Time. From time to time, NSP shall, subject to Section 2.2(f) hereof, deliver to the Exchange Agent cash in such amounts as shall be necessary to pay to the holders of NCE Shares cash in lieu of fractional shares of NSP Common Stock.

     (e) Closing of Transfer Books. From and after the Effective Time, the stock transfer books of NCE with respect to shares of NCE Common Stock issued and outstanding prior to the Effective Time shall be closed and no transfer of any such shares shall thereafter be made. If, after the Effective Time, Certificates are presented to NSP, they shall be cancelled and exchanged for certificates representing the appropriate number of whole NSP Shares and cash in lieu of fractional shares of NSP Common Stock as provided in this Section 2.2.

     (f) Termination of Exchange Agent. Any certificates representing NSP Shares deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within six (6) months after the Effective Time pursuant to this Section 2.2 shall be returned by the Exchange Agent to NSP, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of undelivered Certificates or unexchanged Book Entry Shares and unclaimed at the end of six (6) months from the Effective Time shall be remitted to NSP, after which time any holder of undelivered Certificates or unexchanged Book Entry Shares shall look as a general creditor only to NSP for payment of such funds to which such holder may be due, subject to applicable law. NSP shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) Adjustment of Conversion Ratio. In the event that, subsequent to the date hereof but prior to the Effective Time, the outstanding shares of NCE Common Stock or NSP Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or other similar transaction, the Conversion Ratio shall be appropriately adjusted to provide the holders of NCE Shares the same economic effect as contemplated by Merger Agreement and this Plan of Merger prior to such event.

                                  ARTICLE III

                           TERMINATION AND AMENDMENT

     Section 3.1 Termination. Notwithstanding the approval and adoption of this Plan of Merger by the shareholders of NSP and NCE, this Plan of Merger shall terminate forthwith in the event that the Merger Agreement shall be terminated as therein provided and may be terminated as otherwise provided in the Merger Agreement. In the event of the termination of this Plan of Merger as provided above, this Plan of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto except as otherwise provided in the Merger Agreement.

     Section 3.2 Amendment. This Plan of Merger shall not be amended except in accordance with the provisions of Section 9.4 of the Merger Agreement.

                                   ARTICLE IV

                                 MISCELLANEOUS

     Section 4.1 Governing Law. This Plan of Merger shall be governed by the laws of the State of Delaware.

     Section 4.2 Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 4.3 Authorized Officers. The chairman of the board, president, vice president, secretary and assistant secretary of each of the Constituent Corporations are each authorized by it in its name to execute and deliver or cause to be executed and delivered any articles of merger, certificate of merger, agreements, certificates, appointments, or other instruments, and to do anything else that he or they deem to be necessary or desirable in connection with the Merger.

     IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          NORTHERN STATES POWER COMPANY

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          NEW CENTURY ENERGIES, INC.

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                                                         ANNEX I


                                   AMENDMENT



                                       TO
                     NSP RESTATED ARTICLES OF INCORPORATION

                    TO BE EFFECTIVE AS OF THE EFFECTIVE TIME



     1. The first paragraph of Article V of the NSP Charter shall be amended to read in its entirety as follows:



     "The total authorized number of shares that may be issued by the Corporation and that the Corporation will henceforth be authorized to have is one billion seven million (1,007,000,000) of the par value per share hereinafter set forth."



     2. Subparagraph 1 of Article V of the NSP Charter shall be amended to read in its entirety as follows:


     "1. Authorized Number and Classes of Shares

     Such shares shall be divided into two classes to be designated, respectively, Preferred Stock and Common Stock. The total authorized number of shares of Preferred Stock is seven million (7,000,000) having a par value of one hundred dollars ($100.00) per share, and the total authorized number of shares of Common Stock is one billion (1,000,000,000) having a par value of two dollars and fifty cents ($2.50) per share."

                              SG BARR DEVLIN LOGO                     APPENDIX B


                                                                    May 19, 1999

The Board of Directors
New Century Energies, Inc.
1225 17th Street
Denver, CO 80202

Dear Members of the Board:

     We understand that New Century Energies, Inc., a Delaware corporation ("NCE"), and Northern States Power Company, a Minnesota corporation ("NSP"), have determined to engage in a business combination as peer firms in a merger of equals transaction, the terms and conditions of which are set forth in the Agreement and Plan of Merger dated March 24, 1999 (the "Agreement") by and between NCE and NSP. The Agreement provides for, among other things, the merger of NCE into NSP (the "Merger") whereby each issued and outstanding share of NCE common stock, par value $1.00 per share ("NCE Common Stock") (other than shares cancelled pursuant to Section 2.1(a) of the Agreement), shall be converted into the right to receive 1.55 shares (the "Conversion Ratio") of duly authorized, validly issued, fully-paid and nonassessable NSP common stock, par value $2.50 per share ("NSP Common Stock"). Each share of NSP Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time. The terms and conditions of the Merger are set forth in more detail in the Agreement. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Agreement.

     We have been requested by NCE to render our opinion with respect to the fairness, from a financial point of view, to holders of NCE Common Stock of the Conversion Ratio to be offered in the Merger.

     In arriving at our opinion, we have, among other things:


     (1) Reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1998, and the Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1999 for NCE, Public Service Company of Colorado ("PSC") and Southwestern Public Service Company ("SPS");



     (2) Reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1998, and the Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1999 for NSP, Northern States Power Company, a Wisconsin corporation ("NSP-WI") and NRG Energy, Inc. ("NRG");


     (3) Reviewed certain other filings with the Securities and Exchange Commission and other regulatory authorities made by NCE, PSC, SPS, NSP, NSP-WI and NRG during the last three years, including proxy statements, FERC Forms 1 and 2, Forms 8-K and registration statements;


                                  [SG BARR LETTERHEAD]

The Board of Directors, New Century Energies, Inc.

May 19, 1999

Page  2

     (4) Reviewed certain internal information, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of NCE and NSP furnished to us by NCE and NSP;

     (5) Conducted discussions with members of senior management of NCE and NSP concerning their respective businesses, regulatory environments, prospects, strategic objectives and possible operating and administrative synergies and other benefits which might be realized for the benefit of the combined company following the Merger;

     (6) Reviewed the historical market prices and trading activity for shares of NCE Common Stock and NSP Common Stock, and compared them with those of certain publicly traded companies which we deemed to be relevant;

     (7) Compared the results of operations of NCE and NSP with those of certain companies which we deemed to be relevant;

     (8) Compared the proposed financial terms of the Merger with the financial terms of certain utility industry business combinations which we deemed to be relevant;

     (9) Analyzed the respective contributions of NCE and NSP to the combined company in terms of assets, earnings and cash flow;

     (10) Analyzed the valuation of shares of NCE Common Stock and NSP Common Stock using various valuation methodologies which we deemed to be appropriate;

     (11) Considered the pro forma capitalization, earnings and cash flow of the combined company;

     (12) Compared the pro forma capitalization ratios, earnings per share, dividends per share and payout ratio of the combined company with each of the corresponding current and projected values for NCE and NSP on a stand-alone basis;


     (13) Reviewed the Agreement;



     (14) Reviewed the Joint Proxy Statement/Prospectus of NSP and NCE dated the date hereof; and



     (15) Reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and taken into account such other matters as we deemed necessary or appropriate for purposes of preparing this opinion.


     In rendering our opinion, we have relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to us by NCE and NSP and have further relied upon the assurances of management of NCE and NSP that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of NCE and NSP, we have relied upon the assurances of management of NCE and NSP that such projections have been reasonably prepared and reflect the best currently available estimates and judgments of the respective managements of NCE and NSP as to the future financial performance of NCE and NSP, as the case may be, and as to the projected outcomes of legal, regulatory and other contingencies. We also assumed that estimates of cost savings and operating synergies expected to result from the Merger were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of NCE and NSP. In arriving at our opinion, we have not made or been provided with an

The Board of Directors, New Century Energies, Inc.

May 19, 1999

Page  3

independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of NCE or NSP, nor have we made any physical inspection of the properties or assets of NCE or NSP. We have assumed that the Merger will be a transaction as described in Section 368(a) of the Internal Revenue Code of 1986, as amended, and that the holders of NCE Common Stock who exchange their shares solely for NSP Common Stock will not recognize any gain or loss for federal income tax purposes as a result thereof. We have also assumed that the Merger will qualify as a pooling-of-interests for financial accounting purposes. You have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of NCE. Our opinion herein is necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.

     We have acted as financial advisor to NCE in connection with the Merger and will receive certain fees for our services. In addition, we have in the past rendered certain investment banking and financial advisory services to NCE for which we received customary compensation.


     Our advisory services and the opinion expressed herein are for the information of NCE's Board of Directors in evaluating the Merger and are not provided on behalf of, or intended to confer rights or remedies upon, any stockholder of NCE, NSP or any person other than NCE's Board of Directors. Except for its publication in the Joint Proxy Statement/Prospectus which will be distributed to holders of NCE Common Stock and NSP Common Stock in connection with approval of the Merger, our opinion may not be published or otherwise used or referred to without our prior written consent. This opinion is not intended to be, and does not constitute, a recommendation to any stockholder as to how such stockholder should act with respect to the Merger.


     Based upon and subject to the foregoing, our experience as investment bankers and other factors we deem relevant, we are of the opinion that, as of the date hereof, the Conversion Ratio to be offered in connection with the Merger is fair, from a financial point of view, to the holders of NCE Common Stock.

                                          Very truly yours,

                                          /s/ SG BARR DEVLIN
                                          SG BARR DEVLIN
                                          A division of SG Cowen Securities
                                          Corporation

                           THE BLACKSTONE GROUP LOGO                  APPENDIX C

                                                                  March 24, 1999

Board of Directors
Northern States Power Company
414 Nicollet Mall
Minneapolis, Minnesota 55401

Gentlemen and Mesdames:

We understand that Northern States Power Company ("NSP") and New Century Energies, Inc. ("NCE") have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 24, 1999, which provides for, among other things, the merger of NCE with and into NSP (the "Merger"). Pursuant to the Merger Agreement, NSP will be the surviving corporation and each issued and outstanding share of common stock, par value $1.00 per share, of NCE ("NCE Common Stock"), other than those shares held in treasury, by subsidiaries of NCE, by NSP or by subsidiaries of NSP, will be converted into the right to receive 1.55 shares (the "Conversion Ratio") of the common stock, par value $2.50 per share, of NSP ("NSP Common Stock"). The terms and conditions of the Merger are fully set forth in the Merger Agreement.

You have asked us whether, in our opinion, the Conversion Ratio is fair to the holders of NSP Common Stock from a financial point of view.

In arriving at the opinion set forth below we have (i) reviewed, among other things, certain publicly available information concerning the business, financial condition and operations of NSP and NCE which we believe to be relevant to our inquiry, certain internal financial analyses, estimates and forecasts relating to NSP and NCE prepared by, and furnished to us by, the respective managements of NSP and NCE, and estimates of certain operating efficiencies and synergies expected to be achieved as a result of the Merger that were prepared by the managements of NSP and NCE with the assistance of a third party consultant, and furnished to us by the management of NSP; (ii) held discussions with members of management of NSP and NCE concerning their respective businesses, operating environments, financial condition, prospects and strategic objectives; (iii) reviewed the historical market prices and trading activity for NSP Common Stock and NCE Common Stock; (iv) compared certain financial and stock market information for NSP and NCE with similar information for certain other companies the securities of which are publicly traded; (v) reviewed the financial terms of certain recent business combinations in the electric utility industry; (vi) considered the pro forma financial effect of the Merger on NSP; (vii) participated in discussions among representatives of NSP and NCE and their respective financial and legal advisors; (viii) reviewed the Merger Agreement; and (ix) performed such other studies and analyses, and took into account such other matters, as we deemed appropriate.


                                               The Blackstone Group L.P.
                                               345 Park Avenue
                                               New York NY 10154
                                               212 935 2626

                                               Blackstone Financial Services(TM)

In arriving at our opinion, we have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us that was publicly available, that was supplied or otherwise made available to us by NSP and NCE or that was otherwise reviewed by us. Without limiting the generality of the foregoing, we have assumed that the financial forecasts and the estimates prepared by NSP and NCE and provided to us, and the estimates of operating efficiencies and synergies that would result from the combination of NSP and NCE and provided to us, have been reasonably determined on a basis reflecting the best currently available judgments and estimates of NSP and NCE, and that such forecasts and such estimates will be realized in the amounts and at the times contemplated thereby. We have further relied upon the assurances of management of NSP and NCE that they are not aware of any facts that would make such information inaccurate, incomplete or misleading. In addition, we have not conducted a physical inspection of the properties and facilities of NSP or NCE, nor have we made an independent evaluation or appraisal of the assets and liabilities of NSP or NCE. In addition, we have not considered the relative merits of the Merger as compared to any other business plan or opportunity that might be available to NSP or the effect of any other arrangement in which NSP might engage. We have assumed that the Merger and the other transactions contemplated by the Merger Agreement will be consummated on substantially the same terms set forth therein and will be accounted for as a pooling-of-interests under generally accepted accounting principles and will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Our opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. Furthermore, we express no opinion as to the prices or trading ranges at which NSP Common Stock will trade at any time. We have assumed, with the permission of NSP Management, that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions or requirements will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

This letter does not constitute a recommendation to any shareholder as to how such holder should vote with respect to the Merger, and should not be relied upon by any shareholder as such.

We have acted as financial advisor to NSP with respect to the proposed Merger and will receive a fee from NSP for our services. NSP has also agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In addition, we have performed other investment banking and financial advisory services for NSP in the past for which we have received customary compensation.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Conversion Ratio is fair to the holders of NSP Common Stock from a financial point of view.

                                          Very truly yours,

                                          /s/ THE BLACKSTONE GROUP L.P.

                                          THE BLACKSTONE GROUP L.P.

                                                                      APPENDIX D

                         DISSENTERS' RIGHTS PROVISIONS
                                     OF THE
                       MINNESOTA BUSINESS CORPORATION ACT

302A.471 RIGHTS OF DISSENTING SHAREHOLDERS.

     SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

     (1) alters or abolishes a preferential right of the shares;

     (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

     (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

     (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

     (c) A plan of Merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

     (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

     (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

     SUBDIVISION 2. BENEFICIAL OWNERS. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     SUBDIVISION 3. RIGHTS NOT TO APPLY. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a Merger, if the shares of the shareholder are not entitled to be voted on the Merger.

     (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

     SUBDIVISION 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

     SUBDIVISION 1. DEFINITIONS. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by Merger of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

     SUBDIVISION 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

     SUBDIVISION 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

     SUBDIVISION 4. NOTICE OF PROCEDURE; DEPOSIT OF SHARES. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

     (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

     (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

     (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

     (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     SUBDIVISION 5. PAYMENT; RETURN OF SHARES. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

     (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

     (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

     (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

     (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

     SUBDIVISION 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     SUBDIVISION 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     SUBDIVISION 8. COSTS; FEES; EXPENSES. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                   Save Time
                         VOTE BY TELEPHONE OR INTERNET
                         24 Hours a Day - 7 Days a Week
                      Until 10:00 AM MDT on June 28, 1999

           TELEPHONE
           ---------
          800-480-4778
- Use any touch-tone telephone.
- Have your Proxy Form in hand.
- Enter the Control Number located
  in the box below.
- Follow the simple recorded
  instructions.


            OR

           INTERNET
           --------
http://proxy.shareholder.com/nce
- Go to the website address
  listed above.
- Have your Proxy Form in hand.
- Enter the Control Number located
  in the box below.
- Follow the simple instructions.


            OR

              MAIL
              ----

- Mark, sign and date your Proxy Card.
- Detach card from Proxy Form.
- Return the card in the postage-paid
  envelope provided.


Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

       800-480-4778
   CALL TOLL-FREE TO VOTE

-----------------------------

       CONTROL NUMBER
FOR TELEPHONE/INTERNET VOTING

-----------------------------



                               PLEASE DETACH HERE

YOU MUST DETACH THIS PORTION OF THE PROXY CARD BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------

          The Board of Directors recommends that you vote "FOR" Item 1.

 1. To approve the Agreement and Plan of Merger, dated as of March 24, 1999, by and between Northern States Power Company and New Century Energies,Inc., with respect to the merger of New Century Energies, Inc. with and into Northern States Power Company, as described in the attached joint proxy statement/prospectus.

    FOR   / /          AGAINST   / /           ABSTAIN   / /


                             Mark here if you plan to attend the meeting. / /

                             Change of Address and or Comments Mark Here  / /


                                        The shareholder hereby acknowledges
                                        receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement attached thereto. PLEASE DATE AND SIGN exactly as name appears on this card indicating, where proper, official position or representation capacity. For joint accounts, each joint owner must sign.

                                        Dated:                           , 1999
                                               --------------------------

                                        ----------------------------------------
                                                Signature of Shareholder
                                        ----------------------------------------
                                                Signature of Shareholder


Sign, Date and Return this Card Promptly Using the Enclosed Envelope.

                                                   Votes MUST be indicated   /x/
                                                   (x) in black or blue ink.

-------------------------------------------------------------------------------

                               Please Detach Here
                 You Must Detach This Portion of the Proxy Card
                * Before Returning it in the Enclosed Envelope *

                      [LOGO]      NEW CENTURY
                                  ENERGIES(SM)

                               ADMITTANCE TICKET

                        Special Meeting of Shareholders
                                  June 28, 1999
                                    10:00 AM
                   Arvada Center For The Arts and Humanities
                            6901 Wadsworth Boulevard
                             Arvada, Colorado 80003



                  PRINT NAME:_______________________________

                           * Detach Proxy Card Here *

------------------------------------------------------------------------------

                                 FORM OF PROXY
                           NEW CENTURY ENERGIES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, a holder of common stock of New Century Energies, Inc. (the "Company") hereby appoints Bill D. Helton, W. Thomas Stephens, Danny H. Conklin,
R. R. Hemminghaus and Gayle L. Greer, or any one or more of them, as proxies, each with full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of the Company to be held on June 28, 1999 and any adjournment or adjournments thereof, and to vote as designated hereon and in their discretion with respect to any other business properly brought before the special meeting all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at such meeting, except for shares of common stock held of record in the undersigned's account with the Plans (defined below), the voting instructions for which are explained below.

  THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS FOR SHARES HELD OF RECORD IN THE NEW CENTURY ENERGIES,INC. EMPLOYEES' SAVINGS AND STOCK OWNERSHIP PLAN FOR NON-BARGAINING UNIT EMPLOYEES, THE NEW CENTURY ENERGIES, INC. EMPLOYEE INVESTMENT PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES AND THE NEW CENTURY ENERGIES, INC. EMPLOYEES' SAVINGS AND STOCK OWNERSHIP PLAN FOR BARGAINING UNIT EMPLOYEES AND FORMER NON-BARGAINING UNIT EMPLOYEES AND PARTICIPATING SUBSIDIARY COMPANIES ("PLANS") AND THE UNDERSIGNED HEREBY AUTHORIZES THE TRUSTEES OF THESE PLANS TO VOTE THE UNDERSIGNED SHARES HELD IN THEIR ACCOUNTS.

  This proxy when properly executed will be voted in the manner designated hereon and in the discretion of the proxies with respect to any other matters properly brought before the meeting. If no designation is made, this proxy will be voted for Item 1.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                NEW CENTURY ENERGIES, INC.
                                                P.O. BOX 11012
                                                NEW YORK, N.Y. 10203-0012


Address Change/Comments_________________________________________________________